AMERIQUEST MORTGAGE SECURITIES INC.

                                    Depositor




                           AMERIQUEST MORTGAGE COMPANY

                                 Master Servicer



                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY

                                     Trustee



                    ________________________________________

                         POOLING AND SERVICING AGREEMENT
                            Dated as of April 1, 2005
                    ________________________________________






                     ASSET-BACKED PASS-THROUGH CERTIFICATES

                                 SERIES 2005-R3

                                TABLE OF CONTENTS

SECTION                                                                                          PAGE


                                              ARTICLE I

                                             DEFINITIONS

SECTION 1.01.    Defined Terms....................................................................
SECTION 1.02.    Allocation of Certain Interest Shortfalls........................................
SECTION 1.03.    Rights of the NIMS Insurer.......................................................

                                             ARTICLE II

                   CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.    Conveyance of Mortgage Loans.....................................................
SECTION 2.02.    Acceptance of REMIC I by the Trustee.............................................
SECTION 2.03.    Repurchase or Substitution of Mortgage Loans by the Seller or the Depositor;
                 Payment of Prepayment Charge Payment Amounts.....................................
SECTION 2.04.    [Reserved].......................................................................
SECTION 2.05.    Representations, Warranties and Covenants of the Master Servicer.................
SECTION 2.06.    Issuance of the REMIC I Regular Interests and the Class R-I Interest.............
SECTION 2.07.    Conveyance of the REMIC I Regular Interests; Acceptance of REMIC II and
                 REMIC III by the Trustee.........................................................

                                             ARTICLE III

                         ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

SECTION 3.01.    Master Servicer to Act as Master Servicer........................................
SECTION 3.02.    Collection of Certain Mortgage Loan Payments.....................................
SECTION 3.03.    [Reserved].......................................................................
SECTION 3.04.    Collection Account, Escrow Account and Distribution Account......................
SECTION 3.05.    Permitted Withdrawals From the Collection Account, Escrow Account and
                 Distribution Account.............................................................
SECTION 3.06.    Investment of Funds in the Collection Account, the Escrow Account, the REO
                 Account and the Distribution Account.............................................
SECTION 3.07.    Payment of Taxes, Insurance and Other Charges....................................
SECTION 3.08.    Maintenance of Hazard Insurance..................................................
SECTION 3.09.    Maintenance of Mortgage Blanket Insurance........................................
SECTION 3.10.    Fidelity Bond; Errors and Omissions Insurance....................................
SECTION 3.11.    Enforcement of Due-On-Sale Clauses; Assumption Agreements........................
SECTION 3.12.    Realization Upon Defaulted Mortgage Loans........................................
SECTION 3.13.    Title, Management and Disposition of REO Property................................
SECTION 3.14.    [Reserved].......................................................................
SECTION 3.15.    Reports of Foreclosure and Abandonment of Mortgaged Properties...................
SECTION 3.16.    Optional Purchase of Defaulted Mortgage Loans....................................
SECTION 3.17.    Trustee to Cooperate; Release of Mortgage Files..................................
SECTION 3.18.    Servicing Compensation...........................................................
SECTION 3.19.    Statement as to Compliance.......................................................
SECTION 3.20.    Independent Public Accountants' Servicing Report.................................
SECTION 3.21.    Access to Certain Documentation..................................................
SECTION 3.22.    PMI Policies; Claims Under the PMI Policies......................................
SECTION 3.23.    Advance Facility.................................................................

                                             ARTICLE IV

                                   PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.    Distributions....................................................................
SECTION 4.02.    Statements to Certificateholders.................................................
SECTION 4.03.    Remittance Reports and Other Reports to the Trustee; Advances; Payments in
                 Respect of Prepayment Interest Shortfalls........................................
SECTION 4.04.    Allocation of Realized Losses....................................................
SECTION 4.05.    Compliance with Withholding Requirements.........................................
SECTION 4.06.    Commission Reporting.............................................................
SECTION 4.07.    [Reserved].......................................................................
SECTION 4.08.    [Reserved].......................................................................
SECTION 4.09.    [Reserved].......................................................................
SECTION 4.10.    Swap Account.....................................................................
SECTION 4.11.    Net WAC Rate Carryover Reserve Account...........................................

                                              ARTICLE V

                                          THE CERTIFICATES

SECTION 5.01.    The Certificates.................................................................
SECTION 5.02.    Registration of Transfer and Exchange of Certificates............................
SECTION 5.03.    Mutilated, Destroyed, Lost or Stolen Certificates................................
SECTION 5.04.    Persons Deemed Owners............................................................
SECTION 5.05.    Certain Available Information....................................................

                                             ARTICLE VI

                                THE DEPOSITOR AND THE MASTER SERVICER

SECTION 6.01.    Liability of the Depositor and the Master Servicer...............................
SECTION 6.02.    Merger or Consolidation of the Depositor or the Master Servicer..................
SECTION 6.03.    Limitation on Liability of the Depositor, the Master Servicer and Others.........
SECTION 6.04.    Limitation on Resignation of the Master Servicer.................................
SECTION 6.05.    Rights of the Depositor in Respect of the Master Servicer........................
SECTION 6.06.    Sub-Servicing Agreements Between the Master Servicer and Sub-Servicers...........
SECTION 6.07.    Successor Sub-Servicers..........................................................
SECTION 6.08.    Liability of the Master Servicer.................................................
SECTION 6.09.    No Contractual Relationship Between Sub-Servicers and the NIMS Insurer, the
                 Trustee or Certificateholders....................................................
SECTION 6.10.    Assumption or Termination of Sub-Servicing Agreements by Trustee.................
SECTION 6.11.    Sub-Servicing Accounts...........................................................

                                             ARTICLE VII

                                               DEFAULT

SECTION 7.01.    Master Servicer Events of Default................................................
SECTION 7.02.    Trustee to Act; Appointment of Successor.........................................
SECTION 7.03.    Notification to Certificateholders...............................................
SECTION 7.04.    Waiver of Master Servicer Events of Default......................................

                                            ARTICLE VIII

                                       CONCERNING THE TRUSTEE

SECTION 8.01.    Duties of Trustee................................................................
SECTION 8.02.    Certain Matters Affecting the Trustee............................................
SECTION 8.03.    The Trustee Not Liable for Certificates or Mortgage Loans........................
SECTION 8.04.    Trustee May Own Certificates.....................................................
SECTION 8.05.    Trustee's Fees and Expenses......................................................
SECTION 8.06.    Eligibility Requirements for Trustee.............................................
SECTION 8.07.    Resignation and Removal of the Trustee...........................................
SECTION 8.08.    Successor Trustee................................................................
SECTION 8.09.    Merger or Consolidation of Trustee...............................................
SECTION 8.10.    Appointment of Co-Trustee or Separate Trustee....................................
SECTION 8.11.    Appointment of Custodians........................................................
SECTION 8.12.    Appointment of Office or Agency..................................................
SECTION 8.13.    Representations and Warranties of the Trustee....................................

                                             ARTICLE IX

                                             TERMINATION

SECTION 9.01.    Termination Upon Repurchase or Liquidation of All Mortgage Loans.................
SECTION 9.02.    Additional Termination Requirements..............................................

                                              ARTICLE X

                                          REMIC PROVISIONS

SECTION 10.01.   REMIC Administration.............................................................
SECTION 10.02.   Prohibited Transactions and Activities...........................................
SECTION 10.03.   Master Servicer and Trustee Indemnification......................................

                                             ARTICLE XI

                                      MISCELLANEOUS PROVISIONS

SECTION 11.01.   Amendment........................................................................
SECTION 11.02.   Recordation of Agreement; Counterparts...........................................
SECTION 11.03.   Limitation on Rights of Certificateholders.......................................
SECTION 11.04.   Governing Law....................................................................
SECTION 11.05.   Notices..........................................................................
SECTION 11.06.   Severability of Provisions.......................................................
SECTION 11.07.   Notice to Rating Agencies and the NIMS Insurer...................................
SECTION 11.08.   Article and Section References...................................................
SECTION 11.09.   Grant of Security Interest.......................................................
SECTION 11.10.   Third Party Rights...............................................................

Exhibits
--------

Exhibit A-1A     Form of Class A-1A Certificate
Exhibit A-1B     Form of Class A-1B Certificate
Exhibit A-2A     Form of Class A-2A Certificate
Exhibit A-2B     Form of Class A-2B Certificate
Exhibit A-3A     Form of Class A-3A Certificate
Exhibit A-3B     Form of Class A-3B Certificate
Exhibit A-3C     Form of Class A-3C Certificate
Exhibit A-3D     Form of Class A-3D Certificate
Exhibit A-M-1    Form of Class M-1 Certificate
Exhibit A-M-2    Form of Class M-2 Certificate
Exhibit A-M-3    Form of Class M-3 Certificate
Exhibit A-M-4    Form of Class M-4 Certificate
Exhibit A-M-5    Form of Class M-5 Certificate
Exhibit A-M-6    Form of Class M-6 Certificate
Exhibit A-M-7    Form of Class M-7 Certificate
Exhibit A-M-8    Form of Class M-8 Certificate
Exhibit A-M-9    Form of Class M-9 Certificate
Exhibit A-M-10   Form of Class M-10 Certificate
Exhibit A-CE     Form of Class CE Certificate
Exhibit A-P      Form of Class P Certificate
Exhibit A-R      Form of Class R Certificate
Exhibit B        Form of Lost Note Affidavit
Exhibit C-1      Form of Trustee's Initial Certification
Exhibit C-2      Form of Trustee's Final Certification
Exhibit C-3      Form of Trustee's Receipt of Mortgage Note
Exhibit D        Form of Mortgage Loan Purchase Agreement
Exhibit E        Request for Release
Exhibit F-1      Form of Transferor Representation Letter and Form of Transferee
                 Representation Letter in Connection with Transfer of Class CE and Class P Certificates Pursuant to Rule 144A Under the 1933
                 Act
Exhibit F-2      Form of Transfer Affidavit and Agreement and Form of Transferor
                 Affidavit in Connection with Transfer of Residual Certificates
Exhibit G        Form of Certification with respect to ERISA and the Code
Exhibit H        Form of Interest Rate Swap Agreement
Exhibit I        Loss Mitigation Action Plan
Exhibit J-1      Form of Certification to Be Provided by the Depositor
                 with Form 10-K
Exhibit J-2      Form of Certification to Be Provided to Depositor
                 by the Trustee
Exhibit K        [Reserved]
Exhibit L        [Reserved]
Exhibit M        Annual Statement of Compliance pursuant to Section 3.19
Schedule 1       Mortgage Loan Schedule
Schedule 2       Prepayment Charge Schedule

                  This Pooling and Servicing Agreement, is dated and effective as of April 1, 2005, among AMERIQUEST MORTGAGE SECURITIES INC., as Depositor, AMERIQUEST MORTGAGE COMPANY, as Master Servicer and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.

                             PRELIMINARY STATEMENT:

                  The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate shall evidence the entire beneficial ownership interest in each REMIC (as defined herein) created hereunder. The Trust Fund shall consist of a segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement.

                                     REMIC I
                                     -------

                  As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets (other than any Master Servicer Prepayment Charge Payment Amounts, the Net WAC Rate Carryover Reserve Account, the Swap Account and the Interest Rate Swap Agreement) subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC I." The Class R-I Interest shall be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC I Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests shall be certificated.

                         REMIC I              Initial           Latest Possible
Designation          Remittance Rate   Uncertificated Balance   Maturity Date(1)
-----------          ---------------   ----------------------   ----------------
I-1-A                  Variable(2)              $2,960,342.44    April 25, 2035
I-1-B                  Variable(2)              $2,960,344.43    April 25, 2035
I-2-A                  Variable(2)              $3,754,823.47    April 25, 2035
I-2-B                  Variable(2)              $3,754,823.47    April 25, 2035
I-3-A                  Variable(2)              $4,546,409.86    April 25, 2035
I-3-B                  Variable(2)              $4,546,409.86    April 25, 2035
I-4-A                  Variable(2)              $5,329,043.03    April 25, 2035
I-4-B                  Variable(2)              $5,329,043.03    April 25, 2035
I-5-A                  Variable(2)              $6,096,436.70    April 25, 2035
I-5-B                  Variable(2)              $6,096,436.70    April 25, 2035
I-6-A                  Variable(2)              $6,842,165.84    April 25, 2035
I-6-B                  Variable(2)              $6,842,165.84    April 25, 2035
I-7-A                  Variable(2)              $7,558,848.98    April 25, 2035
I-7-B                  Variable(2)              $7,558,848.98    April 25, 2035
I-8-A                  Variable(2)              $8,240,422.59    April 25, 2035
I-8-B                  Variable(2)              $8,240,422.59    April 25, 2035
I-9-A                  Variable(2)              $8,778,555.53    April 25, 2035
I-9-B                  Variable(2)              $8,778,555.53    April 25, 2035
I-10-A                 Variable(2)              $9,199,936.16    April 25, 2035
I-10-B                 Variable(2)              $9,199,936.16    April 25, 2035
I-11-A                 Variable(2)              $9,418,924.25    April 25, 2035
I-11-B                 Variable(2)              $9,418,924.25    April 25, 2035
I-12-A                 Variable(2)              $9,033,750.57    April 25, 2035
I-12-B                 Variable(2)              $9,033,750.57    April 25, 2035
I-13-A                 Variable(2)              $8,663,642.85    April 25, 2035
I-13-B                 Variable(2)              $8,663,642.85    April 25, 2035
I-14-A                 Variable(2)              $8,308,851.23    April 25, 2035
I-14-B                 Variable(2)              $8,308,851.23    April 25, 2035
I-15-A                 Variable(2)              $7,968,738.94    April 25, 2035
I-15-B                 Variable(2)              $7,968,738.94    April 25, 2035
I-16-A                 Variable(2)              $7,642,692.50    April 25, 2035
I-16-B                 Variable(2)              $7,642,692.50    April 25, 2035
I-17-A                 Variable(2)              $7,330,126.60    April 25, 2035
I-17-B                 Variable(2)              $7,330,126.60    April 25, 2035
I-18-A                 Variable(2)              $7,030,478.08    April 25, 2035
I-18-B                 Variable(2)              $7,030,478.08    April 25, 2035
I-19-A                 Variable(2)              $6,765,227.60    April 25, 2035
I-19-B                 Variable(2)              $6,765,227.60    April 25, 2035
I-20-A                 Variable(2)              $6,630,950.68    April 25, 2035
I-20-B                 Variable(2)              $6,630,950.68    April 25, 2035
I-21-A                 Variable(2)              $6,273,207.21    April 25, 2035
I-21-B                 Variable(2)              $6,273,207.21    April 25, 2035
I-22-A                 Variable(2)             $28,747,375.29    April 25, 2035
I-22-B                 Variable(2)             $28,747,375.29    April 25, 2035
I-23-A                 Variable(2)             $79,093,796.60    April 25, 2035
I-23-B                 Variable(2)             $79,093,796.60    April 25, 2035
I-24-A                 Variable(2)              $2,117,264.97    April 25, 2035
I-24-B                 Variable(2)              $2,117,264.97    April 25, 2035
I-25-A                 Variable(2)              $1,907,663.74    April 25, 2035
I-25-B                 Variable(2)              $1,907,663.74    April 25, 2035
I-26-A                 Variable(2)              $1,738,468.58    April 25, 2035
I-26-B                 Variable(2)              $1,738,468.58    April 25, 2035
I-27-A                 Variable(2)              $1,136,702.55    April 25, 2035
I-27-B                 Variable(2)              $1,136,702.55    April 25, 2035
I-28-A                 Variable(2)              $1,090,991.82    April 25, 2035
I-28-B                 Variable(2)              $1,090,991.82    April 25, 2035
I-29-A                 Variable(2)              $1,053,694.48    April 25, 2035
I-29-B                 Variable(2)              $1,053,694.48    April 25, 2035
I-30-A                 Variable(2)              $1,017,729.51    April 25, 2035
I-30-B                 Variable(2)              $1,017,729.51    April 25, 2035
I-31-A                 Variable(2)                $983,046.59    April 25, 2035
I-31-B                 Variable(2)                $983,046.59    April 25, 2035
I-32-A                 Variable(2)                $949,597.61    April 25, 2035
I-32-B                 Variable(2)                $949,597.61    April 25, 2035
I-33-A                 Variable(2)                $917,336.69    April 25, 2035
I-33-B                 Variable(2)                $917,336.69    April 25, 2035
I-34-A                 Variable(2)                $886,218.70    April 25, 2035
I-34-B                 Variable(2)                $886,218.70    April 25, 2035
I-35-A                 Variable(2)              $3,803,274.41    April 25, 2035
I-35-B                 Variable(2)              $3,803,274.41    April 25, 2035
I-36-A                 Variable(2)                $718,019.95    April 25, 2035
I-36-B                 Variable(2)                $718,019.95    April 25, 2035
I-37-A                 Variable(2)                $658,618.53    April 25, 2035
I-37-B                 Variable(2)                $658,618.53    April 25, 2035
I-38-A                 Variable(2)                $638,617.89    April 25, 2035
I-38-B                 Variable(2)                $638,617.89    April 25, 2035
I-39-A                 Variable(2)                $619,219.97    April 25, 2035
I-39-B                 Variable(2)                $619,219.97    April 25, 2035
I-40-A                 Variable(2)                $600,406.66    April 25, 2035
I-40-B                 Variable(2)                $600,406.66    April 25, 2035
I-41-A                 Variable(2)                $582,160.55    April 25, 2035
I-41-B                 Variable(2)                $582,160.55    April 25, 2035
I-42-A                 Variable(2)                $564,463.89    April 25, 2035
I-42-B                 Variable(2)                $564,463.89    April 25, 2035
I-43-A                 Variable(2)                $547,301.50    April 25, 2035
I-43-B                 Variable(2)                $547,301.50    April 25, 2035
I-44-A                 Variable(2)                $530,656.75    April 25, 2035
I-44-B                 Variable(2)                $530,656.75    April 25, 2035
I-45-A                 Variable(2)                $514,513.34    April 25, 2035
I-45-B                 Variable(2)                $514,513.34    April 25, 2035
I-46-A                 Variable(2)                $498,857.96    April 25, 2035
I-46-B                 Variable(2)                $498,857.96    April 25, 2035
I-47-A                 Variable(2)                $483,673.96    April 25, 2035
I-47-B                 Variable(2)                $483,673.96    April 25, 2035
I-48-A                 Variable(2)                $468,949.50    April 25, 2035
I-48-B                 Variable(2)                $468,949.50    April 25, 2035
I-49-A                 Variable(2)                $454,668.29    April 25, 2035
I-49-B                 Variable(2)                $454,668.29    April 25, 2035
I-50-A                 Variable(2)                $440,819.25    April 25, 2035
I-50-B                 Variable(2)                $440,819.25    April 25, 2035
I-51-A                 Variable(2)                $427,388.30    April 25, 2035
I-51-B                 Variable(2)                $427,388.30    April 25, 2035
I-52-A                 Variable(2)             $13,433,776.05    April 25, 2035
I-52-B                 Variable(2)             $13,433,776.05    April 25, 2035
II-1-A                 Variable(2)              $2,994,535.09    April 25, 2035
II-1-B                 Variable(2)              $2,994,535.09    April 25, 2035
II-2-A                 Variable(2)              $3,798,190.01    April 25, 2035
II-2-B                 Variable(2)              $3,798,190.01    April 25, 2035
II-3-A                 Variable(2)              $4,598,918.87    April 25, 2035
II-3-B                 Variable(2)              $4,598,918.87    April 25, 2035
II-4-A                 Variable(2)              $5,390,591.10    April 25, 2035
II-4-B                 Variable(2)              $5,390,591.10    April 25, 2035
II-5-A                 Variable(2)              $6,166,847.82    April 25, 2035
II-5-B                 Variable(2)              $6,166,847.82    April 25, 2035
II-6-A                 Variable(2)              $6,921,189.80    April 25, 2035
II-6-B                 Variable(2)              $6,921,189.80    April 25, 2035
II-7-A                 Variable(2)              $7,646,150.31    April 25, 2035
II-7-B                 Variable(2)              $7,646,150.31    April 25, 2035
II-8-A                 Variable(2)              $8,335,595.79    April 25, 2035
II-8-B                 Variable(2)              $8,335,595.79    April 25, 2035
II-9-A                 Variable(2)              $8,879,943.93    April 25, 2035
II-9-B                 Variable(2)              $8,879,943.93    April 25, 2035
II-10-A                Variable(2)              $9,306,191.32    April 25, 2035
II-10-B                Variable(2)              $9,306,191.32    April 25, 2035
II-11-A                Variable(2)              $9,527,708.62    April 25, 2035
II-11-B                Variable(2)              $9,527,708.62    April 25, 2035
II-12-A                Variable(2)              $9,138,086.35    April 25, 2035
II-12-B                Variable(2)              $9,138,086.35    April 25, 2035
II-13-A                Variable(2)              $8,763,704.06    April 25, 2035
II-13-B                Variable(2)              $8,763,704.06    April 25, 2035
II-14-A                Variable(2)              $8,404,814.76    April 25, 2035
II-14-B                Variable(2)              $8,404,814.76    April 25, 2035
II-15-A                Variable(2)              $8,060,774.32    April 25, 2035
II-15-B                Variable(2)              $8,060,774.32    April 25, 2035
II-16-A                Variable(2)              $7,730,962.19    April 25, 2035
II-16-B                Variable(2)              $7,730,962.19    April 25, 2035
II-17-A                Variable(2)              $7,414,786.29    April 25, 2035
II-17-B                Variable(2)              $7,414,786.29    April 25, 2035
II-18-A                Variable(2)              $7,111,676.97    April 25, 2035
II-18-B                Variable(2)              $7,111,676.97    April 25, 2035
II-19-A                Variable(2)              $6,843,362.96    April 25, 2035
II-19-B                Variable(2)              $6,843,362.96    April 25, 2035
II-20-A                Variable(2)              $6,707,535.20    April 25, 2035
II-20-B                Variable(2)              $6,707,535.20    April 25, 2035
II-21-A                Variable(2)              $6,345,659.95    April 25, 2035
II-21-B                Variable(2)              $6,345,659.95    April 25, 2035
II-22-A                Variable(2)             $29,079,394.65    April 25, 2035
II-22-B                Variable(2)             $29,079,394.65    April 25, 2035
II-23-A                Variable(2)             $80,007,294.66    April 25, 2035
II-23-B                Variable(2)             $80,007,294.66    April 25, 2035
II-24-A                Variable(2)              $2,141,718.43    April 25, 2035
II-24-B                Variable(2)              $2,141,718.43    April 25, 2035
II-25-A                Variable(2)              $1,929,696.41    April 25, 2035
II-25-B                Variable(2)              $1,929,696.41    April 25, 2035
II-26-A                Variable(2)              $1,758,547.12    April 25, 2035
II-26-B                Variable(2)              $1,758,547.12    April 25, 2035
II-27-A                Variable(2)              $1,149,830.96    April 25, 2035
II-27-B                Variable(2)              $1,149,830.96    April 25, 2035
II-28-A                Variable(2)              $1,103,592.29    April 25, 2035
II-28-B                Variable(2)              $1,103,592.29    April 25, 2035
II-29-A                Variable(2)              $1,065,864.18    April 25, 2035
II-29-B                Variable(2)              $1,065,864.18    April 25, 2035
II-30-A                Variable(2)              $1,029,483.83    April 25, 2035
II-30-B                Variable(2)              $1,029,483.83    April 25, 2035
II-31-A                Variable(2)                $994,400.34    April 25, 2035
II-31-B                Variable(2)                $994,400.34    April 25, 2035
II-32-A                Variable(2)                $960,565.04    April 25, 2035
II-32-B                Variable(2)                $960,565.04    April 25, 2035
II-33-A                Variable(2)                $927,931.52    April 25, 2035
II-33-B                Variable(2)                $927,931.52    April 25, 2035
II-34-A                Variable(2)                $896,454.13    April 25, 2035
II-34-B                Variable(2)                $896,454.13    April 25, 2035
II-35-A                Variable(2)              $3,847,200.53    April 25, 2035
II-35-B                Variable(2)              $3,847,200.53    April 25, 2035
II-36-A                Variable(2)                $726,312.76    April 25, 2035
II-36-B                Variable(2)                $726,312.76    April 25, 2035
II-37-A                Variable(2)                $666,225.28    April 25, 2035
II-37-B                Variable(2)                $666,225.28    April 25, 2035
II-38-A                Variable(2)                $645,993.64    April 25, 2035
II-38-B                Variable(2)                $645,993.64    April 25, 2035
II-39-A                Variable(2)                $626,371.69    April 25, 2035
II-39-B                Variable(2)                $626,371.69    April 25, 2035
II-40-A                Variable(2)                $607,341.08    April 25, 2035
II-40-B                Variable(2)                $607,341.08    April 25, 2035
II-41-A                Variable(2)                $588,884.24    April 25, 2035
II-41-B                Variable(2)                $588,884.24    April 25, 2035
II-42-A                Variable(2)                $570,983.19    April 25, 2035
II-42-B                Variable(2)                $570,983.19    April 25, 2035
II-43-A                Variable(2)                $553,622.59    April 25, 2035
II-43-B                Variable(2)                $553,622.59    April 25, 2035
II-44-A                Variable(2)                $536,785.60    April 25, 2035
II-44-B                Variable(2)                $536,785.60    April 25, 2035
II-45-A                Variable(2)                $520,455.74    April 25, 2035
II-45-B                Variable(2)                $520,455.74    April 25, 2035
II-46-A                Variable(2)                $504,619.55    April 25, 2035
II-46-B                Variable(2)                $504,619.55    April 25, 2035
II-47-A                Variable(2)                $489,260.18    April 25, 2035
II-47-B                Variable(2)                $489,260.18    April 25, 2035
II-48-A                Variable(2)                $474,365.65    April 25, 2035
II-48-B                Variable(2)                $474,365.65    April 25, 2035
II-49-A                Variable(2)                $459,919.51    April 25, 2035
II-49-B                Variable(2)                $459,919.51    April 25, 2035
II-50-A                Variable(2)                $445,910.51    April 25, 2035
II-50-B                Variable(2)                $445,910.51    April 25, 2035
II-51-A                Variable(2)                $432,324.44    April 25, 2035
II-51-B                Variable(2)                $432,324.44    April 25, 2035
II-52-A                Variable(2)             $13,588,930.17    April 25, 2035
II-52-B                Variable(2)             $13,588,930.17    April 25, 2035
III-1-A                Variable(2)              $4,046,322.98    April 25, 2035
III-1-B                Variable(2)              $4,046,322.98    April 25, 2035
III-2-A                Variable(2)              $5,132,250.27    April 25, 2035
III-2-B                Variable(2)              $5,132,250.27    April 25, 2035
III-3-A                Variable(2)              $6,214,223.77    April 25, 2035
III-3-B                Variable(2)              $6,214,223.77    April 25, 2035
III-4-A                Variable(2)              $7,283,959.62    April 25, 2035
III-4-B                Variable(2)              $7,283,959.62    April 25, 2035
III-5-A                Variable(2)              $8,332,865.48    April 25, 2035
III-5-B                Variable(2)              $8,332,865.48    April 25, 2035
III-6-A                Variable(2)              $9,352,159.36    April 25, 2035
III-6-B                Variable(2)              $9,352,159.36    April 25, 2035
III-7-A                Variable(2)             $10,331,751.96    April 25, 2035
III-7-B                Variable(2)             $10,331,751.96    April 25, 2035
III-8-A                Variable(2)             $11,263,355.37    April 25, 2035
III-8-B                Variable(2)             $11,263,355.37    April 25, 2035
III-9-A                Variable(2)             $11,998,898.05    April 25, 2035
III-9-B                Variable(2)             $11,998,898.05    April 25, 2035
III-10-A               Variable(2)             $12,574,858.77    April 25, 2035
III-10-B               Variable(2)             $12,574,858.77    April 25, 2035
III-11-A               Variable(2)             $12,874,180.88    April 25, 2035
III-11-B               Variable(2)             $12,874,180.88    April 25, 2035
III-12-A               Variable(2)             $12,347,709.33    April 25, 2035
III-12-B               Variable(2)             $12,347,709.33    April 25, 2035
III-13-A               Variable(2)             $11,841,830.58    April 25, 2035
III-13-B               Variable(2)             $11,841,830.58    April 25, 2035
III-14-A               Variable(2)             $11,356,886.51    April 25, 2035
III-14-B               Variable(2)             $11,356,886.51    April 25, 2035
III-15-A               Variable(2)             $10,892,006.75    April 25, 2035
III-15-B               Variable(2)             $10,892,006.75    April 25, 2035
III-16-A               Variable(2)             $10,446,352.80    April 25, 2035
III-16-B               Variable(2)             $10,446,352.80    April 25, 2035
III-17-A               Variable(2)             $10,019,124.61    April 25, 2035
III-17-B               Variable(2)             $10,019,124.61    April 25, 2035
III-18-A               Variable(2)              $9,609,552.45    April 25, 2035
III-18-B               Variable(2)              $9,609,552.45    April 25, 2035
III-19-A               Variable(2)              $9,246,996.95    April 25, 2035
III-19-B               Variable(2)              $9,246,996.95    April 25, 2035
III-20-A               Variable(2)              $9,063,461.62    April 25, 2035
III-20-B               Variable(2)              $9,063,461.62    April 25, 2035
III-21-A               Variable(2)              $8,574,482.84    April 25, 2035
III-21-B               Variable(2)              $8,574,482.84    April 25, 2035
III-22-A               Variable(2)             $39,293,118.80    April 25, 2035
III-22-B               Variable(2)             $39,293,118.80    April 25, 2035
III-23-A               Variable(2)            $108,108,719.99    April 25, 2035
III-23-B               Variable(2)            $108,108,719.99    April 25, 2035
III-24-A               Variable(2)              $2,893,966.60    April 25, 2035
III-24-B               Variable(2)              $2,893,966.60    April 25, 2035
III-25-A               Variable(2)              $2,607,474.85    April 25, 2035
III-25-B               Variable(2)              $2,607,474.85    April 25, 2035
III-26-A               Variable(2)              $2,376,211.80    April 25, 2035
III-26-B               Variable(2)              $2,376,211.80    April 25, 2035
III-27-A               Variable(2)              $1,553,692.74    April 25, 2035
III-27-B               Variable(2)              $1,553,692.74    April 25, 2035
III-28-A               Variable(2)              $1,491,213.40    April 25, 2035
III-28-B               Variable(2)              $1,491,213.40    April 25, 2035
III-29-A               Variable(2)              $1,440,233.83    April 25, 2035
III-29-B               Variable(2)              $1,440,233.83    April 25, 2035
III-30-A               Variable(2)              $1,391,075.40    April 25, 2035
III-30-B               Variable(2)              $1,391,075.40    April 25, 2035
III-31-A               Variable(2)              $1,343,669.33    April 25, 2035
III-31-B               Variable(2)              $1,343,669.33    April 25, 2035
III-32-A               Variable(2)              $1,297,949.86    April 25, 2035
III-32-B               Variable(2)              $1,297,949.86    April 25, 2035
III-33-A               Variable(2)              $1,253,854.28    April 25, 2035
III-33-B               Variable(2)              $1,253,854.28    April 25, 2035
III-34-A               Variable(2)              $1,211,320.91    April 25, 2035
III-34-B               Variable(2)              $1,211,320.91    April 25, 2035
III-35-A               Variable(2)              $5,198,475.05    April 25, 2035
III-35-B               Variable(2)              $5,198,475.05    April 25, 2035
III-36-A               Variable(2)                $981,419.79    April 25, 2035
III-36-B               Variable(2)                $981,419.79    April 25, 2035
III-37-A               Variable(2)                $900,227.44    April 25, 2035
III-37-B               Variable(2)                $900,227.44    April 25, 2035
III-38-A               Variable(2)                $872,889.72    April 25, 2035
III-38-B               Variable(2)                $872,889.72    April 25, 2035
III-39-A               Variable(2)                $846,375.84    April 25, 2035
III-39-B               Variable(2)                $846,375.84    April 25, 2035
III-40-A               Variable(2)                $820,661.01    April 25, 2035
III-40-B               Variable(2)                $820,661.01    April 25, 2035
III-41-A               Variable(2)                $795,721.46    April 25, 2035
III-41-B               Variable(2)                $795,721.46    April 25, 2035
III-42-A               Variable(2)                $771,532.92    April 25, 2035
III-42-B               Variable(2)                $771,532.92    April 25, 2035
III-43-A               Variable(2)                $748,074.66    April 25, 2035
III-43-B               Variable(2)                $748,074.66    April 25, 2035
III-44-A               Variable(2)                $725,323.91    April 25, 2035
III-44-B               Variable(2)                $725,323.91    April 25, 2035
III-45-A               Variable(2)                $703,258.42    April 25, 2035
III-45-B               Variable(2)                $703,258.42    April 25, 2035
III-46-A               Variable(2)                $681,859.99    April 25, 2035
III-46-B               Variable(2)                $681,859.99    April 25, 2035
III-47-A               Variable(2)                $661,105.86    April 25, 2035
III-47-B               Variable(2)                $661,105.86    April 25, 2035
III-48-A               Variable(2)                $640,979.85    April 25, 2035
III-48-B               Variable(2)                $640,979.85    April 25, 2035
III-49-A               Variable(2)                $621,459.70    April 25, 2035
III-49-B               Variable(2)                $621,459.70    April 25, 2035
III-50-A               Variable(2)                $602,530.24    April 25, 2035
III-50-B               Variable(2)                $602,530.24    April 25, 2035
III-51-A               Variable(2)                $584,172.26    April 25, 2035
III-51-B               Variable(2)                $584,172.26    April 25, 2035
III-52-A               Variable(2)             $18,361,848.79    April 25, 2035
III-52-B               Variable(2)             $18,361,848.79    April 25, 2035
________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC I Regular Interest.
(2) Calculated in accordance with the definition of "REMIC I Remittance Rate" herein.

                                    REMIC II
                                    --------

                  As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC II." The Class R-II Interest shall evidence the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the REMIC II Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC II Regular Interests (as defined herein). None of the REMIC II Regular Interests shall be certificated.


`                     REMIC II        Initial Uncertificated    Latest Possible
Designation        Remittance Rate           Balance            Maturity Date(1)
-----------        ---------------    ----------------------    ----------------
II-LTAA              Variable(2)             $980,000,005.15     April 25, 2035
II-LTA1A             Variable(2)                 $634,570.00     April 25, 2035
II-LTA1B             Variable(2)                 $296,530.00     April 25, 2035
II-LTA2A             Variable(2)                  $65,915.00     April 25, 2035
II-LTA2B             Variable(2)                 $291,160.00     April 25, 2035
II-LTA3A             Variable(2)                  $72,790.00     April 25, 2035
II-LTA3B             Variable(2)               $1,077,680.00     April 25, 2035
II-LTA3C             Variable(2)                 $269,420.00     April 25, 2035
II-LTA3D             Variable(2)                 $260,490.00     April 25, 2035
II-LTM1              Variable(2)                 $194,060.00     April 25, 2035
II-LTM2              Variable(2)                  $61,190.00     April 25, 2035
II-LTM3              Variable(2)                  $52,450.00     April 25, 2035
II-LTM4              Variable(2)                  $41,960.00     April 25, 2035
II-LTM5              Variable(2)                  $34,965.00     April 25, 2035
II-LTM6              Variable(2)                  $31,470.00     April 25, 2035
II-LTM7              Variable(2)                  $34,965.00     April 25, 2035
II-LTM8              Variable(2)              $16,580,385.11     April 25, 2035
II-LTM9              Variable(2)             $980,000,005.15     April 25, 2035
II-LTM10             Variable(2)                 $634,570.00     April 25, 2035
II-LTZZ              Variable(2)                 $296,530.00     April 25, 2035
II-LTP               Variable(2)                     $100.00     April 25, 2035
II-LT1SUB            Variable(2)                  $39,259.47     April 25, 2035
II-LT1GRP            Variable(2)                  $59,199.77     April 25, 2035
II-LT2SUB            Variable(2)                  $52,604.50     April 25, 2035
II-LT2GRP            Variable(2)                  $59,883.50     April 25, 2035
II-LT3SUB            Variable(2)                  $53,974.73     April 25, 2035
II-LT3GRP            Variable(2)                  $80,916.73     April 25, 2035
II-XX                Variable(2)             $999,654,166.55     April 25, 2035
II-IO                Variable(2)                          (3)    April 25, 2035
________________
1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC I Regular Interest.
(2) Calculated in accordance with the definition of "REMIC II Remittance Rate" herein.
(3) REMIC II Regular Interest II-IO will not have an Uncertificated Balance, but will accrue interest on its Uncertificated Notional Amount.

                                    REMIC III
                                    ---------

                  As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC III." The Class R-III Interest shall evidence the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the indicated classes of Certificates and interests.

         Each Certificate, other than the Class P Certificate, the Class CE Certificate and the Class R Certificates, represents ownership of a Regular Interest in REMIC III and also represents (i) the right to receive payments with respect to the Net WAC Rate Carryover Amount (as defined herein) and (ii) the obligation to pay Class IO Distribution Amounts (as defined herein). The entitlement to principal of the Regular Interest which corresponds to each Certificate shall be equal in amount and timing to the entitlement to principal of such Certificate.

`                         `              Initial Aggregate             `
`                         `            Certificate Principal    Latest Possible
Designation       Pass-Through Rate           Balance           Maturity Date(1)
-----------       -----------------    ---------------------    ----------------
Class A-1A           Variable(2)              $414,398,000.00    April 25, 2035
Class A-1B           Variable(2)              $103,600,000.00    April 25, 2035
Class A-2A           Variable(2)              $419,185,000.00    April 25, 2035
Class A-2B           Variable(2)              $104,796,000.00    April 25, 2035
Class A-3A           Variable(2)              $292,740,000.00    April 25, 2035
Class A-3B           Variable(2)              $125,396,000.00    April 25, 2035
Class A-3C           Variable(2)              $158,909,000.00    April 25, 2035
Class A-3D           Variable(2)              $130,976,000.00    April 25, 2035
Class M-1            Variable(2)               $53,000,000.00    April 25, 2035
Class M-2            Variable(2)               $47,000,000.00    April 25, 2035
Class M-3            Variable(2)               $27,000,000.00    April 25, 2035
Class M-4            Variable(2)               $25,000,000.00    April 25, 2035
Class M-5            Variable(2)               $19,000,000.00    April 25, 2035
Class M-6            Variable(2)               $13,000,000.00    April 25, 2035
Class M-7            Variable(2)               $10,000,000.00    April 25, 2035
Class M-8            Variable(2)               $10,000,000.00    April 25, 2035
Class M-9            Variable(2)               $13,000,000.00    April 25, 2035
Class M-10           Variable(2)               $23,000,000.00    April 25, 2035
Class CE           Variable(2)(3)               $9,999,910.51    April 25, 2035
Class P            Variable(2)(4)                     $100.00    April 25, 2035
Class SWAP-IO
  Interest             N/A(5)                  N/A(5)            April 25, 2035
________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates and interests.
(2)  Calculated in accordance with the definition of "Pass-Through Rate" herein.
(3) The Class CE Certificates shall accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class CE Certificates outstanding from time to time which shall equal the aggregate Uncertificated Balance of the REMIC II Regular Interests, other than REMIC II Regular Interest II-LTP. The Class CE Certificates shall not accrue interest on their Certificate Principal Balance.
(4)  The Class P Certificates shall not accrue interest.
(5) The Class SWAP-IO Interest will not have a Pass-Through Rate or a Certificate Principal Balance, but will be entitled to 100% of amounts distributed on REMIC II Regular Interest II-IO.

                  As of the Cut-off Date, the Group I Mortgage Loans had an aggregate Scheduled Principal Balance equal to $591,997,701.31, the Group II Mortgage Loans had an aggregate Scheduled Principal Balance equal to $598,835,010.62 and the Group III Mortgage Loans had an aggregate Scheduled Principal Balance equal to $809,167,298.58.

                  In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Defined Terms.

                  Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months and all calculations on each Regular Interest shall be made on the basis of a 360-day year and the actual number of days in the month.

                  "Accrued Certificate Interest": With respect to any Class of Certificates (other than the Class P Certificates and the Residual Certificates) and each Distribution Date, interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Certificate for such Distribution Date on the Certificate Principal Balance, in the case of the Adjustable-Rate Certificates and the Fixed-Rate Certificates, or on the Notional Amount, in the case of the Class CE Certificates, of such Certificate immediately prior to such Distribution Date. The Class P Certificates are not entitled to distributions in respect of interest and, accordingly, shall not accrue interest. All distributions of interest on the Adjustable-Rate Certificates shall be calculated on the basis of a 360-day year and the actual number of days in the applicable Interest Accrual Period. All distributions of interest on the Fixed-Rate Certificates and the Class CE Certificates shall be based on a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest with respect to each Distribution Date, as to any Class A Certificate or Mezzanine Certificate, shall be reduced by an amount equal to the portion allocable to such Certificate pursuant to Section 1.02 hereof of the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 4.03(e) or allocated to the Class CE Certificates pursuant to Section 1.02 and (b) the aggregate amount of any Relief Act Interest Shortfall, if any, for such Distribution Date not allocated to the Class CE Certificates pursuant to Section 1.02. Accrued Certificate Interest with respect to each Distribution Date and any Class CE Certificate shall be reduced by (a) Prepayment Interest Shortfalls, if any, allocated to such Class of Certificates pursuant to Section 1.02 hereof, (b) Relief Act Interest Shortfalls, if any, allocated to such Class of Certificates pursuant to Section 1.02 hereof and (c) an amount equal to the portion of Realized Losses, if any, allocable to interest on the Class CE Certificate pursuant to Section 4.04 hereof.

                  "Adjustable-Rate Certificates": The Class A Certificates and the Mezzanine Certificates.

                  "Adjustable-Rate Mortgage Loan": Each of the Mortgage Loans identified on the Mortgage Loan Schedule as having a Mortgage Rate that is subject to adjustment.

                  "Adjustment Date": With respect to each Adjustable-Rate Mortgage Loan, the first day of the month in which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable-Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

                  "Advance": As to any Mortgage Loan or REO Property, any advance made by the Master Servicer or a successor Master Servicer in respect of any Distribution Date representing the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to Section 4.03.

                  "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  "Allocated Realized Loss Amount": With respect to any Distribution Date and any Class of Mezzanine Certificates, the sum of (i) the Realized Losses allocated to such Class of Certificates on such Distribution Date and (ii) the amount of any Allocated Realized Loss Amount for such Class of Certificates remaining undistributed from the previous Distribution Date, reduced by the amount of the increase in the Certificate Principal Balance of such Class of Certificates due to the receipt of Subsequent Recoveries as provided in Section 4.01.

                  "Applicable Regulations": As to any Mortgage Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto.

                  "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom if applicable, the mortgage recordation information which has not been returned by the applicable recorder's office and/or the assignee's name), which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

                  "Available Funds": With respect to any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Distribution Account as of the close of business on the related Determination Date, including any Subsequent Recoveries, (b) the aggregate of any amounts received in respect of an REO Property withdrawn from any REO Account and deposited in the Distribution Account for such Distribution Date pursuant to Section 3.13, (c) Compensating Interest, if any, deposited in the Distribution Account by the Master Servicer in respect of Prepayment Interest Shortfalls for such Distribution Date pursuant to Section 4.03(e), (d) the aggregate of any Advances made by the Master Servicer for such Distribution Date pursuant to Section 4.03 and (e) the aggregate of any Advances made by the successor Master Servicer or the Trustee for such Distribution Date pursuant to
Section 7.02(b), reduced (to not less than zero) by (2) the sum of (x) the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the Mortgage Loans received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Mortgage Loans received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Mortgage Loans during a period subsequent to the related Prepayment Period), (iii) Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received in respect of the Mortgage Loans after the related Prepayment Period, (iv) amounts reimbursable or payable to the Depositor, the Master Servicer, the Trustee, the Seller or any Sub-Servicer pursuant to Section 3.05 or Section 3.06 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (v) Stayed Funds, (vi) the Trustee Fee payable from the Distribution Account pursuant to Section 8.05 and the PMI Insurer Fee payable from the Distribution Account pursuant to Section 3.05,
(vii) amounts deposited in the Collection Account or the Distribution Account in error and (viii) the amount of any Prepayment Charges collected by the Master Servicer and the amount of any Master Servicer Prepayment Charge Payment Amounts, (y) amounts reimbursable to the Trustee for an advance made pursuant to
Section 7.02(b) which advance the Trustee has determined to be nonrecoverable from the Stayed Funds in respect of which it was made and (z) any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (after taking into account any upfront payment received from the counterparty to a replacement swap agreement).

                  "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

                  "Bankruptcy Loss": With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

                  "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee. Initially, the Book-Entry Certificates shall be the Class A Certificates and the Mezzanine Certificates.

                  "Book-Entry Custodian": The custodian appointed pursuant to
Section 5.01.

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of California, the State of New York, or in the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

                  "Certificate": Any one of the Depositor's Asset-Backed Pass-Through Certificates, Series 2005-R3, Class A-1A, Class A-1B, Class A-2A, Class A-2B, Class A-3A, Class A-3B, Class A-3C, Class A-3D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class CE, Class P and Class R, issued under this Agreement.

                  "Certificate Factor": With respect to any Class of Regular Certificates as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the aggregate Certificate Principal Balance (or the Notional Amount, in the case of the Class CE Certificates) of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses in reduction of the Certificate Principal Balance (or the Notional Amount, in the case of the Class CE Certificates) of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial aggregate Certificate Principal Balance (or the Notional Amount, in the case of the Class CE Certificates) of such Class of Certificates as of the Closing Date.

                  "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trustee and the NIMS Insurer may conclusively rely upon a certificate of the Depositor or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee and the NIMS Insurer shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificate Margin": With respect to each Class of Adjustable-Rate Certificates and, for purposes of the Marker Rate and the Maximum II-LTZZ Uncertificated Interest Deferral Amount, the specified REMIC II Regular Interest, as follows:

                                                          Certificate Margin
                                                          -------------------
       Class          REMIC II Regular Interest           (1)(%)      (2)(%)
       -----          -------------------------           -------     -------
       A-1A       REMIC II Regular Interest II-LTA1A      0.200        0.400
       A-1B       REMIC II Regular Interest II-LTA1B      0.260        0.520
       A-2A       REMIC II Regular Interest II-LTA2A      0.220        0.440
       A-2B       REMIC II Regular Interest II-LTA2B      0.270        0.540
       A-3A       REMIC II Regular Interest II-LTA3A      0.090        0.180
       A-3B       REMIC II Regular Interest II-LTA3B      0.140        0.280
       A-3C       REMIC II Regular Interest II-LTA3C      0.200        0.400
       A-3D       REMIC II Regular Interest II-LTA3D      0.320        0.640
        M-1       REMIC II Regular Interest II-LTM1       0.440        0.660
        M-2       REMIC II Regular Interest II-LTM2       0.470        0.705
        M-3       REMIC II Regular Interest II-LTM3       0.510        0.765
        M-4       REMIC II Regular Interest II-LTM4       0.620        0.930
        M-5       REMIC II Regular Interest II-LTM5       0.650        0.975
        M-6       REMIC II Regular Interest II-LTM6       0.700        1.050
        M-7       REMIC II Regular Interest II-LTM7       1.320        1.980
        M-8       REMIC II Regular Interest II-LTM8       1.420        2.130
        M-9       REMIC II Regular Interest II-LTM9       1.950        2.925
       M-10       REMIC II Regular Interest II-LTM10      2.500        3.750
__________
(1) For the Interest Accrual Period for each Distribution Date on or prior to the Optional Termination Date.
(2) For the Interest Accrual Period for each Distribution Date after the Optional Termination Date.

                  "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                  "Certificate Principal Balance": With respect to each Class A Certificate, Mezzanine Certificate or Class P Certificate as of any date of determination, the Certificate Principal Balance of such Certificate on the Distribution Date immediately prior to such date of determination plus, with respect to each Mezzanine Certificate, any increase in the Certificate Principal Balance of such Certificate pursuant to Section 4.01 due to the receipt of Subsequent Recoveries, minus all distributions allocable to principal made thereon on such Distribution Date and, in the case of a Mezzanine Certificate, Realized Losses allocated thereto on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the first Distribution Date, the initial Certificate Principal Balance of such Certificate, as stated on the face thereof). With respect to each Class CE Certificate as of any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Uncertificated Balance of the REMIC II Regular Interests over (B) the then aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates then outstanding.

                  "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

                  "Class": Collectively, all of the Certificates bearing the same class designation.

                  "Class A Certificate": Any one of the Class A-1A, Class A-1B, Class A-2A, Class A-2B, Class A-3A, Class A-3B, Class A-3C or Class A-3D Certificates.

                  "Class A Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (i) the Senior Group I Principal Distribution Amount; (ii) the Senior Group II Principal Distribution Amount and (iii) the Senior Group III Principal Distribution Amount.

                  "Class A-1A Certificate": Any one of the Class A-1A Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1A and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class A-1B Certificate": Any one of the Class A-1B Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1B and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class A-2A Certificate": Any one of the Class A-2A Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2A and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class A-2B Certificate": Any one of the Class A-2B Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2B and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class A-3A Certificate": Any one of the Class A-3A Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3A and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class A-3B Certificate": Any one of the Class A-3B Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3B and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class A-3C Certificate": Any one of the Class A-3C Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3C and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount..

                  "Class A-3D Certificate": Any one of the Class A-3D Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3D and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class CE Certificate": Any one of the Class CE Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-CE and and evidencing (i) a Regular Interest in REMIC III, (ii) the obligation to pay Net WAC Rate Carryover Amounts and Swap Termination Payments and (iii) the right to receive the Class IO Distribution Amount.

                  "Class IO Distribution Amount": As defined in Section 3.20 hereof. For purposes of clarity, the Class IO Distribution Amount for any Distribution Date shall equal the amount payable to the Swap Administrator on such Distribution Date in excess of the amount payable on the Class SWAP-IO Interest on such Distribution Date, all as further provided in Section 3.20 hereof.

                  "Class SWAP-IO Interest": An uncertificated interest in the Trust Fund evidencing a Regular Interest in REMIC III.

                  "Class M-1 Certificate": Any one of the Class M-1 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-M-1 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class M-1 Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) 80.30% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $10,000,000.05.

                  "Class M-2 Certificate": Any one of the Class M-2 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-M-2 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class M-2 Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 85.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $10,000,000.05.

                  "Class M-3 Certificate": Any one of the Class M-3 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-M-3 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class M-3 Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 87.70% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $10,000,000.05.

                  "Class M-4 Certificate": Any one of the Class M-4 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-M-4 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class M-4 Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) 90.20% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $10,000,000.05.

                  "Class M-5 Certificate": Any one of the Class M-5 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-M-5 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class M-5 Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 92.10% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $10,000,000.05.

                  "Class M-6 Certificate": Any one of the Class M-6 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-M-6 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class M-6 Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 93.40% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $10,000,000.05.

                  "Class M-7 Certificate": Any one of the Class M-7 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-M-7 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class M-7 Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) 94.40% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $10,000,000.05.

                  "Class M-8 Certificate": Any one of the Class M-8 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-M-8 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class M-8 Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date) and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 95.40% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $10,000,000.05.

                  "Class M-9 Certificate": Any one of the Class M-9 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-M-9 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class M-9 Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) and the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution
Date) and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 96.70% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $10,000,000.05.

                  "Class M-10 Certificate": Any one of the Class M-10 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-M-10 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class M-10 Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) and the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution
Date), (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution
Date) and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 99.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $10,000,000.05.

                  "Class P Certificate": Any one of the Class P Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-P, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class R Certificate": Any one of the Class R Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-R and evidencing the ownership of the Class R-I Interest, the Class R-II Interest and the Class R-III Interest.

                  "Class R-I Interest": The uncertificated Residual Interest in REMIC I.

                  "Class R-II Interest": The uncertificated Residual Interest in REMIC II.

                  "Class R-III Interest": The uncertificated Residual Interest in REMIC III.

                  "Closing Date": April 27, 2005.

                  "Code":  The Internal Revenue Code of 1986, as amended.

                  "Collection Account": The account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a), which shall be entitled "Ameriquest Mortgage Company, as Master Servicer for Deutsche Bank National Trust Company, as Trustee, in trust for the registered holders of Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-R3." The Collection Account must be an Eligible Account.

                  "Commission": The Securities and Exchange Commission.

                  "Compensating Interest": As defined in Section 4.03(e) hereof.

                  "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer.

                  "Corresponding Certificate": With respect to each REMIC II Regular Interest, as follows:

              REMIC II Regular Interest                   Class
              -------------------------                   -----
          REMIC II Regular Interest II-LTA1A               A-1A
          REMIC II Regular Interest II-LTA1B               A-1B
          REMIC II Regular Interest II-LTA2A               A-2A
          REMIC II Regular Interest II-LTA2B               A-2B
          REMIC II Regular Interest II-LTA3A               A-3A
          REMIC II Regular Interest II-LTA3B               A-3B
          REMIC II Regular Interest II-LTA3C               A-3C
          REMIC II Regular Interest II-LTA4C               A-3D
          REMIC II Regular Interest II-LTM1                 M-1
          REMIC II Regular Interest II-LTM2                 M-2
          REMIC II Regular Interest II-LTM3                 M-3
          REMIC II Regular Interest II-LTM4                 M-4
          REMIC II Regular Interest II-LTM5                 M-5
          REMIC II Regular Interest II-LTM6                 M-6
          REMIC II Regular Interest II-LTM7                 M-7
          REMIC II Regular Interest II-LTM8                 M-8
          REMIC II Regular Interest II-LTM9                 M-9
          REMIC II Regular Interest II-LTM10               M-10
          REMIC II Regular Interest II-LTP                   P

--------------------------------------------------------------------------------
                  "Credit Enhancement Percentage": For any Distribution Date and the Class A Certificates and any Class of Mezzanine Certificates, the percentage equivalent of a fraction, calculated after taking into account distribution of the Group I Principal Distribution Amount, the Group II Principal Distribution Amount and the Group III Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Classes of Certificates with a lower distribution priority than such Class, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

                  "Cumulative Loss Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the preceding calendar month (reduced by the aggregate amount of Subsequent Recoveries received from the Cut-off Date through the last day of the related Due Period) and the denominator of which is the the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  "Custodian": A Custodian, which shall initially be Deutsche Bank National Trust Company.

                  "Cut-off Date": With respect to any Mortgage Loan, the close of business on April 1, 2005. With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution. References herein to the "Cut-off Date," when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

                  "DBRS": Dominion Bond Rating Services, Inc. or its successor in interest.

                  "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

                  "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding Stated Principal Balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

                  "Definitive Certificates": As defined in Section 5.01(b).

                  "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

                  "Delinquency Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans as of the last day of the previous calendar month that, as of such last day of the previous calendar month, are 60 or more days delinquent (measured under the OTS delinquency calculation methodology and with respect to modifications, measured as set forth below), are in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties as of the last day of the previous calendar month; provided, however, that any Mortgage Loan purchased by the Master Servicer or the NIMS Insurer pursuant to
Section 3.16 shall not be included in either the numerator or the denominator for purposes of calculating the Delinquency Percentage.

                  "Depositor": Ameriquest Mortgage Securities Inc., a Delaware corporation, or its successor in interest.

                  "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                  "Depository Institution": Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated "P-1" by Moody's, "F-1" by Fitch, "A-1" by S&P and "R-1 (highest)" by DBRS, if rated by DBRS (or comparable ratings if Moody's, Fitch, S&P and DBRS are not the Rating Agencies).

                  "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Determination Date": With respect to each Distribution Date, the 10th day of the calendar month in which such Distribution Date occurs or, if such 10th day is not a Business Day, the Business Day immediately preceding such 10th day.

                  "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Trustee (or the Master Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "Disqualified Organization": Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an "electing large partnership" and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any Trust REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.04(e), which shall be entitled "Deutsche Bank National Trust Company, as Trustee, in trust for the registered Holders of Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-R3." The Distribution Account must be an Eligible Account.

                  "Distribution Date": The 25th day of any month, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in May 2005.

                  "Due Date": With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

                  "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the related Due Date.

                  "Eligible Account": Any of (i) an account or accounts maintained with a Depository Institution or trust company the short-term unsecured debt obligations of which are rated "F-1" by Fitch, "P-1" by Moody's, "R-1 (highest)" by DBRS and "A-1+" by S&P (or comparable ratings if Fitch, Moody's, DBRS and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Account": The account or accounts created and maintained pursuant to Section 3.04(c).

                  "Escrow Payments": The amounts constituting taxes, and/or fire and hazard insurance premiums escrowed by the Mortgagor with the mortgagee pursuant to a voluntary escrow agreement related to any Mortgage Loan.

                  "Estate in Real Property": A fee simple estate or leasehold estate in a parcel of land.

                  "Excess Overcollateralized Amount": With respect to the Class A Certificates and the Mezzanine Certificates and any Distribution Date, the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

                  "Expense Adjusted Net Maximum Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Maximum Mortgage Rate (or the Mortgage Rate for such Mortgage Loan in the case of any Fixed-Rate Mortgage Loan) as of the first day of the month preceding the month in which the Distribution Date occurs minus the sum of (i) the Trustee Fee Rate,
(ii) the Servicing Fee Rate and (iii) the PMI Insurer Fee Rate, if applicable.

                  "Expense Adjusted Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Mortgage Rate thereon as of the first day of the month preceding the month in which the Distribution Date occurs minus the sum of (i) the Trustee Fee Rate, (ii) the Servicing Fee Rate and (iii) the PMI Insurer Fee Rate, if applicable.

                   "Extraordinary Trust Fund Expense": Any amounts reimbursable to the Trustee, or any director, officer, employee or agent of the Trustee, from the Trust Fund pursuant to Section 8.05, any amounts payable from the Distribution Account in respect of taxes pursuant to Section 10.01(g)(iii) and any amounts payable by the Trustee for the recording of the Assignments pursuant to Section 2.01.

                  "Fannie Mae": Fannie Mae, formally known as the Federal National Mortgage Association, or any successor thereto.

                  "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

                  "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller, the Depositor or the Master Servicer pursuant to or as contemplated by Section 2.03, Section 3.16(a) or Section 9.01), a determination made by the Master Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

                  "Final Stated Maturity Date": The Distribution Date occurring in April 2035.

                  "Fitch": Fitch Ratings, or its successor in interest.

                  "Fixed-Rate Certificates": None.

                  "Fixed-Rate Mortgage Loan": Each of the Mortgage Loans identified on the Mortgage Loan Schedule as having a fixed Mortgage Rate.

                  "Fixed Swap Payment": With respect to any Distribution Date, a fixed amount equal to the related amount set forth in the Interest Rate Swap Agreement.

                  "Floating Swap Payment": With respect to any Distribution Date, a floating amount equal to the product of (i) LIBOR (as determined pursuant to the Interest Rate Swap Agreement for such Distribution Date), (ii) the related Base Calculation Amount (as defined in the Interest Rate Swap Agreement), (iii) 250 and (iv) a fraction, the numerator of which is the actual number of days elapsed from and including the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

                  "Formula Rate": For any Distribution Date and each Class of Adjustable-Rate Certificates, the lesser of (i) One-Month LIBOR plus the related Certificate Margin and (ii) the related Maximum Cap Rate.

                  "Freddie Mac": Freddie Mac, formally known as the Federal Home Loan Mortgage Corporation, or any successor thereto.

                  "Gross Margin": With respect to each Adjustable-Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the Mortgage Rate for such Adjustable-Rate Mortgage Loan.

                  "Group I Allocation Percentage": With respect to the Group I Certificates and any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group I Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

                  "Group I Certificates": The Class A-1A and Class A-1B Certificates.

                  "Group I Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date that represents interest received or advanced on the Group I Mortgage Loans.

                  "Group I Mortgage Loan": A Mortgage Loan assigned to Loan Group I. All Group I Mortgage Loans have a principal balance at origination that conforms to Fannie Mae and Freddie Mac loan limits.

                  "Group I Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the principal portion of each Monthly Payment on the Group I Mortgage Loans due during the related Due Period, to the extent received on or prior to the related Determination Date or advanced prior to such Distribution Date; (ii) the Stated Principal Balance of any Group I Mortgage Loan that was purchased during the related Prepayment Period pursuant to or as contemplated by Section 2.03, Section 3.16(a) or Section 9.01 and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan in Loan Group I pursuant to Section 2.03 during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and REO Principal Amortization) received during the related Prepayment Period on the Group I Mortgage Loans, net of any portion thereof that represents a recovery of principal for which an Advance was made by the Master Servicer pursuant to
Section 4.03 in respect of a preceding Distribution Date; and (iv) the Group I Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date. In no event shall the Group I Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Class A and Mezzanine Certificates.

                  "Group I Principal Remittance Amount": With respect to any Distribution Date, the sum of the amounts described in clauses (i) through (iii) of the definition of Group I Principal Distribution Amount.

                  "Group II Allocation Percentage": With respect to the Group II Certificates and any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group II Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

                  "Group II Certificates": The Class A-2A and Class A-2B Certificates.

                  "Group II Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date that represents interest received or advanced on the Group II Mortgage Loans.

                  "Group II Mortgage Loan": A Mortgage Loan assigned to Loan Group II. All with a principal balance at origination that may or may not conform to Fannie Mae or Freddie Mac loan limits.

                  "Group II Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the principal portion of each Monthly Payment on the Group II Mortgage Loans due during the related Due Period, to the extent received on or prior to the related Determination Date or advanced prior to such Distribution Date; (ii) the Stated Principal Balance of any Group II Mortgage Loan that was purchased during the related Prepayment Period pursuant to or as contemplated by Section 2.03, Section 3.16(a) or Section 9.01 and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan in Loan Group II pursuant to Section
2.03 during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and REO Principal Amortization) received during the related Prepayment Period on the Group II Mortgage Loans, net of any portion thereof that represents a recovery of principal for which an Advance was made by the Master Servicer pursuant to
Section 4.03 in respect of a preceding Distribution Date and (iv) the Group II Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date. In no event shall the Group II Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Class A and Mezzanine Certificates.

                  "Group II Principal Remittance Amount": With respect to any Distribution Date, the sum of the amounts described in clauses (i) through (iii) of the definition of Group II Principal Distribution Amount.

                  "Group III Allocation Percentage": With respect to the Group III Certificates and any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group III Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

                  "Group III Certificates": The Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates.

                  "Group III Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date that represents interest received or advanced on the Group III Mortgage Loans.

                  "Group III Mortgage Loan": A Mortgage Loan assigned to Loan Group III. All Group III Mortgage Loans have a principal balance at origination that may or may not conform to Fannie Mae and Freddie Mac loan limits.

                  "Group III Principal Distribution Amount": With respect to any Distribution Date, the sum of: (i) the principal portion of each Monthly Payment on the Group III Mortgage Loans due during the related Due Period, to the extent received on or prior to the related Determination Date or advanced prior to such Distribution Date; (ii) the Stated Principal Balance of any Group III Mortgage Loan that was purchased during the related Prepayment Period pursuant to or as contemplated by Section 2.03, Section 3.16 or Section 9.01 and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan in Loan Group III pursuant to Section
2.03 during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (including, without limitation, Principal Prepayments, Subsequent Recoveries, Insurance Proceeds, Liquidation Proceeds and REO Principal Amortization) received during the related Prepayment Period on the Group III Mortgage Loans, net of any portion thereof that represents a recovery of principal for which an Advance was made by the Master Servicer pursuant to
Section 4.03 in respect of a preceding Distribution Date and (iv) the Group III Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date. In no event shall the Group III Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Class A and Mezzanine Certificates.

                  "Group III Principal Remittance Amount": With respect to any Distribution Date, the sum of the amounts described in clauses (i) through (iii) of the definition of Group III Principal Distribution Amount.

                  "Highest Priority": As of any date of determination, the Class of Mezzanine Certificates then outstanding with a Certificate Principal Balance greater than zero, with the highest priority for payments pursuant to Section 4.01, in the following order of decreasing priority: the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates.

                  "HOEPA": The Home Ownership and Equity Protection Act of 1994.

                  "Indenture": An indenture relating to the issuance of notes secured by all or a portion of the Class CE Certificates, the Class P Certificates and/or the Class R Certificates, which may or may not be guaranteed by the NIMS Insurer.

                  "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer, the Seller and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Seller, the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor, the Seller, the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Seller, the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

                  "Independent Contractor": Either (i) any Person (other than the Master Servicer) that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as such REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor shall not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Index": With respect to each Adjustable-Rate Mortgage Loan and each related Adjustment Date, the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in THE WALL STREET JOURNAL and as most recently available as of the first business day 45 days or more prior to such Adjustment Date, as specified in the related Mortgage Note.

                  "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, including the PMI Policy, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

                  "Interest Accrual Period": With respect to any Distribution Date and the Adjustable-Rate Certificates, the period commencing on the Distribution Date in the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing on the Closing Date) and ending on the day preceding such Distribution Date. With respect to any Distribution Date and the Class CE Certificates and the REMIC II Regular Interests, the one-month period ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

                  "Interest Carry Forward Amount": With respect to any Distribution Date and any Class of Class A Certificates or Mezzanine Certificates, the sum of (i) the amount, if any, by which (a) the Interest Distribution Amount for such Class of Certificates as of the immediately preceding Distribution Date exceeded (b) the actual amount distributed on such Class of Certificates in respect of interest on such immediately preceding Distribution Date and (ii) the amount of any Interest Carry Forward Amount for such Class of Certificates remaining undistributed from the previous Distribution Date, plus accrued interest thereon calculated at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

                  "Interest Determination Date": With respect to the Adjustable-Rate Certificates, and solely for purposes of calculating the Marker Rate, REMIC II Regular Interest II-LTA1A, REMIC II Regular Interest II-LTA1B, REMIC II Regular Interest II-LTA2A, REMIC II Regular Interest II-LTA2B, REMIC II Regular Interest II-LTA3A, REMIC II Regular Interest II-LTA3B, REMIC II Regular Interest II-LTA3C, REMIC II Regular Interest II-LTA3D, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9 and REMIC II Regular Interest II-LTM10 and any Interest Accrual Period therefor (other than the first Interest Accrual Period), the second LIBOR Business Day preceding the commencement of such Interest Accrual Period.

                  "Interest Distribution Amount": With respect to any Distribution Date and any Class of Class A Certificates or Mezzanine Certificates and the Class CE Certificates, the aggregate Accrued Certificate Interest on the Certificates of such Class for such Distribution Date.

                  "Interest Rate Swap Agreement": The 1992 ISDA Master Agreement (Multicurrency-Cross Border) dated as of April 27, 2005 (together with the schedule thereto, the Master Agreement) between Deutsche Bank AG and the Trustee, an ISDA Credit Support Annex (Bilateral Form-New York Law) as of the same date, which supplements, forms part of, and is subject to the Master Agreement, and a confirmation of the same date, which supplements and forms part of the Master Agreement.

                  "Late Collections": With respect to any Mortgage Loan and any Due Period, all amounts received subsequent to the Determination Date immediately following such Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

                  "LIBOR Business Day": Any day on which banks in the City of London and the City of New York are open and conducting transactions in United States dollars.

                  "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from REMIC I by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(a) or Section 9.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from REMIC I by reason of its being purchased pursuant to
Section 9.01.

                  "Liquidation Proceeds": The amount (other than Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Master Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan through a trustee's sale, foreclosure sale or otherwise or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.13, Section 3.16(a) or Section 9.01.

                  "Loan Group": Loan Group I, Loan Group II or Loan Group III, as the context requires.

                  "Loan Group I": The group of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group I.

                  "Loan Group II": The group of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group II.

                  "Loan Group III": The group of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group III.

                  "Loan-to-Value Ratio": As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the Stated Principal Balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

                  "Loss Mitigation Action Plan": The policies and procedures set forth in Exhibit I hereto relating to the realization on delinquent Mortgage Loans, which are incorporated by reference into this Agreement and shall be deemed a part hereof.

                  "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost, misplaced or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note) and indemnifying the Trust Fund against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note, in the form of Exhibit B hereto.

                  "Marker Rate": With respect to the Class CE Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the REMIC II Remittance Rate for REMIC II Regular Interest II-LTA1A, REMIC II Regular Interest II-LTA1B, REMIC II Regular Interest II-LTA2A, REMIC II Regular Interest II-LTA2B, REMIC II Regular Interest II-LTA3A, REMIC II Regular Interest II-LTA3B, REMIC II Regular Interest II-LTA3C, REMIC II Regular Interest II-LTA3D, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10 and REMIC II Regular Interest II-LTZZ, with the rate on each such REMIC II Regular Interest (other than REMIC II Regular Interest II-LTZZ) subject to the lesser of (i) LIBOR plus the related Certificate Margin and (ii) the related Net WAC Pass-Through Rate for the purpose of this calculation for such Distribution Date and with the rate on REMIC II Regular Interest II-LTZZ subject to a cap of zero for the purpose of this calculation; provided, however, that solely for this purpose, calculations of the REMIC II Remittance Rate and the related caps with respect to REMIC II Regular Interest II-LTA1A, REMIC II Regular Interest II-LTA1B, REMIC II Regular Interest II-LTA2A, REMIC II Regular Interest II-LTA2B, REMIC II Regular Interest II-LTA3A, REMIC II Regular Interest II-LTA3B, REMIC II Regular Interest II-LTA3C, REMIC II Regular Interest II-LTA3D, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9 and REMIC II Regular Interest II-LTM10 shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

                  "Master Servicer": Ameriquest Mortgage Company or any successor master servicer appointed as herein provided, in its capacity as Master Servicer hereunder.

                  "Master Servicer Event of Default": One or more of the events described in Section 7.01.

                  "Master Servicer Prepayment Charge Payment Amount": The amounts payable by the Master Servicer pursuant to Section 2.03(b) in respect of any waived (or, with respect to subsequent changes of law, any unenforceable) Prepayment Charges.

                  "Master Servicer Remittance Date": With respect to any Distribution Date, 3:00 p.m. New York time on the last Business Day preceding such Distribution Date.

                  "Master Servicer Reporting Date": With respect to any Distribution Date, 3:00 p.m. New York time on the 18th day of the calendar month in which such Distribution Date occurs or, if such 18th day is not a Business Day, the Business Day immediately succeeding such 18th day.

                  "Master Servicer Termination Test": With respect to any Distribution Date, the Master Servicer Termination Test shall be failed if the Cumulative Loss Percentage exceeds 4.00%.

                  "Maximum Cap Rate": For any Distribution Date with respect to the Group I Certificates, a per annum rate equal to the sum of (i) the product of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans, weighted on the basis of the outstanding Stated Principal Balances of the Group I Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period and (ii) an amount, expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans, multipled by 12.

                  For any Distribution Date with respect to the Group II Certificates, a per annum rate equal to the sum of (i) the product of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans, weighted on the basis of the outstanding Stated Principal Balances of the Group II Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period and (ii) an amount, expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans, multipled by 12.

                  For any Distribution Date with respect to the Group III Certificates, a per annum rate equal to the sum of (i) the product of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Group III Mortgage Loans, weighted on the basis of the outstanding Stated Principal Balances of the Group III Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period and (ii) an amount, expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans, multipled by 12.

                  For any Distribution Date with respect to the Mezzanine Certificates, a per annum rate equal to the sum of (i) the product of (x) the weighted average (weighted on the basis of the results of subtracting from the aggregate Stated Principal Balance of the applicable Loan Group, the current Certificate Principal Balance of the related Class A Certificates) of the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans, the Group II Mortgage Loans and the Group III Mortgage Loans, in each case, weighted on the basis of the outstanding Stated Principal Balances of the related Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period and (ii) an amount, expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans, multipled by 12.

                  "Maximum II-LTZZ Uncertificated Interest Deferral Amount":
With respect to any Distribution Date, the excess of (i) accrued interest at the REMIC II Remittance Rate applicable to REMIC II Regular Interest II-LTZZ for such Distribution Date on a balance equal to the Uncertificated Balance of REMIC II Regular Interest II-LTZZ minus the REMIC II Overcollateralization Amount, in each case for such Distribution Date, over (ii) the Uncertificated Interest on REMIC II Regular Interest II-LTA1A, REMIC II Regular Interest II-LTA1B, REMIC II Regular Interest II-LTA2A, REMIC II Regular Interest II-LTA2B, REMIC II Regular Interest II-LTA3A, REMIC II Regular Interest II-LTA3B, REMIC II Regular Interest II-LTA3C, REMIC II Regular Interest II-LTA3D, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9 and REMIC II Regular Interest II-LTM10 for such Distribution Date, with the rate on each such REMIC II Regular Interest subject to a cap equal to the lesser of (i) LIBOR plus the related Certificate Margin and (ii) the related Net WAC Pass-Through Rate; provided, however, that solely for this purpose, calculations of the REMIC II Remittance Rate and the related caps with respect to REMIC II Regular Interest II-LTA1A, REMIC II Regular Interest II-LTA1B, REMIC II Regular Interest II-LTA2A, REMIC II Regular Interest II-LTA2B, REMIC II Regular Interest II-LTA3A, REMIC II Regular Interest II-LTA3B, REMIC II Regular Interest II-LTA3C, REMIC II Regular Interest II-LTA3D, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9 and REMIC II Regular Interest II-LTM10 shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

                  "Maximum Mortgage Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

                  "Mezzanine Certificate": Any one of the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates and Class M-10 Certificates.

                  "Minimum Mortgage Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

                  "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Master Servicer pursuant to Section 3.02; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

                  "Moody's": Moody's Investors Service, Inc., or its successor in interest.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

                  "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) of this Agreement, as held from time to time as a part of REMIC I, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

                   "Mortgage Loan Purchase Agreement": The agreement between the Seller and the Depositor, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor, substantially in the form of Exhibit D annexed hereto.

                  "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in REMIC I on such date, separately identifying the Group I Mortgage Loans, the Group II Mortgage Loans and the Group III Mortgage Loans, attached hereto as Schedule 1. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

                  (1) the Seller's Mortgage Loan identifying number;

                  (2) [Reserved];

                  (3) the state and zip code of the Mortgaged Property;

                  (4) a code indicating whether the Mortgaged Property is owner-occupied;

                  (5) the type of Residential Dwelling constituting the Mortgaged Property;

                  (6) the original months to maturity;

                  (7) the Loan-to-Value Ratio at origination;

                  (8) the Mortgage Rate in effect immediately following the Cut-off Date;

                  (9) the date on which the first Monthly Payment was due on the Mortgage Loan;

                  (10) the stated maturity date;

                  (11) the amount of the Monthly Payment due on the first Due Date after the Cut-off Date;

                  (12) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

                  (13) the original principal amount of the Mortgage Loan;

                  (14) the Scheduled Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

                  (15) with respect to the Adjustable-Rate Mortgage Loans, the Gross Margin;

                  (16) a code indicating the purpose of the Mortgage Loan (I.E., purchase, refinance debt consolidation cashout, or refinance debt consolidation no cashout);

                  (17) with respect to the Adjustable-Rate Mortgage Loans, the Maximum Mortgage Rate;

                  (18) with respect to the Adjustable-Rate Mortgage Loans, the Minimum Mortgage Rate;

                  (19) the Mortgage Rate at origination;

                  (20) with respect to the Adjustable-Rate Mortgage Loans, the Periodic Rate Cap and the maximum first Adjustment Date Mortgage Rate adjustment;

                  (21) a code indicating the documentation program (I.E., Full Documentation, Limited Documentation or Stated Income);

                  (22) with respect to the Adjustable-Rate Mortgage Loans, the first Adjustment Date immediately following the Cut-off Date;

                  (23) the risk grade;

                  (24) the Value of the Mortgaged Property;

                  (25) the sale price of the Mortgaged Property, if applicable;

                  (26) the FICO score of the primary Mortgagor; and

                  (27) whether the Mortgage Loan is covered by Primary Mortgage Insurance.

                  The Mortgage Loan Schedule shall set forth the following information with respect to the Mortgage Loans by Loan Group and in the aggregate as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current Stated Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, the Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

                  "Mortgage Note": The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

                  "Mortgage Pool": The pool of Mortgage Loans, identified on
Schedule 1 from time to time, and any REO Properties acquired in respect thereof.

                  "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (i) with respect to each Fixed-Rate Mortgage Loan shall remain constant at the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (ii) with respect to each Adjustable-Rate Mortgage Loan, (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date equal to the sum, rounded to the nearest 0.125% as provided in the Mortgage Note, of the Index, as most recently available as of a date prior to the Adjustment Date as set forth in the related Mortgage Note, plus the related Gross Margin; provided that the Mortgage Rate on such Adjustable-Rate Mortgage Loan on any Adjustment Date shall never be more than the lesser of (i) the sum of the Mortgage Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (ii) the related Maximum Mortgage Rate, and shall never be less than the greater of (i) the Mortgage Rate in effect immediately prior to the Adjustment Date less the Periodic Rate Cap, if any, and (ii) the related Minimum Mortgage Rate. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

                  "Mortgaged Property": The underlying property identified in the related Mortgage as securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling (excluding for purposes of construing the representations or warranties made in the Mortgage Loan Purchase Agreement, any improvements thereupon not considered by the appraiser in determining the Value of such Mortgaged Property).

                  "Mortgagor":  The obligor on a Mortgage Note.

                  "Net Monthly Excess Cashflow": With respect to any Distribution Date, the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Senior Interest Distribution Amount, (B) the Interest Distribution Amounts payable to the Mezzanine Certificates and (C) the Principal Remittance Amount.

                  "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

                  "Net Swap Payment": In the case of payments made by the Trust, the excess, if any, of (x) the Fixed Swap Payment over (y) the Floating Swap Payment and in the case of payments made by the Swap Provider, the excess, if any, of (x) the Floating Swap Payment over (y) the Fixed Swap Payment. In each case, the Net Swap Payment shall not be less than zero.

                  "Net WAC Pass-Through Rate": For any Distribution Date with respect to the Group I Certificates, a per annum rate equal to the product of
(x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans, weighted on the basis of the outstanding Stated Principal Balances of the Group I Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period minus (i) an amount, expressed as a percentage, equal to the Net Swap Payment owed to the Swap Provider for such Distribution Date divided by the aggregate Stated Principal Balance of the Mortgage Loans and (ii) an amount, expressed as a percentage, equal to the Swap Termination Payment, if any, due from the Trust for such Distribution Date, divided by the aggregate Stated Principal Balance of the Mortgage Loans. For federal income tax purposes, for any Distribution Date with respect to the REMIC III Regular Interests the ownership of which is represented by the Group I Certificates, the economic equivalent of such rate shall be expressed as the weighted average (adjusted for the actual number of days elapsed in the related Interest Accrual Period) of the REMIC II Remittance Rate on REMIC II Regular Interest II-LT1GRP, weighted on the basis of the Uncertificated Balance of such REMIC II Regular Interest.

                  For any Distribution Date with respect to the Group II Certificates, a per annum rate equal to the product of (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans, weighted on the basis of the outstanding Stated Principal Balances of the Group II Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period minus (i) an amount, expressed as a percentage, equal to the Net Swap Payment owed to the Swap Provider for such Distribution Date divided by the aggregate Stated Principal Balance of the Mortgage Loans and (ii) an amount, expressed as a percentage, equal to the Swap Termination Payment, if any, due from the Trust for such Distribution Date, divided by the aggregate Stated Principal Balance of the Mortgage Loans. For federal income tax purposes, for any Distribution Date with respect to the REMIC III Regular Interests the ownership of which is represented by the Group II Certificates, the economic equivalent of such rate shall be expressed as the weighted average (adjusted for the actual number of days elapsed in the related Interest Accrual Period) of the REMIC II Remittance Rate on REMIC II Regular Interest II-LT2GRP, weighted on the basis of the Uncertificated Balance of such REMIC II Regular Interest.

                  For any Distribution Date with respect to the Group III Certificates, a per annum rate equal to the product of (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group III Mortgage Loans, weighted on the basis of the outstanding Stated Principal Balances of the Group III Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period minus (i) an amount, expressed as a percentage, equal to the Net Swap Payment owed to the Swap Provider for such Distribution Date divided by the aggregate Stated Principal Balance of the Mortgage Loans and (ii) an amount, expressed as a percentage, equal to the Swap Termination Payment, if any, due from the Trust for such Distribution Date, divided by the aggregate Stated Principal Balance of the Mortgage Loans. For federal income tax purposes, for any Distribution Date with respect to the REMIC III Regular Interests the ownership of which is represented by the Group III Certificates, the economic equivalent of such rate shall be expressed as the weighted average (adjusted for the actual number of days elapsed in the related Interest Accrual Period) of the REMIC II Remittance Rate on REMIC II Regular Interest II-LT3GRP, weighted on the basis of the Uncertificated Balance of such REMIC II Regular Interest.

                  For any Distribution Date with respect to the Mezzanine Certificates, a per annum rate equal to the product of (x) the weighted average (weighted on the basis of the results of subtracting from the aggregate Stated Principal Balance of each Loan Group the current aggregate Certificate Principal Balance of the related Class A Certificates) of the Net WAC Pass-Through Rate for the Group I Certificates, the Net WAC Pass-Through Rate for the Group II Certificates and the Net WAC Pass-Through Rate for the Group III Certificates and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period. For federal income tax purposes, for any Distribution Date with respect to the REMIC III Regular Interests the ownership of which is represented by the Mezzanine Certificates, the economic equivalent of such rate shall be expressed as the weighted average (adjusted for the actual number of days elapsed in the related Interest Accrual Period) of the REMIC II Remittance Rates on (a) REMIC II Regular Interest II-LT1SUB, subject to a cap and a floor equal to the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans, (b) REMIC II Regular Interest II-LT2SUB, subject to a cap and a floor equal to the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans and (c) REMIC II Regular Interest II-LT3SUB, subject to a cap and a floor equal to the weigthed average of the Expense Adjusted Net Mortgage Rates of the Group III Mortgage Loans, weighted on the basis of the Uncertificated Balance of each such REMIC II Regular Interest.

                  "Net WAC Rate Carryover Amount": With respect to any Class of Class A Certificates and the Mezzanine Certificates and any Distribution Date, the sum of (A) the excess, if any, of (i) the amount of interest such Certificates would have accrued for such Distribution Date had the applicable Pass-Through Rate been calculated at the related Formula Rate, over (ii) the amount of interest accrued on such Certificates at the related Net WAC Pass-Through Rate for such Distribution Date and (B) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously paid, together with interest thereon at a rate equal to the related Formula Rate applicable for such Class in each case for the Interest Accrual Period for the current Distribution Date.

                  "Net WAC Rate Carryover Reserve Account": The Net WAC Rate Carryover Reserve Account established and maintained pursuant to Section 4.11.

                  "New Lease": Any lease of REO Property entered into on behalf of REMIC I, including any lease renewed or extended on behalf of REMIC I, if REMIC I has the right to renegotiate the terms of such lease.

                  "NIMS Insurer": Any insurer that is guaranteeing certain payments under notes secured by collateral which includes, among other things, all or a portion of the Class CE Certificates, the Class P Certificates and/or the Residual Certificates.

                  "Nonrecoverable Advance": Any Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, shall not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Non-United States Person": Any Person other than a United States Person.

                  "Notional Amount": With respect to the Class CE Certificates and any Distribution Date, the aggregate Uncertificated Balance of the REMIC II Regular Interests (other than REMIC II Regular Interest II-LTIO and REMIC II Regular Interest II-LTP), immediately prior to such Distribution Date.

                  "Offered Certificate": Any one of the Class A Certificates and the Mezzanine Certificates (other than the Class M-10 Certificates) issued under this Agreement.

                  "Officers' Certificate": With respect to the Depositor, a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries. With respect to the Master Servicer, any officer who is authorized to act for the Master Servicer in matters relating to this Agreement, and whose action is binding upon the Master Servicer, initially including those individuals whose names appear on the list of authorized officers delivered at the closing.

                  "One-Month LIBOR": With respect to the Adjustable-Rate Certificates, REMIC II Regular Interest II-LTA1A, REMIC II Regular Interest II-LTA1B, REMIC II Regular Interest II-LTA2A, REMIC II Regular Interest II-LTA2B, REMIC II Regular Interest II-LTA3A, REMIC II Regular Interest II-LTA3B, REMIC II Regular Interest II-LTA3C, REMIC II Regular Interest II-LTA3D, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9 and REMIC II Regular Interest II-LTM10 and any Interest Accrual Period therefor, the rate determined by the Trustee on the related Interest Determination Date on the basis of the offered rate for one-month U.S. dollar deposits, as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date shall be determined on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. In such event, the Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date, two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards, if necessary, to the nearest whole multiple of 1/16%). If on such Interest Determination Date, fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate. Notwithstanding the foregoing, if, under the priorities described above, LIBOR for an Interest Determination Date would be based on LIBOR for the previous Interest Determination Date for the third consecutive Interest Determination Date, the Trustee shall select, after consultation with the Depositor and the NIMS Insurer, an alternative comparable index (over which the Trustee has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party.

                  "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor or the Master Servicer acceptable to the Trustee, if such opinion is delivered to the Trustee, acceptable to the NIMs Insurer, if such opinion is delivered to the NIMs Insurer, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

                  "Optional Termination Date": The first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to an amount less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  "Originators": Collectively, Ameriquest Mortgage Company and Town & Country Credit Corporation.

                  "Overcollateralization Deficiency Amount": With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralization Target Amount applicable to such Distribution Date over (b) the Overcollateralized Amount applicable to such Distribution Date (calculated for this purpose only, after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed).

                  "Overcollateralization Increase Amount": With respect to any Distribution Date, the lesser of (a) the Overcollateralization Deficiency Amount as of such Distribution Date and (b) the Net Monthly Excess Cashflow for such Distribution Date.

                  "Overcollateralization Target Amount": With respect to any Distribution Date, 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates to zero, the Overcollateralization Target Amount shall be zero.

                  "Overcollateralized Amount": With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage Loans and REO Properties immediately following such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period), over (b) the sum of the aggregate Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "Pass-Through Rate": With respect to any Class of Adjustable-Rate Certificates and any Distribution Date, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the related Net WAC Pass-Through Rate for such Distribution Date.

                  With respect to the Class CE Certificates and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is (x) the sum of (i) 100% of the interest on REMIC II Regular Interest II-LTP and (ii) interest on the Uncertificated Balance of each REMIC II Regular Interest listed in clause (y) at a rate equal to the related REMIC II Remittance Rate minus the Marker Rate and the denominator of which is
(y) the aggregate Uncertificated Balance of REMIC II Regular Interests II-LTAA, II-LTIA1A, II-LTA1B, II-LTA2A, II-LTA2B, II-LTA3A, II-LTA3B, II-LTA3C, II-LTA3D, II-LTM1, II-LTM2, II-LTM3, II-LTM4, II-LTM5, II-LTM6, II-LTM7, II-LTM8, II-LTM9, II-LTM10 and II-LTZZ.

                  With respect to the Class SWAP-IO Interest, the Class SWAP-IO Interest shall not have a Pass-Through Rate, but interest for such Regular Interest and each Distribution Date shall be an amount equal to 100% of the amounts distributable to REMIC II Regular Interest II-IO for such Distribution Date.

                  "Percentage Interest": With respect to any Class of Certificates (other than the Residual Certificates), the undivided percentage ownership in such Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance or Notional Amount represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance or Notional Amount of all of the Certificates of such Class. The Class A Certificates and the Mezzanine Certificates (other than the Class M-10 Certificates) are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $25,000 and integral multiples of $1.00 in excess thereof. The Class M-10 Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $50,000 and integral multiples of $1.00 in excess thereof. The Class P Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $20 and integral multiples thereof. The Class CE Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Notional Amount of $10,000 and integral multiples of $1.00 in excess thereof; provided, however, that a single Certificate of such Class of Certificates may be issued having a Percentage Interest corresponding to the remainder of the aggregate initial Certificate Principal Balance or Notional Amount of such Class or to an otherwise authorized denomination for such Class plus such remainder. With respect to any Residual Certificate, the undivided percentage ownership in such Class evidenced by such Certificate, as set forth on the face of such Certificate. The Residual Certificates are issuable in Percentage Interests of 20% and multiples thereof.

                  "Periodic Rate Cap": With respect to each Adjustable-Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

                  "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, the Master Servicer, the NIMS Insurer, the Trustee or any of their respective Affiliates:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Depository Institution;

                  (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds, including money market funds advised by the Trustee or an Affiliate thereof, that have been rated "Aaa" by Moody's, "AAA" by Fitch and "AAAm" by S&P; and

                  (vii) if previously confirmed in writing to the Trustee and consented to by the NIMS Insurer, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

                  "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

                  "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA and Section 4975 of the Code.

                  "PMI Insurer": Radian Guaranty Inc., a Pennsylvania corporation, or its successor in interest.

                  "PMI Insurer Fee": The amount payable to the PMI Insurer on each Distribution Date pursuant to Section 3.22, which amount shall equal one-twelfth of the product of (i) the PMI Insurer Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the PMI Mortgage Loans and any REO Properties as of the first day of the related Due Period (after giving effect to scheduled payments of principal due during the Due Period relating to the previous Distribution Date, to the extent received or advanced) plus any applicable premium taxes on related PMI Mortgage Loans located in West Virginia and Kentucky.

                  "PMI Insurer Fee Rate": 0.96% per annum.

                  "PMI Mortgage Loans": The list of Mortgage Loans insured by the PMI Insurer attached hereto as Schedule 3.

                  "PMI Policy": The primary mortgage insurance policy no. 11616 (policy reference number: #05-998025) with respect to the PMI Mortgage Loans, including all endorsements thereto dated the Closing Date, issued by Radian Guaranty Inc. and the Commitment Letter, dated April 27, 2005, among Radian Guaranty Inc., the Master Servicer and the Trustee.

                  "Prepayment Assumption": As defined in the Prospectus Supplement.

                  "Prepayment Charge": With respect to any Prepayment Period, any prepayment premium, fee or charge payable by a Mortgagor in connection with any Principal Prepayment pursuant to the terms of the related Mortgage Note as from time to time held as a part of the Trust Fund, the Prepayment Charges so held being identified in the Prepayment Charge Schedule (other than any Master Servicer Prepayment Charge Payment Amount).

                  "Prepayment Charge Schedule": As of any date, the list of Prepayment Charges included in the Trust Fund on such date, attached hereto as
Schedule 2 (including the prepayment charge summary attached thereto). The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

                  (i) the Master Servicer's Mortgage Loan identifying number;

                  (ii) a code indicating the type of Prepayment Charge;

                  (iii) the date on which the first Monthly Payment was due on the related Mortgage Loan;

                  (iv) the term of the related Prepayment Charge;

                  (v) the original Stated Principal Balance of the related Mortgage Loan; and

                  (vi) the Stated Principal Balance of the related Mortgage Loan as of the Cut-off Date.

                  The Prepayment Charge Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement and a copy of such amended Prepayment Charge Schedule shall be furnished by the Master Servicer to the NIMS Insurer, if any.

                  "Prepayment Interest Excess": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Distribution Date occurs and the Determination Date of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the last date through which interest is collected from the related Mortgagor. The Master Servicer may withdraw such Prepayment Interest Excess from the Collection Account in accordance with Section 3.05(a)(iv).

                  "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the related Prepayment Period and the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the day after the last date on which interest is collected from the related Mortgagor and ending on the last day of the calendar month preceding such Distribution Date. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 4.03(e).

                  "Prepayment Period": With respect to any Distribution Date, the period commencing on the day after the Determination Date in the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing on April 1, 2005) and ending on the Determination Date of the calendar month in which such Distribution Date occurs.

                  "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

                  "Principal Remittance Amount": With respect to any Distribution Date, the sum of the (i) the Group I Principal Remittance Amount,
(ii) the Group II Principal Remittance Amount and (iii) the Group III Principal Remittance Amount.

                  "Prospectus Supplement": The Prospectus Supplement, dated April 22, 2005, relating to the public offering of the Offered Certificates.

                  "PTCE":  A Prohibited Transaction Class Exemption.

                  "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, Section 3.16(a) or Section 9.01, and as confirmed by an Officers' Certificate from the Master Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 9.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance by the Master Servicer, which payment or Advance had as of the date of purchase been distributed pursuant to
Section 4.01, through the end of the calendar month in which the purchase is to be effected and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.01,
(iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Sections 3.05(a)(v) and 3.16(a) and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Master Servicer, the NIMS Insurer or the Trustee in respect of the breach or defect giving rise to the purchase obligation, as well as any costs and damages incurred by the Trust Fund in connection with any violation by such loan of any predatory or abusive lending law.

                  "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Scheduled Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) with respect to any Adjustable-Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) with respect to any Adjustable-Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) with respect to Adjustable-Rate Mortgage Loan, have a Gross Margin equal to the Gross Margin of the Deleted Mortgage Loan, (vi) with respect to any Adjustable-Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (viii) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (ix) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (x) have a risk grading determined by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xi) have been underwritten or reunderwritten by the Seller or an Affiliate of the Seller in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xii) have a Prepayment Charge provision at least equal to the Prepayment Charge provision of the Deleted Mortgage Loan, (xiii) not be more than 59 or more days delinquent or any additional days delinquent than the Deleted Mortgage Loan, (xiv) conform to each representation and warranty set forth in Section 6 of the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan and (xv) be covered by the PMI Policy if the Deleted Mortgage Loan was covered by the PMI Policy. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Stated Principal Balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining terms to maturity, the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such mortgage loan, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xiv) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

                  "Rating Agency" or "Rating Agencies": Moody's, Fitch, DBRS and S&P or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee and the Master Servicer.

                  "Realized Loss": With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid Stated Principal Balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus
(iii) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan pursuant to Section 3.05(a)(v) and Section 3.12(c), minus
(iv) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Master Servicer with respect to such Mortgage Loan pursuant to Section 3.05(a)(ii). If the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of Realized Losses with respect to that Mortgage Loan shall be reduced to the extent such recoveries are applied to principal distributions on any Distribution Date.

                  With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid Stated Principal Balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the Collection Account in respect of the related Mortgage Loan pursuant to Section 3.05(a)(v) and Section 3.12(c), minus
(v) the aggregate of all Advances made by the Master Servicer in respect of such REO Property or the related Mortgage Loan for which the Master Servicer has been or, in connection with such Final Recovery Determination, shall be reimbursed pursuant to Section 3.13 out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (vi) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, shall be transferred to the Distribution Account pursuant to Section 3.13.

                  With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the Stated Principal Balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the Stated Principal Balance of the Mortgage Loan as reduced by the Deficient Valuation.

                  With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

                  If the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan shall be reduced to the extent such recoveries are applied to principal distributions on any Distribution Date.

                  "Record Date": With respect to each Distribution Date and any Adjustable-Rate Certificate that is a Book-Entry Certificate, the Business Day immediately preceding such Distribution Date. With respect to each Distribution Date and any other Class of Certificates, including any Definitive Certificates, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

                  "Reference Banks": Deutsche Bank, Barclays Bank PLC, The Tokyo Mitsubishi Bank and National Westminster Bank PLC and their successors in interest; provided, however, that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee (after consultation with the Depositor and the NIMS Insurer, if any) which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Depositor or any Affiliate thereof and (iii) which have been designated as such by the Trustee.

                  "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

                  "Regular Certificate": Any Class A Certificate, Mezzanine Certificate, Class P Certificate or Class CE Certificate.

                  "Regular Interest": A "regular interest" in a REMIC within the meaning of Section 860G(a)(1) of the Code.

                  "Relief Act": The Servicemembers Civil Relief Act or any applicable state law providing similar relief.

                  "Relief Act Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

                  "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) such Mortgage Loans and Prepayment Charges as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies (including the PMI Policy) required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby) to the extent conveyed pursuant to Section 2.01 and (v) the Collection Account (other than any amounts representing any Master Servicer Prepayment Charge Payment Amounts), the Distribution Account (other than any amounts representing any Master Servicer Prepayment Charge Payment Amounts) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, REMIC I specifically excludes any Master Servicer Prepayment Charge Payment Amounts, the Net WAC Rate Carryover Reserve Account, the Interest Rate Swap Agreement, the Swap Account, all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date and all Prepayment Charges payable in connection with Principal Prepayments made before the Cut-off Date.

                  "REMIC I Group I Regular Interests": REMIC I Regular Interest I-1-A through REMIC I Regular Interest I-52-B as designated in the Preliminary Statement hereto.

                   "REMIC I Group II Regular Interests": REMIC I Regular Interest II-1-A through REMIC II Regular Interest I-52-B as designated in the Preliminary Statement hereto.

                  "REMIC I Group III Regular Interests": REMIC I Regular Interest III-1-A through REMIC I Regular Interest III-52-B as designated in the Preliminary Statement hereto.

                  "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I Regular Interests are set forth in the Preliminary Statement hereto. The REMIC I Regular Interests consist of the REMIC I Group I Regular Interests, REMIC I Group II Regular Interests, REMIC I Group III Regular Interests.

                  "REMIC I Remittance Rate": With respect to each REMIC I Group I Regular Interest ending with the designation "A", a per annum rate equal to the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans multiplied by 2, subject to a maximum rate of 8.0180%. With respect to each REMIC I Group I Regular Interest ending with the designation "B", the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans over (ii) 8.0180% and (y) 0.00%. With respect to REMIC I Regular Interest II, a per annum rate equal to the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans With respect to each REMIC I Group II Regular Interest ending with the designation "A", a per annum rate equal to the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans multiplied by 2, subject to a maximum rate of 8.0180%. With respect to each REMIC I Group II Regular Interest ending with the designation "B", the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans over (ii) 8.0180% and
(y) 0.00%. With respect to each REMIC I Group III Regular Interest ending with the designation "A", a per annum rate equal to the weighted average of the Expense Adjusted Net Mortgage Rates of the Group III Mortgage Loans multiplied by 2, subject to a maximum rate of 8.0180%. With respect to each REMIC I Group III Regular Interest ending with the designation "B", the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average of the Expense Adjusted Net Mortgage Rates of the Group III Mortgage Loans over (ii) 8.0180% and (y) 0.00%.

                  "REMIC II": The segregated pool of assets described in the Preliminary Statement.

                  "REMIC II Interest Loss Allocation Amount": With respect to any Distribution Date, an amount (subject to adjustment based on the actual number of days elapsed in the respective Interest Accrual Periods for the indicated Regular Interests for such Distribution Date) equal to (a) the product of (i) 50% of the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) the REMIC II Remittance Rate for REMIC II Regular Interest II-LTAA minus the Marker Rate, divided by (b) 12.

                  "REMIC II Marker Allocation Percentage": 50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTA1A, REMIC II Regular Interest II-LTA1B, REMIC II Regular Interest II-LTA2A, REMIC II Regular Interest II-LTA2B, REMIC II Regular Interest II-LTA3A, REMIC II Regular Interest II-LTA3B, REMIC II Regular Interest II-LTA3C, REMIC II Regular Interest II-LTA3D, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTZZ and REMIC II Regular Interest II-LTP.

                  "REMIC II Overcollateralization Target Amount": 0.50% of the Overcollateralization Target Amount.

                  "REMIC II Overcollateralized Amount": With respect to any date of determination, (i) 0.50% of the aggregate Uncertificated Balance of the REMIC II Regular Interests minus (ii) the aggregate Uncertificated Balance of REMIC II Regular Interest II-LTA1A, REMIC II Regular Interest II-LTA1B, REMIC II Regular Interest II-LTA2A, REMIC II Regular Interest II-LTA2B, REMIC II Regular Interest II-LTA3A, REMIC II Regular Interest II-LTA3B, REMIC II Regular Interest II-LTA3C, REMIC II Regular Interest II-LTA3D, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10 and REMIC II Regular Interest II-LTP in each case as of such date of determination.

                  "REMIC II Principal Loss Allocation Amount": With respect to any Distribution Date, an amount equal to the product of (i) 50% of the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) one minus a fraction, the numerator of which is two times the aggregate Uncertificated Balance of REMIC II Regular Interest II-LTA1A, REMIC II Regular Interest II-LTA1B, REMIC II Regular Interest II-LTA2A, REMIC II Regular Interest II-LTA2B, REMIC II Regular Interest II-LTA3A, REMIC II Regular Interest II-LTA3B, REMIC II Regular Interest II-LTA3C, REMIC II Regular Interest II-LTA3D, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9 and REMIC II Regular Interest II-LTM10 and the denominator of which is the aggregate Uncertificated Balance of REMIC II Regular Interest II-LTA1A, REMIC II Regular Interest II-LTA1B, REMIC II Regular Interest II-LTA2A, REMIC II Regular Interest II-LTA2B, REMIC II Regular Interest II-LTA3A, REMIC II Regular Interest II-LTA3B, REMIC II Regular Interest II-LTA3C, REMIC II Regular Interest II-LTA3D, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10 and REMIC II Regular Interest II-LTZZ.

                  "REMIC II Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. Each REMIC II Regular Interest shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal (other than REMIC II Regular Interest II-IO), subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The following is a list of each of the REMIC II Regular Interests: REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTA1A, REMIC II Regular Interest II-LTA1B, REMIC II Regular Interest II-LTA2A, REMIC II Regular Interest II-LTA2B, REMIC II Regular Interest II-LTA3A, REMIC II Regular Interest II-LTA3B, REMIC II Regular Interest II-LTA3C, REMIC II Regular Interest II-LTA3D, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTZZ, REMIC II Regular Interest II-LTXX, REMIC II Regular Interest II-LTP, REMIC II Regular Interest II-LT1SUB, REMIC II Regular Interest II-LT1GRP, REMIC II Regular Interest II-LT2SUB, REMIC II Regular Interest II-LT2GRP, REMIC II Regular Interest II-LT3SUB, REMIC II Regular Interest II-LT3GRP and REMIC II Regular Interest II-IO.

         "REMIC II Remittance Rate": With respect to REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTA1A, REMIC II Regular Interest II-LTA1B, REMIC II Regular Interest II-LTA2A, REMIC II Regular Interest II-LTA2B, REMIC II Regular Interest II-LTA3A, REMIC II Regular Interest II-LTA3B, REMIC II Regular Interest II-LTA3C, REMIC II Regular Interest II-LTA3D, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTZZ, REMIC II Regular Interest II-LTP, REMIC II Regular Interest II-LT1SUB, REMIC II Regular Interest II-LT2SUB, REMIC II Regular Interest II-LT3SUB and REMIC II Regular Interest II-LTXX, a per annum rate (but not less than zero) equal to the weighted average of: (x) with respect to each REMIC I Regular Interest ending with the designation "B", the weighted average of the REMIC I Remittance Rates for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Balances of such REMIC I Regular Interests for each such Distribution Date and (y) with respect to REMIC I Regular Interests ending with the designation "A", for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC I Regular Interest listed below, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date:

 DISTRIBUTION
     DATE              REMIC I REGULAR INTEREST                                     RATE
 -------------   ------------------------------------   --------------------------------------------------------
       1         I-1-A through I-52-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-52-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-52-A               2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
       2         I-2-A through I-52-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-2-A through II-52-A                 2 multiplied by Swap LIBOR, subject to a maximum rate REMIC
                                                        I Remittance Rate
                 III-2-A through III-52-A               2 multiplied by Swap LIBOR, subject to a maximum rate REMIC
                                                        I Remittance Rate
                 I-1-A                                  REMIC I Remittance Rate
                 II-1-A                                 REMIC I Remittance Rate
                 III-1-A                                REMIC I Remittance Rate

       3         I-3-A through I-52-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-3-A through II-52-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-3-A through III-52-A               2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A and I-2-A                        REMIC I Remittance Rate
                 II-1-A and II-2-A                      REMIC I Remittance Rate
                 III-1-A and III-2-A
                                                        REMIC I Remittance Rate
       4         I-4-A through I-52-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-4-A through II-52-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-4-A through III-52-A               2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-3-A                    REMIC I Remittance Rate
                 II-1-A through II-3-A                  REMIC I Remittance Rate
                 III-1-A through III-3-A
                                                        REMIC I Remittance Rate
       5         I-5-A through I-52-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-5-A through II-52-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-5-A through III-52-A               2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-4-A                    REMIC I Remittance Rate
                 II-1-A through II-4-A                  REMIC I Remittance Rate
                 III-1-A through III-4-A
                                                        REMIC I Remittance Rate
       6         I-6-A through I-52-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-6-A through II-52-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-6-A through III-52-A               2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-5-A                    REMIC I Remittance Rate
                 II-1-A through II-5-A                  REMIC I Remittance Rate
                 III-1-A through III-5-A
                                                        REMIC I Remittance Rate
       7         I-7-A through I-52-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-7-A through II-52-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-7-A through III-52-A               2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-6-A                    REMIC I Remittance Rate
                 II-1-A through II-6-A                  REMIC I Remittance Rate
                 III-1-A through III-6-A
                                                        REMIC I Remittance Rate
       8         I-8-A through I-52-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-8-A through II-52-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-8-A through III-52-A               2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-7-A                    REMIC I Remittance Rate
                 II-1-A through II-7-A                  REMIC I Remittance Rate
                 III-1-A through III-7-A
                                                        REMIC I Remittance Rate
       9         I-9-A through I-52-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-9-A through II-52-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-9-A through III-52-A               2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-8-A                    REMIC I Remittance Rate
                 II-1-A through II-8-A                  REMIC I Remittance Rate
                 III-1-A through III-8-A
                                                        REMIC I Remittance Rate
      10         I-10-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-10-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-10-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-9-A                    REMIC I Remittance Rate
                 II-1-A through II-9-A                  REMIC I Remittance Rate
                 III-1-A through III-9-A
                                                        REMIC I Remittance Rate
      11         I-11-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-11-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-11-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-10-A                   REMIC I Remittance Rate
                 II-1-A through II-10-A                 REMIC I Remittance Rate
                 III-1-A through III-10-A
                                                        REMIC I Remittance Rate
      12         I-12-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-12-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-12-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-11-A                   REMIC I Remittance Rate
                 II-1-A through II-11-A                 REMIC I Remittance Rate
                 III-1-A through III-11-A
                                                        REMIC I Remittance Rate
      13         I-13-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-13-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-13-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-12-A                   REMIC I Remittance Rate
                 II-1-A through II-12-A                 REMIC I Remittance Rate
                 III-1-A through III-12-A
                                                        REMIC I Remittance Rate
      14         I-14-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-14-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-14-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-13-A                   REMIC I Remittance Rate
                 II-1-A through II-13-A                 REMIC I Remittance Rate
                 III-1-A through III-13-A
                                                        REMIC I Remittance Rate
      15         I-15-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-15-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-15-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-14-A                   REMIC I Remittance Rate
                 II-1-A through II-14-A                 REMIC I Remittance Rate
                 III-1-A through III-14-A
                                                        REMIC I Remittance Rate
      16         I-16-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-16-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-16-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-15-A                   REMIC I Remittance Rate
                 II-1-A through II-15-A                 REMIC I Remittance Rate
                 III-1-A through III-15-A
                                                        REMIC I Remittance Rate
      17         I-17-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-17-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-17-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-16-A                   REMIC I Remittance Rate
                 II-1-A through II-16-A                 REMIC I Remittance Rate
                 III-1-A through III-16-A
                                                        REMIC I Remittance Rate
      18         I-18-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-18-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-18-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-17-A                   REMIC I Remittance Rate
                 II-1-A through II-17-A                 REMIC I Remittance Rate
                 III-1-A through III-17-A
                                                        REMIC I Remittance Rate
      19         I-19-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-19-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-19-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-18-A                   REMIC I Remittance Rate
                 II-1-A through II-18-A                 REMIC I Remittance Rate
                 III-1-A through III-18-A
                                                        REMIC I Remittance Rate
      20         I-20-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-20-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-20-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-19-A                   REMIC I Remittance Rate
                 II-1-A through II-19-A                 REMIC I Remittance Rate
                 III-1-A through III-19-A
                                                        REMIC I Remittance Rate
      21         I-21-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-21-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-21-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-20-A                   REMIC I Remittance Rate
                 II-1-A through II-20-A                 REMIC I Remittance Rate
                 III-1-A through III-20-A
                                                        REMIC I Remittance Rate
      22         I-22-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-22-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-22-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-21-A                   REMIC I Remittance Rate
                 II-1-A through II-21-A                 REMIC I Remittance Rate
                 III-1-A through III-21-A
                                                        REMIC I Remittance Rate
      23         I-23-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-23-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-23-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-22-A                   REMIC I Remittance Rate
                 II-1-A through II-22-A                 REMIC I Remittance Rate
                 III-1-A through III-22-A
                                                        REMIC I Remittance Rate
      24         I-24-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-24-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-24-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-23-A                   REMIC I Remittance Rate
                 II-1-A through II-23-A                 REMIC I Remittance Rate
                 III-1-A through III-23-A
                                                        REMIC I Remittance Rate
      25         I-25-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-25-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-25-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-24-A                   REMIC I Remittance Rate
                 II-1-A through II-24-A                 REMIC I Remittance Rate
                 III-1-A through III-24-A
                                                        REMIC I Remittance Rate
      26         I-26-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-26-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-26-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-25-A                   REMIC I Remittance Rate
                 II-1-A through II-25-A                 REMIC I Remittance Rate
                 III-1-A through III-25-A
                                                        REMIC I Remittance Rate
      27         I-27-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-27-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-27-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-26-A                   REMIC I Remittance Rate
                 II-1-A through II-26-A                 REMIC I Remittance Rate
                 III-1-A through III-26-A
                                                        REMIC I Remittance Rate
      28         I-28-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-28-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-28-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-27-A                   REMIC I Remittance Rate
                 II-1-A through II-27-A                 REMIC I Remittance Rate
                 III-1-A through III-27-A
                                                        REMIC I Remittance Rate
      29         I-29-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-29-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-29-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-28-A                   REMIC I Remittance Rate
                 II-1-A through II-28-A                 REMIC I Remittance Rate
                 III-1-A through III-28-A
                                                        REMIC I Remittance Rate
      30         I-30-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-30-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-30-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-29-A                   REMIC I Remittance Rate
                 II-1-A through II-29-A                 REMIC I Remittance Rate
                 III-1-A through III-29-A
                                                        REMIC I Remittance Rate
      31         I-31-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-31-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-31-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-30-A                   REMIC I Remittance Rate
                 II-1-A through II-30-A                 REMIC I Remittance Rate
                 III-1-A through III-30-A
                                                        REMIC I Remittance Rate
      32         I-32-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-32-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-32-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-31-A                   REMIC I Remittance Rate
                 II-1-A through II-31-A                 REMIC I Remittance Rate
                 III-1-A through III-31-A
                                                        REMIC I Remittance Rate
      33         I-33-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-33-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-33-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-32-A                   REMIC I Remittance Rate
                 II-1-A through II-32-A                 REMIC I Remittance Rate
                 III-1-A through III-32-A
                                                        REMIC I Remittance Rate
      34         I-34-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-34-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-34-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-33-A                   REMIC I Remittance Rate
                 II-1-A through II-33-A                 REMIC I Remittance Rate
                 III-1-A through III-33-A
                                                        REMIC I Remittance Rate
      35         I-35-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-35-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-35-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-34-A                   REMIC I Remittance Rate
                 II-1-A through II-34-A                 REMIC I Remittance Rate
                 III-1-A through III-34-A
                                                        REMIC I Remittance Rate
      36         I-36-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-36-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-36-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-35-A                   REMIC I Remittance Rate
                 II-1-A through II-35-A                 REMIC I Remittance Rate
                 III-1-A through III-35-A
                                                        REMIC I Remittance Rate
      37         I-37-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-37-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-37-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-36-A                   REMIC I Remittance Rate
                 II-1-A through II-36-A                 REMIC I Remittance Rate
                 III-1-A through III-36-A
                                                        REMIC I Remittance Rate
      38         I-38-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-38-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-38-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-37-A                   REMIC I Remittance Rate
                 II-1-A through II-37-A                 REMIC I Remittance Rate
                 III-1-A through III-37-A
                                                        REMIC I Remittance Rate
      39         I-39-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-39-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-39-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-38-A                   REMIC I Remittance Rate
                 II-1-A through II-38-A                 REMIC I Remittance Rate
                 III-1-A through III-38-A
                                                        REMIC I Remittance Rate
      40         I-40-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-40-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-40-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-39-A                   REMIC I Remittance Rate
                 II-1-A through II-39-A                 REMIC I Remittance Rate
                 III-1-A through III-39-A
                                                        REMIC I Remittance Rate
      41         I-41-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-41-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-41-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-40-A                   REMIC I Remittance Rate
                 II-1-A through II-40-A                 REMIC I Remittance Rate
                 III-1-A through III-40-A
                                                        REMIC I Remittance Rate
      42         I-42-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-42-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-42-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-41-A                   REMIC I Remittance Rate
                 II-1-A through II-41-A                 REMIC I Remittance Rate
                 III-1-A through III-41-A
                                                        REMIC I Remittance Rate
      43         I-43-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-43-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-43-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-42-A                   REMIC I Remittance Rate
                 II-1-A through II-42-A                 REMIC I Remittance Rate
                 III-1-A through III-42-A
                                                        REMIC I Remittance Rate
      44         I-44-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-44-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-44-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-43-A                   REMIC I Remittance Rate
                 II-1-A through II-43-A                 REMIC I Remittance Rate
                 III-1-A through III-43-A
                                                        REMIC I Remittance Rate
      45         I-45-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-45-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-45-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-44-A                   REMIC I Remittance Rate
                 II-1-A through II-44-A                 REMIC I Remittance Rate
                 III-1-A through III-44-A
                                                        REMIC I Remittance Rate
      46         I-46-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-46-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-46-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-45-A                   REMIC I Remittance Rate
                 II-1-A through II-45-A                 REMIC I Remittance Rate
                 III-1-A through III-45-A
                                                        REMIC I Remittance Rate
      47         I-47-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-47-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-47-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-46-A                   REMIC I Remittance Rate
                 II-1-A through II-46-A                 REMIC I Remittance Rate
                 III-1-A through III-46-A
                                                        REMIC I Remittance Rate
      48         I-48-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-48-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-48-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-47-A                   REMIC I Remittance Rate
                 II-1-A through II-47-A                 REMIC I Remittance Rate
                 III-1-A through III-47-A
                                                        REMIC I Remittance Rate
      49         I-49-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-49-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-49-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-48-A                   REMIC I Remittance Rate
                 II-1-A through II-48-A                 REMIC I Remittance Rate
                 III-1-A through III-48-A
                                                        REMIC I Remittance Rate
      50         I-50-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-50-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-50-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-49-A                   REMIC I Remittance Rate
                 II-1-A through II-49-A                 REMIC I Remittance Rate
                 III-1-A through III-49-A
                                                        REMIC I Remittance Rate
      51         I-51-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-51-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-51-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A and I-50-A                       REMIC I Remittance Rate
                 II-1-Aand II-50-A                      REMIC I Remittance Rate
                 III-1-A and III-50-A
                                                        REMIC I Remittance Rate
      52         I-52-A                                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-52-A                                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-52-A                               2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-51-A                   REMIC I Remittance Rate
                 II-1-A through II-51-A                 REMIC I Remittance Rate
                 III-1-A through III-51-A
                                                        REMIC I Remittance Rate
  thereafter     I-1-A through I-52-A                   REMIC I Remittance Rate
                 II-1-A through II-52-A                 REMIC I Remittance Rate
                 III-1-A through III-52-A               REMIC I Remittance Rate

                  With respect to REMIC II Regular Interest II-LT1GRP, a per annum rate (but not less than zero) equal to the weighted average of (x) with respect to REMIC I Group I Regular Interests ending with the designation "B", the weighted average of the REMIC I Remittance Rates for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date and (y) with respect to REMIC I Group I Regular Interests ending with the designation "A", for each Distribution Date listed below, the weighted average of the rates listed below for such REMIC I Regular Interests listed below, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date:

 DISTRIBUTION
     DATE              REMIC I REGULAR INTEREST                                     RATE
 -------------   ----------------------------------     --------------------------------------------------------
       1         I-1-A through I-52-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate

       2         I-2-A through I-52-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A                                  REMIC I Remittance Rate

       3         I-3-A through I-52-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A and I-2-A                        REMIC I Remittance Rate

       4         I-4-A through I-52-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-3-A                    REMIC I Remittance Rate

       5         I-5-A through I-52-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-4-A                    REMIC I Remittance Rate

       6         I-6-A through I-52-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-5-A                    REMIC I Remittance Rate

       7         I-7-A through I-52-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-6-A                    REMIC I Remittance Rate

       8         I-8-A through I-52-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-7-A                    REMIC I Remittance Rate

       9         I-9-A through I-52-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-8-A                    REMIC I Remittance Rate

      10         I-10-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-9-A                    REMIC I Remittance Rate

      11         I-11-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-10-A                   REMIC I Remittance Rate

      12         I-12-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-11-A                   REMIC I Remittance Rate

      13         I-13-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-12-A                   REMIC I Remittance Rate

      14         I-14-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-13-A                   REMIC I Remittance Rate

      15         I-15-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-14-A                   REMIC I Remittance Rate

      16         I-16-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-15-A                   REMIC I Remittance Rate

      17         I-17-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-16-A                   REMIC I Remittance Rate

      18         I-18-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-17-A                   REMIC I Remittance Rate

      19         I-19-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-18-A                   REMIC I Remittance Rate

      20         I-20-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-19-A                   REMIC I Remittance Rate

      21         I-21-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-20-A                   REMIC I Remittance Rate

      22         I-22-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-21-A                   REMIC I Remittance Rate

      23         I-23-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-22-A                   REMIC I Remittance Rate

      24         I-24-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-23-A                   REMIC I Remittance Rate

      25         I-25-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-24-A                   REMIC I Remittance Rate

      26         I-26-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-25-A                   REMIC I Remittance Rate

      27         I-27-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-26-A                   REMIC I Remittance Rate

      28         I-28-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-27-A                   REMIC I Remittance Rate

      29         I-29-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-28-A                   REMIC I Remittance Rate

      30         I-30-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-29-A                   REMIC I Remittance Rate

      31         I-31-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-30-A                   REMIC I Remittance Rate

      32         I-32-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-31-A                   REMIC I Remittance Rate

      33         I-33-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-32-A                   REMIC I Remittance Rate

      34         I-34-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-33-A                   REMIC I Remittance Rate

      35         I-35-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-34-A                   REMIC I Remittance Rate

      36         I-36-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-35-A                   REMIC I Remittance Rate

      37         I-37-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-36-A                   REMIC I Remittance Rate

      38         I-38-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-37-A                   REMIC I Remittance Rate

      39         I-39-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-38-A                   REMIC I Remittance Rate

      40         I-40-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-39-A                   REMIC I Remittance Rate

      41         I-41-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-40-A                   REMIC I Remittance Rate

      42         I-42-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-41-A                   REMIC I Remittance Rate

      43         I-43-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-42-A                   REMIC I Remittance Rate

      44         I-44-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-43-A                   REMIC I Remittance Rate

      45         I-45-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-44-A                   REMIC I Remittance Rate

      46         I-46-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-45-A                   REMIC I Remittance Rate

      47         I-47-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-46-A                   REMIC I Remittance Rate

      48         I-48-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-47-A                   REMIC I Remittance Rate

      49         I-49-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-48-A                   REMIC I Remittance Rate

      50         I-50-A through I-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-49-A                   REMIC I Remittance Rate

      51         I-51-A and I-52-A                      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-50-A                   REMIC I Remittance Rate

      52         I-52-A                                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-51-A                   REMIC I Remittance Rate

  thereafter     I-1-A through I-52-A                   REMIC I Remittance Rate


                  With respect to REMIC II Regular Interest II-LT2GRP, a per annum rate (but not less than zero) equal to the weighted average of (x) with respect to REMIC I Group II Regular Interests ending with the designation "B", the weighted average of the REMIC I Remittance Rates for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date and (y) with respect to REMIC I Group II Regular Interests ending with the designation "A", for each Distribution Date listed below, the weighted average of the rates listed below for such REMIC I Regular Interests listed below, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date:

 DISTRIBUTION
     DATE              REMIC I REGULAR INTEREST                                     RATE
 -------------   ----------------------------------     --------------------------------------------------------
       1         II-1-A through II-52-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate

       2         II-2-A through II-52-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A                                 REMIC I Remittance Rate

       3         II-3-A through II-52-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A and II-2-A                      REMIC I Remittance Rate

       4         II-4-A through II-52-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-3-A                  REMIC I Remittance Rate

       5         II-5-A through II-52-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-4-A                  REMIC I Remittance Rate

       6         II-6-A through II-52-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-5-A                  REMIC I Remittance Rate

       7         II-7-A through II-52-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-6-A                  REMIC I Remittance Rate

       8         II-8-A through II-52-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-7-A                  REMIC I Remittance Rate

       9         II-9-A through II-52-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-8-A                  REMIC I Remittance Rate

      10         II-10-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-9-A                  REMIC I Remittance Rate

      11         II-11-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-10-A                 REMIC I Remittance Rate

      12         II-12-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-11-A                 REMIC I Remittance Rate

      13         II-13-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-12-A                 REMIC I Remittance Rate

      14         II-14-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-13-A                 REMIC I Remittance Rate

      15         II-15-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-14-A                 REMIC I Remittance Rate

      16         II-16-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-15-A                 REMIC I Remittance Rate

      17         II-17-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-16-A                 REMIC I Remittance Rate

      18         II-18-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-17-A                 REMIC I Remittance Rate

      19         II-19-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-18-A                 REMIC I Remittance Rate

      20         II-20-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-19-A                 REMIC I Remittance Rate

      21         II-21-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-20-A                 REMIC I Remittance Rate

      22         II-22-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-21-A                 REMIC I Remittance Rate

      23         II-23-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-22-A                 REMIC I Remittance Rate

      24         II-24-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-23-A                 REMIC I Remittance Rate

      25         II-25-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-24-A                 REMIC I Remittance Rate

      26         II-26-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-25-A                 REMIC I Remittance Rate

      27         II-27-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-26-A                 REMIC I Remittance Rate

      28         II-28-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-27-A                 REMIC I Remittance Rate

      29         II-29-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-28-A                 REMIC I Remittance Rate

      30         II-30-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-29-A                 REMIC I Remittance Rate

      31         II-31-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-30-A                 REMIC I Remittance Rate

      32         II-32-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-31-A                 REMIC I Remittance Rate

      33         II-33-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-32-A                 REMIC I Remittance Rate

      34         II-34-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-33-A                 REMIC I Remittance Rate

      35         II-35-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-34-A                 REMIC I Remittance Rate

      36         II-36-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-35-A                 REMIC I Remittance Rate

      37         II-37-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-36-A                 REMIC I Remittance Rate

      38         II-38-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-37-A                 REMIC I Remittance Rate

      39         II-39-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-38-A                 REMIC I Remittance Rate

      40         II-40-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-39-A                 REMIC I Remittance Rate

      41         II-41-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-40-A                 REMIC I Remittance Rate

      42         II-42-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-41-A                 REMIC I Remittance Rate

      43         II-43-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-42-A                 REMIC I Remittance Rate

      44         II-44-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-43-A                 REMIC I Remittance Rate

      45         II-45-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-44-A                 REMIC I Remittance Rate

      46         II-46-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-45-A                 REMIC I Remittance Rate

      47         II-47-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-46-A                 REMIC I Remittance Rate

      48         II-48-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-47-A                 REMIC I Remittance Rate

      49         II-49-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-48-A                 REMIC I Remittance Rate

      50         II-50-A through II-52-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-49-A                 REMIC I Remittance Rate

      51         II-51-A and II-52-A                    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-50-A                 REMIC I Remittance Rate

      52         II-52-A                                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-51-A                 REMIC I Remittance Rate

  thereafter     II-1-A through II-52-A                 REMIC I Remittance Rate


                  With respect to REMIC II Regular Interest II-LT3GRP, a per annum rate (but not less than zero) equal to the weighted average of (x) with respect to REMIC I Group III Regular Interests ending with the designation "B", the weighted average of the REMIC I Remittance Rates for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date and (y) with respect to REMIC I Group III Regular Interests ending with the designation "A", for each Distribution Date listed below, the weighted average of the rates listed below for such REMIC I Regular Interests listed below, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date:

 DISTRIBUTION
     DATE              REMIC I REGULAR INTEREST                                     RATE
 -------------   ----------------------------------     --------------------------------------------------------
       1         III-1-A through III-52-A               2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate

       2         III-2-A through III-52-A               2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A                                REMIC I Remittance Rate

       3         III-3-A through III-52-A               2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A and III-2-A                    REMIC I Remittance Rate

       4         III-4-A through III-52-A               2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-3-A                REMIC I Remittance Rate

       5         III-5-A through III-52-A               2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-4-A                REMIC I Remittance Rate

       6         III-6-A through III-52-A               2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-5-A                REMIC I Remittance Rate

       7         III-7-A through III-52-A               2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-6-A                REMIC I Remittance Rate

       8         III-8-A through III-52-A               2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-7-A                REMIC I Remittance Rate

       9         III-9-A through III-52-A               2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-8-A                REMIC I Remittance Rate

      10         III-10-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-9-A                REMIC I Remittance Rate

      11         III-11-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-10-A               REMIC I Remittance Rate

      12         III-12-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-11-A               REMIC I Remittance Rate

      13         III-13-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-12-A               REMIC I Remittance Rate

      14         III-14-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-13-A               REMIC I Remittance Rate

      15         III-15-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-14-A               REMIC I Remittance Rate

      16         III-16-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-15-A               REMIC I Remittance Rate

      17         III-17-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-16-A               REMIC I Remittance Rate

      18         III-18-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-17-A               REMIC I Remittance Rate

      19         III-19-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-18-A               REMIC I Remittance Rate

      20         III-20-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-19-A               REMIC I Remittance Rate

      21         III-21-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-20-A               REMIC I Remittance Rate

      22         III-22-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-21-A               REMIC I Remittance Rate

      23         III-23-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-22-A               REMIC I Remittance Rate

      24         III-24-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-23-A               REMIC I Remittance Rate

      25         III-25-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-24-A               REMIC I Remittance Rate

      26         III-26-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-25-A               REMIC I Remittance Rate

      27         III-27-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-26-A               REMIC I Remittance Rate

      28         III-28-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-27-A               REMIC I Remittance Rate

      29         III-29-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-28-A               REMIC I Remittance Rate

      30         III-30-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-29-A               REMIC I Remittance Rate

      31         III-31-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-30-A               REMIC I Remittance Rate

      32         III-32-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-31-A               REMIC I Remittance Rate

      33         III-33-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-32-A               REMIC I Remittance Rate

      34         III-34-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-33-A               REMIC I Remittance Rate

      35         III-35-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-34-A               REMIC I Remittance Rate

      36         III-36-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-35-A               REMIC I Remittance Rate

      37         III-37-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-36-A               REMIC I Remittance Rate

      38         III-38-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-37-A               REMIC I Remittance Rate

      39         III-39-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-38-A               REMIC I Remittance Rate

      40         III-40-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-39-A               REMIC I Remittance Rate

      41         III-41-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-40-A               REMIC I Remittance Rate

      42         III-42-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-41-A               REMIC I Remittance Rate

      43         III-43-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-42-A               REMIC I Remittance Rate

      44         III-44-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-43-A               REMIC I Remittance Rate

      45         III-45-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-44-A               REMIC I Remittance Rate

      46         III-46-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-45-A               REMIC I Remittance Rate

      47         III-47-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-46-A               REMIC I Remittance Rate

      48         III-48-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-47-A               REMIC I Remittance Rate

      49         III-49-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-48-A               REMIC I Remittance Rate

      50         III-50-A through III-52-A              2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-49-A               REMIC I Remittance Rate

      51         III-51-A and III-52-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-50-A               REMIC I Remittance Rate

      52         III-52-A                               2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 III-1-A through III-51-A               REMIC I Remittance Rate

  thereafter     III-1-A through III-52-A               REMIC I Remittance Rate

                  With respect to REMIC II Regular Interest II-IO, and (i) the first Distribution Date through the 52nd Distribution Date, the excess of (x) the weighted average of the Uncertificated REMIC I Pass-Through Rates for REMIC I Regular Interests including the designation "SWAP", over (y) 2 multiplied by Swap LIBOR. and (ii) thereafter, 0.00%.

                  *************

                  "REMIC II Sub WAC Allocation Percentage": 50% of any amount payable from or loss attributable to the Mortgage Loans, which shall be allocated to REMIC II Regular Interest II-LT1SUB, REMIC II Regular Interest II-LT1GRP, REMIC II Regular Interest II-LT2SUB, REMIC II Regular Interest II-LT2GRP, REMIC II Regular Interest II-LT3SUB, REMIC II Regular Interest II-LT3GRP and REMIC II Regular Interest II-LTXX.

                  "REMIC II Subordinated Balance Ratio": The ratio among the Uncertificated Balances of each REMIC II Regular Interest ending with the designation "SUB," equal to the ratio between, with respect to each such REMIC II Regular Interest, the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of Class A Certificates in the related Loan Group.

                  "REMIC III": The segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates, the Class SWAP-IO Interest and the Class R Certificate (in respect of the Class R-I, Class R-II and Class R-III Interests), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC III Certificate": Any Regular Certificate or Class R Certificate.

                  "REMIC III Regular Interest": Any of the Regular Interests in REMIC III the ownership of which is represented by the Certificates and the Class SWAP-IO Interest.

                   "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  "REMIC Regular Interest": Any REMIC I Regular Interest or REMIC II Regular Interest.

                  "REMIC Remittance Rate": The REMIC I Remittance Rate or the REMIC II Remittance Rate.

                   "Remittance Report": A report in form and substance that is acceptable to the Trustee and the NIMS Insurer on a magnetic disk or tape prepared by the Master Servicer pursuant to Section 4.03 with such additions, deletions and modifications as agreed to by the Trustee and the Master Servicer.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term "rents from real property."

                  "REO Account": Each of the accounts maintained by the Master Servicer in respect of an REO Property pursuant to Section 3.13, which account may be the Collection Account subject to Section 3.13.

                  "REO Disposition": The sale or other disposition of an REO Property on behalf of REMIC I.

                  "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

                  "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section
9.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.13(c) in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Master Servicer pursuant to Section 3.13(d) for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

                  "REO Property": A Mortgaged Property acquired by the Master Servicer on behalf of REMIC I through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.13.

                  "Representative": UBS Securities LLC.

                  "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

                  "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either
(i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

                  "Residential Dwelling": Any one of the following: (i) an attached or detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project or (iv) a detached or attached one-family dwelling in a planned unit development, none of which is a co-operative, mobile or manufactured home (unless such mobile or manufactured home is defined as real property under applicable state law).

                  "Residual Certificate":  Any one of the Class R Certificates.

                  "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

                  "Responsible Officer": When used with respect to the Trustee, any director, any vice president, any assistant vice president, any associate, any assistant secretary, any trust officer or any other officer of the Trustee, customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Scheduled Principal Balance": With respect to any Mortgage
Loan: (a) as of the Cut-off Date, the outstanding Stated Principal Balance of such Mortgage Loan as of such date, net of the principal portion of all unpaid Monthly Payments, if any, due on or before such date; (b) as of any Due Date subsequent to the Cut-off Date up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such Mortgage Loan, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, minus the sum of (i) the principal portion of each Monthly Payment due on or before such Due Date but subsequent to the Cut-off Date, whether or not received, (ii) all Principal Prepayments received before such Due Date but after the Cut-off Date, (iii) the principal portion of all Liquidation Proceeds and Insurance Proceeds received before such Due Date but after the Cut-off Date, net of any portion thereof that represents principal due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) on a Due Date occurring on or before the date on which such proceeds were received and
(iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation occurring before such Due Date, but only to the extent such Realized Loss represents a reduction in the portion of principal of such Mortgage Loan not yet due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) as of the date of such Deficient Valuation; and (c) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such Mortgage Loan, zero. With respect to any REO Property: (a) as of any Due Date subsequent to the date of its acquisition on behalf of the Trust Fund up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such REO Property, an amount (not less than zero) equal to the Scheduled Principal Balance of the related Mortgage Loan as of the Due Date in the calendar month in which such REO Property was acquired, minus the aggregate amount of REO Principal Amortization, if any, in respect of such REO Property for all previously ended calendar months; and (b) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such REO Property, zero.

                  "Seller": Ameriquest Mortgage Company, or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

                  "Senior Group I Principal Distribution Amount" With respect to any Distribution Date, an amount, not less than zero, equal to the excess of (x) the aggregate Certificate Principal Balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 75.00% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $2,959,988.51.

                  "Senior Group II Principal Distribution Amount" With respect to any Distribution Date, an amount, not less than zero, equal to the excess of
(x) the aggregate Certificate Principal Balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 75.00% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $2,994,175.05.

                  "Senior Group III Principal Distribution Amount" With respect to any Distribution Date, an amount, not less than zero, equal to the excess of
(x) the aggregate Certificate Principal Balance of the Group III Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 75.00% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group III Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $4,045,836.49.

                  "Senior Interest Distribution Amount": With respect to any Distribution Date and any Class A Certificate, an amount equal to the sum of (i) the Interest Distribution Amount for such Distribution Date for such Class A Certificate, (ii) the Interest Carry Forward Amount, if any, for such Class A Certificate and (iii) the Swap Interest Shortfall Amount.

                  "Sequential Trigger Event": A Sequential Trigger Event will be in effect if, with respect to any Distribution Date before the 37th Distribution Date, the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (reduced by Subsequent Recoveries received through the last day of such Due Period) divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds 1.45%, or if, on or after the 37th Distribution Date, a Trigger Event is in effect.

                  "Servicing Advances": The reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property and
(iv) the performance of its obligations under Section 3.01, Section 3.04(d),
Section 3.08, Section 3.12 and Section 3.13. The Master Servicer shall not be required to make any Servicing Advance in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, would not be ultimately recoverable from related Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the applicable Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

                  "Servicing Fee Rate": 0.50% per annum.

                  "Servicing Officer": Any employee of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of Servicing Officers furnished by the Master Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

                  "Servicing Standard": The standards set forth in the first paragraph of Section 3.01.

                  "Single Certificate": With respect to any Class of Certificates (other than the Class P Certificates and the Residual Certificates), a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Certificate Principal Balance or Notional Amount of $1,000. With respect to the Class P Certificates and the Residual Certificates, a hypothetical Certificate of such Class evidencing a 20% Percentage Interest in such Class.

                  "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

                  "Startup Day": With respect to each Trust REMIC, the day designated as such pursuant to Section 10.01(b) hereof.

                  "Stated Principal Balance": With respect to any Mortgage Loan:
(a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Master Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Master Servicer as recoveries of principal in accordance with the provisions of Section 3.12, to the extent distributed pursuant to
Section 4.01 on or before such date of determination and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Prepayment Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of REMIC I, minus the sum of (i) if such REO Property was acquired before the Distribution Date in any calendar month, the principal portion of the Monthly Payment due on the Due Date in the calendar month of acquisition, to the extent advanced by the Master Servicer and distributed pursuant to Section 4.01 on or before such date of determination, and (ii) the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to
Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

                  "Stayed Funds": If the Master Servicer is the subject of a proceeding under the Bankruptcy Code and the making of a Remittance (as defined in Section 7.02(b)) is prohibited by Section 362 of the Bankruptcy Code, funds that are in the custody of the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court and should have been the subject of such Remittance absent such prohibition.

                  "Stepdown Date": The earlier to occur of (i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (a) the Distribution Date occurring in May 2008 and (b) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans but prior to any distribution of the Group I Principal Distribution Amount, the Group II Principal Distribution Amount and the Group III Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date) is equal to or greater than 25.00%.

                  "Sub-Servicer": Any Person with which the Master Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 6.06.

                  "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 6.11 and is otherwise acceptable to the Master Servicer.

                  "Sub-Servicing Agreement": The written contract between the Master Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 6.06.

                  "Subsequent Recoveries": As of any Distribution Date, unexpected amounts received by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.04) specifically related to a Mortgage Loan that was the subject of a liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

                  "Substitution Shortfall Amount": As defined in Section
2.03(d).

                  "Swap Administration Agreement": As defined in Section
4.09(b).

                  "Swap Account": The account or accounts created and maintained pursuant to Section 4.09. The Swap Account must be an Eligible Account.

                  "Swap Administrator": Deutsche Bank National Trust Company, a national banking association, or its successor in interest, or any successor Swap Administrator appointed pursuant to the Swap Administration Agreement.

                  "Swap Interest Shortfall Amount": Any shortfall of interest with respect to any Class of Certificates resulting from the application of the Net WAC Pass-Through Rate due to a discrepancy between the Uncertificated Notional Amount of the Class SWAP-IO Interest and the scheduled notional amount pursuant to the Swap Administration Agreement.

                  "Swap LIBOR": A per annum rate equal to the floating rate payable by the Swap Provider under the Swap Agreement.

                  "Swap Provider":  Deutsche Bank AG.

                  "Swap Provider Trigger Event": A Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

                  "Swap Termination Payment": The payment due under the Interest Rate Swap Agreement upon the early termination of the Interest Rate Swap Agreement.

                  "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC in the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                  "Telerate Page 3750": The display designated as page "3750" on the Moneyline Telerate (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

                  "Termination Price":  As defined in Section 9.01.

                  "Terminator":  As defined in Section 9.01.

                  "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                  "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

                  "Trigger Event": A Trigger Event is in effect with respect to a Distribution Date on and after the Stepdown Date if:

                  (a) the Delinquency Percentage for the Mortgage Loans exceeds the applicable percentages of the Credit Enhancement Percentage for the prior Distribution Date as set forth below for the most senior Class of Certificates then outstanding:

                 CLASS                 PERCENTAGE
                 -----                 ----------
                   A                     42.00%
                  M-1                    53.00%
                  M-2                    70.00%
                  M-3                    85.00%
                  M-4                    107.00%
                  M-5                    132.00%
                  M-6                    160.00%
                  M-7                    188.00%
                  M-8                    228.00%
                  M-9                    318.00%
                  M-10                  1050.00%

or

                  (b) the Cumulative Loss Percentage exceeds the applicable percentages set forth below with respect to such Distribution Date:

         DISTRIBUTION DATE OCCURRING IN             PERCENTAGE
         ------------------------------             ----------
          May 2008 through April 2009                 1.45%
          May 2009 through April 2010                 1.95%
          May 2010 through April 2011                 2.30%
            May 2011 and thereafter                   2.45%


                  "Trust Fund": Collectively, all of the assets of each Trust REMIC, any Master Servicer Prepayment Charge Payment Amounts, the Net WAC Rate Carryover Reserve Account, distributions made to the Trustee by the Swap Administrator under the Swap Administration Agreement and the Swap Account.

                  "Trust REMIC": Each of REMIC I, REMIC II and REMIC III.

                  "Trustee": Deutsche Bank National Trust Company, a national banking association, or its successor in interest, or any successor Trustee appointed as herein provided.

                  "Trustee Fee": The amount payable to the Trustee on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it and in the exercise and performance of any of the powers and duties of the Trustee hereunder, which amount shall equal the Trustee Fee Rate accrued for one month multiplied by the aggregate Scheduled Principal Balance of the Mortgage Loans and any REO Properties as of the Due Date in the prior month (or, in the case of the initial Distribution Date, as of the Cut-off Date), calculated on the basis of a 360-day year consisting of twelve 30-day months.

                  "Trustee Fee Rate": 0.00105% per annum.

                  "Uncertificated Balance": The amount of any REMIC Regular Interest (other than REMIC II Regular Interest II-IO) outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC Regular Interest (other than REMIC II Regular Interest II-IO) shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Balance of each REMIC Regular Interest (other than REMIC II Regular Interest II-IO) shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.01 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.04. The Uncertificated Balance of REMIC II Regular Interest II-LTZZ shall be increased by interest deferrals as provided in Section 4.01(a)(1). The Uncertificated Balance of each REMIC Regular Interest shall never be less than zero.

                  "Uncertificated Interest": With respect to any REMIC Regular Interest for any Distribution Date, one month's interest at the REMIC Remittance Rate applicable to such REMIC Regular Interest for such Distribution Date, accrued on the Uncertificated Balance or Uncertificated Notional Amount thereof immediately prior to such Distribution Date. Uncertificated Interest in respect of any REMIC Regular Interest shall accrue on the basis of a 360-day year consisting of twelve 30-day months. Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest, shall be reduced by an amount equal to the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 4.03(e) and (b) the aggregate amount of any Relief Act Interest Shortfall, if any, allocated, in each case, to such REMIC Regular Interest pursuant to Section 1.02. In addition, Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest shall be reduced by Realized Losses, if any, allocated to such REMIC Regular Interest pursuant to
Section 1.02 and Section 4.04.

         "Uncertificated Notional Amount": With respect to REMIC II Regular Interest IO and each Distribution Date listed below, the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests ending with the designation "A" listed below:

Distribution Date                                      REMIC I Regular Interests
-----------------  ---------------------------------------------------------------------------------
        1          I-1-A through I-52-A, II-1-A through II-52-A and III-1-A through III-52-A
        2          I-2-A through I-52-A, II-2-A through II-52-A and III-2-A through III-52-A
        3          I-3-A through I-52-A, II-3-A through II-52-A and III-3-A through III-52-A
        4          I-4-A through I-52-A, II-4-A through II-52-A and  III-4-A through III-52-A
        5          I-5-A through I-52-A, II-5-A through II-52-A and III-5-A through III-52-A
        6          I-6-A through I-52-A, II-6-A through II-52-A and III-6-A through III-52-A
        7          I-7-A through I-52-A,  II-7-A through II-52-A and III-7-A through III-52-A
        8          I-8-A through I-52-A,  II-8-A through II-52-A and III-8-A through III-52-A
        9          I-9-A through I-52-A,  II-9-A through II-52-A and III-9-A through III-52-A
       10          I-10-A through I-52-A,  II-10-A through II-52-A and III-10-A through III-52-A
       11          I-11-A through I-52-A,  II-11-A through II-52-A and III-11-A through III-52-A
       12          I-12-A through I-52-A,  II-12-A through II-52-A and III-12-A through III-52-A
       13          I-13-A through I-52-A,  II-13-A through II-52-A and III-13-A through III-52-A
       14          I-14-A through I-52-A,  II-14-A through II-52-A and III-14-A through III-52-A
       15          I-15-A through I-52-A,  II-15-A through II-52-A and III-15-A through III-52-A
       16          I-16-A through I-52-A,  II-16-A through II-52-A and III-16-A through III-52-A
       17          I-17-A through I-52-A,  II-17-A through II-52-A and III-17-A through III-52-A
       18          I-18-A through I-52-A,  II-18-A through II-52-A and III-18-A through III-52-A
       19          I-19-A through I-52-A, II-19-A through II-52-A and III-19-A through III-52-A
       20          I-20-A through I-52-A, II-20-A through II-52-A and III-20-A through III-52-A
       21          I-21-A through I-52-A, II-21-A through II-52-A and III-21-A through III-52-A
       22          I-22-A through I-52-A, II-22-A through II-52-A and III-22-A through III-52-A
       23          I-23-A through I-52-A, II-23-A through II-52-A and III-23-A through III-52-A
       24          I-24-A through I-52-A, II-24-A through II-52-A and III-24-A through III-52-A
       25          I-25-A through I-52-A, II-25-A through II-52-A and III-25-A through III-52-A
       26          I-26-A through I-52-A, II-26-A through II-52-A and III-26-A through III-52-A
       27          I-27-A through I-52-A, II-27-A through II-52-A and III-27-A through III-52-A
       28          I-28-A through I-52-A, II-28-A through II-52-A and III-28-A through III-52-A
       29          I-29-A through I-52-A, II-29-A through II-52-A and III-29-A through III-52-A
       30          I-30-A through I-52-A, II-30-A through II-52-A and III-30-A through III-52-A
       31          I-31-A through I-52-A, II-31-A through II-52-A and III-31-A through III-52-A
       32          I-32-A through I-52-A, II-32-A through II-52-A and III-32-A through III-52-A
       33          I-33-A through I-52-A, II-33-A through II-52-A and III-33-A through III-52-A
       34          I-34-A through I-52-A, II-34-A through II-52-A and III-34-A through III-52-A
       35          I-35-A through I-52-A, II-35-A through II-52-A andIII-35-A through III-52-A
       36          I-36-A through I-52-A, II-36-A through II-52-A and III-36-A through III-52-A
       37          I-37-A through I-52-A, II-37-A through II-52-A and III-37-A through III-52-A
       38          I-38-A through I-52-A, II-38-A through II-52-A and III-38-A through III-52-A
       39          I-39-A through I-52-A, II-39-A through II-52-A and III-39-A through III-52-A
       40          I-40-A through I-52-A, II-40-A through II-52-A and III-40-A through III-52-A
       41          I-41-A through I-52-A, II-41-A through II-52-A and III-41-A through III-52-A
       42          I-42-A through I-52-A, II-42-A through II-52-A and III-42-A through III-52-A
       43          I-43-A through I-52-A, II-43-A through II-52-A and III-43-A through III-52-A
       44          I-44-A through I-52-A, II-44-A through II-52-A and III-44-A through III-52-A
       45          I-45-A through I-52-A, II-45-A through II-52-A and III-45-A through III-52-A
       46          I-46-A through I-52-A, II-46-A through II-52-A and III-46-A through III-52-A
       47          I-47-A through I-52-A, II-47-A through II-52-A and III-47-A through III-52-A
       48          I-48-A through I-52-A, II-48-A through II-52-A and III-48-A through III-52-A
       49          I-49-A through I-52-A, II-49-A through II-52-A and III-49-A through III-52-A
       50          I-50-A through I-52-A, II-50-A through II-52-A and III-50-A through III-52-A
       51          I-51-A and I-52-A, II-51-A and II-52-A and III-51-A and III-52-A
       52          I-52-A, II-52-A and III-52-A
   thereafter      $0.00

                  With respect to the Class IO Interest and any Distribution Date, an amount equal to the Uncertificated Notional Amount of the REMIC II Regular Interest IO.

                  "Underwriters": Each of the Representative, Greenwich Capital Markets, Inc., Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC.

                  "Underwriters' Exemption": As defined in the Prospectus Supplement.

                  "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.08.

                  "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations); provided that, solely for purposes of the restrictions on the transfer of Residual Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. The term "United States" shall have the meaning set forth in Section 7701 of the Code.

                  "Value": With respect to any Mortgaged Property, the lesser of
(i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 or, subject to the applicable Originator's underwriting guidelines, an insured automated valuation model.

                  "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. With respect to any date of determination, 98% of all Voting Rights shall be allocated among the Holders of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, 1% of all Voting Rights shall be allocated to the Holders of the Class P Certificates and 1% of all Voting Rights shall be allocated among the Holders of the Residual Certificates. The Voting Rights allocated to each Class of Certificate shall be allocated among Holders of each such Class in accordance with their respective Percentage Interests as of the most recent Record Date.

                  SECTION 1.02. Allocation of Certain Interest Shortfalls.

                  For purposes of calculating the amount of Accrued Certificate Interest and the amount of the Interest Distribution Amount for the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 4.03(e)) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to reduce the interest accrued on the Class CE Certificates, based on, and to the extent of, one month's interest at the applicable Pass-Through Rate on the Notional Amount of such Certificates, and thereafter, among the Class A Certificates and the Mezzanine Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rates on the respective Certificate Principal Balances of each such Certificate.

                  For purposes of calculating the amount of Uncertificated Interest for the REMIC I Group I Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 4.03(e)) and any Relief Act Interest Shortfalls incurred in respect of Loan Group I shall be allocated first, to REMIC I Group I Regular Interests ending with the designation "B", PRO RATA based on, and to the extent of, one month's interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest, and then, to REMIC I Group I Regular Interests ending with the designation "A", PRO rata based on, and to the extent of, one month's interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Balances of each such REMIC I Regular Interest. For purposes of calculating the amount of Uncertificated Interest for the REMIC I Group II Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 4.03(e)) and any Relief Act Interest Shortfalls incurred in respect of Loan Group II shall be allocated first, to REMIC I Group II Regular Interests ending with the designation "B", PRO rata based on, and to the extent of, one month's interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Balances of each such REMIC I Regular Interest, and then, to REMIC I Group II Regular Interests ending with the designation "A", PRO RATA based on, and to the extent of, one month's interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Balances of each such REMIC I Regular Interest. For purposes of calculating the amount of Uncertificated Interest for the REMIC I Group III Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 4.03(e)) and any Relief Act Interest Shortfalls incurred in respect of Loan Group III shall be allocated first, to REMIC I Group III Regular Interests ending with the designation "B", PRO RATA based on, and to the extent of, one month's interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Balances of each such REMIC I Regular Interest, and then, to REMIC I Group III Regular Interests ending with the designation "A", PRO RATA based on, and to the extent of, one month's interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Balances of each such REMIC I Regular Interest.

                  For purposes of calculating the amount of Uncertificated Interest for the REMIC II Regular Interests for any Distribution Date:

                  (i) The REMIC II Marker Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 4.03(e)) and the REMIC II Marker Allocation Percentage of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC II Regular Interest II-LTA1A, II Regular Interest II-LTA1B, REMIC II Regular Interest II-LTA2A, REMIC II Regular Interest II-LTA2B, REMIC II Regular Interest II-LTA3A, REMIC II Regular Interest II-LTA3B, REMIC II Regular Interest II-LTA3C, REMIC II Regular Interest II-LTA3D, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10 and REMIC II Regular Interest II-LTZZ, on a PRO RATA basis, based on, and to the extent of, one month's interest at the then applicable respective REMIC II Remittance Rates on the respective Uncertificated Balances of each such REMIC II Regular Interest; and

                  (ii) The REMIC II Sub WAC Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 4.03(e)) and the REMIC II Sub WAC Allocation Percentage of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated to Uncertificated Interest payable to REMIC II Regular Interest II-LT1SUB, REMIC II Regular Interest II-LT1GRP, REMIC II Regular Interest II-LT2SUB, REMIC II Regular Interest II-LT2GRP, REMIC II Regular Interest II-LT3SUB, REMIC II Regular Interest II-LT3GRP and REMIC II Regular Interest II-LTXX, on a PRO RATA basis, based on, and to the extent of, one month's interest at the then applicable respective REMIC II Remittance Rates on the respective Uncertificated Balances of each such REMIC II Regular Interest.

                  SECTION 1.03. Rights of the NIMS Insurer.

                  Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as (i) the NIMS Insurer has undertaken to guarantee certain payments of notes issued pursuant to an Indenture and (ii) any series of notes issued pursuant to one or more Indentures remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such notes; provided, however, the NIMS Insurer shall not have any rights hereunder (except pursuant to Section 11.01 in the case of clause (ii) below) during the period of time, if any, that (i) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the Indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

                  SECTION 2.01. Conveyance of Mortgage Loans.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement, all other assets included or to be included in REMIC I, payments made to the Trustee by the Swap Administrator under the Swap Administration Agreement and the Swap Account. Such assignment includes all interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans (other than payments of principal and interest due on such Mortgage Loans on or before the Cut-off Date). The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement and the PMI Policy and the Trustee, on behalf of the Certificateholders, acknowledges receipt of the same.

                  In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Trustee the following documents or instruments with respect to each Mortgage Loan so transferred and assigned (a "Mortgage File"):

                  (i) the original Mortgage Note, endorsed in blank, without recourse, or in the following form: "Pay to the order of Deutsche Bank National Trust Company, as Trustee under the applicable agreement, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee, or with respect to any lost Mortgage Note, an original Lost Note Affidavit; provided however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance of which is less than or equal to 2.00% of the Pool Balance as of the Cut-off Date;

                  (ii) the original Mortgage, with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

                  (iii) an original Assignment assigned in blank, without recourse;

                  (iv) the original recorded intervening Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii) or the original unrecorded intervening Assignments;

                  (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

                  (vi) the original lender's title insurance policy or an attorney's opinion of title or similar guarantee of title acceptable to mortgage lenders generally in the jurisdiction where the Mortgaged Property is located, together with all endorsements or riders which were issued with or subsequent to the issuance of such policy, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

                  If any of the documents referred to in Sections 2.01(ii),
(iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or
(y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee, or to the appropriate Custodian on behalf of the Trustee, of a copy of each such document certified by the applicable Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the applicable Originator, delivery to the Trustee, or to the appropriate Custodian on behalf of the Trustee, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy was not delivered pursuant to Section 2.01(vi) above, the Depositor shall deliver or cause to be delivered to the Trustee, or to the appropriate Custodian on behalf of the Trustee, promptly after receipt thereof, the original lender's title insurance policy. The Depositor shall deliver or cause to be delivered to the Trustee, or to the appropriate Custodian on behalf of the Trustee, promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

                  The Master Servicer (in its capacity as Seller) shall promptly (and in no event later than thirty (30) Business Days, subject to extension upon a mutual agreement between the Master Servicer and the Trustee, following the later of (i) the Closing Date, (ii) the date on which the Seller receives the Assignment from the Custodian and (iii) the date of receipt by the Master Servicer of the recording information for a Mortgage) submit or cause to be submitted for recording, at no expense to the Trust Fund or the Trustee, in the appropriate public office for real property records, each Assignment referred to in Sections 2.01(iii) and (iv) above and shall execute each original Assignment referred to in section 2.01(iii) above in the following form: "Deutsche Bank National Trust Company, as Trustee under the applicable agreement." In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Master Servicer (in its capacity as Seller) shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

                  Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments shall not be required to be submitted for recording (except with respect to any Mortgage Loan located in Maryland) unless such failure to record would result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates; provided further, however, each Assignment shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust Fund or the Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights or the NIMS Insurer, (ii) failure of the Master Servicer Termination Test, (iii) the occurrence of a bankruptcy or insolvency relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section
7.02 hereof and (v) if the Seller is not the Master Servicer and with respect to any one Assignment or Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Notwithstanding the foregoing, if the Master Servicer is unable to pay the cost of recording the Assignments, such expense shall be paid by the Trustee and shall be reimbursable to the Trustee as an Extraordinary Trust Fund Expense.

                  All original documents relating to the Mortgage Loans that are not delivered to the Trustee, or to the appropriate Custodian on behalf of the Trustee, are and shall be held by or on behalf of the Seller, the Depositor or the Master Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee, or to the appropriate Custodian on behalf of the Trustee. Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Master Servicer.

                  The parties hereto understand and agree that it is not intended that any mortgage loan be included in the Trust that is a "High-Cost Home Loan" as defined by HOEPA or any other applicable predatory or abusive lending laws.

                  SECTION 2.02. Acceptance of REMIC I by the Trustee.

                  Subject to the provisions of Section 2.01 and subject to any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01 (other than such documents described in Section 2.01(v)) above and all interests and all other assets included in the definition of "REMIC I" under clauses (i), (iii),
(iv) and (v) (to the extent of amounts deposited into the Distribution Account) and declares that it, or such Custodian as its agent, holds and shall hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or shall hold all such assets and such other assets included in the definition of "REMIC I" in trust for the exclusive use and benefit of all present and future Certificateholders.

                  On or prior to the Closing Date, the Trustee agrees, for the benefit of the Certificateholders, to execute and deliver (or cause the Custodian to execute and deliver) to the Depositor and the NIMS Insurer an acknowledgment of receipt of the Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit C-3 hereto.

                  The Trustee agrees, for the benefit of the Certificateholders, to review (or cause a Custodian on its behalf to review) each Mortgage Note within 45 days of the Closing Date and to certify in substantially the form attached hereto as Exhibit C-1 (or cause the Custodian to certify in the form of the Initial Certification attached to the Custodial Agreement) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(v)) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by it or such Custodian and are not mutilated, torn or defaced unless initialed by the related borrower and relate to such Mortgage Loan, (iii) based on its or the Custodian's examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1) through (3), (6),
(9), (10), (13), (15) and (19) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee or such Custodian was under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (v) of Section 2.01.

                  Prior to the first anniversary date of this Agreement the Trustee shall deliver to the Depositor, the Master Servicer and the NIMS Insurer a final certification in the form annexed hereto as Exhibit C-2 (or shall cause the Custodian to deliver to the Trustee, the Depositor, the Master Servicer and the NIMS Insurer a final certification in the form attached to the Custodial Agreement) evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon, with respect to all of the Mortgage Loans. Upon the request of the Master Servicer, any exception report related to the final certification shall be provided in an electronic computer readable format as mutually agreed upon by the Master Servicer and the Trustee.

                  If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee or any Custodian finds any document or documents constituting a part of a Mortgage File to be missing, mutilated, torn or defaced or does not conform to the requirements identified above, at the conclusion of its review the Trustee (or a Custodian on behalf of the Trustee) shall so notify the Depositor, the NIMS Insurer and the Master Servicer. In addition, upon the discovery by the Depositor, the NIMS Insurer, the Master Servicer or the Trustee of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

                  The Trustee (or a Custodian on behalf of the Trustee) shall, at the written request and expense of any Certificateholder, Certificate Owner, provide a written report to such Certificateholder, Certificate Owner, of all Mortgage Files released to the Master Servicer for servicing purposes.

                  SECTION 2.03. Repurchase or Substitution of Mortgage Loans by
                                the Seller or the Depositor; Payment of
                                Prepayment Charge Payment Amounts.

                  (a) Upon discovery or receipt of notice (including notice under Section 2.02) of any materially defective document in, or that a document is missing from, the Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Seller, the NIMS Insurer and the Master Servicer of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 90 days from the date the Seller had knowledge or was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Master Servicer (or, in accordance with Section 6.06(b), the Trustee) shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to repurchase such Mortgage Loan from REMIC I at the Purchase Price within 90 days after the date on which the Seller was notified (subject to Section 2.03(d)) of such missing document, defect or breach, if and to the extent that the Seller is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto, and the Trustee shall not have any further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Seller may cause such Mortgage Loan to be removed from REMIC I (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(c). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

                  (b) (i) Promptly upon the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.05, which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

                  (ii) Notwithstanding the provisions of Section 2.03(b)(i) above,

                  (A) on the later of (x) the Master Servicer Remittance Date next following the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of the representation made by the Master Servicer in Section 2.05(vii), which breach materially and adversely affects the interests of the Holders of the Class P Certificates to any Prepayment Charge and (y) the Master Servicer Remittance Date next following the Prepayment Period relating to such a breach, the Master Servicer shall deposit into the Collection Account the amount of the scheduled Prepayment Charge, less any amount collected and deposited by the Master Servicer into the Collection Account in respect of such Prepayment Charge; and

                  (B) on the later of (x) the Master Servicer Remittance Date next following the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of the covenant made by the Master Servicer in Section 2.05(viii), which breach materially and adversely affects the interests of the Holders of the Class P Certificates to any Prepayment Charge and (y) the Master Servicer Remittance Date next following the Prepayment Period relating to such a breach, the Master Servicer shall deposit into the Collection Account, as a Master Servicer Prepayment Charge Payment Amount, the amount of the waived Prepayment Charge, but only to the extent required under Section 2.03(b)(iii) below.

                  (iii) If with respect to any Prepayment Period,

                  (A) the dollar amount of Prepayment Charges that are the subject of breaches by the Master Servicer of the covenant made by the Master Servicer in Section 2.05(viii), which breaches materially and adversely affect the interests of the Holders of the Class P Certificates to such Prepayment Charges, exceeds

                  (B) 5% of the total dollar amount of Prepayment Charges payable by Mortgagors in connection with Principal Prepayments on the related Mortgage Loans that occurred during such Prepayment Period, then the amount required to be paid by the Master Servicer pursuant to Section 2.03(b)(ii)(B) above shall be limited to an amount, that when added to the amount of Prepayment Charges actually collected by the Master Servicer in respect of Prepayment Charges relating to Principal Prepayments on the related Mortgage Loans that occurred during such Prepayment Period, shall yield a sum equal to 95% of the total dollar amount of Prepayment Charges (exclusive of (A) Prepayment Charges not enforced or collected upon because (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or
(ii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment and (B) Prepayment Charges waived by the Master Servicer when such waiver does not breach the covenant set forth in Section 2.05(viii)) payable by Mortgagors in connection with Principal Prepayments on the related Mortgage Loans that occurred during such Prepayment Period.

                  (c) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a), in the case of the Seller, or Section 2.03(b), in the case of the Depositor, must be effected prior to the date which is two years after the Startup Day for REMIC I.

                  As to any Deleted Mortgage Loan for which the Seller or the Depositor substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller or the Depositor, as the case may be, delivering to the Trustee (or a Custodian on behalf of the Trustee), for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Trustee (or a Custodian on behalf of the Trustee) shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, review such documents as specified in
Section 2.02 and deliver to the Depositor, the NIMS Insurer, the Trustee and the Master Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit C-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Depositor, the NIMS Insurer and the Master Servicer a certification substantially in the form of Exhibit C-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of REMIC I and shall be retained by the Depositor or the Seller, as the case may be. For the month of substitution, distributions to Certificateholders shall reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Depositor shall give or cause to be given written notice to the Certificateholders, the NIMS Insurer that such substitution has taken place, shall amend the Mortgage Loan Schedule and, if applicable, the Prepayment Charge Schedule, to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee and the NIMS Insurer. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Seller, the Mortgage Loan Purchase Agreement, including all applicable representations and warranties thereof.

                  For any month in which the Depositor or the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer shall determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Scheduled Principal Balance thereof as of the date of substitution, together with one month's interest on such Scheduled Principal Balance at the applicable Net Mortgage Rate. On the date of such substitution, the Depositor or the Seller, as the case may be, shall deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Master Servicer of such deposit, shall release to the Depositor or the Seller, as the case may be, the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Depositor or the Seller, as the case may be, shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

                  In addition, the Depositor or the Seller, as the case may be, shall obtain at its own expense and deliver to the Trustee, the NIMS Insurer an Opinion of Counsel to the effect that such substitution shall not cause (a) any federal tax to be imposed on any Trust REMIC, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code, or (b) any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (d) Upon discovery by the Depositor, the NIMS Insurer, the Seller, the Master Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller or the Depositor shall repurchase or, subject to the limitations set forth in
Section 2.03(c), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made by the Seller. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a). The Trustee shall reconvey to the Depositor or the Seller, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

                  SECTION 2.04. [Reserved].

                  SECTION 2.05. Representations, Warranties and Covenants of the
                                Master Servicer.

                  The Master Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee, the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

                  (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

                  (ii) The Master Servicer has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                  (iii) The execution and delivery of this Agreement by the Master Servicer, the servicing of the Mortgage Loans by the Master Servicer hereunder, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of the charter or by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

                  (iv) The Master Servicer is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act;

                  (v) Except as disclosed in the Prospectus Supplement, no litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

                  (vii) The information set forth in the Prepayment Charge Schedule attached hereto as Schedule 2 (including the prepayment charge summary attached thereto) is complete, true and correct in all material respects at the date or dates respecting which such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms (except to the extent that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary payment;

                  (viii) The Master Servicer shall not waive any Prepayment Charge or part of a Prepayment Charge unless, (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or (ii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment or (iii) in the Master Servicer's reasonable judgment as described in Section 3.01 hereof, (x) such waiver relates to a default or a reasonably foreseeable default, (y) such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan and (z) doing so is standard and customary in servicing similar Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default). In no event shall the Master Servicer waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default;

                  (ix) The information set forth in the "monthly tape" provided to the Trustee or any of its affiliates is true and correct in all material respects;

                  (x) With respect to each Mortgage Loan, the Assignment is in recordable form; (except that the name of the assignee and the recording information with respect to such Mortgage Loan is blank) and each Mortgage Loan was originated in the name of the Master Servicer or an affiliate thereof;

                  (xi) The Master Servicer has fully furnished and shall continue to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company or their successors on a monthly basis; and

                  (xii) The Master Servicer shall transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, the Master Servicer shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee or to a Custodian, as the case may be, and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the NIMS Insurer, the Master Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the NIMS Insurer and the Trustee. Subject to Section 7.01, the obligation of the Master Servicer set forth in Section 2.03(b) to cure breaches (or in the case of the representations, warranties and covenants set forth in Section 2.05(vii) and Section 2.05(viii) above, to otherwise remedy such breaches pursuant to Section 2.03(b)) shall constitute the sole remedies against the Master Servicer available to the Certificateholders, the Depositor or the Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this Section 2.05. The preceding sentence shall not, however, limit any remedies available to the Certificateholders, the Depositor or the Trustee on behalf of the Certificateholders (other than in the case of the representations, warranties and covenants set forth in Section 2.05(vii) and Section 2.05(viii) above) pursuant to the Mortgage Loan Purchase Agreement signed by the Master Servicer in its capacity as Seller, respecting a breach of the representations, warranties and covenants of the Master Servicer in its capacity as Seller contained in the Mortgage Loan Purchase Agreement.

                  SECTION 2.06. Issuance of the REMIC I Regular Interests and
                                the Class R-I Interest.

                  The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of
Section 2.01 and Section 2.02, together with the assignment to it of all other assets included in REMIC I, the receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-I Interest in authorized denominations. The interests evidenced by the Class R-I Interest, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I. The rights of the Class R Certificateholders and REMIC II (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Interest and the REMIC I Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-I Interest and the REMIC I Regular Interests, shall be as set forth in this Agreement.

                  SECTION 2.07. Conveyance of the REMIC I Regular Interests;
                                Acceptance of REMIC II and REMIC III by the
                                Trustee.

                  (a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets described in the definition of REMIC I for the benefit of the Holders of the REMIC I Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-I Interest). The Trustee acknowledges receipt of the assets described in the definition of REMIC I and declares that it holds and shall hold the same in trust for the exclusive use and benefit of the Holders of the REMIC I Regular Interests and the Class R Certificates (in respect of the Class R-I Interest). The interests evidenced by the Class R-I Interest, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I.

                  (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests (which are uncertificated) for the benefit of the Holders of the REMIC II Regular Interests and the Class R Certificates (in respect of the Class R-II Interest). The Trustee acknowledges receipt of the REMIC I Regular Interests and declares that it holds and shall hold the same in trust for the exclusive use and benefit of the Holders of the REMIC II Regular Interests and the Class R Certificates (in respect of the Class R-II Interest). The interests evidenced by the Class R-II Interest, together with the REMIC II Regular Interests, constitute the entire beneficial ownership interest in REMIC II.

                  (c) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests (which are uncertificated) for the benefit of the Holders of the REMIC III Regular Interests and the Class R Certificates (in respect of the Class R-III Interest). The Trustee acknowledges receipt of the REMIC II Regular Interests and declares that it holds and shall hold the same in trust for the exclusive use and benefit of the Holders of the REMIC III Regular Interests and the Class R Certificates (in respect of the Class R-III Interest). The interests evidenced by the Class R-III Interest, together with the Regular Certificates and the Class SWAP-IO Interest, constitute the entire beneficial ownership interest in REMIC III.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

                    SECTION 3.01.     Master Servicer to Act as Master Servicer.

                   The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer in its reasonable judgment) in accordance with (i) the terms of the respective Mortgage Loans and any insurance policies related thereto, (ii) all Applicable Regulations, (iii) the terms of this Agreement, (iv) the Loss Mitigation Action Plan, if applicable, and (v) to the extent consistent with the preceding requirements, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

                  (i) any relationship that the Master Servicer, any Sub-Servicer or any Affiliate of the Master Servicer or any Sub-Servicer may have with the related Mortgagor;

                  (ii) the ownership of any Certificate by the Master Servicer or any Affiliate of the Master Servicer;

                  (iii) the Master Servicer's obligation to make Advances or Servicing Advances; or

                  (iv) the Master Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction (the "Servicing Standard").

                  Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Master Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 6.06, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee, in accordance with the servicing standards set forth above, (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of forbearance, or of modification and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties, (ii) to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure to convert the ownership of such properties, and to hold or cause to be held title to such properties, in the name of the Trust Fund, on behalf of the Trustee and the Certificateholders,
(iii) to market, sell and transfer title of REO Properties held in the name of the Trust Fund to third party purchasers upon terms and conditions the Master Servicer deems reasonable under the Servicing Standard, (iv) to bring or respond to civil actions or complaints (in its own name or that of the Trust Fund or the Trustee on behalf of the Trust Fund) related to any Mortgage Loan, Mortgaged Property or REO Property held by the Trust Fund and (v) to execute any other document necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder consistent with the Servicing Standard.

                  At the written request of the Master Servicer, the Trustee shall execute and furnish to the Master Servicer such documents as are necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder. By execution of this Agreement, the Trustee, on behalf of the Trust Fund, hereby grants to the Master Servicer a power of attorney to execute any and all documents necessary to carry out any and all servicing duties described in this Agreement (including the taking of and transferring title of REO Properties to third parties held in the name of the Trustee for the benefit of the Trust) and expressly confirms that this paragraph along with the face page and a copy of the signature page (duly executed) to this Agreement shall constitute the power of attorney for evidentiary and/or recording purposes. The Trustee shall not be liable for the actions of the Master Servicer or any Sub-Servicers under such powers of attorney.

                  Subject to Section 3.04(d) hereof, in accordance with the Servicing Standard, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.04(d), and further as provided in Section 3.05(a). Any cost incurred by the Master Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

                  Consistent with the terms of this Agreement, the Master Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if such waiver, modification, postponement or indulgence is in conformity with the Servicing Standard; provided, however, that:

                  (A) the Master Servicer shall not make future advances (except as provided in Section 4.03);

                  (B) the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of any principal or interest payments, reduce the outstanding Stated Principal Balance (except for reductions resulting from actual payments of principal) or extend the final maturity date on such Mortgage Loan (unless as provided in Section 3.02, (i) the Mortgagor is in default with respect to the Mortgage Loan or (ii) such default is, in the judgment of the Master Servicer, reasonably foreseeable); and

                  (C) the Master Servicer shall not consent to (i) partial releases of Mortgages, (ii) alterations, (iii) removal, demolition or division of properties subject to Mortgages, (iv) modification or (v) second mortgage subordination agreements with respect to any Mortgage Loan that would: (i) affect adversely the status of any Trust REMIC as a REMIC, (ii) cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions, or (iii) both (x) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (y) cause any Trust REMIC constituting part of the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

                  To the extent consistent with the terms of this Agreement, including Section 2.03 and Section 2.05, the Master Servicer may waive (or permit a Sub-Servicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and (ii) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Master Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan.

                  The Master Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Master Servicer from the responsibilities or liabilities arising under this Agreement. All references to Master Servicer in this Agreement shall be deemed to include any Sub-Servicer duly appointed by the Master Servicer pursuant to this Agreement.

                  SECTION 3.02. Collection of Certain Mortgage Loan Payments.

                  The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, penalty interest, (ii) waive any provision of any Mortgage Loan requiring the related Mortgagor to submit to mandatory arbitration with respect to disputes arising thereunder or (iii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to clause (iii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder. The NIMS Insurer's prior written consent shall be required for any modification, waiver or amendment if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Mortgage Loans as of the Cut-off Date. In the event of any such arrangement pursuant to clause (iii) above, the Master Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.03 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements.

                  Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer, consistent with the Servicing Standard, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"), provided, however, that in determining which course of action permitted by this sentence it shall pursue, the Master Servicer shall adhere to the Loss Mitigation Action Plan. The Master Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 and the Loss Mitigation Action Plan shall be reflected in writing in the Mortgage File.

                  In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor master servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement.

                  SECTION 3.03. [Reserved].

                  SECTION 3.04. Collection Account, Escrow Account and
                                Distribution Account.

                  (a) COLLECTION ACCOUNT. On behalf of the Trust Fund, the Master Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain in the name of the Trustee one or more accounts (such account or accounts, the "Collection Account") in accordance with this Section 3.04, held in trust for the benefit of the Trustee and the Certificateholders.

                  (b) DEPOSITS TO THE COLLECTION ACCOUNT. On behalf of the Trust Fund, the Master Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, and retain therein, the following payments and collections received or made by it subsequent to the Cut-off Date with respect to the Mortgage Loans, or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans and REO Properties;

                  (ii) all payments on account of interest on the Mortgage Loans and REO Properties adjusted to the Net Mortgage Rate;

                  (iii) all Insurance Proceeds and Liquidation Proceeds (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicing Standard), Subsequent Recoveries and any amounts received in respect of the rental of any REO Property prior to REO Disposition;

                  (iv) all proceeds related to the purchase, substitution or repurchase of any Mortgage Loan or REO Property in accordance with
         Section 2.03;

                  (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.09 in connection with the deductible clause in any blanket hazard insurance policy, such deposit being made from the Master Servicer's own funds, without reimbursement therefor;

                  (vi) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                  (vii) all amounts required to be deposited in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 2.03 (for purposes of this clause (vii), the Cut-off Date with respect to any Qualified Substitute Mortgage Loan shall be deemed to be the date of substitution);

                  (viii) any amounts required to be deposited by the Master Servicer pursuant to Section 4.03(b);

                  (ix) all Prepayment Charges collected by the Master Servicer, all Prepayment Charges payable by the Master Servicer pursuant to
         Section 2.03(b)(ii)(A) and all Master Servicer Prepayment Charge Payment Amounts payable by the Master Servicer pursuant to Section 2.03(b)(ii)(B) as limited by Section 2.03(b)(iii); and

                  (x) without duplication, all payments of claims under the PMI Policy.

                  The foregoing requirements for deposit to the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees, insufficient funds charges, modification fees and other ancillary fees (but not Prepayment Charges) need not be deposited by the Master Servicer in the Collection Account and shall upon collection, belong to the Master Servicer as additional compensation for its servicing activities. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  (c) ESCROW ACCOUNT. The Master Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain in the name of the Trustee one or more accounts (such account or accounts, the "Escrow Account") held in trust for the benefit of the Certificateholders and the Trustee.

                  (d) DEPOSITS TO THE ESCROW ACCOUNT. The Master Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the Escrow Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, and retain therein:

                  (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

                  (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

                  (e) DISTRIBUTION ACCOUNT. On behalf of the Trust Fund, the Trustee shall segregate and hold all funds collected and received pursuant to this Agreement separate and apart from any of its own funds and general assets and shall establish and maintain in the name of the Trust Fund one or more segregated accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Certificateholders.

                  (f) TRUSTEE DEPOSITS TO THE DISTRIBUTION ACCOUNT. Upon receipt, the Trustee shall deposit or cause to be deposited into the Distribution Account all payments of any nature received from the Master Servicer in accordance with this Agreement. The Trustee shall deposit in the Distribution Account any amounts required to be deposited pursuant to Section
3.06 in connection with losses realized on Permitted Investments with respect to funds held in the Distribution Account. Furthermore, promptly upon receipt of any Stayed Funds, whether from the Master Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Trustee shall deposit such funds in the Distribution Account, subject to withdrawal thereof pursuant to Section 7.02(b) or as otherwise permitted hereunder.

                  (g) MASTER SERVICER TRANSFER OF FUNDS TO THE DISTRIBUTION ACCOUNT. On behalf of the Trust Fund, the Master Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account by 3:00 p.m. (New York time) on the Master Servicer Remittance Date, (i) that portion of Available Funds (calculated without regard to the references in clause (2) of the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account, (ii) without duplication, the amount of all Prepayment Charges collected by the Master Servicer, all Prepayment Charges payable by the Master Servicer pursuant to Section 2.03(b)(ii)(A) and all Master Servicer Prepayment Charge Payment Amounts payable by the Master Servicer pursuant to
Section 2.03(b)(ii)(B), subject to Section 2.03(b)(iii) (in each case to the extent not related to Principal Prepayments occurring after the related Prepayment Period) and (iii) any amounts reimbursable to an Advancing Person pursuant to Section 3.23 and the terms of the related Advance Facility.

                  In addition, the Master Servicer shall deliver to the Trustee from time to time as required by this Agreement, for deposit and the Trustee shall so deposit, in the Distribution Account:

                  (i) any Advances, as required pursuant to Section 4.03;

                  (ii) any amounts required to be deposited pursuant to Section
         3.13 in connection with any REO Property;

                  (iii) any amounts to be paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 3.16 and Section 9.01;

                  (iv) any Compensating Interest as required pursuant to Section 4.03(e);

                  (v) any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters;

                  (vi) any amounts required to be paid by the Master Servicer pursuant to Section 3.06 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account; and

                  (vii) any amounts required to be paid to the Trustee from the assets of the Trust Fund on deposit in the Collection Account pursuant to this Agreement, including but not limited to amounts required to be paid to the Trustee pursuant to Section 7.02 and Section 8.05.

                  Funds held in the Collection Account pursuant to Section 3.04(b) may at any time be delivered by the Master Servicer to the Trustee for deposit into the Distribution Account and for all purposes of this Agreement shall be deemed to be a part of the Collection Account until the Business Day prior to the Distribution Date; provided, however, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this paragraph. In the event the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding.

                  (h) INVESTMENT OF ACCOUNT FUNDS. Funds on deposit in the Collection Account, the Distribution Account, any REO Account and any Escrow Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.06. Any investment earnings or interest paid on funds deposited in the Collection Account, any REO Account and any Escrow Account (subject to Section 3.05(b)) shall accrue to the benefit of the Master Servicer and the Master Servicer shall be entitled to retain and withdraw such interest from each such account on a daily basis. Any investment earnings or interest paid on funds deposited in the Distribution Account, shall accrue to the benefit of the Trustee and the Trustee shall be entitled to retain and withdraw such interest from each such account on a daily basis.

                   (i) CREATION, LOCATION AND SUBSEQUENT TRANSFERS OF ACCOUNTS. Each account created pursuant to this Agreement must be an Eligible Account. On or prior to the Closing Date, the Master Servicer and the Trustee shall give notice, to each other, the NIMS Insurer and the Depositor of the location of any account created by it pursuant to this Agreement. From time to time, the Master Servicer and the Trustee may each transfer any account created by it to a different depository institution provided that upon such transfer the written notice is provided to all other parties listed in the preceding sentence.

                  (j) In order to comply with its duties under the U.S.A. Patriot Act of 2001, the Trustee shall obtain and verify certain information and documentation from the other parties to this Agreement including, but not limited to, each such party's name, address, and other identifying information.

                  SECTION 3.05. Permitted Withdrawals From the Collection
                                Account, Escrow Account and Distribution
                                Account.

                  (a) COLLECTION ACCOUNT. The Master Servicer may, from time to time, withdraw from the Collection Account for the following purposes or as described in Section 4.03:

                  (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.04(g) or permitted to be so remitted pursuant to the last paragraph of Section 3.04(g);

                  (ii) subject to Section 3.12(c), to reimburse itself for (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances and
         (c) any unreimbursed Advances, the Master Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to any Late Collections, Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds received on the related Mortgage Loan and any amounts received in respect of the rental of the related REO Property prior to an REO Disposition that represent payments of principal and/or interest respecting which any such advance was made;

                  (iii) to reimburse itself for (a) any unpaid Servicing Fees to the extent not recoverable under Section 3.05(a)(ii) and (b) any unpaid Advances or Servicing Advances that have been deemed Nonrecoverable Advances or Nonrecoverable Servicing Advances;

                  (iv) to pay to itself any Prepayment Interest Excess;

                  (v) to reimburse itself for any amounts paid pursuant to
         Section 3.12(b) (and not otherwise previously reimbursed);

                  (vi) to pay to itself as servicing compensation any interest earned on funds in the Collection Account;

                  (vii) subject to Section 4.03(b), to reimburse the Master Servicer in respect of any unreimbursed Advances to the extent of funds held in the Collection Account for future distribution that were not included in Available Funds for the preceding Distribution Date;

                  (viii) to reimburse the Master Servicer or the Depositor for expenses incurred by or reimbursable to the Master Servicer or the Depositor, as the case may be, pursuant to Section 6.03;

                  (ix) to remit to the Trustee any amounts that the Trustee is permitted to be paid or reimbursed from the assets of the Trust Fund pursuant to the terms of this Agreement, including the terms of Section 7.02(a) and Section 8.05 of this Agreement;

                  (x) to reimburse the NIMS Insurer, the Master Servicer (if the Master Servicer is not an Affiliate of the Seller) or the Trustee, as the case may be, for enforcement expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

                  (xi) to pay to the Master Servicer, the Depositor or the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or
         Section 3.16(a) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

                  (xii) to transfer funds in the Collection Account maintained at a particular depository to the Collection Account maintained at a different depository, pursuant to Section 3.04(i);

                  (xiii) to clear and terminate the Collection Account upon the termination of this Agreement; and

                  (xiv) to pay the PMI Insurer the PMI Insurer Fee.

                  On each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess shall be remitted to the Trustee, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account." If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause
(ii) of the definition of "Eligible Account," the Master Servicer shall, on or before 3:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Master Servicer, the Trustee or any Sub-Servicer pursuant to Section 3.05 and shall pay such amounts to the Persons entitled thereto.

                  The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi), (vii),
(viii) and (xi) above. The Master Servicer shall provide written notification to the Trustee and the NIMS Insurer on or prior to the next succeeding Master Servicer Reporting Date, upon making any withdrawals from the Collection Account pursuant to subclause (viii) above.

                  (b) ESCROW ACCOUNT. The Master Servicer may, from time to time, withdraw from the Escrow Account for the following purposes:

                  (i) to effect payments of ground rents, taxes, assessments, water rates, hazard insurance premiums and comparable items;

                  (ii) to reimburse the Master Servicer for any Servicing Advance made by the Master Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or Late Collections of Escrow Payments thereunder;

                  (iii) to refund to the Mortgagor any funds as may be determined to be overages;

                  (iv) for transfer to the Collection Account in accordance with the terms of this Agreement;

                  (v) for application to restoration or repair of the Mortgaged Property;

                  (vi) to pay to the Master Servicer, or to the Mortgagor to the extent required by the related Mortgage Loan or Applicable Regulations, any interest paid on the funds deposited in the Escrow Account;

                  (vii) to clear and terminate the Escrow Account on the termination of this Agreement; and

                  (viii) to transfer to the Collection Account any Insurance Proceeds.

                  In the event the Master Servicer shall deposit in an Escrow Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Escrow Account, any provision herein to the contrary notwithstanding. As part of its servicing duties, the Master Servicer shall pay to the Mortgagor interest on funds in the Escrow Account, to the extent required by the related Mortgage Loan or Applicable Regulations, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor. The Master Servicer may pay to itself any excess interest on funds in the Escrow Account, to the extent such action is in conformity with the Servicing Standard, is permitted by law and such amounts are not required to be paid to Mortgagors or used for any of the other purposes set forth above.

                  (c) DISTRIBUTION ACCOUNT. The Trustee shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes:

                  (i) to make distributions to the Swap Account in accordance with Section 4.09;

                  (ii) to make distributions to Certificateholders in accordance with Section 4.01;

                  (iii) to pay to itself amounts to which it is entitled pursuant to Section 8.05;

                  (iv) to pay itself any interest income earned on funds deposited in the Distribution Account pursuant to Section 3.06;

                  (v) to reimburse itself pursuant to Section 7.01 and Section 7.02(b);

                  (vi) to pay any amounts in respect of taxes pursuant to
         Section 10.01(g)(iii);

                  (vii) [reserved]; and

                  (viii) to clear and terminate the Distribution Account pursuant to Section 9.01.

                  SECTION 3.06. Investment of Funds in the Collection Account,
                                the Escrow Account, the REO Account and the Distribution Account.

                  (a) The Master Servicer may direct any depository institution maintaining the Collection Account, the Escrow Account (subject to Section 3.05(b)), and the REO Account and the Trustee may direct any depository institution maintaining the Distribution Account (for purposes of this Section 3.06, each an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement, if the Trustee is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account, the Escrow Account, and the REO Account) over each such investment and (except with respect to the income on funds held in the Collection Account, the Escrow Account and the REO Account) the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

                  (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (ii) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) All income in the nature of interest from the investment of funds in the Collection Account, the Escrow Account (subject to Section 3.05(b)) and the REO Account shall be for the benefit of the Master Servicer as compensation for the Master Servicer's services pursuant to this Agreement. The Master Servicer shall deposit in the Collection Account, the Escrow Account, and the REO Account , as applicable, from its own funds the amount of any loss incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss.

                  (c) All income in the nature of interest or earnings from the investment of funds in the Distribution Account shall be for the benefit of the Trustee as compensation for the Trustee's services pursuant to this Agreement. The Trustee shall deposit in the Distribution Account from its own funds the amount of any loss incurred on Permitted Investments in the Distribution Account.

                  (d) Funds on deposit in the Net WAC Rate Carryover Reserve Account may be invested in Permitted Investments in accordance with Section 4.11 and any investment earnings or interest paid shall accrue to the benefit of the party designated in such section and the party so designated shall deposit in the related account from its own funds the amount of any loss incurred on Permitted Investments in such account.

                  (e) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the NIMS Insurer or the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                  (f) The Trustee or its Affiliates are permitted to receive compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to Section 3.05.

                  SECTION 3.07. Payment of Taxes, Insurance and Other Charges.

                  With respect to each Mortgage Loan, the Master Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and, as to those Mortgage Loans subject to a voluntary escrow agreement, shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Master Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or Applicable Regulations. The Master Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments. To the extent that the Mortgage does not provide for Escrow Payments, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to determine that any such payments are made by the Mortgagor at the time they first become due and shall ensure that the Mortgaged Property is not lost to a tax lien as a result of nonpayment and that such Mortgaged Property is not left uninsured.

                  SECTION 3.08. Maintenance of Hazard Insurance.

                  The Master Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the current Stated Principal Balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Master Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding Stated Principal Balance of the related Mortgage Loan, plus accrued interest at the Mortgage Rate and related Servicing Advances (each measured at the time it became an REO Property). The Master Servicer shall comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.13, if received in respect of an REO Property. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Master Servicer shall cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid Stated Principal Balance of the related Mortgage Loan; (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program); and (iii) the maximum insurable value of the improvements which are part of the related Mortgaged Property.

                  SECTION 3.09. Maintenance of Mortgage Blanket Insurance.

                  In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of "A:V" or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of Section 3.08, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of Section 3.08, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                  SECTION 3.10. Fidelity Bond; Errors and Omissions Insurance.

                  The Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall provide the Trustee and the NIMS Insurer (upon reasonable request) with copies of any such insurance policies and fidelity bond. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. The Master Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

                  SECTION 3.11. Enforcement of Due-On-Sale Clauses; Assumption
                                Agreements.

                  The Master Servicer shall, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Master Servicer shall not exercise any such rights if prohibited by law from doing so. If the Master Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer is authorized to enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Master Servicer. In connection with any assumption or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by the Master Servicer in respect of an assumption or substitution of liability agreement shall be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof or otherwise permitted under Section 3.01. The Master Servicer shall notify the Trustee and any respective Custodian that any such substitution or assumption agreement has been completed by forwarding to the Trustee or to such Custodian, as the case may be, the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

                  Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.11, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

                  SECTION 3.12. Realization Upon Defaulted Mortgage Loans.

                  (a) The Master Servicer shall, consistent with the Servicing Standard and the Loss Mitigation Action Plan, foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.02. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses shall be recoverable as Servicing Advances by the Master Servicer as contemplated in Section 3.05 and Section 3.13. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration shall increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

                  (b) Notwithstanding the foregoing provisions of this Section
3.12 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                  (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                  (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

                  Notwithstanding the foregoing, if such environmental audit reveals, or if the Master Servicer has actual knowledge or notice, that such Mortgaged Property contains such toxic or hazardous wastes or substances, the Master Servicer shall not foreclose or accept a deed in lieu of foreclosure without the prior written consent of the NIMS Insurer.

                  The cost of the environmental audit report contemplated by this Section 3.12 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.05(a)(v), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund; provided, however, that the Master Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure if the estimated costs of the environmental clean up, as estimated in the environmental audit report, together with the Advances made by the Master Servicer and the estimated costs of foreclosure or acceptance of a deed in lieu of foreclosure exceeds the estimated value of the Mortgaged Property. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.05(a)(v), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  (c) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds, Subsequent Recoveries or Liquidation Proceeds, in respect of any Mortgage Loan, shall be applied in the following order of priority: FIRST, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and Advances, pursuant to Section 3.05(a)(ii); SECOND, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and THIRD, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery shall be allocated by the Master Servicer as follows: FIRST, to unpaid Servicing Fees; and SECOND, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer or any Sub-Servicer pursuant to Section 3.05(a)(ii).

                  SECTION 3.13. Title, Management and Disposition of REO
                                Property.

                  (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders. Pursuant to the power of attorney granted in Section 3.01, the Master Servicer is hereby authorized to transfer the title of any REO Property taken in the name of the Trustee to a third party purchaser pursuant to this Section 3.13 without further documentation of its authority as attorney-in-fact for the Trustee on behalf of the Trust. The Master Servicer, on behalf of the Trust Fund (and on behalf of the Trustee for the benefit of the Certificateholders), shall either sell any REO Property before the close of the third taxable year after the year the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of the three-year grace period, unless the Master Servicer shall have delivered to the Trustee, the NIMS Insurer and the Depositor an Opinion of Counsel, addressed to the Trustee, the NIMS Insurer and the Depositor, to the effect that the holding by the Trust Fund of such REO Property subsequent to three years after its acquisition shall not result in the imposition on any Trust REMIC of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause any Trust REMIC to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Master Servicer shall manage, conserve, protect and operate each REO Property for the benefit of the Certificateholders and solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any Trust REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

                  (b) The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. The Master Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Master Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

                  (c) The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement (including the Loss Mitigation Action Plan), to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Certificateholders and appropriate to effect the prompt disposition and sale of the REO Property. In connection therewith, the Master Servicer shall deposit, or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the deposit of such funds into the clearing account, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

                  (iii) all costs and expenses necessary to maintain such REO Property.

                  To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Master Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the Master Servicer owned the REO Property and if in the Master Servicer's judgment, the payment of such amounts shall be recoverable from the rental or sale of the REO Property.

                  Notwithstanding the Master Servicer's obligation to the Certificateholders to manage and operate (including the collection of rents from existing tenants and management of any leases acquired with the REO property to the extent applicable) the REO Property from the date of acquisition until the date of sale, neither the Master Servicer nor the Trustee shall knowingly:

                  (i) authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms shall give rise to any income that does not constitute Rents from Real Property;

                  (ii) authorize any amount to be received or accrued under any New Lease other than amounts that shall constitute Rents from Real Property;

                  (iii) authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                  (iv) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Master Servicer has obtained an Opinion of Counsel, provided to the Trustee and the NIMS Insurer, to the effect that such action shall not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, and (B) the Master Servicer has received written notice from the Trustee that it has received written consent from the NIMS Insurer (which consent shall not be unreasonably withheld) that the specific action may be taken.

                  The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                  (i) the terms and conditions of any such contract shall not be inconsistent herewith;

                  (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                  (iii) none of the provisions of this Section 3.13(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

                  (iv) the Master Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

                  The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees. The Master Servicer shall not engage an Independent Contractor to engage in any activities that the Master Servicer would not be permitted to engage in itself in accordance with the other provisions of this Agreement (including the Loss Mitigation Action Plan).

                  (d) In addition to the withdrawals permitted under Section 3.13(c), the Master Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. On the Master Servicer Remittance Date, the Master Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.04(g)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.13(c) or this Section 3.13(d).

                  (e) Subject to the time constraints set forth in Section 3.13(a) (including the constraint that the Master Servicer hold and manage each REO Property "solely for the purpose of its prompt disposition") each REO disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as shall be in conformity with the requirements of the Loss Mitigation Action Plan and as shall be normal and usual in its general servicing activities for similar properties.

                  (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Master Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.04(g)(ii) on the Master Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

                  SECTION 3.14. [Reserved].

                  SECTION 3.15. Reports of Foreclosure and Abandonment of
                                Mortgaged Properties.

                  The Master Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

                  SECTION 3.16. Optional Purchase of Defaulted Mortgage Loans.

                           (a) (i) The NIMS Insurer may, at its option, purchase a Mortgage Loan which has become 90 or more days delinquent or for which the Master Servicer has accepted a deed in lieu of foreclosure. Prior to purchase pursuant to this Section 3.16(a)(i), the Master Servicer shall be required to continue to make Advances pursuant to
         Section 4.03. The NIMS Insurer shall not use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders. The NIMS Insurer shall purchase such delinquent Mortgage Loan at a price equal to the Purchase Price of such Mortgage Loan. Any such purchase of a Mortgage Loan pursuant to this Section 3.16(a)(i) shall be accomplished by remittance to the Master Servicer for deposit in the Collection Account of the amount of the Purchase Price. The Trustee shall effectuate the conveyance of such delinquent Mortgage Loan to the NIMS Insurer to the extent necessary, as requested, and the Trustee shall promptly deliver all documentation to the NIMS Insurer.

                  (i) During the first full calendar month (but excluding the last Business Day thereof) following a Mortgage Loan or related REO Property becoming 90 days or more delinquent, the Master Servicer shall have the option, but not the obligation to purchase from the Trust Fund any such Mortgage Loan or related REO Property that is then still 90 days or more delinquent, which the Master Servicer determines in good faith shall otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee prior to purchase), at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan or related REO Property purchased hereunder shall be deposited in the Collection Account, and the Trustee, upon written certification of such deposit, shall release or cause to be released to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Master Servicer shall furnish and as shall be necessary to vest in the Master Servicer title to any Mortgage Loan or related REO Property released pursuant hereto.

                  (b) If with respect to any delinquent Mortgage Loan or related REO Property, the option of the Master Servicer set forth in the preceding paragraph shall have arisen but the Master Servicer shall have failed to exercise such option on or before the Business Day preceding the last Business Day of the calendar month following the calendar month during which such Mortgage Loan or related REO Property first became 90 days or more delinquent, then such option shall automatically expire; provided, however, that if any such Mortgage Loan or related REO Property shall cease to be 90 days or more delinquent but then subsequently shall again become 90 days or more delinquent, then the Master Servicer shall be entitled to another repurchase option with respect to such Mortgage Loan or REO Property as provided in the preceding paragraph.

                  SECTION 3.17. Trustee to Cooperate; Release of Mortgage Files.

                  (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly notify the Trustee and any related Custodian by a certification in the form of Exhibit E or such other form supplied by the Master Servicer provided that it does not differ from the substantive content of Exhibit E (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04(b) have been or shall be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee or such Custodian, as the case may be, shall promptly release (and in no event more than three (3) Business Days thereafter) the related Mortgage File to the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

                  (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee and any related Custodian shall, upon request of the Master Servicer and delivery to the Trustee or such Custodian, as the case may be, of a Request for Release in the form of Exhibit E or such other form supplied by the Master Servicer provided that it does not differ from the substantive content of Exhibit E, release the related Mortgage File to the Master Servicer, and the Trustee shall, at the direction of the Master Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and the Master Servicer shall retain such Mortgage File in trust for the benefit of the Certificateholders. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Trustee or to such Custodian when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, upon request, a copy of the Request for Release shall be released by the Trustee or such Custodian to the Master Servicer.

                  (c) Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee shall not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  (d) The Trustee and the Master Servicer may mutually agree on policies and procedures (commercially reasonable in nature) to allow the submission of any and all requests for the release of a Mortgage File electronically with a digital signature or other identifier to designate the Servicing Officer of the Master Servicer requesting such collateral.

                  SECTION 3.18. Servicing Compensation.

                  As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 4.03(e). In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds, Subsequent Recoveries or Liquidation Proceeds to the extent permitted by Section 3.05(a)(ii), out of general funds in the Collection Account to the extent permitted by Section 3.05(a) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.13. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

                  Additional servicing compensation in the form of assumption fees, late payment charges, insufficient funds fees, reconveyance fees and other similar fees and charges (other than Prepayment Charges) shall be retained by the Master Servicer only to the extent such amounts, fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled pursuant to Section 3.05(a)(vi) to withdraw from the Collection Account, pursuant to Section 3.04(h) to withdraw from any Escrow Account and pursuant to
Section 3.13(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to
Section 3.06. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.08, Section 3.09 and Section 3.10, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, servicing compensation of each Sub-Servicer, and to the extent provided in Section 8.05, the fees and expenses of the Trustee) and shall not be entitled to reimbursement therefor except as specifically provided herein.

                  SECTION 3.19. Statement as to Compliance.

                  The Master Servicer shall deliver to the Trustee, the NIMS Insurer, the Depositor and each Rating Agency on or before March 15th of each calendar year commencing in 2006, an Officers' Certificate in a form similar to Exhibit M attached hereto agreeable to the parties hereto, stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon the request and at the expense of the requesting party, provided that such statement is delivered by the Master Servicer to the Trustee.

                  SECTION 3.20. Independent Public Accountants' Servicing
                                Report.

                  Not later than March 15th of each calendar year commencing in 2006, the Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. Immediately upon receipt of such report, the Master Servicer shall furnish a copy of such report to the Trustee, the NIMS Insurer and each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Master Servicer's expense, provided that such statement is delivered by the Master Servicer to the Trustee. In the event such firm of independent certified public accountants requires the Trustee to agree to the procedures performed by such firm, the Master Servicer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee shall deliver such letter of agreement in conclusive reliance upon the direction of the Master Servicer, and the Trustee has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

                  SECTION 3.21. Access to Certain Documentation.

                  The Master Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans shall be provided to any Certificateholder or Certificate Owner, the Trustee, the NIMS Insurer and to any Person identified to the Master Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Master Servicer designated by it at the expense of the Person requesting such access. In each case, access to any documentation regarding the Mortgage Loans may be conditioned upon the requesting party's acknowledgment in writing of a confidentiality agreement regarding any information that is required to remain confidential under the Gramm-Leach-Bliley Act of 1999.

                  SECTION 3.22. PMI Policies; Claims Under the PMI Policies.

                  Notwithstanding anything to the contrary elsewhere in this Agreement, the Master Servicer shall not agree to any modification or assumption of a PMI Mortgage Loan or take any other action with respect to a PMI Mortgage Loan that could result in denial of coverage under the PMI Policy. The Master Servicer shall notify the PMI Insurer that the Trustee, on behalf of the Certificateholders, is the Insured, as that term is defined in the PMI Policy, of each PMI Mortgage Loan. The Master Servicer shall, on behalf of the Trustee, prepare and file on a timely basis with the PMI Insurer, with a copy to the Trustee, all claims which may be made under the PMI Policy with respect to the PMI Mortgage Loans. Consistent with all rights and obligations hereunder, the Master Servicer shall take all actions required under the PMI Policy as a condition to the payment of any such claim. Any amount received from the PMI Insurer with respect to any such PMI Mortgage Loan shall be deposited by the Master Servicer into the Collection Account in accordance with Section 3.04(b). The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to the PMI Insurer the PMI Insurer Fee in accordance with the terms of the PMI Policy.

                  SECTION 3.23. Advance Facility.

                  (a) The Master Servicer and/or the Trustee on behalf of the Trust Fund, in either case, with the consent of the NIMS Insurer and the Master Servicer in the case of the Trustee, is hereby authorized to enter into a facility (an "Advance Facility") with any Person (an "Advancing Person") (1) under which the Master Servicer sells, assigns or pledges to the Advancing person the Master Servicer's rights under this Agreement to be reimbursed for any Advances and/or Servicing Advances or (2) which provides that the Advancing Person may fund Advances and/or Servicing Advances to the Trust Fund under this Agreement, although no such facility shall reduce or otherwise affect the Master Servicer's obligation to fund such Advances and/or Servicing Advances. If the Master Servicer enters into such an Advance Facility pursuant to this Section 3.23, upon reasonable request of the Advancing Person, the Trustee shall execute a letter of acknowledgment, confirming its receipt of notice of the existence of such Advance Facility. To the extent that an Advancing Person funds any Advance or any Servicing Advance or is assigned the right to be reimbursed for any Advance or Servicing Advance and provides the Trustee with notice acknowledged by the Master Servicer that such Advancing Person is entitled to reimbursement directly from the Trustee pursuant to the terms of the Advance Facility, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.23(b). Such notice from the Advancing Person must specify the amount of the reimbursement, the Section of this Agreement that permits the applicable Advance or Servicing Advance to be reimbursed and the section(s) of the Advance Facility that entitle the Advancing Person to request reimbursement from the Trustee, rather than the Master Servicer, and include the Master Servicer's acknowledgment thereto or proof of an Event of Default under the Advance Facility. The Trustee shall have no duty or liability with respect to any calculation of any reimbursement to be paid to an Advancing Person and shall be entitled to rely without independent investigation on the Advancing Person's notice provided pursuant to this Section
3.23. An Advancing Person whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the qualifications of a Master Servicer or a Sub-Servicer pursuant to Section 6.06 hereof and shall not be deemed to be a Sub-Servicer under this Agreement. If the terms of a facility proposed to be entered into with an Advancing Person by the Trust Fund would not materially and adversely affect the interests of any Certificateholder, then the NIMS Insurer shall not withhold its consent to the Trust Fund's entering such facility.

                  (b) If, pursuant to the terms of the Advance Facility, an Advancing Person is entitled to reimbursement directly from the Trustee, then the Master Servicer shall not reimburse itself therefor under Section 3.05(a)(ii), Section 3.05(a)(iii) or Section 3.05(a)(v) prior to the remittance to the Trust Fund, but instead the Master Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 3.04(g) to the extent of amounts on deposit in the Collection Account on the related Master Servicer Remittance Date. The Trustee is hereby authorized to pay to the Advancing Person reimbursements for Advances and Servicing Advances from the Distribution Account, to the extent permitted under the terms of the Advance Facility, to the same extent the Master Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with
Section 3.05(a)(ii), Section 3.05(a)(iii) or Section 3.05(a)(v), as the case may be, had the Master Servicer itself funded such Advance or Servicing Advance. The Trustee is hereby authorized to pay directly to the Advancing Person such portion of the Servicing Fee as the parties to any Advance Facility agree to in writing delivered to the Trustee. An Advance Facility may provide that the Master Servicer will otherwise cause the remittance of Advance and/or Servicing Advance reimbursement amounts to the Advancing Person, in which case the foregoing sentences in this Section 3.23(b) shall not apply.

                  (c) All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in first out" (FIFO) basis.

                  (d) In the event the Master Servicer is terminated pursuant to
Section 7.01, the Advancing Person shall succeed to the terminated Master Servicer's right of reimbursement set forth in Section 7.02(c) to the extent of such Advancing Person's financing of or receipt of assignment or pledge of the right to be reimbursed for Advances or Servicing Advances hereunder then remaining unreimbursed.

                  (e) None of the Trust Fund, any party to this Agreement or any other Person shall have any right or claim (including without limitation any right of offset or recoupment) to any amounts allocable under this Agreement to the reimbursement of Advances or Servicing Advances that have been assigned, conveyed or pledged to an Advancing Person, or that relate to Advances or Servicing Advances that were funded by an Advancing Person.

                  (f) Any amendment to this Section 3.23 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.23, including amendments to add provisions relating to a successor master servicer, may be entered into by the Trustee and the Master Servicer without the consent of any Certificateholder but with the consent of the NIMS Insurer and written confirmation from each Rating Agency that the amendment shall not result in the reduction or withdrawal of the then-current ratings of any outstanding Class of Certificates or any other notes secured by collateral which includes all or a portion of the Class CE Certificates, the Class P Certificates and/or the Residual Certificates, notwithstanding anything to the contrary in this Agreement.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

                  SECTION 4.01. Distributions.

                  (a) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests and distributed to the holders of the Class R Certificates (in respect of the Class R-I Interest), as the case may be:

                  With respect to the Group I Mortgage Loans:

                  (i) to Holders of each REMIC I Regular Interest I-1-A through I-52-B, PRO RATA, in an amount equal to (A) Uncertificated Interest for such REMIC I Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates.

                  (ii) to the extent of amounts remaining after the distributions made pursuant to clause (i) above, payments of principal shall be allocated as follows: to REMIC I Regular interests I-1-A through I-52-B starting with the lowest numerical denomination until the Uncertificated Balance of each such REMIC I Regular Interest is reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such payments of principal shall be allocated PRO RATA between such REMIC I Regular Interests.

                  With respect to the Group II Mortgage Loans:

                  (i) to Holders of each REMIC I Regular Interest II-1-A through II-52-B, PRO RATA, in an amount equal to (A) Uncertificated Interest for such REMIC I Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates.

                  (ii) to the extent of amounts remaining after the distributions made pursuant to clause (i) above, payments of principal shall be allocated as follows: to REMIC I Regular interests II-1-A through II-52-B starting with the lowest numerical denomination until the Uncertificated Balance of each such REMIC I Regular Interest is reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such payments of principal shall be allocated PRO RATA between such REMIC I Regular Interests.

                  With respect to the Group III Mortgage Loans:

                  (i) to Holders of each REMIC I Regular Interest III-1-A through III-52-B, PRO RATA, in an amount equal to (A) Uncertificated Interest for such REMIC I Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates.

                  (ii) to the extent of amounts remaining after the distributions made pursuant to clause (i) above, payments of principal shall be allocated as follows: to REMIC I Regular interests III-1-A through III-52-B starting with the lowest numerical denomination until the Uncertificated Balance of each such REMIC I Regular Interest is reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such payments of principal shall be allocated PRO RATA between such REMIC I Regular Interests.

                  On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period shall be distributed by REMIC I to the Holders of REMIC I Regular Interest I-52-A. The payment of the foregoing amounts to the Holders of REMIC I Regular Interest I-52-A shall not reduce the Uncertificated Balance thereof.

                  (b) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC II Regular Interests and distributed to the Holders of the Class R Certificates (in respect of the Class R-II Interest), as the case may be:

                  (ii) first, to the Holders of REMIC II Regular Interest II-IO, in an amount equal to (A) Uncertificated Interest for such REMIC II Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and second, to the extent of the REMIC II Marker Allocation Percentage of the Available Funds remaining after the distributions pursuant to clause (i), to the Holders of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTA1A, REMIC II Regular Interest II-LTA1B, REMIC II Regular Interest II-LTA2A, REMIC II Regular Interest II-LTA2B, REMIC II Regular Interest II-LTA3A, REMIC II Regular Interest II-LTA3B, REMIC II Regular Interest II-LTA3C, REMIC II Regular Interest II-LTA3D, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTZZ, PRO RATA, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Interest in respect of REMIC II Regular Interest II-LTZZ shall be reduced and deferred when the REMIC II Overcollateralized Amount is less than the REMIC II Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum II-LTZZ Uncertificated Interest Deferral Amount and such amount shall be payable to the Holders of REMIC II Regular Interest II-LTA1A, REMIC II Regular Interest II-LTA1B, REMIC II Regular Interest II-LTA2A, REMIC II Regular Interest II-LTA2B, REMIC II Regular Interest II-LTA3A, REMIC II Regular Interest II-LTA3B, REMIC II Regular Interest II-LTA3C, REMIC II Regular Interest II-LTA3D, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9 and REMIC II Regular Interest II-LTM10 in the same proportion as the Overcollateralization Increase Amount is allocated to the Corresponding Certificates and the Uncertificated Principal Balance of the REMIC II Regular Interest II-LTZZ shall be increased by such amount;

                  (iii) to the extent of the REMIC II Sub WAC Allocation Percentage of the Interest Funds remaining after the distribution pursuant to clause (i)(A) and (B), to the Holders of REMIC II Regular Interest II-LT1SUB, REMIC II Regular Interest II-LT1GRP, REMIC II Regular Interest II-LT2SUB, REMIC II Regular Interest II-LT2GRP, REMIC II Regular Interest II-LT3SUB, REMIC II Regular Interest II-LT3GRP and REMIC II Regular Interest II-LTXX, PRO RATA, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (iv) to the Holders of REMIC II Regular Interests, in an amount equal to the remainder of the REMIC II Marker Allocation Percentage of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) and (ii) above, allocated as follows:

                           (a) 98.00% of such remainder (other than amounts
                  payable under clause (c) below), to the Holders of REMIC II Regular Interest II-LTAA and REMIC II Regular Interest II-LTP, until the Uncertificated Balance of such REMIC II Regular Interest is reduced to zero, provided, however, that REMIC II Regular Interest II-LTP shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC II Regular Interest II-LTP, until $100 has been distributed pursuant to this clause;

                           (b) 2.00% of such remainder (other than amounts
                  payable under clause (c) below) first, to the Holders of REMIC II Regular Interest II-LTA1A, REMIC II Regular Interest II-LTA1B, REMIC II Regular Interest II-LTA2A, REMIC II Regular Interest II-LTA2B, REMIC II Regular Interest II-LTA3A, REMIC II Regular Interest II-LTA3B, REMIC II Regular Interest II-LTA3C, REMIC II Regular Interest II-LTA3D, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9 and REMIC II Regular Interest II-LTM10, 1.00% and in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Balances of such REMIC II Regular Interests are reduced to zero and second, to the Holders of REMIC II Regular Interest II-LTZZ, until the Uncertificated Balance of such REMIC II Regular Interest is reduced to zero; and

                           (c) any remaining amount to the Holders of the Class
                  R Certificates (in respect of the Class R-III Interest); and

                  (v) to the Holders of REMIC II Regular Interests, in an amount equal to the remainder of the REMIC II Sub WAC Allocation Percentage of the REMIC Available Funds for such Distribution Date after the distributions made pursuant to clause (i) and (ii) above such that distributions of interest are deemed to be made to REMIC II Regular Interest II-LT1SUB, REMIC II Regular Interest II-LT1GRP, REMIC II Regular Interest II-LT2SUB, REMIC II Regular Interest II-LT2GRP, REMIC II Regular Interest II-LT3SUB, REMIC II Regular Interest II-LT3GRP and REMIC II Regular Interest II-LTXX, pro rata, in an amount equal to (A) the Uncertificated Interest for each such REMIC II Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and such that distributions of principal shall be deemed to be made to the REMIC II Regular Interests FIRST, so as to keep the Uncertificated Balance of each REMIC II Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; SECOND, to each REMIC II Regular Interest ending with the designation "SUB," so that the Uncertificated Balance of each such REMIC II Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Class A Certificate in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC II Regular Interests such that the REMIC II Subordinated Balance Ratio is maintained); and THIRD, any remaining principal to REMIC II Regular Interest II-LTXX.

                  Notwithstanding the priorities and amounts of distribution of funds pursuant to this Section 4.01(a)(1), actual distributions of Available Funds shall be made only in accordance with Section 4.01(a)(2), (3) and (4).

                  On each Distribution Date, 100% of the amounts distributed on REMIC II Regular Interest II-IO shall be deemed distributed by REMIC II to REMIC III in respect of the Class SWAP-IO Interest. Such amounts shall be deemed distributed by REMIC III to the Swap Administrator for deposit into the Swap Account.

                  (2)(I) On each Distribution Date, the Trustee shall withdraw from the Distribution Account an amount equal to the Group I Interest Remittance Amount and distribute to the Certificateholders the following amounts, in the following order of priority:

                  (vi) concurrently, to the Holders of each Class of Group I Certificates, on a PRO RATA basis based on the entitlement of each such Class, the Senior Interest Distribution Amount related to such Certificates; and

                  (vii) concurrently, to the Holders of each Class of Group II Certificates and Group III Certificates, on a PRO RATA basis based on the entitlement of each such Class, the Senior Interest Distribution Amount for each such Class, remaining undistributed after the distribution of the Group II Interest Remittance Amount and the Group III Interest Remittance Amount, as set forth in Section 4.01(a)(2)(II)(i) and Section 4.01(a)(2)(III)(i) below.

                  (II) On each Distribution Date, the Trustee shall withdraw from the Distribution Account an amount equal to the Group II Interest Remittance Amount and distribute to the Certificateholders the following amounts, in the following order of priority:

                  (i) concurrently, to the Holders of each Class of Group II Certificates, on a PRO RATA basis based on the entitlement of each such Class, the Senior Interest Distribution Amount related to such Certificates; and

                  (ii) concurrently, to the Holders of each Class of Group I Certificates and Group III Certificates, on a PRO RATA basis based on the entitlement of each such Class, the Senior Interest Distribution Amount for each such Class, remaining undistributed after the distribution of the Group I Interest Remittance Amount and the Group III Interest Remittance Amount, as set forth in Section 4.01(a)(2)(I)(i) above and Section 4.01(a)(2)(III)(i) below.

                  (III) On each Distribution Date, the Trustee shall withdraw from the Distribution Account an amount equal to the Group III Interest Remittance Amount and distribute to the Certificateholders the following amounts, in the following order of priority:

                  (i) concurrently, to the Holders of each Class of Group III Certificates, on a PRO RATA basis based on the entitlement of each such Class, the Senior Interest Distribution Amount related to such Certificates; and

                  (ii) concurrently, to the Holders of each Class of Group I Certificates and Group II Certificates, on a PRO RATA basis based on the entitlement of each such Class, the Senior Interest Distribution Amount for each such Class, remaining undistributed after the distribution of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, as set forth in Section 4.01(a)(2)(I)(i) and Section 4.01(a)(2)(II)(i) above.

                  (IV) On each Distribution Date, following the distributions made pursuant to Section 4.01(a)(2)(I), (II) and (III) above, the Trustee shall withdraw from the Distribution Account an amount equal to any remaining Group I Interest Remittance Amount, Group II Interest Remittance Amount and Group III Interest Remittance Amount and will be distributed sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount equal to the Interest Distribution Amount for each such Class.

                  (3) (I) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group I Principal Distribution Amount shall be distributed in the following order of priority:

                  (i) to the Holders of the Group I Certificates (allocated among the Classes of Group I Certificates in the priority described in
         Section 4.01(a)(5) below), until the Certificate Principal Balances of such Classes have been reduced to zero; and

                  (ii) concurrently, to the Holders of the Group II Certificates (allocated among the Classes of Group II Certificates in the priority described in Section 4.01(a)(5) below) and the Group III Certificates (allocated among the Classes of Group III Certificates in the priority described in Section 4.01(a)(5) below), on a PRO RATA basis based on the aggregate Certificate Principal Balance of each such group, after taking into account the distribution of the Group II Principal Distribution Amount and the Group III Principal Distribution Amount, as described in Section 4.01(a)(3)(II) and Section 4.01(a)(3)(III) below, until the Certificate Principal Balances of such Classes have been reduced to zero.

                  (II) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group II Principal Distribution Amount shall be distributed in the following order of priority:

                  (i) to the Holders of the Group II Certificates (allocated among the Classes of Group II Certificates in the priority described in
         Section 4.01(a)(5) below), until the Certificate Principal Balances of such Classes have been reduced to zero; and

                  (ii) concurrently, to the Holders of the Group I Certificates (allocated among the Classes of Group I Certificates in the priority described in Section 4.01(a)(5) below) and the Group III Certificates (allocated among the Classes of Group III Certificates in the priority described in Section 4.01(a)(5) below), on a PRO RATA basis based on the aggregate Certificate Principal Balance of each such group, after taking into account the distribution of the Group I Principal Distribution Amount and the Group III Principal Distribution Amount, as described in Section 4.01(a)(3)(I) above and Section 4.01(a)(3)(III) below, until the Certificate Principal Balances of such Classes have been reduced to zero.

                  (III) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group III Principal Distribution Amount shall be distributed in the following order of priority:

                  (i) to the Holders of the Group III Certificates (allocated among the Classes of Group III Certificates in the priority described in Section 4.01(a)(5) below), until the Certificate Principal Balances of such Classes have been reduced to zero; and

                  (ii) concurrently, to the Holders of the Group I Certificates (allocated among the Classes of Group I Certificates in the priority described in Section 4.01(a)(5) below) and the Group II Certificates (allocated among the Classes of Group II Certificates in the priority described in Section 4.01(a)(5) below), on a PRO RATA basis based on the aggregate Certificate Principal Balance of each such group, after taking into account the distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount, as described in Section 4.01(a)(3)(I) and Section 4.01(a)(3)(II) above, until the Certificate Principal Balances of such Classes have been reduced to zero.

                  (IV) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Trustee shall withdraw from the Distribution Account an amount equal to the sum of the Group I Principal Distribution Amount, the Group II Principal Distribution Amount and the Group III Principal Distribution Amount remaining undistributed for such Distribution Date and shall distribute such amount sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case, until the Certificate Principal Balance of such Class has been reduced to zero.

                  (V) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group I Principal Distribution Amount shall be distributed in the following order of priority:

                  (i) to the Holders of the Group I Certificates (allocated among the Classes of Group I Certificates in the priority described in
         Section 4.01(a)(5) below), the Senior Group I Principal Distribution Amount, until the Certificate Principal Balances of such Classes have been reduced to zero; and

                  (ii) concurrently, to the Holders of the Group II Certificates (allocated among the Classes of Group II Certificates in the priority described in Section 4.01(a)(5) below) and the Group III Certificates (allocated among the Classes of Group III Certificates in the priority described in Section 4.01(a)(5) below), on a PRO RATA basis based on the remaining undistributed Senior Group II Principal Distribution Amount and Senior Group III Principal Distribution Amount, after taking into account the distribution of the Group II Principal Distribution Amount and the Group III Principal Distribution Amount, as described in
         Section 4.01(a)(3)(VI)(i) and Section 4.01(a)(3)(VII)(i) below, up to an amount equal to the Senior Group II Principal Distribution Amount and the Senior Group III Principal Distribution Amount remaining undistributed, until the Certificate Principal Balances of such Classes have been reduced to zero.

                  (VI) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group II Principal Distribution Amount shall be distributed in the following order of priority:

                  (i) to the Holders of the Group II Certificates (allocated among the Classes of Group II Certificates in the priority described in
         Section 4.01(a)(5) below), the Senior Group II Principal Distribution Amount, until the Certificate Principal Balances of such Classes have been reduced to zero; and

                  (ii) concurrently, to the Holders of the Group I Certificates (allocated among the Classes of Group I Certificates in the priority described in Section 4.01(a)(5) below) and the Group III Certificates (allocated among the Classes of Group III Certificates in the priority described in Section 4.01(a)(5) below), on a PRO RATA basis based on the remaining undistributed Senior Group I Principal Distribution Amount and Senior Group III Principal Distribution Amount, after taking into account the distribution of the Group I Principal Distribution Amount and the Group III Principal Distribution Amount, as described in
         Section 4.01(a)(3)(V)(i) above and Section 4.01(a)(3)(VII)(i) below, up to an amount equal to the Senior Group I Principal Distribution Amount and the Senior Group III Principal Distribution Amount remaining undistributed, until the Certificate Principal Balances of such Classes have been reduced to zero.

                  (VII) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group III Principal Distribution Amount shall be distributed in the following order of priority:

                  (i) to the Holders of the Group III Certificates (allocated among the Classes of Group III Certificates in the priority described in Section 4.01(a)(5) below), the Senior Group III Principal Distribution Amount, until the Certificate Principal Balances of such Classes have been reduced to zero; and

                  (ii) concurrently, to the Holders of the Group I Certificates (allocated among the Classes of Group I Certificates in the priority described in Section 4.01(a)(5) below) and the Group II Certificates (allocated among the Classes of Group II Certificates in the priority described in Section 4.01(a)(5) below), on a PRO RATA basis based on the remaining undistributed Senior Group I Principal Distribution Amount and Senior Group II Principal Distribution Amount, after taking into account the distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount, as described in
         Section 4.01(a)(3)(V)(i) and Section 4.01(a)(3)(VI)(i) above, up to an amount equal to the Senior Group I Principal Distribution Amount and the Senior Group II Principal Distribution Amount remaining undistributed, until the Certificate Principal Balances of such Classes have been reduced to zero.

                  (VIII) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the sum of the Group I Principal Distribution Amount, the Group II Principal Distribution Amount and the Group III Principal Distribution Amount remaining undistributed for such Distribution Date shall be distributed in the following order of priority:

                  (i) to the Holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (ii) to the Holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (iii) to the Holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (iv) to the Holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (v) to the Holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (vi) to the Holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (vii) to the Holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (viii) to the Holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (ix) to the Holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

                  (x) to the Holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

                  (4) On each Distribution Date, the Net Monthly Excess Cashflow shall be distributed as follows:

                  (i) to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount, applied as part of the Group I Principal Distribution Amount, the Group II Principal Distribution Amount or the Group III Principal Distribution Amount, as applicable, to reduce the Certificate Principal Balance of such Certificates until the aggregate Certificate Principal Balance of such Certificates is reduced to zero;

                  (ii) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case up to the Interest Carry Forward Amount for each such Class of Mezzanine Certificates for such Distribution Date;

                  (iii) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case up to the Allocated Realized Loss Amount for each such Class of Mezzanine Certificates for such Distribution Date;

                  (iv) to the Net WAC Rate Carryover Reserve Account, the amount required by Section 4.11(b), without taking into account amounts received under the Interest Rate Swap Agreement;

                  (v) to the Holders of the Class CE Certificates, (a) the Interest Distribution Amount for such Distribution Date and (b) on any Distribution Date on which the Certificate Principal Balances of the Class A Certificates and the Mezzanine Certificates have been reduced to zero, any remaining amounts in reduction of the Certificate Principal Balance of the Class CE Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                  (vi) to the Holders of the Class R Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest Prepayment Charge term as identified on the Mortgage Loan Schedule or any Distribution Date thereafter, then any such remaining amounts shall be distributed first, to the Holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the Holders of the Class R Certificates.

                  (5) With respect to the Classes of Group I Certificates, all principal distributions shall be distributed concurrently, to the Class A-1A Certificates and the Class A-1B Certificates, on a PRO RATA basis based on the Certificate Principal Balance of each such Class, with the exception that if a Sequential Trigger Event is in effect, principal distributions shall be allocated sequentially, to the Class A-1A and Class A-1B Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero.

                  With respect to the Classes of Group II Certificates, all principal distributions shall be distributed concurrently, to the Class A-2A Certificates and the Class A-2B Certificates, on a PRO RATA basis based on the Certificate Principal Balance of each such Class, with the exception that if a Sequential Trigger Event is in effect, principal distributions shall be allocated sequentially, to the Class A-2A and Class A-2B Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero.

                  With respect to the Classes of Group III Certificates, all principal distributions shall be distributed concurrently, on a PRO RATA basis (based on (i) the aggregate Certificate Principal Balance of the Class A-3A, Class A-3B and Class A-3C Certificates and (ii) the Certificate Principal Balance of the Class A-3D Certificates, respectively) (a) sequentially, to the Class A-3A, Class A-3B and Class A-3C Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero and (b) to the Class A-3D Certificates until the Certificate Principal Balance thereof has been reduced to zero, with the exception that if a Sequential Trigger Event is in effect, principal distributions shall be allocated sequentially, to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero.

                  On each Distribution Date, following the foregoing distributions, an amount equal to the amount of Subsequent Recoveries deposited into the Collection Account pursuant to Section 3.05 and included in the Available Funds for such Distribution Date shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the Highest Priority up to the extent of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.04. An amount equal to the amount of any remaining Subsequent Recoveries shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the next Highest Priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.04, and so on. Holders of such Certificates shall not be entitled to any distribution in respect of interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

                  (b) On each Distribution Date, after making the distributions of the Available Funds as set forth above, the Trustee shall FIRST, withdraw from the Net WAC Rate Carryover Reserve Account all net income from the investment of funds in the Net WAC Rate Carryover Reserve Account and distribute such amount to the Holders of the Class CE Certificates, and SECOND, withdraw from the Net WAC Rate Carryover Reserve Account, to the extent of amounts remaining on deposit therein, the amount of any Net WAC Rate Carryover Amount for such Distribution Date and distribute such amount as follows:

                  FIRST, concurrently, to each Class of Class A Certificates, the related Net WAC Rate Carryover Amount, on a PRO RATA basis based on such respective Net WAC Rate Carryover Amounts; and

                  SECOND, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Net WAC Rate Carryover Amount.

                  On each Distribution Date, the Trustee shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Charges collected by the Master Servicer, Prepayment Charges payable by the Master Servicer pursuant to Section 2.03(b)(ii)(A) and Master Servicer Prepayment Charge Payment Amounts payable by the Master Servicer pursuant to
Section 2.03(b)(ii)(B), subject to Section 2.03(b)(iii), in each case to the extent not related to Principal Prepayments occurring after the related Prepayment Period, and the Trustee shall distribute such amounts to the Holders of the Class P Certificates. Such distributions shall not be applied to reduce the Certificate Principal Balance of the Class P Certificates.

                  (c) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated PRO RATA among the outstanding Certificates in such Class based on their respective Percentage Interests. Payments in respect of each Class of Certificates on each Distribution Date shall be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in Section 4.01(e) or Section 9.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee maintained for such purpose pursuant to Section 8.12 or such other location specified in the notice to Certificateholders of such final distribution.

                  Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

                  (d) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor the Trustee nor the Master Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

                  (e) On each Distribution Date, after making the distributions of the Available Funds, Net Monthly Excess Cashflow and amounts on deposit in the Net WAC Rate Carryover Reserve Account as set forth above, the Trustee shall distribute the amount on deposit in the Swap Account as follows:

                  FIRST, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

                  SECOND, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;

                  THIRD, concurrently, to each Class of Class A Certificates, the related Senior Interest Distribution Amount remaining undistributed after the distributions of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Group III Interest Remittance Amount, on a PRO RATa basis based on such respective remaining Senior Interest Distribution Amount;

                  FOURTH, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount, the Group III Interest Remittance Amount and the Net Monthly Excess Cashflow;

                  FIFTH, concurrently, to each Class of Class A Certificates, the related Net WAC Rate Carryover Amount remaining unpaid after distributions from the Net WAC Rate Carryover Reserve Account, on a PRO RATA basis based on such respective remaining Net WAC Rate Carryover Amounts;

                  SIXTH, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Net WAC Rate Carryover Amount remaining unpaid after distributions from the Net WAC Rate Carryover Reserve Account;

                  SEVENTH, to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the applicable Overcollateralization Target Amount equal to the difference between (x) the Overcollateralization Increase Amount (for the purpose of this section only, without giving effect to clause
(B) of the definition of "Overcollateralization Increase Amount") and (y) the amount distributed pursuant to Section 4.01(a)(4)(i) of this Agreement;

                  EIGHTH, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow; and

                  NINTH, to the Swap Provider, any Swap Termination Payment due to a Swap Provider Trigger Event, owed to the Swap Provider pursuant to the Interest Rate Swap Agreement.

                  (f) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates shall be made on the next Distribution Date, the Trustee shall, no later than five (5) days after the related Determination Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

                  (i) the Trustee expects that the final distribution with respect to such Class of Certificates shall be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified or its agent; and

                  (ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period.

                  Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trustee and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(e) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, mail a final notice to remaining non-tendering Certificateholders concerning surrender of their Certificates but shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such trust fund. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Representative all remaining amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(e).

                  (g) Notwithstanding anything to the contrary herein, (i) in no event shall the Certificate Principal Balance of a Class A Certificate or a Mezzanine Certificate be reduced more than once in respect of any particular amount both (a) allocated to such Certificate in respect of Realized Losses pursuant to Section 4.04 and (b) distributed to the Holder of such Certificate in reduction of the Certificate Principal Balance thereof pursuant to this
Section 4.01 from Net Monthly Excess Cashflow and (ii) in no event shall the Uncertificated Balance of a REMIC Regular Interest be reduced more than once in respect of any particular amount both (a) allocated to such REMIC Regular Interest in respect of Realized Losses pursuant to Section 4.04 and (b) distributed on such REMIC Regular Interest in reduction of the Uncertificated Balance thereof pursuant to this Section 4.01.

                  (h) It is the intention of all of the parties hereto that the Class CE Certificates receive all principal and interest received by the Trust on the Mortgage Loans that is not otherwise distributable to any other Class of Regular Certificates or REMIC Regular Interests. If the Trustee determines that the Residual Certificates are entitled to any distributions, the Trustee, prior to any such distribution to any Residual Certificate, shall notify the Depositor of such impending distribution. Upon such notification, the Depositor will request an amendment to the Pooling and Servicing Agreement to revise such mistake in the distribution provisions. The Residual Certificate Holders, by their acceptance of their Certificates, and the Master Servicer hereby agree and no further consent shall be necessary (other than the consent of the NIMS Insurer), notwithstanding anything to the contrary in Section 11.01 of the Pooling and Servicing Agreement.

                  SECTION 4.02. Statements to Certificateholders.

                  On each Distribution Date, the Trustee shall prepare and make available to each Holder of the Regular Certificates, the Swap Provider and the NIMS Insurer, a statement as to the distributions made on such Distribution Date setting forth:

                  (i) the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class allocable to principal, and the amount of distribution made on such Distribution Date to the Holders of the Class P Certificates allocable to Prepayment Charges or Master Servicer Prepayment Charge Payment Amounts;

                  (ii) the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class allocable to interest;

                  (iii) the aggregate Servicing Fee received by the Master Servicer during the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

                  (iv) the aggregate amount of Advances for such Distribution Date;

                  (v) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties as of the close of business on such Distribution Date;

                  (vi) the number, aggregate Stated Principal Balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

                  (vii) the number and aggregate unpaid Stated Principal Balance of Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days,
         (c) delinquent 90 or more days, in each case, as of the last day of the preceding calendar month, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;

                  (viii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid Stated Principal Balance and the Stated Principal Balance of such Mortgage Loan as of the date it became an REO Property;

                  (ix) the book value and the Stated Principal Balance of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date;

                  (x) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

                  (xi) the aggregate amount of Realized Losses incurred during the related Prepayment Period (or, in the case of Bankruptcy Losses allocable to interest, during the related Due Period), separately identifying whether such Realized Losses constituted Bankruptcy Losses and the aggregate amount of Realized Losses incurred since the Closing Date and the aggregate amount of Subsequent Recoveries received during the related Prepayment Period and the aggregate amount of Subsequent Recoveries received since the Closing Date;

                  (xii) the aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date; (xiii) the aggregate Certificate Principal Balance of each Class of Certificates, after giving effect to the distributions, and allocations of Realized Losses, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses;

                  (xiv) the Certificate Factor for each such Class of Certificates applicable to such Distribution Date;

                  (xv) the Interest Distribution Amount in respect of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates for such Distribution Date and the Interest Carry Forward Amount, if any, with respect to the Class A Certificates and the Mezzanine Certificates on such Distribution Date, and in the case of the Adjustable-Rate Certificates and the Class CE Certificates, separately identifying any reduction thereof due to allocations of Realized Losses, Prepayment Interest Shortfalls and Relief Act Interest Shortfalls;

                  (xvi) the aggregate amount of any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by payments by the Master Servicer pursuant to Section 4.03(e) or allocated to the Class CE Certificates;

                  (xvii) the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

                  (xviii) the Overcollateralization Target Amount and the Credit Enhancement Percentage for such Distribution Date;

                  (xix) the Overcollateralization Increase Amount, if any, for such Distribution Date;

                  (xx) the Overcollateralization Reduction Amount, if any, for such Distribution Date;

                  (xxi) with respect to any Mortgage Loan as to which foreclosure proceedings have been concluded, the loan number and unpaid Stated Principal Balance of such Mortgage Loan as of the date of such conclusion of foreclosure proceedings;

                  (xxii) with respect to Mortgage Loans as to which a Final Liquidation has occurred, the number of Mortgage Loans, the unpaid Stated Principal Balance of such Mortgage Loans as of the date of such Final Liquidation and the amount of proceeds (including Liquidation Proceeds and Insurance Proceeds) collected in respect of such Mortgage Loans;

                  (xxiii) the respective Pass-Through Rates applicable to the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates for such Distribution Date and the Pass-Through Rate applicable to the Adjustable-Rate Certificates for the immediately succeeding Distribution Date;

                  (xxiv) the amount on deposit in the Net WAC Rate Carryover Reserve Account as of the Determination Date;

                  (xxv) whether a Trigger Event or Sequential Trigger Event is in effect;

                  (xxvi) the Net WAC Rate Carryover Amount for the Class A Certificates and the Mezzanine Certificates, if any, for such Distribution Date, the amount remaining unpaid after reimbursements therefor on such Distribution Date; and

                  (xxvii) the amount of any Net Swap Payments or Swap Termination Payments;

                  (xxviii) (A) the amount of payments received from the Master Servicer related to claims under each PMI Policy during the related Prepayment Period (and the number of Mortgage Loans to which such payments related) and (B) the cumulative amount of payments received related to claims under each PMI Policy since the Closing Date (and the number of Mortgage Loans to which such payments related); and

                  (xxix) (A) the dollar amount of claims made under each PMI Policy that were denied (as identified by the Master Servicer) during the Prepayment Period (and the number of Mortgage Loans to which such denials related) and (B) the dollar amount of the cumulative claims made under each PMI Policy that were denied since the Closing Date (and the number of Mortgage Loans to which such denials related).

                  With respect to the items described in (v), (vi), (vii),
(viii), (x), (xi), (xxii), (xxx) and (xxxi) above, the Trustee shall set forth such information with respect to each Loan Group and with respect to the Mortgage Pool.

                  The Trustee shall make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to the Certificateholders, the NIMS Insurer, the Master Servicer and the Rating Agencies via the Trustee's internet website. The Trustee's internet website shall initially be located at https://www.tss.db.com/invr. Assistance in using the website can be obtained by calling the Trustee's investor relations desk at (800) 735-7777. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

                  In the case of information furnished pursuant to subclauses
(i) through (iii) above, the amounts shall be expressed as a dollar amount per Single Certificate of the relevant Class.

                  Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to the NIMS Insurer and each Person who at any time during the calendar year was a Holder of a Regular Certificate a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

                  Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to the NIMS Insurer and each Person who at any time during the calendar year was a Holder of a Residual Certificate a statement setting forth the amount, if any, actually distributed with respect to the Residual Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared by the Trustee and furnished to such Holders pursuant to the rules and regulations of the Code as are in force from time to time.

                  The Trustee shall, upon request, furnish to each Certificateholder or Certificate Owner and the NIMS Insurer, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder or Certificate Owner, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder or Certificate Owner in accordance with such reasonable and explicit instructions and directions as the Certificateholder or Certificate Owner may provide. For purposes of this Section 4.02, the Trustee's duties are limited to the extent that the Trustee receives timely reports as required from the Master Servicer.

                  On each Distribution Date the Trustee shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") CUSIP level factors for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee and Bloomberg.

                  SECTION 4.03. Remittance Reports and Other Reports to the
                                Trustee; Advances; Payments in Respect of
                                Prepayment Interest Shortfalls.

                  (a) On the Master Servicer Reporting Date, the Master Servicer shall deliver to the Trustee and the NIMS Insurer by telecopy (or by such other means as the Master Servicer, the Trustee and the NIMS Insurer may agree from time to time) a Remittance Report with respect to the related Distribution Date. Such Remittance Report shall include (i) the amount of Advances to be made by the Master Servicer in respect of the related Distribution Date, the aggregate amount of Advances outstanding after giving effect to such Advances, and the aggregate amount of Nonrecoverable Advances in respect of such Distribution Date and (ii) such other information with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 4.01 and to prepare the statements to Certificateholders contemplated by Section 4.02. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

                  Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee, the NIMS Insurer and the Depositor a statement prepared by the Master Servicer setting forth the status of the Collection Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.04(b) and each category of withdrawal specified in Section 3.05. Such statement may be in the form of the then current Fannie Mae Monthly Accounting Report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate of the outstanding Stated Principal Balances of all of the Mortgage Loans as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trustee.

                  (b) The amount of Advances to be made by the Master Servicer for any Distribution Date shall equal, subject to Section 4.03(d), the sum of
(i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the related Servicing Fee), due on the related Due Date in respect of the Mortgage Loans, which Monthly Payments were delinquent as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Monthly Payments (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.13 for distribution on such Distribution Date.

                  On or before 3:00 p.m. New York time on the Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case, it shall cause to be made an appropriate entry in the records of the Collection Account that amounts held for future distribution have been, as permitted by this Section 4.03, used by the Master Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Master Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution used by the Master Servicer to make an Advance as permitted in the preceding sentence or withdrawn by the Master Servicer as permitted in Section 3.05(a)(vii) in reimbursement of Advances previously made shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before any future Master Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Master Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trustee shall provide notice to the Master Servicer and the NIMS Insurer by telecopy by the close of business on any Master Servicer Remittance Date in the event that the amount remitted by the Master Servicer to the Trustee on such date is less than the Advances required to be made by the Master Servicer for the related Distribution Date.

                  (c) The obligation of the Master Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from REMIC I pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.

                  (d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Master Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance or Nonrecoverable Servicing Advance. The determination by the Master Servicer that it has made a Nonrecoverable Advance or a Nonrecoverable Servicing Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance or Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Trustee and the NIMS Insurer.

                  (e) The Master Servicer shall deliver to the Trustee for deposit into the Distribution Account on or before 3:00 p.m. New York time on the Master Servicer Remittance Date from its own funds an amount ("Compensating Interest") equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting solely from Principal Prepayments during the related Prepayment Period and (ii) the amount of its aggregate Servicing Fee for the most recently ended calendar month. The Master Servicer shall not have the right to reimbursement for any amounts remitted to the Trustee in respect of Prepayment Interest Shortfalls. Such amounts so remitted shall be included in the Available Funds and distributed therewith on the next Distribution Date. The Master Servicer shall not be obligated to pay any amounts with respect to Relief Act Interest Shortfalls.

                  SECTION 4.04. Allocation of Realized Losses.

                  (a) On or before each Determination Date, the Master Servicer shall determine as to each Mortgage Loan and REO Property: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Prepayment Period; (ii) whether and the extent to which such Realized Losses constituted Bankruptcy Losses; and (iii) the respective portions of such Realized Losses allocable to interest and allocable to principal. On or before each Determination Date, the Master Servicer shall also determine as to each Mortgage Loan: (A) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period; and (B) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period. The information described in the two preceding sentences that is to be supplied by the Master Servicer shall be evidenced by an Officers' Certificate delivered to the Trustee by the Master Servicer on the Master Servicer Reporting Date immediately following the end of (x) in the case of Bankruptcy Losses allocable to interest, the Due Period during which any such Realized Loss was incurred, and (y) in the case of all other Realized Losses, the Prepayment Period during which any such Realized Loss was incurred.

                  (b) All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date as follows: FIRST, in reduction of interest accrued on and otherwise distributable to the Class CE Certificates to the extent of Net Monthly Excess Cashflow used to pay principal on the Class A Certificates and the Mezzanine Certificates under clause (i) of
Section 4.01 hereof; SECOND, in reduction of interest accrued on and otherwise distributable to the Class CE Certificates to the extent of Net Monthly Excess Cashflow available for distribution pursuant to clauses (ii) through (vi) of
Section 4.01(a)(4) hereof; and THIRD, in reduction of the Certificate Principal Balance of the Class CE Certificates (determined after taking into account all distributions made on the Certificates on such Distribution Date), until the Certificate Principal Balance thereof has been reduced to zero. If on any Distribution Date, after all distributions are made by the Trustee pursuant to
Section 4.01 hereof, the aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates exceeds the sum of the Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after taking into account prepayments during the related Prepayment Period), the amount of such excess shall be allocated: FIRST, to the Class M-10 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seconD, to the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; THIRD, to the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; FOURTH, to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; FIFTH, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; SIXTH, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; SEVENTH, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; EIGHTH, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, NINTH, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero and TENTH, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above.

                  Any such allocation to a Class of Mezzanine Certificates on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof (after the actual distributions to be made on such Distribution Date pursuant to Section 4.01 hereof) by the amount so allocated; any allocation of Realized Losses to a Class CE Certificate shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 4.01(a)(4)(v). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class A Certificates or the Class P Certificates.

                  As used herein, an allocation of a Realized Loss on a "PRO RATA basis" among two or more specified Classes of Certificates means an allocation on a PRO RATA basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder shall be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

                  All Realized Losses on the Group I Loans shall be allocated on each Distribution Date to REMIC I Regular Interest I-1-A through REMIC I Regular Interest I-52-B, starting with the lowest numerical denomination until such REMIC I Regular Interest has been reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such Realized Losses shall be allocated PRO RATA between such REMIC I Regular Interests. All Realized Losses on the Group II Loans shall be allocated on each Distribution Date to REMIC I Regular Interest II-1-A through REMIC I Regular Interest II-52-B, starting with the lowest numerical denomination until such REMIC I Regular Interest has been reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such Realized Losses shall be allocated PRO RATA between such REMIC I Regular Interests. All Realized Losses on the Group III Loans shall be allocated on each Distribution Date to REMIC I Regular Interest III-1-A through REMIC I Regular Interest III-52-B, starting with the lowest numerical denomination until such REMIC I Regular Interest has been reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such Realized Losses shall be allocated PRO RATA between such REMIC I Regular Interests.

                  (c) (i) The REMIC II Marker Allocation Percentage of all Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following REMIC II Regular Interests in the specified percentages, as follows: first, to Uncertificated Interest payable to the REMIC II Regular Interest II-LTAA and REMIC II Regular Interest II-LTZZ up to an aggregate amount equal to the REMIC II Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Balances of the REMIC II Regular Interest II-LTAA and REMIC II Regular Interest II-LTZZ up to an aggregate amount equal to the REMIC II Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM10 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM10 has been reduced to zero; fourth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM9 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM9 has been reduced to zero; fifth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM8 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM8 has been reduced to zero; sixth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM7 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM7 has been reduced to zero; seventh, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM6 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM6 has been reduced to zero; eighth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM5 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM5 has been reduced to zero; ninth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM4 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM4 has been reduced to zero; tenth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM3 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM3 has been reduced to zero; eleventh, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM2 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM2 has been reduced to zero, and twelfth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM1 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM1 has been reduced to zero.

                  The REMIC II Sub WAC Allocation Percentage of all Realized Losses shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Balance of each REMIC II Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC II Regular Interest ending with the designation "SUB," so that the Uncertificated Balance of each such REMIC II Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Class A Certificate in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC II Regular Interests such that the REMIC II Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses shall be allocated to REMIC II Regular Interest II-LTXX.

                  SECTION 4.05. Compliance with Withholding Requirements.

                  Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

                  SECTION 4.06. Commission Reporting.

                  (a) The Trustee shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Trustee shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Commission thereunder, and the Depositor shall sign (or shall cause another entity acceptable to the Commission to sign) and the Trustee shall file (via the Commission's Electronic Data Gathering and Retrieval System) such forms on behalf of the Depositor (or such other entity). The Depositor hereby grants to the Trustee a limited power of attorney to execute any Form 8-K and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding anything herein to the contrary, the Depositor, and not the Trustee, shall be responsible for executing each Form 10-K filed on behalf of the Trust.

                  (b) Each Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Commission), the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Commission staff's interpretations. Such Form 10-K shall include as exhibits the Master Servicer's annual statement of compliance described under Section 3.19 and the accountant's report described under Section 3.20, in each case to the extent they have been timely delivered to the Trustee. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence or willful misconduct. The Form 10-K shall also include a certification in the form attached hereto as Exhibit J-1 (the "Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization.

                  (c) In addition, the Trustee shall sign a certification (in the form attached hereto as Exhibit J-2) for the benefit of the Depositor and its officers, directors and Affiliates regarding certain aspects of items 1 through 3 of the Certification (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K). The Trustee's certification shall be delivered to the Depositor by no later than March 18th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Depositor shall deliver the Certification to the Trustee for filing no later than March 20th of each year (or if such day is not a Business Day, the immediately preceding Business Day).

                  In addition, the Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 4.06 or the Trustee's negligence, bad faith or willful misconduct in connection therewith. The Depositor shall indemnify and hold harmless the Trustee and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Depositor's obligations under this Section 4.06 or the Depositor's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor or the Trustee, as applicable, then the other party, in connection with a breach of its respective obligations under this Section 4.06 or its respective negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the other party as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other.

                  (d) Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor a copy of any executed report, statement or information.

                  (e) Prior to January 30th of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust.

                  (f) To the extent that, following the Closing Date, the Depositor certifies that reports and certifications differing from those required under this Section 4.06 comply with the reporting requirements under the Exchange Act, the Trustee hereby agrees that it shall reasonably cooperate to amend the provisions of this Section 4.06 (in accordance with Section 11.01) in order to comply with such amended reporting requirements and such amendment of this Section 4.06. Any such amendment may result in the reduction of the reports filed by the Depositor under the Exchange Act. Notwithstanding the foregoing, the Trustee shall not be obligated to enter into any amendment pursuant to this Section that adversely affects its obligations and immunities under this Agreement.

                  SECTION 4.07. [Reserved].

                  SECTION 4.08. [Reserved].

                  SECTION 4.09. [Reserved].

                  SECTION 4.10. Swap Account

                  (a) No later than the Closing Date, the Trustee shall establish and maintain with itself, as agent for the Trustee, a separate, segregated trust account titled, "Swap Account, Deutsche Bank National Trust Company, as Trustee, in trust for the Swap Provider and the registered holders of Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-R3." Such account shall be an Eligible Account and amounts therein shall be held uninvested.

                  (b) On each Distribution Date, prior to any distribution to any Certificate, the Trustee shall deposit into the Swap Account pursuant to 3.05(c)(i): (i) the amount of any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (after taking into account any upfront payment received from the counterparty to a replacement swap agreement) from funds collected and received with respect to the Mortgage Loans prior to the determination of Available Funds and (ii) amounts received by the Trustee from the Swap Administrator, for distribution in accordance with subsection (d) below, pursuant to the Swap Administration Agreement, dated as of the Closing Date (the "Swap Administration Agreement"), among Deutsche Bank National Trust Company in its capacity as Trustee, Deutsche Bank National Trust Company in its capacity as Swap Administrator and Ameriquest Mortgage Company. For federal income tax purposes, any amounts paid to the Swap Provider on each Distribution Date shall first be deemed paid to the Swap Provider in respect of the Class SWAP-IO Interest to the extent of the amount distributable on such Class SWAP-IO Interest on such Distribution Date, and any remaining amount shall be deemed paid to the Swap Provider in respect of a Class IO Distribution Amount (as defined below).

                  (c) For federal income tax purposes, the Swap Account shall be owned by the majority Holder of the Class CE Certificates.

                  (d) The Trustee shall treat the Holders of Certificates (other than the Class P, Class CE and Class R Certificates) as having entered into a notional principal contract with respect to the Holders of the Class CE Certificates. Pursuant to each such notional principal contract, all Holders of Certificates (other than the Class P, Class CE and Class R Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the Holder of the Class CE Certificates an aggregate amount equal to the excess, if any, of
(i) the amount payable on such Distribution Date on the REMIC III Regular Interest corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a "Class IO Distribution Amount"). A Class IO Distribution Amount payable from interest collections shall be allocated PRO RATA among such Certificates based on the amount of interest otherwise payable to such Certificates, and a Class IO Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Holder of the Class CE Certificates shall be treated as having agreed to pay Net WAC Rate Carryover Amounts to the Holders of the Certificates (other than the Class CE, Class P and Class R Certificates) in accordance with the terms of this Agreement. Any payments to the Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Certificates (other than the Class CE, Class P and Class R Certificates) of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of such Certificates in respect of their interests in REMIC III and as having been paid by such Holders to the Swap Administrator pursuant to the notional principal contract. Thus, each Certificate (other than the Class P and Class R Certificates) shall be treated as representing not only ownership of Regular Interests in REMIC III, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

                  SECTION 4.11. Net WAC Rate Carryover Reserve Account.

                  (a) No later than the Closing Date, the Trustee shall establish and maintain with itself, as agent for the Trustee, a separate, segregated trust account titled, "Net WAC Rate Carryover Reserve Account, Deutsche Bank National Trust Company, as Trustee, in trust for the registered Holders of Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-R3." The Trustee shall deposit into the Net WAC Rate Carryover Reserve Account any payments received by it pursuant to Section 4.01(a)(4)(iv).

                  (b) On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to the Class A Certificates or the Mezzanine Certificates, the Trustee has been directed by the Class CE Certificateholders to, and therefore shall, deposit into the Net WAC Rate Carryover Reserve Account the amount of such Net WAC Rate Carryover Amount rather than distributing such amounts to the Class CE Certificateholders. On each such Distribution Date, the Trustee shall hold all such amounts for the benefit of the Holders of the Class A Certificates and the Mezzanine Certificates, and shall distribute such amounts to the Holders of the Class A Certificates and the Mezzanine Certificates in the amounts and priorities set forth in Section 4.01(a).

                  (c) For federal and state income tax purposes, the Class CE Certificateholders shall be deemed to be the owners of the Net WAC Rate Carryover Reserve Account and all amounts deposited into the Net WAC Rate Carryover Reserve Account shall be treated as amounts distributed by REMIC III to the Holders of the Class CE Certificates. Upon the termination of the Trust, or the payment in full of the Class A Certificates and the Mezzanine Certificates, all amounts remaining on deposit in the Net WAC Rate Carryover Reserve Account shall be released by the Trust and distributed to the Class CE Certificateholders or their designees. The Net WAC Rate Carryover Reserve Account shall be part of the Trust but not part of any REMIC and any payments to the Holders of the Class A Certificates or the Mezzanine Certificates of Net WAC Rate Carryover Amounts shall not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860(G)(a)(1).

                  (d) By accepting a Class CE Certificate, each Class CE Certificateholder hereby agrees to direct the Trustee, and the Trustee hereby is directed, to deposit into the Net WAC Rate Carryover Reserve Account the amounts described above on each Distribution Date as to which there is any Net WAC Rate Carryover Amount rather than distributing such amounts to the Class CE Certificateholders. By accepting a Class CE Certificate, each Class CE Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

                  (e) At the written direction of the Holders of a majority in Percentage Interest in the Class CE Certificates, the Trustee shall direct any depository institution maintaining the Net WAC Rate Carryover Reserve Account to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee or an Affiliate manages or advises such investment. If no investment direction of the Holders of a majority in Percentage Interest in the Class CE Certificates with respect to the Net WAC Rate Carryover Reserve Account is received by the Trustee, the Trustee shall invest the funds in the Deutsche Bank Institutional Cash Management Fund 541 so long as it is a Permitted Investment. Interest earned on such investment shall be deposited into the Net WAC Rate Carryover Reserve Account.



                                   ARTICLE V

                                THE CERTIFICATES

                  SECTION 5.01. The Certificates.

                  (a) The Certificates in the aggregate shall represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in REMIC I. At the Closing Date, the aggregate Certificate Principal Balance of the Certificates shall equal the aggregate Stated Principal Balance of the Mortgage Loans.

                  The Certificates shall be substantially in the forms annexed hereto as Exhibits A-1A through A-R. The Certificates of each Class shall be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate shall share ratably in all rights of the related Class.

                  Upon original issue, the Certificates shall be executed and delivered by the Trustee and the Trustee shall cause the Certificates to be authenticated by the Certificate Registrar to or upon the order of the Depositor. The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Trustee by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Certificate Registrar by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  (b) The Class A Certificates and the Mezzanine Certificates shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository, and registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The Trustee is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Trustee (if the Trustee is not the Book-Entry Custodian) and any other transfer agent (including the Depository or any successor Depository), to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Trustee resigns or is removed in accordance with the terms hereof, if it so elects, the Depository shall immediately succeed to its predecessor's duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

                  The Trustee, the Master Servicer and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                  If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor or (ii) after the occurrence of a Master Servicer Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates advise the Trustee through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Such Definitive Certificates shall be issued in minimum denominations of $25,000 ($50,000 in the case of the Class M-10 Certificates), except that any beneficial ownership that was represented by a Book-Entry Certificate in an amount less than $25,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate. None of the Depositor, the Master Servicer or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

                  SECTION 5.02. Registration of Transfer and Exchange of
                                Certificates.

                  (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of
Section 8.12 a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Master Servicer and the Depositor, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee shall at any time not be the Certificate Registrar, the Trustee shall have and maintain the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

                  (b) No transfer of any Class M-10 Certificate, Class CE Certificate, Class P Certificate or Residual Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of a Class M-10 Certificate, Class CE Certificate, Class P Certificate or Residual Certificate is to be made without registration or qualification (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor, (ii) the transfer of any such Class CE, Class P or Residual Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor), the Trustee and the Certificate Registrar shall each require receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder's prospective transferee, substantially in the forms attached hereto as Exhibit F-1; and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration (which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Master Servicer, in its capacity as such, or the Trust Fund), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder's prospective transferee upon which such Opinion of Counsel is based, if any. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class M-10 Certificates, the Class CE Certificates, the Class P Certificates or the Residual Certificates under the 1933 Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. If a transfer of an Ownership Interest in the Class M-10 Certificates is to be made without registration under the 1933 Act (other than in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) a certificate from the Certificateholder desiring to effect such transfer and a certificate from such Certificateholder's prospective transferee (which in the case of the Book-Entry Certificates, the Certificateholder and the Certificateholder's prospective transferee shall be deemed to have represented such certification), to the effect that, among other things, the transfer is being made to a qualified institutional buyer as defined in Rule 144A under the Securities Act in accordance with Rule 144A. Any Certificateholder desiring to effect the transfer of a Class M-10 Certificate, Class CE Certificate, Class P Certificate or Residual Certificate shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Notwithstanding the foregoing, no certification or Opinion of Counsel described in this Section 5.02(b) shall be required in connection with the transfer, on the Closing Date, of any Class R Certificate by the Depositor to an "accredited investor" within the meaning of Rule 501(d) of the 1933 Act.

                  (c) No transfer of a Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101 ("Plan Assets"), as certified by such transferee in the form of Exhibit G (or, in the case of a Book-Entry Certificate, such transferee shall be deemed to represent that it is not a Plan or acquiring with Plan Assets), unless the Trustee is provided with an Opinion of Counsel for the benefit of the Trust Fund, the Depositor, the Trustee, the NIMS Insurer and the Master Servicer and on which they may rely, which shall be to the effect that the purchase and holding of such Certificates is permissible under applicable law, shall not constitute or result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code and shall not subject the Depositor, the Master Servicer, the NIMS Insurer, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the NIMS Insurer, the Trustee or the Trust Fund. Neither an Opinion of Counsel nor any certification shall be required in connection with (i) the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor, (ii) the transfer of any such Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor (in which case such transferee shall be deemed to have represented that it is not purchasing with Plan Assets) and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

                  If any Certificate or any interest therein is acquired or held in violation of the provisions of the preceding paragraphs, the next preceding permitted beneficial owner shall be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

                  (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Certificate Registrar or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it and shall not register the Transfer of any Residual Certificate until its receipt of an affidavit and agreement (a "Transfer Affidavit and Agreement"), in the form attached hereto as Exhibit F-2 from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it shall endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Certificate Registrar who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit (in the form attached hereto as Exhibit F-2), to the Certificate Registrar stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

                  (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Certificate Registrar written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder."

                  (ii) The Certificate Registrar shall register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Certificate Registrar as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Certificate Registrar shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

                  (iii)(A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Certificate Registrar shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                  (B) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 5.02(d) and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Certificate Registrar shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Certificate Registrar on such terms as the Certificate Registrar may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Certificate Registrar. Such purchaser may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar. The proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, shall be remitted by the Certificate Registrar to such purported Transferee. The terms and conditions of any sale under this clause
         (iii)(B) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                  (iv) The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record Holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be accepted by the Trustee.

                  (v) The provisions of this Section 5.02(d) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee at the expense of the party seeking to modify, add to or eliminate any such provision the following:

                  (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions shall not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

                  (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, to the effect that such modification of, addition to or elimination of such provisions shall not cause any Trust REMIC to cease to qualify as a REMIC and shall not cause any Trust REMIC, as the case may be, to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or (y) a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

                  The Trustee shall forward to the NIMS Insurer a copy of the items delivered to it pursuant to (A) and (B) above.

                  (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

                  (f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12. Whenever any Certificates are so surrendered for exchange the Trustee, shall execute and cause the Certificate Registrar to authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, with respect to each Residual Certificate, the Holder thereof may exchange, in the manner described above, the Class R Certificate for three separate Certificates, each representing such Holder's respective Percentage Interest in the Class R-I Interest and the Class R-II Interest, respectively, in each case that was evidenced by the Class R Certificate being exchanged.

                  (g) No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (h) All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Certificate Registrar in accordance with its customary procedures.

                  (i) The Trustee shall cause the Certificate Registrar (unless the Trustee is acting as Certificate Registrar) to provide notice to the Trustee of each transfer of a Certificate and to provide the Trustee with an updated copy of the Certificate Register on the first Business Day in March and August of each year, commencing in March 2006.

                  (j) Any attempted or purported transfer of any Certificate in violation of the provisions of Section 5.02(c) hereof shall be void AB INITIO and such Certificate shall be considered to have been held continuously by the prior permitted Holder.

                  SECTION 5.03. Mutilated, Destroyed, Lost or Stolen
                                Certificates.

                  If (i) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee, the NIMS Insurer and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser or the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 5.04. Persons Deemed Owners.

                  The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar, the NIMS Insurer or any agent of any of them shall be affected by notice to the contrary.

                  SECTION 5.05. Certain Available Information.

                  On or prior to the date of the first sale of any Class M-10 Certificate, Class CE Certificate, Class P Certificate or Residual Certificate to an Independent third party, the Depositor shall provide to the Trustee ten copies of any private placement memorandum or other disclosure document used by the Depositor in connection with the offer and sale of the Class M-10 Certificates, the Class CE Certificates, the Class P Certificates or the Residual Certificates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its Corporate Trust Office and shall make available free of charge during normal business hours for review by any Holder of a Certificate and/or Certificate Owner or any Person identified to the Trustee as a prospective transferee of a Certificate, originals or copies of the following items: (i) in the case of a Holder, Certificate Owner or prospective transferee of a Class M-10 Certificate, a Class CE Certificate, a Class P Certificate or a Residual Certificate, the private placement memorandum or other disclosure document relating to such Certificate, if any, in the form most recently provided to the Trustee; and (ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to Section 11.01, (B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date, (C) all certifications delivered by a Responsible Officer of the Trustee since the Closing Date pursuant to Section 10.01(h), (D) any and all Officers' Certificates delivered to the Trustee by the Master Servicer since the Closing Date to evidence the Master Servicer's determination that any Advance or Servicing Advance was, or if made, would be a Nonrecoverable Advance or Nonrecoverable Servicing Advance, respectively, and (E) any and all Officers' Certificates delivered to the Trustee by the Master Servicer since the Closing Date pursuant to Section 4.04(a). Copies and mailing of any and all of the foregoing items shall be available from the Trustee upon request at the expense of the person requesting the same.

                                   ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER

                  SECTION 6.01. Liability of the Depositor and the Master
                                Servicer.

                  The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor and the Master Servicer herein.

                  SECTION 6.02. Merger or Consolidation of the Depositor or the
                                Master Servicer.

                  Subject to the following paragraph, the Depositor shall keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Master Servicer shall keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and its qualification as an approved conventional seller/servicer for Fannie Mae or Freddie Mac in good standing. The Depositor and the Master Servicer each shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that the Rating Agencies' ratings of the Class A Certificates and the Mezzanine Certificates in effect immediately prior to such merger or consolidation shall not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies).

                  SECTION 6.03. Limitation on Liability of the Depositor, the
                                Master Servicer and Others.

                  None of the Depositor, the NIMS Insurer, the Master Servicer or any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the NIMS Insurer, the Master Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Master Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the NIMS Insurer, the Master Servicer or the Trustee and any director, officer, employee or agent of the Depositor, the NIMS Insurer, the Master Servicer or the Trustee may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder.

                  The Depositor, the NIMS Insurer, the Master Servicer and any director, officer, employee or agent of the Depositor, the NIMS Insurer, or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense relating to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or, in the case of the Depositor and the Master Servicer, any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the NIMS Insurer or the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor, the NIMS Insurer and the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor or the Master Servicer acts without the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights (which consent shall not be necessary in the case of litigation or other legal action by either to enforce their respective rights or defend themselves hereunder), the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the NIMS Insurer and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.05, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

                  SECTION 6.04. Limitation on Resignation of the Master
                                Servicer.

                  The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law or (ii) with the written consent of the Trustee, the NIMS Insurer and written confirmation from each Rating Agency (which confirmation shall be furnished to the Depositor, the NIMS Insurer and the Trustee) that such resignation shall not cause such Rating Agency to reduce the then current rating of the Class A Certificates or the Mezzanine Certificates. Any such determination pursuant to clause (i) of the preceding sentence, permitting the resignation of the Master Servicer, shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee and the NIMS Insurer. No resignation of the Master Servicer shall become effective until the Trustee or a successor servicer acceptable to the NIMS Insurer shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

                  Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, nor delegate to or subcontract with, nor authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Servicing Fee and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer.

                  SECTION 6.05. Rights of the Depositor in Respect of the Master
                                Servicer.

                  The Master Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Depositor, the NIMS Insurer and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer (and any such Sub-Servicer) in respect of the Master Servicer's rights and obligations hereunder and access to officers of the Master Servicer (and those of any such Sub-Servicer) responsible for such obligations. Upon request, the Master Servicer shall furnish to the Depositor, the NIMS Insurer and the Trustee its (and any such Sub-Servicer's) most recent financial statements and such other information relating to the Master Servicer's capacity to perform its obligations under this Agreement that it possesses. To the extent such information is not otherwise available to the public, the Depositor, the NIMS Insurer and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer's (or any such Sub-Servicer's) written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies, rating agencies or reinsurers or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee or the Trust Fund, and in either case, the Depositor, the NIMS Insurer or the Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

                       SECTION 6.06. Sub-Servicing Agreements Between the Master
                                     Servicer and Sub-Servicers.

                  (a) The Master Servicer may enter into Sub-Servicing Agreements (provided that such agreements would not result in a withdrawal or a downgrade by any Rating Agency of the ratings on any Class of Certificates and the NIMS Insurer shall have consented to such Sub-Servicing Agreement) with Sub-Servicers, for the servicing and administration of the Mortgage Loans.

                  Each Sub-Servicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution the deposit accounts in which are insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 6.11 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Master Servicer shall examine each Sub-Servicing Agreement and shall be familiar with the terms thereof. The terms of any Sub-Servicing Agreement shall not be inconsistent with any of the provisions of this Agreement. The Master Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in Section 6.11, provisions relating to insurance in Section 3.10 or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Master Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Master Servicer shall deliver to the Trustee and the NIMS Insurer copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments.

                  (b) As part of its servicing activities hereunder, the Master Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement and of the Seller under the Mortgage Loan Purchase Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement, or to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section 2.03(a). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed. Enforcement of the Mortgage Loan Purchase Agreement against the Seller shall be effected by the Master Servicer to the extent it is not the Seller, and otherwise by the Trustee, in accordance with the foregoing provisions of this paragraph.

                  SECTION 6.07. Successor Sub-Servicers.

                  The Master Servicer, with the consent of the NIMS Insurer, shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 6.06.

                  Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Trustee without fee, in accordance with the terms of this Agreement, in the event that the Master Servicer shall, for any reason, no longer be the Master Servicer (including termination due to a Master Servicer Event of Default).

                  SECTION 6.08. Liability of the Master Servicer.

                  Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  SECTION 6.09. No Contractual Relationship Between
                                Sub-Servicers and the NIMS Insurer,
                                the Trustee or Certificateholders.

                  Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the NIMS Insurer, the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 6.10. The Master Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

                  SECTION 6.10. Assumption or Termination of Sub-Servicing
                                Agreements by Trustee.

                  In the event the Master Servicer shall for any reason no longer be the master servicer (including termination due to a Master Servicer Event of Default), the Trustee or its designee shall thereupon assume (or cause its designee or the successor master servicer for the Trustee appointed pursuant to Section 7.02 to assume) all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Trustee elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 6.07. Upon such assumption, the Trustee, its designee or the successor servicer for the Trustee appointed pursuant to Section 7.02 shall be deemed, subject to Section 6.07, to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the Master Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement and (ii) none of the Trustee, its designee or any successor Master Servicer shall be deemed to have assumed any liability or obligation of the Master Servicer that arose before it ceased to be the Master Servicer.

                  The Master Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

                  SECTION 6.11. Sub-Servicing Accounts.

                  In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer shall be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account. The Sub-Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer's receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Master Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

                                  ARTICLE VII

                                     DEFAULT

                  SECTION 7.01. Master Servicer Events of Default.

                  "Master Servicer Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Master Servicer to remit to the Trustee for distribution to the Certificateholders any payment (other than an Advance required to be made from its own funds on any Master Servicer Remittance Date pursuant to Section 4.03) required to be made under the terms of the Certificates and this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee (in which case notice shall be provided by telecopy), or to the Master Servicer, the Depositor and the Trustee by the NIMS Insurer or the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                  (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Master Servicer contained in the Certificates or in this Agreement (or, if the Master Servicer is the Seller, the failure of the Seller to repurchase a Mortgage Loan as to which a breach has been established that requires a repurchase pursuant to the terms of Section 7 of the Mortgage Loan Purchase Agreement) which continues unremedied for a period of 45 days after the earlier of
         (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee, or to the Master Servicer, the Depositor and the Trustee by the NIMS Insurer or the Holders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and if such proceeding is being contested by the Master Servicer in good faith, such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or results in the entry of an order for relief or any such adjudication or appointment; or

                  (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

                  (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) any failure by the Master Servicer of the Master Servicer Termination Test; or

                  (vii) any failure of the Master Servicer to make any Advance on any Master Servicer Remittance Date required to be made from its own funds pursuant to Section 4.03 which continues unremedied until 3:00 p.m. New York time on the Business Day immediately following the Master Servicer Remittance Date.

                  If a Master Servicer Event of Default described in clauses (i) through (vi) of this Section shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Depositor, the NIMS Insurer or the Trustee may, at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, or at the direction of the NIMS Insurer, the Trustee shall, by notice in writing to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a Master Servicer Event of Default described in clause
(vii) hereof shall occur, the Trustee shall, by notice in writing to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof and the Trustee as successor Master Servicer or a successor Master Servicer appointed in accordance with
Section 7.02, shall immediately make such Advance(which Advance shall be part of Available Funds for such Distribution Date) and assume, pursuant to Section 7.02, the duties of a successor Master Servicer. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees, at its sole cost and expense, promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Trustee for administration by it of all cash amounts which at the time shall be or should have been credited by the Master Servicer to the Collection Account held by or on behalf of the Master Servicer, the Distribution Account or any REO Account or Escrow Account held by or on behalf of the Master Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the Master Servicer (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 7.01, the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice is received by the Trustee of any such event and such notice references the Certificates, REMIC I or this Agreement.

                  The Trustee shall be entitled to be reimbursed by the Master Servicer (or by the Trust Fund if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor servicer, including without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Mortgage Loans properly and effectively.

                  SECTION 7.02. Trustee to Act; Appointment of Successor.

                  (a) On and after the time the Master Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03(c) and its obligation to deposit amounts in respect of losses pursuant to Section 3.06) by the terms and provisions hereof including, without limitation, the Master Servicer's obligations to make Advances pursuant to Section 4.03; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee shall not be obligated to make Advances pursuant to Section 4.03; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 7.01 shall not be considered a default by the Trustee as successor to the Master Servicer hereunder; provided, however, it is understood and acknowledged by the parties that there shall be a period of transition (not to exceed 90 days) before the servicing transfer is fully effected. As compensation therefor, effective from and after the time the Master Servicer receives a notice of termination or immediately upon assumption of the obligations to make Advances, the Trustee shall be entitled to the Servicing Fee and all funds relating to the Mortgage Loans to which the Master Servicer would have been entitled if it had continued to act hereunder (other than amounts which were due or would become due to the Master Servicer prior to its termination or resignation). Notwithstanding the above and subject to the next paragraph, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans, or if the Holders of Certificates entitled to at least 51% of the Voting Rights or the NIMS Insurer so request in writing to the Trustee promptly appoint or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency (with confirmation from the Rating Agencies that such appointment shall not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates) and acceptable to the NIMS Insurer and having a net worth of not less than $15,000,000 as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement. No appointment of a successor to the Master Servicer under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer as such hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer under this Agreement, the Trustee shall act in such capacity as hereinabove provided.

                  Upon removal or resignation of the Master Servicer, the Trustee, with the cooperation of the Depositor, (x) shall solicit bids for a successor Master Servicer as described below and (y) pending the appointment of a successor Master Servicer as a result of soliciting such bids, shall serve as Master Servicer of the Mortgage Loans serviced by such predecessor Master Servicer. The Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above (including the Trustee or any affiliate thereof) (including that such mortgage loan servicing institution shall be acceptable to each Rating Agency and the NIMS Insurer). Such public announcement shall specify that the successor Master Servicer shall be entitled to the servicing compensation agreed upon between the Trustee, the successor Master Servicer and the Depositor; provided, however, that no such fee shall exceed the Servicing Fee. Within thirty days after any such public announcement, the Trustee, with the cooperation of the Depositor, shall negotiate in good faith and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid as to the price they shall pay to obtain such servicing. The Trustee upon receipt of the purchase price shall pay such purchase price to the Master Servicer being so removed, after deducting from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities reasonably incurred hereunder. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale.

                  (b) If the Master Servicer fails to remit to the Trustee for distribution to the Certificateholders any payment required to be made under the terms of the Certificates and this Agreement (for purposes of this Section 7.02(b), a "Remittance") because the Master Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of such Remittance is prohibited by Section 362 of the federal Bankruptcy Code, the Trustee shall upon notice of such prohibition, regardless of whether it has received a notice of termination under Section 7.01, advance the amount of such Remittance by depositing such amount in the Distribution Account on the related Distribution Date. The Trustee shall be obligated to make such advance only if (i) such advance, in the good faith judgment of the Trustee can reasonably be expected to be ultimately recoverable from Stayed Funds and (ii) the Trustee is not prohibited by law from making such advance or obligating itself to do so. Upon remittance of the Stayed Funds to the Trustee or the deposit thereof in the Distribution Account by the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court, the Trustee may recover the amount so advanced, without interest, by withdrawing such amount from the Distribution Account; however, nothing in this Agreement shall be deemed to affect the Trustee's rights to recover from the Master Servicer's own funds interest on the amount of any such advance. If the Trustee at any time makes an advance under this Subsection which it later determines in its good faith judgment shall not be ultimately recoverable from the Stayed Funds with respect to which such advance was made, the Trustee shall be entitled to reimburse itself for such advance, without interest, by withdrawing from the Distribution Account, out of amounts on deposit therein, an amount equal to the portion of such advance attributable to the Stayed Funds.

                  (c) If the Master Servicer is terminated pursuant to Section 7.01, then the successor Master Servicer shall not be permitted to reimburse itself directly for Advances or Servicing Advances under Section 3.05(a)(ii),
Section 3.05(a)(iii), Section 3.05(a)(v) or Section 3.05(a)(vii) if the Master Servicer has not been fully reimbursed for its Advances and Servicing Advances, but instead the successor Master Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 3.04(g) to the extent of amounts on deposit in the Collection Account on the related Master Servicer Remittance Date. The Trustee is hereby authorized to pay to the terminated Master Servicer (or the related Advancing Person in accordance with Section 3.23) and the successor Master Servicer, as applicable, reimbursements for Advances and Servicing Advances from the Distribution Account to the same extent each such Master Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with Section 3.05(a)(ii), Section 3.05(a)(iii), Section 3.05(a)(v) or Section 3.05(a)(vii), as the case may be. All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in-first out" (FIFO) basis. At such time as the Master Servicer (or related Advancing Person) has been reimbursed for all Advances and Servicing Advances made by it, the successor Master Servicer shall no longer be required to remit in accordance with the first sentence of this Section 7.02(c) and shall then be permitted to reimburse itself directly for Advances and Servicing Advances in accordance with Section 3.05(a)(ii), Section 3.05(a)(iii), Section 3.05(a)(v) or
Section 3.05(a)(vii).

                  SECTION 7.03. Notification to Certificateholders.

                  (a) Upon any termination of the Master Servicer pursuant to
Section 7.01 above or any appointment of a successor to the Master Servicer pursuant to Section 7.02 above, the Trustee shall give prompt written notice thereof to Certificateholders and the NIMS Insurer at their respective addresses appearing in the Certificate Register.

                  (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Master Servicer Event of Default or five days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to the NIMS Insurer and to all Holders of Certificates notice of each such occurrence, unless such default or Master Servicer Event of Default shall have been cured or waived.

                  SECTION 7.04. Waiver of Master Servicer Events of Default.

                  The Holders representing at least 66% of the Voting Rights (with the consent of the NIMS Insurer) evidenced by all Classes of Certificates affected by any default or Master Servicer Event of Default hereunder may waive such default or Master Servicer Event of Default; PROVIDED, HOWEVER, that a default or Master Servicer Event of Default under clause (i) or (vii) of Section
7.01 may be waived only by all of the Holders of the Regular Certificates (with the consent of the NIMS Insurer). Upon any such waiver of a default or Master Servicer Event of Default, such default or Master Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Master Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

                  SECTION 8.01. Duties of Trustee.

                  The Trustee, prior to the occurrence of a Master Servicer Event of Default and after the curing of all Master Servicer Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. During a Master Servicer Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

                  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its respective satisfaction, such dissatisfied party shall provide notice thereof to the Certificateholders and the NIMS Insurer.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) Prior to the occurrence of a Master Servicer Event of Default, and after the curing of all such Master Servicer Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Agreement;

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIMS Insurer or the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon it, under this Agreement.

                  The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require it to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

                  SECTION 8.02. Certain Matters Affecting the Trustee.

                  (a) Except as otherwise provided in Section 8.01:

                  (i) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders or the NIMS Insurer, pursuant to the provisions of this Agreement, unless such Certificateholders or the NIMS Insurer, as applicable, shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Master Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                  (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) Prior to the occurrence of a Master Servicer Event of Default hereunder and after the curing of all Master Servicer Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the NIMS Insurer or the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by such Certificateholders, the Trustee may require reasonable indemnity against such expense, or liability from such Certificateholders or the NIMS Insurer as a condition to taking any such action;

                  (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

                  (vii) The Trustee shall not be personally liable for any loss resulting from the investment of funds held in the Collection Account, the Escrow Account or the REO Account made at the direction of the Master Servicer pursuant to Section 3.06.

                  (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in the name of the Trustee for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

                  (c) The Depositor hereby directs the Trustee to execute, deliver and perform its obligations under the Interest Rate Swap Agreement and to assign any rights to receive payments from the Swap Provider to the Swap Administrator pursuant to the Swap Administration Agreement and the Depositor further directs the Trustee to execute, deliver and perform its obligation under the Swap Administration Agreement. The Seller, the Depositor, the Master Servicer and the Holders of the Class A Certificates and the Mezzanine Certificates by their acceptance of such Certificates acknowledge and agree that the Trustee shall execute, deliver and perform its obligations under the Interest Rate Swap Agreement and the Swap Administration Agreement and shall do so solely in its capacity as Trustee of the Trust Fund or as Swap Administrator, as the case may be, and not in its individual capacity. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall apply to the Trustee's execution of the Interest Rate Swap Agreement and the Swap Administration Agreement, and the performance of its duties and satisfaction of its obligations thereunder.

                  (d) The Depositor hereby directs the Trustee to execute and deliver the PMI Policy on behalf of the Trust Fund in the form presented to it by the Depositor. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall apply to the Trustee's execution of the PMI Policy, and the performance of its duties and satisfaction of its obligations thereunder.

                  SECTION 8.03. The Trustee Not Liable for Certificates or
                                Mortgage Loans.

                  The recitals contained herein and in the Certificates (other than the signature of the Trustee, the authentication of the Certificate Registrar on the Certificates, the acknowledgments of the Trustee contained in
Article II and the representations and warranties of the Trustee in Section 8.13) shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth with respect to such party in Section 8.13) or of the Certificates (other than the signature of the Trustee and authentication of the Certificate Registrar on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer, other than, subject to Section 8.01, any funds held by or on behalf of the Trustee in accordance with Section 3.04.

                  SECTION 8.04. Trustee May Own Certificates.

                  The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

                  SECTION 8.05. Trustee's Fees and Expenses.

                  (a) The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trustee Fee and, to the extent that the funds therein are at any time insufficient for such purpose, the Depositor shall pay such fees. The Trustee, or any director, officer, employee or agent of the Trustee shall be indemnified by REMIC I and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee (including the compensation and the expenses and disbursements of its agents and counsel) in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) incurred by the Trustee in connection with any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement (up to a limit of $600,000 per calendar year so long as any notes issued pursuant to the Indenture are insured by a NIMS Insurer), other than any loss, liability or expense (i) resulting from a breach of the Master Servicer's obligations and duties under this Agreement and the Mortgage Loans (for which the Master Servicer shall indemnify pursuant to Section 8.05(b)), (ii) that constitutes a specific liability of the Trustee pursuant to Section 10.01(c) or
(iii) any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder or as a result of a breach of its obligations under Article X hereof. Any amounts payable to the Trustee, or any director, officer, employee or agent of the Trustee in respect of the indemnification provided by this paragraph (a), or pursuant to any other right of reimbursement from the Trust Fund that the Trustee, or any director, officer, employee or agent of the Trustee may have hereunder in its capacity as such, may be withdrawn by the Trustee from the Distribution Account at any time.

                  (b) The Master Servicer agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense resulting from a breach of the Master Servicer's obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee. Any payment hereunder made by the Master Servicer to the Trustee shall be from the Master Servicer's own funds, without reimbursement from the Trust Fund therefor.

                  (c) The Master Servicer shall pay any annual rating agency fees of the Rating Agencies for ongoing surveillance from its own funds without right of reimbursement.

                  SECTION 8.06. Eligibility Requirements for Trustee.

                  The Trustee hereunder shall at all times be a corporation or an association (other than the Depositor, the Seller, the Master Servicer or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

                  SECTION 8.07. Resignation and Removal of the Trustee.

                  The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the NIMS Insurer, the Master Servicer and the Certificateholders. Upon receiving such notice of resignation of the Trustee, the Depositor shall promptly appoint a successor trustee acceptable to the NIMS Insurer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders, the Trustee and the Master Servicer by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the NIMS Insurer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its respective property shall be appointed, or any public officer shall take charge or control of the Trustee or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the NIMS Insurer may remove the Trustee and appoint a successor trustee acceptable to the NIMS Insurer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor.

                  The Holders of Certificates entitled to at least 51% of the Voting Rights (or the NIMS Insurer upon failure of the Trustee to perform its obligations hereunder) may at any time remove the Trustee and appoint a successor trustee acceptable to the NIMS Insurer by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor.

                  Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

                  SECTION 8.08. Successor Trustee.

                  Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the NIMS Insurer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements, as well as all moneys, held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

                  No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor trustee shall not result in a downgrading of any Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency.

                  Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

                  SECTION 8.09. Merger or Consolidation of Trustee.

                  Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

                  Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC I or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the NIMS Insurer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC I, and to vest in such Person or Persons, in such capacity, such title to REMIC I, or any part thereof, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Master Servicer and the NIMS Insurer. If the Master Servicer and the NIMS Insurer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case a Master Servicer Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.06 hereunder and no notice to the Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08 hereof.

                  In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC I or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor, the Master Servicer and the NIMS Insurer.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  SECTION 8.11. Appointment of Custodians.

                  The Trustee may, with the consent of the Depositor and the Master Servicer appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. The appointment of any Custodian may at any time be terminated and a substitute Custodian appointed therefor upon the reasonable request of the Master Servicer to the Trustee, the consent to which shall not be unreasonably withheld. The Trustee shall pay any and all fees and expenses of any Custodian in accordance with each Custodial Agreement (provided that if expenses of the kind that would be reimbursable to the Trustee pursuant to Section 8.05 if incurred by the Trustee are incurred by the Custodian, the Trustee shall be entitled to reimbursement under Section 8.05 for such kind of expenses to the extent the Trustee has paid such expenses on behalf of the Custodian or for which the Trustee has reimbursed the Custodian). The Trustee initially appoints the Custodian as Custodian, and the Depositor and the Master Servicer consent to such appointment. Subject to Article VIII hereof, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by such Custodian. Each Custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 11.01. In no event shall the appointment of any Custodian pursuant to a Custodial Agreement diminish the obligations of the Trustee hereunder.

                  SECTION 8.12. Appointment of Office or Agency.

                  The Trustee shall designate an office or agency in the City of New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be delivered. As of the Closing Date, the Trustee designates the office of its agent located c/o DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041 for such purposes.

                  SECTION 8.13. Representations and Warranties of the Trustee.

                  The Trustee hereby represents and warrants, to the Master Servicer and the Depositor, as of the Closing Date, that:

                  (i) It is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

                  (ii) The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, shall not violate its charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) It is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement shall not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of it to perform its obligations under this Agreement or its financial condition.

                  (vi) No litigation is pending or, to the best knowledge, threatened against it which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment, is likely to materially and adversely affect either its ability to perform its obligations under this Agreement or its financial condition.

                                   ARTICLE IX

                                   TERMINATION

                  SECTION 9.01. Termination Upon Repurchase or Liquidation of All Mortgage Loans.

                  (a) Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer and the Trustee (other than the obligations of the Master Servicer to the Trustee pursuant to Section 8.05 and of the Master Servicer to provide for and the Trustee to make payments in respect of the REMIC Regular Interests or the Classes of Certificates as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Terminator (as defined below) of all Mortgage Loans and each REO Property remaining in REMIC I and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (a) the "latest possible maturity date" and (b) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. The purchase by the Terminator of all Mortgage Loans and each REO Property remaining in REMIC I shall be at a price (the "Termination Price") equal to greater of (A) the aggregate fair market value of all of the assets of REMIC I and (B) the sum of the Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the appraised fair market value of the REO Properties plus accrued interest through the end of the calendar month preceding the month of the final Distribution Date and any unreimbursed Advances and Servicing Advances(in the case of fair market values required to be determined under (A) or (B) above, as determined by the Terminator, the Trustee and, if the Terminator is not the NIMS Insurer, the NIMS Insurer, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01); provided, however, such option may only be exercised if the Termination Price is sufficient to pay all interest accrued on, as well as amounts necessary to retire the note balance of, each class of notes issued pursuant to the Indenture and any amounts owed to the NIMS Insurer at the time the option is exercised.

                  (b) The Master Servicer (or if the Master Servicer fails to exercise such right, the NIMS Insurer) shall have the right (the party exercising such right, the "Terminator"), to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates shall be retired; provided, however, that the Terminator may elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) above only (A) if the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund at the time of such election is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (B) if the Terminator is the Master Servicer and is an affiliate of the Seller, the Master Servicer shall have delivered to the Trustee and the NIMS Insurer a written certification that the burdens of servicing the Mortgage Loans and REO Properties remaining in REMIC I exceed the benefits of the Servicing Fees that would be realized by the Master Servicer if it continued to service such assets on behalf of the Trust Fund. By acceptance of the Residual Certificates, the Holders of the Residual Certificates agree, in connection with any termination hereunder, to pledge any amounts in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class CE Certificates.

                  (c) Notice of the liquidation of the REMIC Regular Interests shall be given promptly by the Trustee by letter to Certificateholders mailed
(a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property by the Terminator, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund shall terminate and final payment in respect of the REMIC Regular Interests and the Certificates shall be made upon presentation and surrender of the related Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the REMIC Regular Interests or the Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I by the Terminator, the Terminator shall deliver to the Trustee for deposit in the Distribution Account not later than the last Business Day preceding the final Distribution Date on the Certificates an amount in immediately available funds equal to the above-described purchase price. Upon certification to the Trustee by a Servicing Officer of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Terminator the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

                  (d) Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with
Section 4.01 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trustee and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, mail a final notice to remaining related non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Representative all remaining amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

                  Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

                  SECTION 9.02. Additional Termination Requirements.

                  (a) In the event that the Terminator purchases all the Mortgage Loans and each REO Property or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in REMIC I pursuant to Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements:

                  (i) The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC's final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Terminator;

                  (ii) During such 90-day liquidation period, and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Terminator for cash; and

                  (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

                  (b) At the expense of the applicable Terminator (or in the event of termination under Section 9.01(a)(ii), at the expense of the Trustee), the Trustee shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC pursuant to this Section 9.02.

                  (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each Trust REMIC which authorization shall be binding upon all successor Certificateholders.

                                   ARTICLE X

                                REMIC PROVISIONS

                  SECTION 10.01. REMIC Administration.

                  (a) The Trustee shall elect to treat each Trust REMIC as a REMIC under the Code and, if necessary, under applicable state law. Each such election shall be made by the Trustee on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of REMIC I, (i) the REMIC I Regular Interests shall be designated as the Regular Interests in REMIC I and the Class R-I Interest shall be designated as the Residual Interest in REMIC I, (ii) the REMIC II Regular Interests shall be designated as the Regular Interests in REMIC II and the Class R-II Interest shall be designated as the Residual Interest in REMIC II and (iii) the Class A Certificates, the Mezzanine Certificates, the Class SWAP-IO Interest, the Class CE Certificates and the Class P Certificates shall be designated as the Regular Interests in REMIC III and the Class R-III Interest shall be designated as the Residual Interest in REMIC III. The Trustee shall not permit the creation of any "interests" in any Trust REMIC (within the meaning of Section 860G of the Code) other than the REMIC I Regular Interests, the REMIC II Regular Interests and the interests represented by the Certificates.

                  (b) The Closing Date is hereby designated as the "Startup Day" of each Trust REMIC within the meaning of Section 860G(a)(9) of the Code.

                  (c) The Trustee shall pay out of its own funds, without any right of reimbursement, any and all expenses relating to any tax audit of the Trust Fund caused by the Trustee (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any Trust REMIC that involve the Internal Revenue Service or state tax authorities), other than the expense of obtaining any tax related Opinion of Counsel except as specified herein. The Trustee, as agent for each Trust REMIC's tax matters person, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any Trust REMIC and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Holder of the largest Percentage Interest of each Class of Residual Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of the related REMIC created hereunder. By their acceptance thereof, the Holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Trustee or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

                  (d) The Trustee shall prepare, sign and file all of the Tax Returns in respect of each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor. The Master Servicer shall provide on a timely basis to the Trustee or its designee such information with respect to the assets of the Trust Fund as is in its possession and reasonably required by the Trustee to enable it to perform its obligations under this Article.

                  (e) The Trustee shall perform on behalf of each Trust REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trustee shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who shall serve as the representative of each Trust REMIC. The Master Servicer shall provide on a timely basis to the Trustee such information with respect to the assets of the Trust Fund, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Trustee to enable each of them to perform their respective obligations under this subsection. In addition, the Depositor shall provide or cause to be provided to the Trustee within ten
(10) days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

                  (f) The Trustee shall take such action and shall cause each REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Master Servicer shall assist it, to the extent reasonably requested by it). The Trustee shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee and the NIMS Insurer have received an Opinion of Counsel, addressed to the Trustee and the NIMS Insurer (at the expense of the party seeking to take such action but in no event at the expense of the Trustee) to the effect that the contemplated action shall not, with respect to any Trust REMIC, endanger such status or result in the imposition of such a tax, nor shall the Master Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee and the NIMS Insurer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any Trust REMIC or the respective assets of each, or causing any Trust REMIC to take any action, which is not contemplated under the terms of this Agreement, the Master Servicer shall consult with the Trustee, the NIMS Insurer or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any Trust REMIC, and the Master Servicer shall not take any such action or cause any Trust REMIC to take any such action as to which the Trustee or the NIMS Insurer has advised it in writing that an Adverse REMIC Event could occur. The Trustee or the NIMS Insurer may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee. At all times as may be required by the Code, the Master Servicer on behalf of the Trustee shall ensure that substantially all of the assets of any Trust REMIC shall consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (g) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (ii) to the Master Servicer pursuant to
Section 10.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X, or otherwise (iii) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

                  (h) On or before April 15th of each calendar year, commencing April 15, 2006, the Trustee shall deliver to the Master Servicer, the NIMS Insurer and each Rating Agency a Certificate from a Responsible Officer of the Trustee stating, without regard to any action taken by any party other than the Trustee, the Trustee's compliance with this Article X.

                  (i) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each Trust REMIC on a calendar year and on an accrual basis. The Trustee shall apply for an Employer Identification Number for the Trust Fund from the Internal Revenue Service via a Form SS-4 or such other form as is appropriate.

                  (j) Following the Startup Day, the Trustee shall not accept any contributions of assets to any Trust REMIC other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund shall not cause the related REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (k) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which any Trust REMIC shall receive a fee or other compensation for services nor permit any such REMIC to receive any income from assets other than the Mortgage Pool which are deemed to constitute "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  SECTION 10.02. Prohibited Transactions and Activities.

                  None of the Depositor, the Master Servicer or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I, (iii) the termination of REMIC I pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to
Article II or III of this Agreement), or acquire any assets for any Trust REMIC (other than REO Property acquired in respect of a defaulted Mortgage Loan), or sell or dispose of any investments in the Collection Account or the Distribution Account for gain, or accept any contributions to any Trust REMIC after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Trustee and the NIMS Insurer (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution shall not (a) affect adversely the status of any Trust REMIC as a REMIC or (b) cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

                  SECTION 10.03. Master Servicer and Trustee Indemnification.

                  (a) The Trustee agrees to indemnify the Trust Fund, the NIMS Insurer, the Depositor and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Master Servicer, caused solely by the Trustee's failure to act in accordance with its standard of care set forth in this Article X or any state, local or franchise taxes imposed upon the Trust as a result of the location of the Trustee.

                  (b) The Master Servicer agrees to indemnify the Trust Fund, the NIMS Insurer, the Depositor and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in Article III or this
Article X or any state, local or franchise taxes imposed upon the Trust as a result of the location of the Master Servicer or any subservicer.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  SECTION 11.01. Amendment.

                  This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Trustee and, if applicable, the Custodian with the consent of the NIMS Insurer and without the consent of any of the Certificateholders, (i) to cure any ambiguity or defect,
(ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), or in any Custodial Agreement, or (iii) to make any other provisions with respect to matters or questions arising under this Agreement or in any Custodial Agreement which shall not be inconsistent with the provisions of this Agreement or such Custodial Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by either (i) an Opinion of Counsel delivered to the Master Servicer and the Trustee to such effect or (ii) confirmation from the Rating Agencies that such amendment shall not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

                  This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the NIMS Insurer and the Trustee with the consent of the NIMS Insurer and the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Custodial Agreement or of modifying in any manner the rights of the Swap Provider or Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Swap Provider or Holders or of any Class of Certificates (as evidenced by either
(i) an Opinion of Counsel delivered to the Trustee or (ii) written notice to the Depositor, the Master Servicer and the Trustee from the Rating Agencies that such action shall not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency) in a manner other than as described in (i), or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

                  Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the NIMS Insurer shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel satisfactory to the NIMS Insurer to the effect that such amendment shall not result in the imposition of any tax on any Trust REMIC pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

                  Notwithstanding any of the other provisions of this Section 11.01, none of the Depositor, the Master Servicer or the Trustee shall enter into any amendment of this Agreement that would significantly change the permitted activities of the Trust Fund without the consent of the NIMS Insurer and the Holders of Certificates that represent more than 50% of the aggregate Certificate Principal Balance of all Certificates.

                  Notwithstanding any of the other provisions of this Section 11.01, none of the Depositor, the Master Servicer or the Trustee shall enter into any amendment to Section 3.05(c)(i), Section 4.01(e), Section 4.09 or
Section 11.10 of this Agreement without the prior written consent of the Swap Provider.

                  Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment to each Certificateholder.

                  It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  The cost of any Opinion of Counsel to be delivered pursuant to this Section 11.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee.

                  The Trustee may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its respective rights, duties and immunities under this Agreement or otherwise.

                  SECTION 11.02. Recordation of Agreement; Counterparts.

                  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Certificateholders, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 11.03. Limitation on Rights of Certificateholders.

                  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless (i) such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and (ii) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in the name of the Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 11.04. Governing Law.

                  This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws excluding the choice of laws provisions therein.

                  SECTION 11.05. Notices.

                  All directions, demands, requests, authorizations and notices hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, facsimile, electronic mail or delivered in any other manner specified herein, to (a) in the case of the Depositor, 1100 Town & Country Road, Suite 1100, Orange, California 92868, Attention: Capital Markets (telecopy number: (714) 245-0198), or such other address or telecopy number as may hereafter be furnished to the Master Servicer, the NIMS Insurer and the Trustee in writing by the Depositor, (b) in the case of the Master Servicer, 1100 Town & Country Road, 11th Floor, Orange, California 92868,
Attention: General Counsel (telecopy number: (714) 564-9639), or such other address or telecopy number as may hereafter be furnished to the Trustee, the NIMS Insurer and the Depositor in writing by the Master Servicer, (c) in the case of the Trustee, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration-AQ0503 (telecopy number: (714) 247-6009), or such other address or telecopy number as may hereafter be furnished to the Master Servicer, the NIMS Insurer and the Depositor in writing by the Trustee and (d) in the case of the NIMS Insurer, such address furnished to the Depositor, the Master Servicer and the Trustee in writing by the NIMS Insurer. Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

                  SECTION 11.06. Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 11.07. Notice to Rating Agencies and the NIMS Insurer.

                  The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies and the NIMS Insurer with respect to each of the following of which it has actual knowledge:

                  1. Any material change or amendment to this Agreement;

                  2. The occurrence of any Master Servicer Event of Default that has not been cured or waived;

                  3. The resignation or termination of the Master Servicer or the Trustee;

                  4. The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

                  5. The final payment to the Holders of any Class of Certificates;

                  6. Any change in the location of the Collection Account or the Distribution Account;

                  7. Any event that would result in the inability of the Trustee, were it to succeed as Master Servicer, to make advances regarding delinquent Mortgage Loans; and

                  8. The filing of any claim under the Master Servicer's blanket bond and errors and omissions insurance policy required by Section 3.09 or the cancellation or material modification of coverage under any such instrument.

                  In addition, the Trustee shall promptly furnish to each Rating Agency and the NIMS Insurer copies of each report to Certificateholders described in Section 4.02 and the Master Servicer, as required pursuant to
Section 3.19 and Section 3.20, shall promptly furnish to each Rating Agency copies of the following:

                  1. Each annual statement as to compliance described in Section 3.19; and

                  2. Each annual independent public accountants' servicing report described in Section 3.20.

                  Any such notice pursuant to this Section 11.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, to Fitch Ratings, One State Street Plaza, New York, New York 10004, to Dominion Bond Rating Services, Inc., 55 Broadway, 15th Floor, New York, New York 10006 and to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

                  SECTION 11.08. Article and Section References.

                  All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

                  SECTION 11.09. Grant of Security Interest.

                  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage Loans by the Depositor to secure a debt or other obligation of the Depositor or the Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor or the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor or the Seller and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Seller and the Depositor to the Trustee of a security interest in all of the Seller's and the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the Holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor's obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee on behalf of the Certificateholders the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 and the transfer pursuant to the Mortgage Loan Purchase Agreement to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee.

                  SECTION 11.10. Third Party Rights.

                  The NIMS Insurer and the Swap Provider shall be third-party beneficiaries of this Agreement to the same extent as if they were parties hereto, and shall have the right to enforce the provisions of this Agreement. Without limiting the generality of the foregoing, provisions herein that refer to the "benefit" of Certificateholders or the "interests" of the Certificateholders or actions "for the benefit of" Certificateholders also include an implicit reference to the benefits or interests of the NIMS Insurer, if any.

                  IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                       AMERIQUEST MORTGAGE SECURITIES INC.,
                                          as Depositor


                                       By:      /s/ John P. Grazer
                                                ------------------
                                       Name:    John P. Grazer
                                       Title:   Chief Financial Officer



                                       AMERIQUEST MORTGAGE COMPANY,
                                          as Master Servicer


                                       By:      /s/ John P. Grazer
                                                ------------------
                                       Name:    John P. Grazer
                                       Title:   Executive Vice President



                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          as Trustee

                                       By:      /s/ Valerie Delgado
                                                -------------------
                                       Name:    Valerie Delgado
                                       Title:   Assistant Vice President

                                       By:      /s/ Ronaldo Reyes
                                                -----------------
                                       Name:    Ronaldo Reyes
                                       Title:   Vice President

STATE OF CALIFORNIA     )
                        ) ss.:
COUNTY OF ORANGE        )

                  On the ___ day of _________2005, before me, a notary public in and for said State, personally appeared ____________, known to me to be an ________________ of Ameriquest Mortgage Securities Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





                                        ___________________________________
                                                    Notary Public

[Notarial Seal]

STATE OF CALIFORNIA      )
                         ) ss.:
COUNTY OF ORANGE         )


                  On the __th day of _________ 2005, before me, a notary public in and for said State, personally appeared __________________, known to me to be a _________________ of Ameriquest Mortgage Company, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





                                        ___________________________________
                                                    Notary Public

[Notarial Seal]

STATE OF CALIFORNIA      )
                         ) ss.:
COUNTY OF                )


                  On the ___ day of _________ 2005, before me, a notary public in and for said State, personally appeared _________________, known to me to be an ____________________ of Deutsche Bank National Trust Company, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





                                        ___________________________________
                                                    Notary Public

                             EXHIBIT A-1A

                    FORM OF CLASS A-1A CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
         SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Series 2005-R3, Class A-1A                  Aggregate Certificate Principal
                                            Balance of the Class A-1A
                                            Certificates as of the Issue Date:
                                            $414,398,000.00

Pass-Through Rate: Variable                 Denomination: $414,398,000.00

Date of Pooling and Servicing Agreement     Master Servicer: Ameriquest Mortgage
and Cut-off Date: April 1, 2005             Company

First Distribution Date: May 25, 2005       Trustee: Deutsche Bank National
                                            Trust Company

No. 1                                       Issue Date: April 27, 2005
                                            CUSIP: 03072S A96

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA").

                 ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                  AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-1A Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-1A Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-1A Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is One-Month LIBOR plus the Certificate Margin.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2005


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Trustee


                                              By:_______________________________
                                                       Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Certificate Registrar


                                              By:_______________________________
                                                       Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -      CUSTODIAN
                                                             -------------------
TEN ENT - as tenants by the entireties                       (Cust)   (Minor)
                                                             under Uniform Gifts
JT TEN  - as joint tenants with right if                     to Minors Act
          survivorship and not as tenants                     _________________
          in common                                                (State)

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number __________________or, if mailed by check, to_____________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________.

                  This information is provided by _____________________________, the assignee name above, or _____________________________________, as its agent.

                                  EXHIBIT A-1B

                         FORM OF CLASS A-1B CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
         SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Series 2005-R3, Class A-1B                  Aggregate Certificate Principal
                                            Balance of the Class A-1B
                                            Certificates as of the Issue Date:
                                            $103,600,000.00

Pass-Through Rate: Variable                 Denomination: $103,600,000.00

Date of Pooling and Servicing  Agreement    Master Servicer: Ameriquest
and Cut-off Date: April 1, 2005             Mortgage Company

First Distribution Date: May 25, 2005       Trustee: Deutsche Bank National
                                            Trust Company

No. 1                                       Issue Date: April 27, 2005

                                            CUSIP: 03072S ZS7

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (ERISA).

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-1B Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-1B Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-1B Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is One-Month LIBOR plus the Certificate Margin.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2005


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Trustee


                                              By:_______________________________
                                                       Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Certificate Registrar


                                              By:_______________________________
                                                       Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -      CUSTODIAN
                                                             -------------------
TEN ENT - as tenants by the entireties                       (Cust)   (Minor)
                                                             under Uniform Gifts
JT TEN  - as joint tenants with right if                     to Minors Act
          survivorship and not as tenants                     _________________
          in common                                                (State)

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number __________________or, if mailed by check, to_____________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________.

                  This information is provided by _____________________________, the assignee name above, or _____________________________________, as its agent.

                                  EXHIBIT A-2A

                         FORM OF CLASS A-2A CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
         SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").\


Series 2005-R3, Class A-2A                  Aggregate Certificate Principal
                                            Balance of the Class A-2A
                                            Certificates as of the Issue Date:
                                            $419,185,000.00

Pass-Through Rate: Variable                 Denomination: $419,185,000.00

Date of Pooling and Servicing Agreement     Master Servicer: Ameriquest
and Cut-off Date: April 1, 2005             Mortgage Company

First Distribution Date: May 25, 2005       Trustee: Deutsche Bank National
                                            Trust Company

No. 1                                       Issue Date: April 27, 2005

                                            CUSIP: 03072S B20

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA").

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-2A Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-2A Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement) and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-2A Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is One-Month LIBOR plus the Certificate Margin.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2005


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Trustee


                                              By:_______________________________
                                                       Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Certificate Registrar


                                              By:_______________________________
                                                       Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -      CUSTODIAN
                                                             -------------------
TEN ENT - as tenants by the entireties                       (Cust)   (Minor)
                                                             under Uniform Gifts
JT TEN  - as joint tenants with right if                     to Minors Act
          survivorship and not as tenants                     _________________
          in common                                                (State)

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number __________________or, if mailed by check, to_____________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________.

                  This information is provided by _____________________________, the assignee name above, or _____________________________________, as its agent.

                                  EXHIBIT A-2B

                         FORM OF CLASS A-2B CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
         SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Series 2005-R3, Class A-2B                  Aggregate Certificate Principal
                                            Balance of the Class A-2B
                                            Certificates as of the Issue Date:
                                            $104,796,000.00

Pass-Through Rate: Variable                 Denomination: $104,796,000.00

Date of Pooling and Servicing Agreement     Master Servicer: Ameriquest
and Cut-off Date: April 1, 2005             Mortgage Company

First Distribution Date: May 25, 2005       Trustee: Deutsche Bank National
                                            Trust Company

No. 1                                       Issue Date: April 27, 2005

                                            CUSIP: 03072S B38

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA").

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-2B Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-2B Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-2B Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is One-Month LIBOR plus the Certificate Margin.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2005


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Trustee


                                              By:_______________________________
                                                       Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Certificate Registrar


                                              By:_______________________________
                                                       Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -      CUSTODIAN
                                                             -------------------
TEN ENT - as tenants by the entireties                       (Cust)   (Minor)
                                                             under Uniform Gifts
JT TEN  - as joint tenants with right if                     to Minors Act
          survivorship and not as tenants                     _________________
          in common                                                (State)

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number __________________or, if mailed by check, to_____________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________.

                  This information is provided by _____________________________, the assignee name above, or _____________________________________, as its agent.

                                  EXHIBIT A-3A

                         FORM OF CLASS A-3A CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
         SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Series 2005-R3, Class A-3A                  Aggregate Certificate Principal
                                            Balance of the Class A-3A
                                            Certificates as of the Issue Date:
                                            $292,740,000.00

Pass-Through Rate: Variable                 Denomination: $292,740,000.00

Date of Pooling and Servicing Agreement     Master Servicer: Ameriquest Mortgage
and Cut-off  Date: April 1, 2005            Company

First Distribution Date: May 25, 2005       Trustee: Deutsche Bank National
                                            Trust Company

No. 1                                       Issue Date: April 27, 2005

                                            CUSIP: 03072S ZT5

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA").

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-3A Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-3A Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-3A Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is One-Month LIBOR plus the Certificate Margin.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2005

XXXXXX
                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Trustee


                                              By:_______________________________
                                                       Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Certificate Registrar


                                              By:_______________________________
                                                       Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -      CUSTODIAN
                                                             -------------------
TEN ENT - as tenants by the entireties                       (Cust)   (Minor)
                                                             under Uniform Gifts
JT TEN  - as joint tenants with right if                     to Minors Act
          survivorship and not as tenants                     _________________
          in common                                                (State)

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number __________________or, if mailed by check, to_____________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________.

                  This information is provided by _____________________________, the assignee name above, or _____________________________________, as its agent.

                                  EXHIBIT A-3B

                         FORM OF CLASS A-3B CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
         SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Series 2005-R3, Class A-3B                  Aggregate Certificate Principal
                                            Balance of the Class A-3B
                                            Certificates as of the Issue Date:
                                            $125,396,000.00

Pass-Through Rate: Variable                 Denomination: $125,396,000.00

Date of Pooling and Servicing Agreement     Master Servicer: Ameriquest
and Cut-off Date: April 1, 2005             Mortgage Company

First Distribution Date: May 25, 2005       Trustee: Deutsche Bank National
                                            Trust Company

No. 1                                       Issue Date: April 27, 2005

                                            CUSIP: 03072S ZU2

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA").

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-3B Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-3B Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-3B Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is One-Month LIBOR plus the Certificate Margin.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2005


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Trustee


                                              By:_______________________________
                                                       Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Certificate Registrar


                                              By:_______________________________
                                                       Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -      CUSTODIAN
                                                             -------------------
TEN ENT - as tenants by the entireties                       (Cust)   (Minor)
                                                             under Uniform Gifts
JT TEN  - as joint tenants with right if                     to Minors Act
          survivorship and not as tenants                     _________________
          in common                                                (State)

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number __________________or, if mailed by check, to_____________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________.

                  This information is provided by _____________________________, the assignee name above, or _____________________________________, as its agent.

                                  EXHIBIT A-3C

                         FORM OF CLASS A-3C CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
         SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Series 2005-R3, Class A-3C                  Aggregate Certificate Principal
                                            Balance of the Class A-3C
                                            Certificates as of the Issue Date:
                                            $158,909,000.00

Pass-Through Rate: Variable                 Denomination: $158,909,000.00

Date of Pooling and Servicing Agreement     Master Servicer: Ameriquest
and Cut-off Date: April 1, 2005             Mortgage Company

First Distribution Date: May 25, 2005       Trustee: Deutsche Bank National
                                            Trust Company

No. 1                                       Issue Date: April 27, 2005

                                            CUSIP: 03072S ZV0

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA").

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-3C Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-3C Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-3C Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is One-Month LIBOR plus the Certificate Margin.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2005


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Trustee


                                              By:_______________________________
                                                       Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Certificate Registrar


                                              By:_______________________________
                                                       Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -      CUSTODIAN
                                                             -------------------
TEN ENT - as tenants by the entireties                       (Cust)   (Minor)
                                                             under Uniform Gifts
JT TEN  - as joint tenants with right if                     to Minors Act
          survivorship and not as tenants                     _________________
          in common                                                (State)

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number __________________or, if mailed by check, to_____________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________.

                  This information is provided by _____________________________, the assignee name above, or _____________________________________, as its agent.

                                  EXHIBIT A-3D

                         FORM OF CLASS A-3D CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
         SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Series 2005-R3, Class A-3D                  Aggregate Certificate Principal
                                            Balance of the Class A-3D
                                            Certificates as of the Issue Date:
                                            $130,976,000.00

Pass-Through Rate: Variable                 Denomination: $130,976,000.00

Date of Pooling and Servicing Agreement     Master Servicer: Ameriquest
and Cut-off Date: April 1, 2005             Mortgage Company

First Distribution Date: May 25, 2005       Trustee: Deutsche Bank National
                                            Trust Company

No. 1                                       Issue Date: April 27, 2005

                                            CUSIP: 03072S ZW8

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA").

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-3D Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-3D Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-3D Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is One-Month LIBOR plus the Certificate Margin.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2005


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Trustee


                                              By:_______________________________
                                                       Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Certificate Registrar


                                              By:_______________________________
                                                       Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -      CUSTODIAN
                                                             -------------------
TEN ENT - as tenants by the entireties                       (Cust)   (Minor)
                                                             under Uniform Gifts
JT TEN  - as joint tenants with right if                     to Minors Act
          survivorship and not as tenants                     _________________
          in common                                                (State)

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number __________________or, if mailed by check, to_____________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________.

                  This information is provided by _____________________________, the assignee name above, or _____________________________________, as its agent.

                                  EXHIBIT A-M-1

                          FORM OF CLASS M-1 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
         SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2005-R3, Class M-1                   Aggregate Certificate Principal
                                            Balance of the Class M-1
                                            Certificates as of the Issue Date:
                                            $53,000,000.00

Pass-Through Rate: Variable                 Denomination: $53,000,000.00

Date of Pooling and Servicing Agreement     Master Servicer: Ameriquest
and Cut-off Date: April 1, 2005             Mortgage Company

First Distribution Date: May 25, 2005       Trustee: Deutsche Bank National
                                            Trust Company

No. 1                                       Issue Date: April 27, 2005

                                            CUSIP:  03072S ZX6

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA").

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-1 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement) and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-1 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is One-Month LIBOR plus the Certificate Margin.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate may be made to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2005


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Trustee


                                              By:_______________________________
                                                       Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Certificate Registrar


                                              By:_______________________________
                                                       Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -      CUSTODIAN
                                                             -------------------
TEN ENT - as tenants by the entireties                       (Cust)   (Minor)
                                                             under Uniform Gifts
JT TEN  - as joint tenants with right if                     to Minors Act
          survivorship and not as tenants                     _________________
          in common                                                (State)

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number __________________or, if mailed by check, to_____________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________.

                  This information is provided by _____________________________, the assignee name above, or _____________________________________, as its agent.

                                  EXHIBIT A-M-2

                          FORM OF CLASS M-2 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
         SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE CLASS M-1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2005-R3, Class M-2                   Aggregate Certificate Principal
                                            Balance of the Class M-2
                                            Certificates as of the Issue Date:
                                            $47,000,000.00

Pass-Through Rate: Variable                 Denomination: $47,000,000.00

Date of Pooling and Servicing Agreement     Master Servicer: Ameriquest
and Cut-off Date: April 1, 2005             Mortgage Company

First Distribution Date: May 25, 2005       Trustee: Deutsche Bank National
                                            Trust Company

No. 1                                       Issue Date: April 27, 2005

                                            CUSIP: 03072S ZY4

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA").

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-2 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement) and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-2 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is One-Month LIBOR plus the Certificate Margin.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate may be made to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2005


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Trustee


                                              By:_______________________________
                                                       Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Certificate Registrar


                                              By:_______________________________
                                                       Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -      CUSTODIAN
                                                             -------------------
TEN ENT - as tenants by the entireties                       (Cust)   (Minor)
                                                             under Uniform Gifts
JT TEN  - as joint tenants with right if                     to Minors Act
          survivorship and not as tenants                     _________________
          in common                                                (State)

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number __________________or, if mailed by check, to_____________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________.

                  This information is provided by _____________________________, the assignee name above, or _____________________________________, as its agent.

                                  EXHIBIT A-M-3

                          FORM OF CLASS M-3 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
         SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES AND THE CLASS M-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2005-R3, Class M-3                   Aggregate Certificate Principal
                                            Balance of the Class M-3
                                            Certificates as of the Issue Date:
                                            $27,000,000.00

Pass-Through Rate: Variable                 Denomination: $27,000,000.00

Date of Pooling and Servicing Agreement     Master Servicer: Ameriquest
and Cut-off Date: April 1, 2005             Mortgage Company

First Distribution Date: May 25, 2005       Trustee: Deutsche Bank National
                                            Trust Company

No. 1                                       Issue Date: April 27, 2005

                                            CUSIP: 03072S ZZ1


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA").

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-3 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-3 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement) and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-3 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is One-Month LIBOR plus the Certificate Margin.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate may be made to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2005


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Trustee


                                              By:_______________________________
                                                       Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Certificate Registrar


                                              By:_______________________________
                                                       Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -      CUSTODIAN
                                                             -------------------
TEN ENT - as tenants by the entireties                       (Cust)   (Minor)
                                                             under Uniform Gifts
JT TEN  - as joint tenants with right if                     to Minors Act
          survivorship and not as tenants                     _________________
          in common                                                (State)

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number __________________or, if mailed by check, to_____________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________.

                  This information is provided by _____________________________, the assignee name above, or _____________________________________, as its agent.

                                  EXHIBIT A-M-4

                          FORM OF CLASS M-4 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
         SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES AND THE CLASS M-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2005-R3, Class M-4                   Aggregate Certificate Principal
                                            Balance of the Class M-4
                                            Certificates as of the Issue Date:
                                            $25,000,000.00

Pass-Through Rate: Variable                 Denomination: $25,000,000.00

Date of Pooling and Servicing Agreement     Master Servicer: Ameriquest
and Cut-off Date: April 1, 2005             Mortgage Company

First Distribution Date: May 25, 2005       Trustee: Deutsche Bank National
                                            Trust Company

No. 1                                       Issue Date: April 27, 2005

                                            CUSIP: 03072S A2 1

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA").

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-4 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-4 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement) and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-4 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is One-Month LIBOR plus the Certificate Margin.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate may be made to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2005


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Trustee


                                              By:_______________________________
                                                       Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Certificate Registrar


                                              By:_______________________________
                                                       Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -      CUSTODIAN
                                                             -------------------
TEN ENT - as tenants by the entireties                       (Cust)   (Minor)
                                                             under Uniform Gifts
JT TEN  - as joint tenants with right if                     to Minors Act
          survivorship and not as tenants                     _________________
          in common                                                (State)

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number __________________or, if mailed by check, to_____________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________.

                  This information is provided by _____________________________, the assignee name above, or _____________________________________, as its agent.

                                  EXHIBIT A-M-5

                          FORM OF CLASS M-5 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
         SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES AND THE CLASS M-4 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2005-R3, Class M-5                   Aggregate Certificate Principal
                                            Balance of the Class M-5
                                            Certificates as of the Issue Date:
                                            $19,000,000.00

Pass-Through Rate: Variable                 Denomination: $19,000,000.00

Date of Pooling and Servicing Agreement     Master Servicer: Ameriquest
and Cut-off Date: April 1, 2005             Mortgage Company

First Distribution Date: May 25, 2005       Trustee: Deutsche Bank National
                                            Trust Company

No. 1                                       Issue Date: April 27, 2005

                                            CUSIP:  03072S A3 9

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA").



                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-5 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-5 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-5 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is One-Month LIBOR plus the Certificate Margin.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate may be made to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2005


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Trustee


                                              By:_______________________________
                                                       Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Certificate Registrar


                                              By:_______________________________
                                                       Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -      CUSTODIAN
                                                             -------------------
TEN ENT - as tenants by the entireties                       (Cust)   (Minor)
                                                             under Uniform Gifts
JT TEN  - as joint tenants with right if                     to Minors Act
          survivorship and not as tenants                     _________________
          in common                                                (State)

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number __________________or, if mailed by check, to_____________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________.

                  This information is provided by _____________________________, the assignee name above, or _____________________________________, as its agent.

                                  EXHIBIT A-M-6

                          FORM OF CLASS M-6 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
         SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES , THE CLASS M-4 CERTIFICATES AND THE CLASS M-5 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2005-R3, Class M-6                   Aggregate Certificate Principal
                                            Balance of the Class M-6
                                            Certificates as of the Issue Date:
                                            $13,000,000.00


Pass-Through Rate: Variable                 Denomination: $13,000,000.00

Date of Pooling and Servicing Agreement     Master Servicer: Ameriquest
and Cut-off Date: April 1, 2005             Mortgage Company

First Distribution Date: May 25, 2005       Trustee: Deutsche Bank National
                                            Trust Company

No. 1                                       Issue Date: April 27, 2005

                                            CUSIP:  03072S A4 7

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA").


                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-6 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-6 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-6 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is One-Month LIBOR plus the Certificate Margin.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate may be made to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2005


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Trustee


                                              By:_______________________________
                                                       Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Certificate Registrar


                                              By:_______________________________
                                                       Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -      CUSTODIAN
                                                             -------------------
TEN ENT - as tenants by the entireties                       (Cust)   (Minor)
                                                             under Uniform Gifts
JT TEN  - as joint tenants with right if                     to Minors Act
          survivorship and not as tenants                     _________________
          in common                                                (State)

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number __________________or, if mailed by check, to_____________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________.

                  This information is provided by _____________________________, the assignee name above, or _____________________________________, as its agent.

                                  EXHIBIT A-M-7

                          FORM OF CLASS M-7 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
         SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, AND THE CLASS M-6 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2005-R3, Class M-7                   Aggregate Certificate Principal
                                            Balance of the Class M-7
                                            Certificates as of the Issue Date:
                                            $10,000,000.00

Pass-Through Rate: Variable                 Denomination: $10,000,000.00

Date of Pooling and Servicing Agreement     Master Servicer: Ameriquest
and Cut-off Date: April 1, 2005             Mortgage Company

First Distribution Date: May 25, 2005       Trustee: Deutsche Bank National
                                            Trust Company

No. 1                                       Issue Date: April 27, 2005

                                            CUSIP:  03072S A5 4

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA").



                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-7 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-7 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-7 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is One-Month LIBOR plus the Certificate Margin.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate may be made to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2005


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Trustee


                                              By:_______________________________
                                                       Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Certificate Registrar


                                              By:_______________________________
                                                       Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -      CUSTODIAN
                                                             -------------------
TEN ENT - as tenants by the entireties                       (Cust)   (Minor)
                                                             under Uniform Gifts
JT TEN  - as joint tenants with right if                     to Minors Act
          survivorship and not as tenants                     _________________
          in common                                                (State)

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number __________________or, if mailed by check, to_____________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________.

                  This information is provided by _____________________________, the assignee name above, or _____________________________________, as its agent.

                                  EXHIBIT A-M-8

                          FORM OF CLASS M-8 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
         SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES AND THE CLASS M-7 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2005-R3, Class M-8                   Aggregate Certificate Principal
                                            Balance of the Class M-8
                                            Certificates as of the Issue Date:
                                            $10,000,000.00

Pass-Through Rate: Variable                 Denomination: $10,000,000.00

Date of Pooling and Servicing Agreement     Master Servicer: Ameriquest
and Cut-off Date: April 1, 2005             Mortgage Company

First Distribution Date: May 25, 2005       Trustee: Deutsche Bank National
                                            Trust Company

No. 1                                       Issue Date: April 27, 2005

                                            CUSIP: 03072S A6 2

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA").

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-8 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-8 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-8 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is One-Month LIBOR plus the Certificate Margin.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate may be made to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2005


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Trustee


                                              By:_______________________________
                                                       Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Certificate Registrar


                                              By:_______________________________
                                                       Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -      CUSTODIAN
                                                             -------------------
TEN ENT - as tenants by the entireties                       (Cust)   (Minor)
                                                             under Uniform Gifts
JT TEN  - as joint tenants with right if                     to Minors Act
          survivorship and not as tenants                     _________________
          in common                                                (State)

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number __________________or, if mailed by check, to_____________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________.

                  This information is provided by _____________________________, the assignee name above, or _____________________________________, as its agent.

                                  EXHIBIT A-M-9

                          FORM OF CLASS M-9 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
         SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES AND THE CLASS M-8 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2005-R3, Class M-9                   Aggregate Certificate Principal
                                            Balance of the Class M-9
                                            Certificates as of the Issue Date:
                                            $13,000,000.00

Pass-Through Rate: Variable                 Denomination: $13,000,000.00

Date of Pooling and Servicing Agreement     Master Servicer: Ameriquest
and Cut-off Date: April 1, 2005             Mortgage Company

First Distribution Date: May 25, 2005       Trustee: Deutsche Bank National
                                            Trust Company

No. 1                                       Issue Date: April 27, 2005

                                            CUSIP: 03072S A7 0

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA").



                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-9 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-9 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-9 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is One-Month LIBOR plus the Certificate Margin.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate may be made to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2005


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Trustee


                                              By:_______________________________
                                                       Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Certificate Registrar


                                              By:_______________________________
                                                       Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -      CUSTODIAN
                                                             -------------------
TEN ENT - as tenants by the entireties                       (Cust)   (Minor)
                                                             under Uniform Gifts
JT TEN  - as joint tenants with right if                     to Minors Act
          survivorship and not as tenants                     _________________
          in common                                                (State)

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number __________________or, if mailed by check, to_____________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________.

                  This information is provided by _____________________________, the assignee name above, or _____________________________________, as its agent.

                                 EXHIBIT A-M-10

                         FORM OF CLASS M-10 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
         SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES, THE CLASS M-8 CERTIFICATES AND THE M-9 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN THE TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.


Series 2005-R3, Class M-10                  Aggregate Certificate Principal
                                            Balance of the Class M-10
                                            Certificates as of the Issue Date:
                                            $23,000,000.00

Pass-Through Rate: Variable                 Denomination: $23,000,000.00

Date of Pooling and Servicing Agreement     Master Servicer: Ameriquest
and Cut-off Date: April 1, 2005             Mortgage Company

First Distribution Date: May 25, 2005       Trustee: Deutsche Bank National
                                            Trust Company

No. 1                                       Issue Date: April 27, 2005

                                            CUSIP: 03072S A8 8

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA").

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-10 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-10 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-10 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is One-Month LIBOR plus the Certificate Margin.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate may be made to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2005


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Trustee


                                              By:_______________________________
                                                       Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Certificate Registrar


                                              By:_______________________________
                                                       Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -      CUSTODIAN
                                                             -------------------
TEN ENT - as tenants by the entireties                       (Cust)   (Minor)
                                                             under Uniform Gifts
JT TEN  - as joint tenants with right if                     to Minors Act
          survivorship and not as tenants                     _________________
          in common                                                (State)

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number __________________or, if mailed by check, to_____________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________.

                  This information is provided by _____________________________, the assignee name above, or _____________________________________, as its agent.

                                  EXHIBIT A-CE

                          FORM OF CLASS CE CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
         SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE A CERTIFICATES AND THE MEZZANINE CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION
         5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO
         HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Series 2005-R3, Class CE                    Initial Notional Amount of the Class
                                            CE Certificates as of the Issue
                                            Date: $2,000,000,010.15

Date of Pooling and  Servicing  Agreement   Initial Certificate
and Cut-off Date: April 1, 2005             Principal Balance: $2,000,000,010.15

First Distribution Date: May 25, 2005       Master Servicer: Ameriquest Mortgage
                                            Company

No. 1                                       Trustee: Deutsche Bank National
                                            Trust Company

                                            Issue Date: April 27, 2005


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA").

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Wachovia Bank, National Association not in its individual capacity but as Indenture Trustee under the Indenture dated as of April 27, 2005, relating to Ameriquest NIM 2005-RN3 Notes, Series 2005-RN3 is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class CE Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class CE Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement) and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class CE Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee and the Certificate Registrar shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate may be made to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2005


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Trustee


                                              By:_______________________________
                                                       Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Certificate Registrar


                                              By:_______________________________
                                                       Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -      CUSTODIAN
                                                             -------------------
TEN ENT - as tenants by the entireties                       (Cust)   (Minor)
                                                             under Uniform Gifts
JT TEN  - as joint tenants with right if                     to Minors Act
          survivorship and not as tenants                     _________________
          in common                                                (State)

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number __________________or, if mailed by check, to_____________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________.

                  This information is provided by _____________________________, the assignee name above, or _____________________________________, as its agent.

                                   EXHIBIT A-P

                           FORM OF CLASS P CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
         SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION
         5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO
         HEREIN.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Series 2005-R3, Class P                     Aggregate Certificate Principal
                                            Balance of the Class P Certificates
                                            as of the Issue Date: $100.00

Date of Pooling and Servicing Agreement     Denomination: $100.00
and Cut-off Date: April 1, 2005

First Distribution Date: May 25, 2005       Master Servicer: Ameriquest Mortgage
                                            Company

No. 1                                       Trustee: Deutsche Bank National
                                            Trust Company

                                            Issue Date: April 27, 2005

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA").

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Wachovia Bank, National Association, not in its individual capacity but as Indenture Trustee under the Indenture dated as of April 27, 2005, relating to Ameriquest NIM 2005-RN3 Notes, Series 2005-RN3 is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class P Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class P Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement) and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class P Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee and the Certificate Registrar shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate may be made to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2005


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Trustee


                                              By:_______________________________
                                                       Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Certificate Registrar


                                              By:_______________________________
                                                       Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -      CUSTODIAN
                                                             -------------------
TEN ENT - as tenants by the entireties                       (Cust)   (Minor)
                                                             under Uniform Gifts
JT TEN  - as joint tenants with right if                     to Minors Act
          survivorship and not as tenants                     _________________
          in common                                                (State)

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number __________________or, if mailed by check, to_____________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________.

                  This information is provided by _____________________________, the assignee name above, or _____________________________________, as its agent.

                                   EXHIBIT A-R

                           FORM OF CLASS R CERTIFICATE

         THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON- UNITED
         STATES PERSON.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE
         INVESTMENT CONDUIT" ("REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
         REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION
         5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO
         HEREIN.

         NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA").

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(D) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

Series 2005-R3, Class R                     Aggregate Percentage Interest of the
                                            Class R Certificates as of the Issue
                                            Date: 100% Percentage Interest

Date of Pooling and Servicing Agreement     Denomination: 100% Percentage
and Cut-off Date: April 1, 2005             Interest

First Distribution Date: May 25, 2005       Master Servicer: Ameriquest Mortgage
                                            Company

No. 1                                       Trustee: Deutsche Bank National
                                            Trust Company

                                            Issue Date: April 27, 2005


                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Ameriquest Mortgage Company is the registered owner of a Percentage Interest specified above in that certain beneficial ownership interest evidenced by all the Class R Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee and the Certificate Registrar shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate may be made to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate.

                  Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trustee (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R Certificates have been designated as a residual interest in a REMIC, (B) it will include in its income a PRO RATA share of the net income of the Trust Fund and that such income may be an "excess inclusion," as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

                  The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

                  No transfer of this Certificate may be made to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2005


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Trustee


                                              By:_______________________________
                                                       Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                              DEUTSCHE BANK NATIONAL
                                              TRUST COMPANY
                                              as Certificate Registrar


                                              By:_______________________________
                                                       Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -      CUSTODIAN
                                                             -------------------
TEN ENT - as tenants by the entireties                       (Cust)   (Minor)
                                                             under Uniform Gifts
JT TEN  - as joint tenants with right if                     to Minors Act
          survivorship and not as tenants                     _________________
          in common                                                (State)

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number __________________or, if mailed by check, to_____________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________.

                  This information is provided by _____________________________, the assignee name above, or _____________________________________, as its agent.

                                    EXHIBIT B

                           FORM OF LOST NOTE AFFIDAVIT

Loan #: _______________
Borrower: _____________

                               LOST NOTE AFFIDAVIT

                  I, as ____________________ of ______________________, a
_______________ corporation am authorized to make this Affidavit on behalf of
_____________________ (the "Seller"). In connection with the administration of the Mortgage Loans held by ____________________, a _________________ corporation as Seller on behalf of Ameriquest Mortgage Securities Inc. (the "Purchaser"), _____________________ (the "Deponent"), being duly sworn, deposes and says that:

         1. The Seller's address is: _____________________
                                     _____________________
                                     _____________________

         2. The Seller previously delivered to the Purchaser a signed Initial Certification with respect to such Mortgage and/or Assignment of Mortgage;

         3. Such Mortgage Note and/or Assignment of Mortgage was assigned or sold to the Purchaser by ________________________, a ____________ corporation pursuant to the terms and provisions of a Mortgage Loan Purchase Agreement dated as of __________ __, _____;

         4. Such Mortgage Note and/or Assignment of Mortgage is not outstanding pursuant to a request for release of Documents;

         5. Aforesaid Mortgage Note and/or Assignment of Mortgage (the "Original") has been lost;

         6. Deponent has made or caused to be made a diligent search for the Original and has been unable to find or recover same;

         7. The Seller was the Seller of the Original at the time of the loss;
and

         8. Deponent agrees that, if said Original should ever come into Seller's possession, custody or power, Seller will immediately and without consideration surrender the Original to the Purchaser.

         9. Attached hereto is a true and correct copy of (i) the Note, endorsed in blank by the Mortgagee and (ii) the Mortgage or Deed of Trust (strike one) which secures the Note, which Mortgage or Deed of Trust is recorded in the county where the property is located.

         10. Deponent hereby agrees that the Seller (a) shall indemnify and hold harmless the Purchaser, its successors and assigns, against any loss, liability or damage, including reasonable attorney's fees, resulting from the unavailability of any Notes, including but not limited to any loss, liability or damage arising from (i) any false statement contained in this Affidavit, (ii) any claim of any party that has already purchased a mortgage loan evidenced by the Lost Note or any interest in such mortgage loan, (iii) any claim of any borrower with respect to the existence of terms of a mortgage loan evidenced by the Lost Note on the related property to the fact that the mortgage loan is not evidenced by an original note and (iv) the issuance of a new instrument in lieu thereof (items (i) through (iv) above hereinafter referred to as the "Losses") and (b) if required by any Rating Agency in connection with placing such Lost
Note into a Pass-Through Transfer, shall obtain a surety from an insurer acceptable to the applicable Rating Agency to cover any Losses with respect to such Lost Note.

         11. This Affidavit is intended to be relied upon by the Purchaser, its successors and assigns. _____________________, a ______________ corporation represents and warrants that it has the authority to perform its obligations under this Affidavit of Lost Note.

Executed this ____ day, of ___________ ______.


                                            SELLER

                                            By:_________________________________
                                                     Authorized Officer

                                            Title:




                  On this _____ day of ________, _____, before me appeared _________________ to me personally known, who being duly sworn did say that he is the _____________________ of ____________________ a ______________
corporation and that said Affidavit of Lost Note was signed and sealed on behalf of such corporation and said acknowledged this instrument to be the free act and deed of said corporation.

                                    Signature:

                                    [Seal]

                                   EXHIBIT C-1

                     FORM OF TRUSTEE'S INITIAL CERTIFICATION

                                                [Date]

Ameriquest Mortgage Securities Inc.
1100 Town & Country Road, Suite 1100
Orange, California 92868

Ameriquest Mortgage Company
1100 Town & Country Road
Orange, California 92868

         Re: Pooling and Servicing Agreement, dated as of April 1, 2005, among Ameriquest Mortgage Securities Inc., Ameriquest Mortgage Company and Deutsche Bank National Trust Company, Asset-Backed Pass-Through Certificates, Series 2005-R3
                  --------------------------------------------------------------

Ladies and Gentlemen:

                  Pursuant to Section 2.01 of the Pooling and Servicing Agreement, dated as of April 1, 2005, among Ameriquest Mortgage Securities Inc. as Depositor, Ameriquest Mortgage Company, as master servicer and Deutsche Bank National Trust Company as trustee, we hereby acknowledge that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(v)) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by it or such Custodian and are not mutilated, torn or defaced unless initialed by the related borrower and relate to such Mortgage Loan, (iii) based on its or the Custodian's examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1) through (3), (6),
(9), (10), (13), (15) and (19) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File.

                  The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, recordability, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, perfection, priority, effectiveness or suitability of any such Mortgage Loan.

                  The Trustee was under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (v) of
Section 2.01.

         Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

                                            DEUTSCHE BANK NATIONAL TRUST
                                            COMPANY, as Trustee


                                            By:_________________________________
                                            Name:
                                            Title:

                                   EXHIBIT C-2

                      FORM OF TRUSTEE'S FINAL CERTIFICATION

                                                    [Date]

Ameriquest Mortgage Securities Inc.
1100 Town & Country Road, Suite 1100
Orange, California 92868

Ameriquest Mortgage Company
1100 Town & Country Road
Orange, California 92868

         Re: Pooling and Servicing Agreement, dated as of April 1, 2005, among Ameriquest Mortgage Securities Inc., Ameriquest Mortgage Company and Deutsche Bank National Trust Company, Asset-Backed Pass-Through Certificates, Series 2005-R3.
                  --------------------------------------------------------------

Ladies and Gentlemen:

                  In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it or a Custodian on its behalf has received each of the documents listed in Section 2.01.

                  The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, recordability, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, perfection, priority, effectiveness or suitability of any such Mortgage Loan.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                            DEUTSCHE BANK NATIONAL TRUST
                                            COMPANY, as Trustee


                                            By:______________________________
                                            Name:
                                            Title:

                                   EXHIBIT C-3

                   FORM OF TRUSTEE'S RECEIPT OF MORTGAGE NOTE

                                                [Date]

Ameriquest Mortgage Securities Inc.
1100 Town & Country Road
Orange, California 92868

Ameriquest Mortgage Company
1100 Town & Country Road
Orange, California 92868

         Re: Pooling and Servicing Agreement, dated as of April 1, 2005, among Ameriquest Mortgage Securities Inc., Ameriquest Mortgage Company and Deutsche Bank National Trust Company, Asset-Backed Pass-Through Certificates, Series 2005-R3__
                  --------------------------------------------------------------

Ladies and Gentlemen:

                  Pursuant to Section 2.01 of the above-captioned Pooling and Servicing Agreement, we hereby acknowledge the receipt of the original Mortgage Note for each Mortgage Loan with any exceptions thereto listed on Exhibit 1.

                  Capitalized terms used but not defined herein shall have the meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                            DEUTSCHE BANK NATIONAL TRUST
                                            COMPANY, as Trustee


                                            By:______________________________
                                            Name:
                                            Title:

                                    EXHIBIT D

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

                        MORTGAGE LOAN PURCHASE AGREEMENT

                  This is a Mortgage Loan Purchase Agreement (the "Agreement"), dated April 22, 2005, between Ameriquest Mortgage Company, a Delaware corporation (the "Seller"), and Ameriquest Mortgage Securities Inc., a Delaware corporation (the "Purchaser").

                              PRELIMINARY STATEMENT
                              ---------------------

                  The Seller intends to sell the Mortgage Loans (as hereinafter defined) to the Purchaser on the terms and subject to the conditions set forth in this Agreement. The Purchaser shall deposit the Mortgage Loans into a mortgage pool constituting the Trust Fund. The Trust Fund will be evidenced by a single series of asset-backed pass-through certificates designated as Series 2005-R3 (the "Certificates"). The Certificates will consist of twenty-one classes of certificates. The Class CE Certificates, the Class P Certificates and the Class R Certificates (collectively, the "Non-Offered Certificates") will be delivered to the Seller or its designee as partial consideration for the Mortgage Loans as further described below.

                  The Certificates will be issued pursuant to a Pooling and Servicing Agreement relating to the Series 2005-R3 Certificates, dated as of April 1, 2005 (the "Pooling and Servicing Agreement"), among the Purchaser as depositor (in such capacity, the "Depositor"), the Seller as master servicer (in such capacity the "Master Servicer") and Deutsche Bank National Trust Company as trustee (the "Trustee"). Pursuant to the Pooling and Servicing Agreement, the Depositor will assign all of its right, title and interest in and to the Mortgage Loans, together with its rights under this Agreement, to the Trustee for the benefit of the Certificateholders. Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  The parties hereto agree as follows:

                  SECTION 1. AGREEMENT TO PURCHASE. The Seller hereby sells, and the Purchaser hereby purchases, as of April 27, 2005 (the "Closing Date"), certain adjustable-rate and fixed-rate conventional, one- to four-family, residential mortgage loans (the "Mortgage Loans"), having an aggregate principal balance as of the close of business on April 1, 2005 (the "Cut-off Date") of $1,967,000,000, after giving effect to all payments due on the Mortgage Loans on or before the Cut-off Date (the "Closing Balance"), whether or not received, including the right to any Prepayment Charges collected after the Cut-off Date from the Mortgagors in connection with any Principal Prepayments on the Mortgage Loans. Any payments (including Prepayment Charges) collected on or before the Cut-off Date, including all scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date, shall belong to the Seller. In addition to the sale of the Mortgage Loans, the Seller will direct the Swap Administrator to enter into the Interest Rate Swap Agreement on behalf of the Trust.

                  SECTION 2. MORTGAGE LOAN SCHEDULE AND PREPAYMENT CHARGE SCHEDULE. The Purchaser and the Seller have agreed upon which of the mortgage loans owned by the Seller are to be purchased by the Purchaser pursuant to this Agreement, and the Seller shall prepare or cause to be prepared on or prior to the Closing Date a final schedule (the "Closing Schedule") describing such Mortgage Loans and setting forth all of the Mortgage Loans to be purchased under this Agreement. The Closing Schedule shall conform to the requirements set forth in this Agreement and to the definition of "Mortgage Loan Schedule" under the Pooling and Servicing Agreement. The Closing Schedule shall be used as the Mortgage Loan Schedule under the Pooling and Servicing Agreement. The Seller shall also prepare or cause to be prepared on or prior to the Closing Date a final schedule (the "Prepayment Charge Schedule") setting forth each Mortgage Loan containing a Prepayment Charge and conforming to the definition of Prepayment Charge Schedule under the Pooling and Servicing Agreement.

                  SECTION 3. CONSIDERATION.

                  (a) In consideration for the Mortgage Loans to be purchased hereunder, the Purchaser shall, as described in Section 8, (i) pay to or upon the order of the Seller in immediately available funds an amount equal to the net sale proceeds of the Class A and Mezzanine Certificates and (ii) deliver to the Seller or its designee the Non-Offered Certificates.

                  (b) Reserved.

                  SECTION 4. Transfer of the Mortgage Loans.

                  (a) POSSESSION OF MORTGAGE FILES. The Seller does hereby sell to the Purchaser, without recourse but subject to the terms of this Agreement, all of its rights, title and interest in, to and under the Mortgage Loans, including the related Prepayment Charges collected after the Cut-off Date. The contents of each Mortgage File not delivered to the Purchaser or to any assignee, transferee or designee of the Purchaser on or prior to the Closing Date are and shall be held in trust by the Seller for the benefit of the Purchaser or any assignee, transferee or designee of the Purchaser. Upon the sale and contribution of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the other contents of the related Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller on or after the Closing Date shall immediately vest in the Purchaser and shall be delivered immediately to the Purchaser or as otherwise directed by the Purchaser.

                  (b) DELIVERY OF MORTGAGE LOAN DOCUMENTS. The Seller will, on or prior to the Closing Date, deliver or cause to be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser each of the following documents for each Mortgage Loan:

                           (1) the original Mortgage Note, endorsed in blank without recourse or in the following form: "Pay to the order of Deutsche Bank National Trust Company, as Trustee under the applicable agreement, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee, or with respect to any lost Mortgage Note, an original Lost Note Affidavit; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance of which is less than or equal to 2.00% of the Pool Balance as of the Cut-off Date;

                           (2) the original Mortgage with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

                           (3) an original Assignment assigned in blank, without recourse;

                           (4) the original recorded intervening Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii) or the original unrecorded intervening Assignments;

                           (5) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

                           (6) the original lender's title insurance policy or an attorney's opinion of title or similar guarantee of title acceptable to mortgage lenders generally in the jurisdiction where the Mortgaged Property is located, together with all endorsements or riders which were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

                  If any document referred to in Section 4(b)(2), 4(b)(3) or 4(b)(4) above has been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller hereunder shall be deemed to have been satisfied upon
(1) delivery by or on behalf of the Seller promptly upon receipt thereof to the Purchaser or any assignee, transferee or designee of the Purchaser of either the original or a copy of such document certified by the Seller in the case of (x) above or the public recording office in the case of (y) above to be a true and complete copy of the recorded original thereof and (2) if such delivered copy is certified by the Seller, then in addition thereto, delivery promptly upon receipt thereof of either the original or a copy of such document certified by the public recording office to be a true and complete copy of the original. In the event that the original lender's title insurance policy has not yet been issued, the Seller shall deliver to the Purchaser or any assignee, transferee or designee of the Purchaser a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company. Promptly upon receipt by the Seller of any such original title insurance policy the Seller shall deliver such to the Purchaser or any assignee, transferee or designee of the Purchaser.

                  The Seller shall promptly (and in no event later than thirty
(30) Business Days, subject to extension upon mutual agreement between the Seller and the Trustee, following the later of (i) the Closing Date, (ii) the date on which the Seller receives the Assignment from the Trustee and (iii) the date of receipt by the Seller of the recording information for a Mortgage) submit or cause to be submitted for recording, at no expense to the Trust Fund or the Trustee, in the appropriate public office for real property records, each Assignment referred to in (3) and (4) above and shall execute each original Assignment referred to in (3) in the following form: "Deutsche Bank National Trust Company, as Trustee under the applicable agreement". In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded. Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, so long as recordation of an Assignment is not necessary to protect the Trustee's and the Certificateholders' interests in the related Mortgage Loan under the laws of the jurisdiction in which the related Mortgaged Property is located, the Assignments shall not be required to be submitted for recording (except with respect to any Mortgage Loan located in Maryland) unless such failure to record would result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates; provided further, however, each Assignment shall be submitted for recording by the Seller (at the direction of the Master Servicer) in the manner described above, at no expense to the Trust Fund or the Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights or the NIMS Insurer, (ii) a failure of the Master Servicer Termination Test as set forth in the Pooling and Servicing Agreement, (iii) the occurrence of the bankruptcy or insolvency of the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 of the Pooling and Servicing Agreement and (v) if the Seller is not the Master Servicer and with respect to any one assignment or Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

                  Each original document relating to any Mortgage Loan which is not delivered to the Purchaser or its assignee, transferee or designee, if held by the Seller, shall be so held for the benefit of the Purchaser or its assignee, transferee or designee.

                  (c) ACCEPTANCE OF MORTGAGE LOANS. The documents delivered pursuant to Section 4(b) hereof shall be reviewed by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before or after the Closing Date (and with respect to each document permitted to be delivered after the Closing Date, within seven (7) days of its delivery) to ascertain that all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule.

                  (d) Reserved.

                  (e) TRANSFER OF INTEREST IN AGREEMENTS. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, to the Trustee, as may be required to effect the purposes of the Pooling and Servicing Agreement, without the consent of the Seller, and the assignee shall succeed to the rights and obligations hereunder of the Purchaser. Any expense reasonably incurred by or on behalf of the Purchaser or the Trustee in connection with enforcing any obligations of the Seller under this Agreement shall be promptly reimbursed by the Seller.

                  (f) EXAMINATION OF MORTGAGE FILES. Prior to the Closing Date, the Seller shall either (i) deliver in escrow to the Purchaser or to any assignee, transferee or designee of the Purchaser, for examination, the Mortgage File pertaining to each Mortgage Loan or (ii) make such Mortgage Files available to the Purchaser or to any assignee, transferee or designee of the Purchaser for examination at the Trustee's offices in Santa Ana, California. Such examination may be made by the Purchaser, and its respective designees, upon reasonable notice to the Seller and the Trustee during normal business hours before the Closing Date and within sixty (60) days after the Closing Date. If any such person makes such examination prior to the Closing Date and identifies any Mortgage Loans that do not conform to the requirements of the Purchaser as described in this Agreement, such Mortgage Loans shall be deleted from the Closing Schedule. The Purchaser may, at its option and without notice to the Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or any person has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of the Purchaser or any assignee, transferee or designee of the Purchaser to demand repurchase or other relief as provided herein or under the Pooling and Servicing Agreement.

                  SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
                             SELLER.

                  The Seller hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date, and covenants that:

                           (1) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Seller in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure the ability of the Master Servicer to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement;

                           (2) The Seller had the full corporate power and authority to originate, hold and sell each Mortgage Loan and has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Seller the execution, delivery and performance of this Agreement; this Agreement has been duly executed and delivered by the Seller and this Agreement, assuming the due authorization, execution and delivery thereof by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                           (3) The execution and delivery of this Agreement by the Seller, the servicing of the Mortgage Loans by the Seller under the Pooling and Servicing Agreement, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Seller and will not (A) result in a breach of any term or provision of the charter or by-laws of the Seller or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Seller is a party or by which it may be bound, or any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller; and the Seller is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Seller's knowledge, would in the future materially and adversely affect, (x) the ability of the Seller to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Seller taken as a whole;

                           (4) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Seller has obtained the same;

                           (5) The Seller is an approved originator/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act; and

                           (6) Except as otherwise disclosed in the Prospectus Supplement, no litigation, action, suit, proceeding or investigation is pending against the Seller that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Seller to service the Mortgage Loans or the Seller to perform any of its other obligations hereunder in accordance with the terms hereof.

                  SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE SELLER
                             RELATING TO THE MORTGAGE LOANS.

                  (a) The Seller hereby represents and warrants to the Purchaser, with respect to the Mortgage Loans as of the Closing Date or as of such date specifically provided herein:

                           (1) The information set forth on the Mortgage Loan Schedule with respect to each Mortgage Loan is true and correct in all material respects;

                           (2) No material error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to any Mortgage Loan has taken place on the part of any person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

                           (3) All payments due prior to the Cut-off Date have been made and none of the Mortgage Loans will have been contractually delinquent for more than one calendar month more than once since the origination thereof;

                           (4) Each Mortgage is a valid and enforceable first lien on the Mortgaged Property, including all improvements thereon, subject only to (a) the lien of nondelinquent current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

                           (5) Immediately prior to the sale of the Mortgage Loans to the Purchaser, the Seller had good title to, and was the sole legal and beneficial owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and has full right and authority, subject to no interest or participation of, or agreement with, any other party to sell and assign the same;

                           (6) There is no delinquent tax or assessment lien against any Mortgaged Property;

                           (7) There is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any valid right of rescission, set-off, counterclaim or defense, including the defense of usury and no such valid right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                           (8) There are no mechanics' liens or claims for work, labor or material rendered to the Mortgaged Property affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of the related Mortgage, except those which are insured against by the title insurance policy referred to in (12) below;

                           (9) Subject to the Escrow Withhold referred to in
         (19) below, each Mortgaged Property is free of material damage and is in good repair;

                           (10) Each Mortgage Loan at origination complied in all material respects with applicable local, state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending, disclosure laws and all applicable predatory and abusive lending laws, and consummation of the transactions contemplated hereby will not involve the violation of any such laws;

                           (11) Neither the Seller nor any prior holder of any Mortgage has modified, impaired or waived the Mortgage in any material respect (except that a Mortgage Loan may have been modified by a written instrument which has been recorded, if necessary, to protect the interests of the Purchaser and which has been delivered to the Trustee); satisfied, canceled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto;

                           (12) A lender's policy of title insurance together with a condominium endorsement, extended coverage endorsement, and an adjustable rate mortgage endorsement (each as applicable) in an amount at least equal to the Cut-off Date principal balance of each such Mortgage Loan or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect, the transfer of the related Mortgage Loan to the Purchaser will not affect the validity or enforceability of such policy and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located and in a form acceptable to Fannie Mae or Freddie Mac, which policy insures the Seller and successor owners of indebtedness secured by the insured Mortgage, as to the first priority lien of the Mortgage; no claims have been made under such lender's title insurance policy and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

                           (13) Each Mortgage Loan was originated by the Seller, or an Affiliate of the Seller, in accordance with the underwriting standards as set forth in the Prospectus Supplement (or, if generated by an entity other than the Seller or an Affiliate of the Seller, in accordance with such other underwriting standards as set forth in the Prospectus Supplement or, if generated on behalf of the Seller or an Affiliate of the Seller by a person other than the Seller, is subject to the same underwriting standards and procedures used by the Seller in originating mortgage loans directly) or by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority (including a mortgage broker), or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act;

                           (14) With respect to each Adjustable-Rate Mortgage Loan, on each adjustment date, the Mortgage Rate will be adjusted to equal the Index plus the Gross Margin, rounded to the nearest 0.125%, subject to the Periodic Rate Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate. The related Mortgage Note is payable on the first day of each month in self-amortizing monthly installments of principal and interest, with interest payable in arrears, and requires a monthly payment which is sufficient to fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term and to pay interest at the applicable Mortgage Rate. No Mortgage Loan is subject to negative amortization;

                           (15) All of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property, except those, if any, which are insured against by the lender's title insurance policy referred to in
         (12) above.

                           (16) All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities, and the Mortgaged Property is lawfully occupied under applicable law except as may otherwise be insured against by the lender's title insurance policy referred to in (12) above.

                           (17) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located;

                           (18) The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and with applicable laws. All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

                           (19) The proceeds of each Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with, except any Mortgaged Property or Mortgage Loan subject to an Escrow Withhold as defined in the Originator's underwriting guidelines. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loans were paid;

                           (20) The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

                           (21) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                           (22) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Seller have been capitalized under the Mortgage or the related Mortgage Note;

                           (23) The origination, collection and servicing practices used by the Seller (or its affiliate) with respect to each Mortgage Loan have been in all material respects legal, proper, reasonable and customary in the subprime mortgage origination and servicing business and each of the Mortgage Loans have been serviced by the Seller since origination;

                           (24) There is no pledged account or other security other than real estate securing the Mortgagor's obligations;

                           (25) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

                           (26) The improvements upon each Mortgaged Property are covered by a valid, binding and existing hazard insurance policy that is in full force and effect with a generally acceptable carrier that provides for fire extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located representing coverage not less than the lesser of the outstanding principal balance of the related Mortgage Loan or the minimum amount required to compensate for damage or loss on a replacement cost basis. All individual insurance policies and flood policies referred to in clause (27) below contain a standard mortgagee clause naming the Seller or the original mortgagee, and its successors in interest, as mortgagee, and the Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance, including flood insurance, at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor, except as may be limited or restricted by applicable law;

                           (27) If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a valid and binding flood insurance policy that is in full force and effect in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the original outstanding principal balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

                           (28) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note; and the Seller has not waived any default, breach, violation or event of acceleration;

                           (29) Each Mortgaged Property is improved by a one- to four-family residential dwelling, including condominium units and dwelling units in planned unit developments, which does not include (a) cooperatives or (b) mobile homes and manufactured homes (as defined in the Fannie Mae Seller-Servicer's Guide), except when the appraisal indicates that (i) the mobile or manufactured home was built under the Federal Manufactured Home Construction and Safety Standards of 1976 or
         (ii) otherwise assumes the characteristics of site-built housing and meets local building codes, is readily marketable, has been permanently affixed to the site, is not in a mobile home "park," and is treated as real property under the applicable state law. With respect to any Mortgage Loan that is secured by a leasehold estate: (a) the lease is valid, in full force and effect; (b) all rents and other payments due under the lease have been paid; (c) the lessee is not in default under any provision of the lease; (d) the term of the lease exceeds the maturity date of the related Mortgage Loan by at least five (5) years; and (e) the Mortgagee under the Mortgage Loan is given notice and an opportunity to cure any defaults under the lease;

                           (30) There is no obligation on the part of the Seller or any other party under the terms of the Mortgage or related Mortgage Note to make payments in lieu of or in addition to those made by the Mortgagor;

                           (31) Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

                           (32) The Mortgage File contains an appraisal which was either (i) performed by an appraiser who satisfied, and which was conducted in accordance with, all of the applicable requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended or (ii) conducted in accordance with an insured valuation model;

                           (33) None of the Mortgage Loans is a graduated payment mortgage loan, nor is any Mortgage Loan subject to a temporary buydown or similar arrangement;

                           (34) No Mortgagor has currently requested any relief under the Servicemembers Civil Relief Act or similar state laws;

                           (35) The Mortgage Loans comply in all material respects with the descriptions set forth under the captions "The Mortgage Pool" and Annex III in the Prospectus Supplement;

                           (36) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the related Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, except as may be limited by applicable law;

                           (37) The information set forth in the Prepayment Charge Schedule attached as Schedule 2 to the Pooling and Servicing Agreement (including the prepayment charge summary attached thereto) is complete, true and correct in all material respects at the date or dates respecting which such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms upon the full and voluntary prepayment by the Mortgagor under applicable law and complied in all material respects with applicable local, state and federal laws (except to the extent that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or (ii) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary payoff);

                           (38) Each Mortgage Loan is an obligation that is principally secured by real property for purposes of the REMIC Provisions of the Code;

                           (39) The Mortgage Loans are not subject to the requirements of the Home Ownership and Equity Protection Act of 1994 ("HOEPA") and no Mortgage Loan is subject to, or in violation of, any applicable state or local law, ordinance or regulation similar to HOEPA;

                           (40) (a) No Mortgage Loan is a High Cost Loan as defined by HOEPA or any other applicable predatory or abusive lending laws and (b) no Mortgage Loan is a "high cost home", "covered" (excluding home loans defined as "covered home loans" in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004) , "high risk home" or "predatory" loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for resident mortgage loans having high interest rates, points and/or fees);

                           (41) No Mortgage Loan originated on or after October 1, 2002 will impose a Prepayment Charge for a term in excess of three years. Any Mortgage Loans originated prior to such date will not impose a Prepayment Charge for a term in excess of five (5) years;

                           (42) No Mortgage Loan that is secured by property located in the State of Georgia is either a "Covered Loan" or "High Cost Home Loan" within the meaning of the Georgia Fair Lending Act, as amended (the "Georgia Act");

                           (43) The Master Servicer for each Mortgage Loan prior to the Closing Date, has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company or their successors (the "Credit Repositories") on a monthly basis;

                           (44) There is no Mortgage Loan that was originated on or after October 1, 2002 and before March 7, 2003 which is secured by property located in the State of Georgia;

                           (45) The Prepayment Charges included in the transaction are enforceable and originated in compliance with all applicable federal, state and local law;

                           (46) No proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies;

                           (47) No Mortgage Loan is a high cost loan or a covered loan, as applicable (as such terms are defined in Standard & Poor's LEVELS Version 5.6 Glossary Revised, Appendix E); and

                           (48) With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

                  (b) The Seller hereby represents, warrants and covenants to the Purchaser, with respect to the Group I Mortgage Loans as of the Closing Date or as of such date specifically provided herein:

                           (1) Each Group I Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae's Selling Guide;

                           (2) The methodology used in underwriting the extension of credit for each Group I Mortgage Loan employs objective mathematical principles which relate the Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Group I Mortgage Loan;

                           (3) With respect to any Group I Mortgage Loan that contains a provision permitting imposition of a charge upon a prepayment prior to maturity: (i) prior to the Group I Mortgage Loan's origination, the Mortgagor agreed to such charge in exchange for a monetary benefit, including but not limited to a rate or fee reduction,
         (ii) prior to the Group I Mortgage Loan's origination, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a charge, (iii) the prepayment charge is disclosed to the Mortgagor in the loan documents pursuant to applicable state and federal law, (iv) for loans originated on or after September 1, 2004, the duration of the prepayment period shall not exceed three
         (3) years from the date of the Mortgage Note unless the loan was modified to reduce the prepayment period to no more than three years from the date of the Mortgage Note and the borrower was notified in writing of such reduction in the prepayment period, and (v) notwithstanding any state or federal law to the contrary, the Master Servicer shall not impose such prepayment charge in any instance when the mortgage debt is accelerated as the result of the Mortgagor's default in making the loan payments;

                           (4) All points and fees related to each Group I Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. Except in the case of a Group I Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no Mortgagor was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such loan and such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide;

                           (5) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Group I Mortgage Loan have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

                           (6) No Group I Mortgage Loan Mortgagor was encouraged or required to select a mortgage loan product offered by the Originator which is a higher cost product designed for a less creditworthy Mortgagor, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Originator;

                           (7) The Master Servicer will transmit full-file credit reporting data for each Group I Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Group I Mortgage Loan, the Master Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

                           (8) No Group I Mortgage Loan is a "High Cost Home Loan" as defined in New York Banking Law 6-1;

                           (9) No Group I Mortgage Loan is a "High-Cost Home Loan" as defined under the Arkansas Home Loan Protection Act, effective as of July 14, 2003;

                           (10) No Group I Mortgage Loan is a "High-Cost Home Loan" as defined under Kentucky State Statute KRS 360.100, effective as of June 25, 2003;

                           (11) No Group I Mortgage Loan is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act, effective as of November 27, 2003;

                           (12) No Group I Mortgage Loan is a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act, effective as of January 1, 2004;

                           (13) No Group I Mortgage Loan is a "High-Risk Home Loan" as defined in the Illinois High-Risk Home Loan Act, effective as of January 1, 2004;

                           (14) No Mortgage Loan is a "High-Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C);

                           (15) No Mortgage Loan is a "High Cost Home Loan" as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9);

                           (16) No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years; and

                           (17) No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) in connection with the origination of such Group I Mortgage Loan. No proceeds from any Group I Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Group I Mortgage Loan.

                  SECTION 7. Repurchase Obligation for Defective Documentation
                             and for Breach of Representation and Warranty.

                  (a) The representations and warranties contained in Section 6 shall not be impaired by any review and examination of loan files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of the Purchaser to review or examine such documents and shall inure to the benefit of any assignee, transferee or designee of the Purchaser, including the Trustee for the benefit of the Certificateholders.

                  Upon discovery by the Seller, the Purchaser or any assignee, transferee or designee of the Purchaser of any materially defective document in, or that any material document was not transferred by the Seller (as listed on the Trustee's Preliminary Exception Report) as part of, any Mortgage File or of a breach of any of the representations and warranties contained in Section 5 or
Section 6 that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee (it being understood that with respect to the representations and warranties set forth in (39), (40), (41), (42), (43), (44), (46), (47) and (48)
of Section 6(a) herein, a breach of any such representation or warranty shall in and of itself be deemed to materially adversely affect the interest therein of the Purchaser and the Purchaser's assignee, transferee or designee), the party discovering the breach shall give prompt written notice to the others. Within ninety (90) days of its discovery or its receipt of notice of any such missing documentation which was not transferred to the Purchaser as described above or materially defective documentation or any such breach of a representation and warranty (it being understood that with respect to the representations and warranties set forth in (39), (40), (41), (42), (43), (44), (46), (47) and (48)
of Section 6(a) herein, a breach of any such representation or warranty shall in and of itself be deemed to materially adversely affect the interest therein of the Purchaser and the Purchaser's assignee, transferee or designee), the Seller promptly shall deliver such missing document or cure such defect or breach in all material respects, or in the event the Seller cannot deliver such missing document or such defect or breach cannot be cured, the Seller shall, within ninety (90) days of its discovery or receipt of notice, either (i) repurchase the affected Mortgage Loan at a price equal to the Purchase Price or (ii) pursuant to the provisions of the Pooling and Servicing Agreement, cause the removal of such Mortgage Loan from the Trust Fund and substitute one or more Qualified Substitute Mortgage Loans. In the event that any Mortgage Loan is subject to a breach of the representation and warranty in Section 6(a)(37) and
(39) resulting in the Master Servicer's inability to collect all or part of the Prepayment Charge from the Mortgagor, in lieu of repurchase, the Seller shall be obligated to remit to the Master Servicer (for deposit in the Collection Account) any shortfall in the Prepayment Charge collected upon the Mortgagor's voluntary Principal Prepayment.

                  Notwithstanding the foregoing, within ninety (90) days of the earlier of discovery by the Seller or receipt of notice by the Seller of the breach of the representation of the Seller set forth in Section 6(a)(37) and
(45) above, which materially and adversely affects the interests of the Holders of the Class P Certificates in any Prepayment Charge, the Seller shall pay the amount of the scheduled Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account, net of any amount previously collected by the Master Servicer and paid by the Master Servicer, for the benefit of the Holders of the Class P Certificates, in respect of such Prepayment Charge.

                  The Seller shall amend the Closing Schedule to reflect the withdrawal of such Mortgage Loan from the terms of this Agreement and the Pooling and Servicing Agreement and the addition, if any, of a Qualified Substitute Mortgage Loan. The Seller shall deliver to the Purchaser such amended Closing Schedule and shall deliver such other documents as are required by this Agreement or the Pooling and Servicing Agreement within five (5) days of any such amendment. Any repurchase pursuant to this Section 7(a) shall be accomplished by deposit in the Collection Account of the amount of the Purchase Price in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase or substitution required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

                  In addition, upon discovery by the Seller, the Purchaser, or any assignee, transferee or designee of the Purchaser that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering the breach shall give prompt written notice within five (5) Business Days to the others. Within ninety (90) days of its discovery or its receipt of notice, the Seller promptly shall either
(i) repurchase the affected Mortgage Loan at the Purchase Price (as such term is defined in the Pooling and Servicing Agreement) or (ii) pursuant to the provisions of the Pooling and Servicing Agreement, cause the removal of such Mortgage Loan from the Trust Fund and substitute one or more Qualified Substitute Mortgage Loans.

                  (b) It is understood and agreed that the obligations of the Seller set forth in this Section 7 to cure, remit a Prepayment Charge shortfall, repurchase or substitute for a defective Mortgage Loan constitute the sole remedies of the Purchaser against the Seller respecting a missing or defective material document or a breach of the representations and warranties contained in
Section 5 or Section 6.

                  SECTION 8. CLOSING; PAYMENT FOR THE MORTGAGE LOANS. The closing of the purchase and sale of the Mortgage Loans shall be held at the New York City office of Thacher Proffitt & Wood LLP at 10:00 AM New York City time on the Closing Date.

                  The closing shall be subject to each of the following conditions:

                  (a) All of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

                  (b) The Purchaser shall have received, or the attorneys of the Purchaser shall have received in escrow (to be released from escrow at the time of closing), all Closing Documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

                  (c) The Seller shall have delivered or caused to be delivered and released to the Purchaser or to its designee, all documents (including without limitation, the Mortgage Loans) required to be so delivered by the Purchaser pursuant to Section 2.01 of the Pooling and Servicing Agreement; and

                  (d) All other terms and conditions of this Agreement shall have been complied with.

                  Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Seller on the Closing Date, against delivery and release by the Seller to the Trustee of all documents required pursuant to the Pooling and Servicing Agreement, the consideration for the Mortgage Loans as specified in Section 3 of this Agreement, by delivery to the Seller of the Purchase Price.

                  SECTION 9. CLOSING DOCUMENTS. Without limiting the generality of Section 8 hereof, the closing shall be subject to delivery of each of the following documents:

                  (a) (i) An Officers' Certificate of the Seller and Master Servicer, dated the Closing Date, in form satisfactory to and upon which the Purchaser and the Underwriters may rely, and attached thereto copies of the certificate of incorporation, by-laws and certificate of good standing of the Seller and Master Servicer under the laws of Delaware and stating that the information contained in the Prospectus Supplement relating to the Mortgage Loans, the Seller and Master Servicer, and the applicable loan portfolio, is true and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) if any of the Non-Offered Certificates are offered on the Closing Date pursuant to a private placement memorandum, the Seller shall deliver an Officer's Certificate stating that the same information contained in such private placement memorandum is true and accurate in all material respects;

                  (b) An Officers' Certificate of the Seller, dated the Closing Date, in form satisfactory to and upon which the Purchaser and the Underwriters may rely, with respect to certain facts regarding the sale of the Mortgage Loans by the Seller to the Purchaser;

                  (c) An Opinion of Counsel of the Seller and Master Servicer, dated the Closing Date, in form satisfactory to and addressed to the Purchaser and the Underwriters;

                  (d) Such opinions of counsel from the Purchaser's or Seller's counsel as the Rating Agencies may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement and upon which the Underwriters may rely;

                  (e) A letter from Deloitte & Touche LLP, certified public accountants, dated the date hereof and to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement, under the captions "Summary of Prospectus Supplement", "Risk Factors", "The Mortgage Pool", "Yield on the Certificates", "Description of the Certificates", "Pooling and Servicing Agreement--The Seller and Master Servicer", Annex II and Annex III agrees with the records of the Seller and the Master Servicer;

                  (f)      [reserved];

                  (g) The Seller and Master Servicer shall deliver for inclusion in the Prospectus Supplement under the captions "The Mortgage Pool--Underwriting Standards of the Originators;" and "Pooling and Servicing Agreement--The Seller and Master Servicer", or for inclusion in other offering material, such publicly available information regarding its financial condition and its mortgage loan delinquency, foreclosure and loss experience, underwriting standards, lending activities and loan sales, production, and servicing and collection practices, and any similar nonpublic, unaudited financial information; and

                  (h) Such further information, certificates, opinions and documents as the Purchaser or the Underwriters may reasonably request.

                  SECTION 10. COSTS. The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) all costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation, assignment of mortgage recording costs and/or fees for title policy endorsements and continuations, the fees and expenses of the Seller's in-house accountants and in-house attorneys, the costs and expenses incurred in connection with producing the Seller's loan loss, foreclosure and delinquency experience, and the costs and expenses incurred in connection with obtaining the documents referred to in Sections 9(d), 9(e) and 9(f) to the extent such costs and expenses were not previously paid by the Seller. The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) the costs and expenses of printing (or otherwise reproducing) and delivering this Agreement, the Pooling and Servicing Agreement, the Certificates, the prospectus, the Prospectus Supplement and the Private Placement Memorandum relating to the Certificates and other related documents, the initial fees, costs and expenses of the Trustee relating to the issuance of the initial certification of the Trustee under Section 2.02 of the Pooling and Servicing Agreement, the fees and expenses of the Seller's counsel in connection with the preparation of all documents relating to the securitization of the Mortgage Loans, the filing fee charged by the Securities and Exchange Commission for registration of the Certificates, the cost of outside special counsel that may be required for the Purchaser, the cost of obtaining the documents referred to in Section 9(h) and the fees charged by any rating agency to rate the Certificates. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

                  SECTION 11. RESERVED.

                  SECTION 12. RESERVED.

                  SECTION 13. MANDATORY DELIVERY; GRANT OF SECURITY INTEREST. The sale and delivery on the Closing Date of the Mortgage Loans described on the Mortgage Loan Schedule in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller's failure to deliver the Mortgage Loans on or before the Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller's interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Purchaser, subject to the Purchaser's (i) right, prior to the Closing Date, to reject any Mortgage Loan to the extent permitted by this Agreement and (ii) obligation to deliver or cause to be delivered the consideration for the Mortgage Loans pursuant to Section 8 hereof. Any Mortgage Loans rejected by the Purchaser shall concurrently therewith be released from the security interest created hereby. The Seller agrees that, upon acceptance of the Mortgage Loans by the Purchaser or its designee and delivery of payment to the Seller, that its security interest in the Mortgage Loans shall be released. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

         Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 8 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the Purchase Price, or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the Purchase Price, the Purchaser shall immediately effect the redelivery of the Mortgage Loans, if delivery to the Purchaser has occurred and the security interest created by this Section 13 shall be deemed to have been released.

                  SECTION 14. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser at 1100 Town & Country Road, Suite 1100, Orange, California 92868, Facsimile: (714) 564-9639, Attention: General Counsel, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser; if to the Seller, addressed to the Seller at 1100 Town & Country Road, Suite 1100, Orange, California 92868, Facsimile: (714) 564-9639,
Attention: General Counsel, or to such other address as the Seller may designate in writing to the Purchaser.

                  SECTION 15. SEVERABILITY OF PROVISIONS. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                  SECTION 16. AGREEMENT OF PARTIES. The Seller and the Purchaser agree to execute and deliver such instruments and take such actions as either of the others may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

                  SECTION 17. SURVIVAL. The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on its behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.

                  SECTION 18. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (EXCLUDING THE CHOICE OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

                  SECTION 19. MISCELLANEOUS. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The NIMS Insurer, if any, shall be a third party beneficiary hereof and may enforce the terms hereof as if a party hereto.

                  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in
Section 4 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller and (b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (2) the conveyance provided for in Section 4 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account whether in the form of cash, instruments, securities or other property; (3) the possession by the Purchaser or its agent of Mortgage Notes, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession" for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

                                            AMERIQUEST MORTGAGE COMPANY


                                            By:_________________________________
                                            Name:
                                            Title:


                                            AMERIQUEST MORTGAGE SECURITIES INC.


                                            By:_________________________________
                                            Name:
                                            Title:

                                    EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS

         To:      Deutsche Bank National Trust Company,
                  1761 East St. Andrew Place
                  Santa Ana, CA 92705-4934
                  Attn: Trust Administration - AQ04R12

         Re: Pooling and Servicing Agreement, dated as of April 1, 2005 among Ameriquest Mortgage Securities Inc., as Depositor, Ameriquest Mortgage Company, as Seller and Master Servicer and Deutsche Bank National Trust Company, as Trustee
                        -----------------------------------------------------

                  In connection with the administration of the Mortgage Loans held by you as Trustee pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Trustee's Mortgage File for the Mortgage Loan described below, for the reason indicated.

MORTGAGE LOAN NUMBER:

MORTGAGOR NAME. ADDRESS & ZIP CODE:

REASON FOR REQUESTING DOCUMENTS (check one):

_________1. Mortgage Paid in Full

_________2. Foreclosure

_________3. Substitution

_________4. Other Liquidation (Repurchases, etc.)

_________5. Nonliquidation                  Reason:_____________

Address to which Trustee should deliver
the Trustee's Mortgage File:

By:_________________________________________
              (authorized signer)

Issuer:_____________________________________
Address:____________________________________
Date:_______________________________________

TRUSTEE

Deutsche Bank National Trust Company

         Please acknowledge the execution of the above request by your signature and date below:

         _____________________                ____________________________
         Signature                            Date

         Documents returned to Trustee:
         _____________________                ____________________________
         Trustee                              Date

                                   EXHIBIT F-1

                    FORM OF TRANSFEROR REPRESENTATION LETTER

                                                             [DATED]

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705-4934

         Re: Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-R3, Class M-10, Class M-11, CE, P, and R, representing a [ ] % Percentage Interest
                  --------------------------------------------------------------

Ladies and Gentlemen:

                  In connection with the transfer by ________________ (the "Transferor") to ________________ (the "Transferee") of the captioned mortgage pass-through certificates (the "Certificates"), the Transferor hereby certifies as follows:

                  Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, (e) has taken any other action that (in the case of each of subclauses (a) through (d) above) would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the "1933 Act"), or would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification pursuant thereto. The Transferor will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling and Servicing Agreement, dated as of April 1, 2005, among Ameriquest Mortgage Securities Inc. as Depositor, Ameriquest Mortgage Company as Master Servicer and Deutsche Bank National Trust Company as Trustee (the "Pooling and Servicing Agreement"), pursuant to which Pooling and Servicing Agreement the Certificates were issued.

                  Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                            Very truly yours,

                                            [Transferor]

                                            By:______________________________
                                            Name:
                                            Title:

                    FORM OF TRANSFEREE REPRESENTATION LETTER



                                                            [Date]

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705-4934

         Re: Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-R3, Class M-10, Class M-11, CE, P, R, Representing a [___]% Percentage Interest
                  --------------------------------------------------------------

Ladies and Gentlemen:

                  In connection with the purchase from ______________________ (the "Transferor") on the date hereof of the captioned trust certificates (the "Certificates"), _______________ (the "Transferee") hereby certifies as follows:

                  1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "1933 Act") and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                  2. The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement referred to below, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

                  All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of April 1, 2005, among Ameriquest Mortgage Securities Inc. as Depositor, Ameriquest Mortgage Company as Master Servicer and Deutsche Bank National Trust Company as Trustee, pursuant to which the Certificates were issued.

                                            [TRANSFEREE]

                                            By: ______________________________
                                            Name:
                                            Title:

                             ANNEX 1 TO EXHIBIT F-1
                             ----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------


          [For Transferees Other Than Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Deutsche Bank National Trust Company as Trustee, with respect to the mortgage pass-through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the entity purchasing the Certificates (the "Transferee").

                  2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $______________________1 in securities (except for the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         ___ CORPORATION, ETC. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

         ___ BANK. The Transferee (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ___ SAVINGS AND LOAN. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least 1Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities. $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ___ BROKER-DEALER. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

         ___ INSURANCE COMPANY. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

         ___ STATE OR LOCAL PLAN. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA PLAN. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

         ___ INVESTMENT ADVISOR. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

                  3. The term "Securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                  5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         _____     _____   Will the Transferee be purchasing the Certificates
           Yes      No     only for the Transferee's own account?

                  6. If the answer to the foregoing question is "no", the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

                  7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Dated:

                                            Print Name of Transferee

                                            By:______________________________
                                            Name:
                                            Title:

                             ANNEX 2 TO EXHIBIT F-1
                             ----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

           [For Transferees That Are Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Deutsche Bank National Trust Company, as Trustee, with respect to the mortgage pass-through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is such an officer of the investment adviser (the "Adviser").

                  2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as defined in Rule 144A because
(i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone, or the Transferee's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used.

         ____ The Transferee owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "Securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
(vii) currency, interest rate and commodity swaps.

                  5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee's own account.

                  6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Dated:

                                            Print Name of Transferee or Advisor

                                            By:      ___________________________
                                            Name:
                                            Title:

                                            IF AN ADVISER:

                                            ___________________________________
                                            Print Name of Transferee

                    FORM OF TRANSFEREE REPRESENTATION LETTER

         The undersigned hereby certifies on behalf of the purchaser named below (the "Purchaser") as follows:

         1.       I am an executive officer of the Purchaser.

         2. The Purchaser is a "qualified institutional buyer", as defined in Rule 144A, ("Rule 144A") under the Securities Act of 1933, as amended.

         3. As of the date specified below (which is not earlier than last day of the Purchaser's most recent fiscal year), the amount of "securities", computed for purposes of Rule 144A, owned and invested on a discretionary basis by the Purchaser was in excess of $100,000,000.

Name of Purchaser

       _____________________________________________________________

By:      (Signature)       _____________________________________________________

Name of Signatory          _____________________________________________________

Title    _______________________________________________________________________

Date of this certificate   _____________________________________________________

Date of information provided in paragraph 3 ____________________________________

                                   EXHIBIT F-2

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF NEW YORK           )
                            : ss.:
COUNTY OF NEW YORK          )

                  ____________________________, being duly sworn, deposes,
represents and warrants as follows:

                  1. I am a ______________________ of
____________________________ (the "Owner") a corporation duly organized and existing under the laws of ______________, the record owner of Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-R3, Class R (the "Class R Certificates"), on behalf of whom I make this affidavit and agreement. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Class R Certificates were issued.

                  2. The Owner (i) is and will be a "Permitted Transferee" as of ____________________, 2005 and (ii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a possession of the United States. For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

                  3. The Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificates to disqualified organizations under the Internal Revenue Code of 1986, as amended, that applies to all transfers of the Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent;
(iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that each of the Class R Certificates may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated under the Code and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.

                  4. The Owner is aware of the tax imposed on a "pass-through entity" holding the Class R Certificates if, at any time during the taxable year of the pass-through entity, a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5. The Owner is aware that the Certificate Registrar will not register the transfer of any Class R Certificate unless the transferee, or the transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                  6. The Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

                  7. The Owner's taxpayer identification number is ____________.

                  8. The Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 5.02(d) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02(d)); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                  9. The Owner is not acquiring and will not transfer the Class R Certificates in order to impede the assessment or collection of any tax.

                  10. The Owner anticipates that it will, so long as it holds the Class R Certificates, have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding such Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

                  11. The Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class R Certificates.

                  12. The Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

                  13. The Owner is not acquiring the Class R Certificates with the intent to transfer the Class R Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class R Certificates remain outstanding.

                  14. The Owner will, in connection with any transfer that it makes of the Class R Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificate were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

                  15. The Owner will, in connection with any transfer that it makes of the Class R Certificates, deliver to the Certificate Registrar an affidavit, which represents and warrants that it is not transferring the Class R Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Class R Certificates;
(ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Class R Certificates remains outstanding; and (iii) is not a "Permitted Transferee".

                  16. The Owner is a citizen or resident of the United States, a corporation or partnership (or other entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia (except, in the case of a partnership or entity treated as a partnership, to the extent provided in regulations), an estate the income of which is subject to United States federal income taxation regardless of its source or a trust other than a "foreign trust" described in section 7701(a)(31) of the Code.

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of __________, 200__.

                                            [OWNER]

                                            By:______________________________
                                            Name:
                                            Title:   [Vice] President



ATTEST:

By:      ______________________________
Name:
Title:   [Assistant] Secretary

                  Personally appeared before me the above-named, known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

                  Subscribed and sworn before me this ____ day of __________, 200__.

                                            ______________________________
                                                     Notary Public

                                            County of _____________________
                                            State of __________________________

                                            My Commission expires:

                          FORM OF TRANSFEROR AFFIDAVIT

STATE OF NEW YORK           )
                            : ss. :
COUNTY OF NEW YORK          )

                  _______________________________________, being duly sworn, deposes, represents and warrants _____________________________ as follows:

                  1. I am a ____________________ of (the "Owner"), a corporation duly organized and existing under the laws of ______________, on behalf of whom I make this affidavit.

                  2. The Owner is not transferring the Class R (the "Residual Certificates") to impede the assessment or collection of any tax.

                  3. The Owner has no actual knowledge that the Person that is the proposed transferee (the "Purchaser") of the Residual Certificates: (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding and (iii) is not a Permitted Transferee.

                  4. The Owner understands that the Purchaser has delivered to the Certificate Registrar a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit F-2. The Owner does not know or believe that any representation contained therein is false.

                  5. At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith) unless the Owner has conducted such an investigation.

                  6. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of ___________, 200__.

                                            [OWNER]

                                            By:      ___________________________
                                            Name:
                                            Title:   [Vice] President



ATTEST:

By:      ______________________________
Name:
Title:   [Assistant] Secretary

                  Personally appeared before me the above-named, known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

                  Subscribed and sworn before me this ____ day of __________, 200__.



                                            ______________________________
                                            Notary Public

                                            County of __________________________
                                            State of ___________________________
                                            My Commission expires:

                                    EXHIBIT G

            FORM OF CERTIFICATION WITH RESPECT TO ERISA AND THE CODE

                                              _____________, 200__

Ameriquest Mortgage Securities Inc.         Deutsche Bank National Trust Company
1100 Town & Country Road                    1761 East St. Andrew Place
Orange, California 92868                    Santa Ana, California 92705-4934
Ameriquest Mortgage Company
1100 Town & Country Road
Orange, California 92868

         Re: Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-R3, Class CE, P, R
                  --------------------------------------------------------------

Dear Ladies and Gentlemen:

         __________________________________ (the "Transferee") intends to acquire from _____________________ (the "Transferor") $____________ Initial
Certificate Principal Balance of Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-R3, Class ___ (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of April 1, 2005 among Ameriquest Mortgage Securities Inc. as depositor (the "Depositor"), Ameriquest Mortgage Company as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee and the Master Servicer that the following statements in either (1) or (2) are accurate:

         1. The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. ss. 2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R.ss.2510.3-101.

                                            Very truly yours,

                                            By: ______________________________
                                            Name:
                                            Title:

                                    EXHIBIT H

                              FORM OF CAP CONTRACTS

                         [LETTERHEAD OF DEUTSCHE BANK]

Date:             April 27, 2005

To: Deutsche Bank National Trust Company, not in its individual capacity, but solely as Trustee for Ameriquest Mortgage Securities, Inc., Asset-Backed Pass-Through Certificates, Series 2005-R3

Attention:
Facsimile no.:

Our Reference:    Global No. N379782N

Re:               Interest Rate Swap Transaction


Ladies and Gentlemen:

The purpose of this letter agreement is to set forth the terms and conditions of the Transaction entered into between Deutsche Bank AG ("DBAG") and Deutsche Bank National Trust Company, not in its individual capacity, but solely as Trustee for Ameriquest Mortgage Securities, Inc., Asset-Backed Pass-Through Certificates, Series 2005-R3 ("Counterparty") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions") as published by the International Swaps and Derivatives Association, Inc. are incorporated by reference herein. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

For the purpose of this Confirmation, all references in the Definitions or the Agreement to a "Swap Transaction" shall be deemed to be references to this Transaction.

1. This Confirmation supplements, forms part of, and is subject to, ISDA Master Agreement dated as of April 27, 2005 (as the same may be amended or supplemented from time to time, the "Agreement"), between DBAG and Counterparty. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

     Notional Amount:                       The Base Calculation Amount, which
                                            shall initially be USD 8,000,000,
                                            subject to adjustment as set out in
                                            the Additional Terms attached
                                            hereto.

     Trade Date:                            April 14, 2005

     Effective Date:                        April 27, 2005

     Termination Date:                      August 25, 2009, subject to
                                            adjustment in accordance with the
                                            Following Business Day Convention.

Fixed Amounts:


     Fixed Rate Payer:                      Counterparty

     Fixed Rate Payer Period End Dates:     The 25th day of each month,
                                            commencing May 25, 2005, through and
                                            including the Termination Date,
                                            subject to adjustment in accordance
                                            with the Following Business Day
                                            Convention.

     Fixed Rate Payer Payment Dates:        The 25th day of each month,
                                            commencing May 25, 2005, through and
                                            including the Termination Date,
                                            subject to adjustment in accordance
                                            with the Following Business Day
                                            Convention.

     Fixed Amounts:                         The Fixed Amount payable by
                                            Counterparty shall be an amount
                                            equal to (i) the Base Calculation
                                            Amount for such Fixed Rate Payer
                                            Payment Date * (ii) Fixed Rate *
                                            (iii) 250 * (iv) Fixed Rate Day
                                            Count Fraction

     Fixed Rate:                            4.009 %

     Fixed Rate Day Count Fraction:         30/360


Floating Amounts:

     Floating Rate Payer:                   DBAG

     Floating Rate Payer Period End Dates:  The 25th day of each month, commencing May 25, 2005, through and
                                            including the Termination Date,
                                            subject to adjustment in accordance
                                            with the Following Business Day
                                            Convention.

     Floating Rate Payer Payment Dates:     The 25th day of each month,
                                            commencing May 25, 2005, through and
                                            including the Termination Date,
                                            subject to adjustment in accordance
                                            with the Following Business Day
                                            Convention.

     Floating Amounts:                      The amount calculated pursuant to
                                            Section 6.1(a) of the 2000 ISDA
                                            Definitions as the Floating Amount
                                            shall be multiplied by 250 for each
                                            Calculation Period and the resulting
                                            product shall be the actual Floating
                                            Amount, respectively, with respect
                                            to each Calculation Period, payable
                                            by DBAG.

     Floating Rate Option:                  USD-LIBOR-BBA

     Designated Maturity:                   1 month

     Spread:                                None

     Floating Rate Day Count Fraction:      Actual/360

     Reset Dates:                           The first day of each Calculation
                                            Period

     Compounding:                           Inapplicable:


Calculation Agent:                       Party A

Business Days:                           New York

3.   Account Details:

         Account Details for DBAG:

                  Deutsche Bank AG New York
                  ABA# 026003780
                  Acct# 100440170004
                  Swift Code: DEUTUS33

         Account Details for Counterparty:

                  Deutsche Bank
                  ABA# 021001033
                  Acct# 01419663
                  Acct Name: NYLTD Funds Control - Star West
                  Ref: Ameriquest 2005-R3 Swap Administration Account

4.   Offices:

         The Office of DBAG for this Transaction is New York


5. It is expressly understood and agreed by the parties hereto that (i) this Confirmation is executed and delivered by DEUTSCHE BANK NATIONAL TRUST COMPANY, not individually or personally but solely as trustee of AMERIQUEST MORTGAGE SECURITIES, INC., Asset-Backed Pass-Through Certificates, Series 2005-R3, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of AMERIQUEST MORTGAGE SECURITIES, INC., Asset-Backed Pass-Through Certificates, Series 2005-R3 is made and intended not as personal representations, undertakings and agreements by DEUTSCHE BANK NATIONAL TRUST COMPANY but is made and intended for the purpose of binding only AMERIQUEST MORTGAGE SECURITIES, INC., Asset-Backed Pass-Through Certificates, Series 2005-R3, (iii) nothing herein contained shall be construed as creating any liability on the part of DEUTSCHE BANK NATIONAL TRUST COMPANY, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall DEUTSCHE BANK NATIONAL TRUST COMPANY be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Counterparty under this Confirmation or any other related documents.

6. Please confirm that the foregoing correctly sets forth the terms of our agreement by having an authorized officer sign this Confirmation and return it via facsimile to:

          Attention: Derivative Documentation
          Telephone: 44 20 7547 4755
          Facsimile: 44 20 7545 9761
          E-mail: derivative.documentation@db.com

This message will be the only form of Confirmation dispatched by us. If you wish to exchange hard copy forms of this Confirmation, please contact us.

Yours sincerely,

DEUTSCHE BANK AG


By:      __________________________________
Name:    __________________________________
Title:   Authorized Signatory


By:      __________________________________
Name:    __________________________________
Title:   Authorized Signatory



Confirmed as of the date first written above:

Deutsche Bank National Trust Company, not in its individual capacity, but solely as Trustee for Ameriquest Mortgage Securities, Inc., Asset-Backed Pass-Through Certificates, Series 2005-R3

By:      __________________________________
Name:    __________________________________
Title:   __________________________________

                                ADDITIONAL TERMS

       All dates subject to adjustment in accordance with the Following Business Day Convention.

--------------------------------------------------------------------------------
From and including:          To but excluding:    Base Calculation Amount (USD):
--------------------------------------------------------------------------------
4/27/2005                    5/25/2005                             8,000,000.000
5/25/2005                    6/25/2005                             7,919,990.432
6/25/2005                    7/25/2005                             7,818,508.320
7/25/2005                    8/25/2005                             7,695,631.900
8/25/2005                    9/25/2005                             7,551,603.152
9/25/2005                    10/25/2005                            7,386,833.952
10/25/2005                   11/25/2005                            7,201,909.832
11/25/2005                   12/25/2005                            6,997,615.824
12/25/2005                   1/25/2006                             6,774,900.832
1/25/2006                    2/25/2006                             6,537,641.648
2/25/2006                    3/25/2006                             6,288,993.756
3/25/2006                    4/25/2006                             6,034,427.252
4/25/2006                    5/25/2006                             5,790,270.876
5/25/2006                    6/25/2006                             5,556,117.464
6/25/2006                    7/25/2006                             5,331,553.036
7/25/2006                    8/25/2006                             5,116,180.880
8/25/2006                    9/25/2006                             4,909,620.816
9/25/2006                    10/25/2006                            4,711,508.524
10/25/2006                   11/25/2006                            4,521,494.864
11/25/2006                   12/25/2006                            4,338,650.156
12/25/2006                   1/25/2007                             4,159,434.576
1/25/2007                    2/25/2007                             3,989,887.776
2/25/2007                    3/25/2007                             3,212,928.672
3/25/2007                    4/25/2007                             1,075,250.176
4/25/2007                    5/25/2007                             1,018,026.580
5/25/2007                    6/25/2007                               966,467.900
6/25/2007                    7/25/2007                               919,482.076
7/25/2007                    8/25/2007                               888,760.272
8/25/2007                    9/25/2007                               859,273.888
9/25/2007                    10/25/2007                              830,795.548
10/25/2007                   11/25/2007                              803,289.244
11/25/2007                   12/25/2007                              776,720.312
12/25/2007                   1/25/2008                               751,055.408
1/25/2008                    2/25/2008                               726,262.428
2/25/2008                    3/25/2008                               702,310.484
3/25/2008                    4/25/2008                               599,518.884
4/25/2008                    5/25/2008                               580,112.864
5/25/2008                    6/25/2008                               562,312.292
6/25/2008                    7/25/2008                               545,052.276
7/25/2008                    8/25/2008                               528,316.536
8/25/2008                    9/25/2008                               512,089.268
9/25/2008                    10/25/2008                              496,355.144
10/25/2008                   11/25/2008                              481,099.296
11/25/2008                   12/25/2008                              466,307.308
12/25/2008                   1/25/2009                               451,965.184
1/25/2009                    2/25/2009                               438,059.360
2/25/2009                    3/25/2009                               424,576.664
3/25/2009                    4/25/2009                               411,504.336
4/25/2009                    5/25/2009                               398,829.984
5/25/2009                    6/25/2009                               386,541.596
6/25/2009                    7/25/2009                               374,627.516
7/25/2009                    8/25/2009                               363,076.444

(MULTICURRENCY - CROSS BORDER)


                                     ISDA(R)
              International Swaps and Derivatives Association, Inc.


                                    SCHEDULE
                                     TO THE
                                MASTER AGREEMENT


                           dated as of April 27, 2005

                                     between


                                               DEUTSCHE BANK NATIONAL TRUST COMPANY, NOT IN ITS
                                                INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE FOR
DEUTSCHE BANK AG, NEW YORK BRANCH    and      AMERIQUEST MORTGAGE SECURITIES, INC., ASSET-BACKED
                                                          PASS-THROUGH CERTIFICATES,
                                                                SERIES 2005-R3
__________________________________                 _________________________________________
           ("Party A")                                            ("Party B")


                                     PART 1

                             TERMINATION PROVISIONS.

(a) "SPECIFIED ENTITY" means in relation to Party A for the purpose of:

     Section 5(a)(v),      Not Applicable
     Section 5(a)(vi),     Not Applicable
     Section 5(a)(vii),    Not Applicable
     Section 5(b)(iv),     Not Applicable

and in relation to Party B for the purpose of:

     Section 5(a)(v),      Not Applicable
     Section 5(a)(vi),     Not Applicable
     Section 5(a)(vii),    Not Applicable
     Section 5(b)(iv),     Not Applicable

(b) "SPECIFIED TRANSACTION" will have the meaning specified in Section 14 of this Agreement.

(c) CERTAIN EVENTS OF DEFAULT. The following Events of Default will apply to the parties as specified below, and the definition of "Event of Default" in
     Section 14 is deemed to be modified accordingly:

         Section 5(a)(i) (FAILURE TO PAY OR DELIVER) will apply to Party A and Party B; provided, however, that the reference to "third Local Business Day" shall be amended to be "first Local Business Day"; and provided that a failure by Party B to make a payment as a result of insufficient funds therefore being available under the Pooling and Servicing Agreement referred to below shall not constitute an Event of Default so long as all funds are applied in accordance with the Pooling and Servicing Agreement.
         Section 5(a)(ii) (BREACH OF AGREEMENT) will not apply to Party A or Party B.
         Section 5(a)(iii) (CREDIT SUPPORT DEFAULT) will apply to Party A and will not apply to Party B.
         Section 5(a)(iv) (MISREPRESENTATION) will not apply to Party A or Party B.
         Section 5(a)(v) (DEFAULT UNDER SPECIFIED TRANSACTION) will not apply to Party A or Party B.
         Section 5(a)(vi) (CROSS DEFAULT) will not apply to Party A or Party B.
         Section 5(a)(vii) (BANKRUPTCY) will apply to Party A and Party B; PROVIDED that clause (2) thereof shall not apply to Party B.
         Section 5(a)(viii) (MERGER WITHOUT ASSUMPTION) will apply to Party A and will not apply to Party B.

(d) TERMINATION EVENTS. The following Termination Events will apply to the parties as specified below:

         Section 5(b)(i) (ILLEGALITY) will apply to Party A and Party B. Section 5(b)(ii) (TAX EVENT) will apply to Party A and Party B.
         Section 5(b)(iii) (TAX EVENT UPON MERGER) will apply to Party A and will not apply to Party B; provided for clarification that Party B may be a Burdened Party for purpose of this provision. Section 5(b)(iv) (CREDIT EVENT UPON MERGER) will not apply to Party A or Party B.

(e) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) of this Agreement will not apply to Party A and will not apply to Party B.

(f)  PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e) of this
     Agreement:

     (i) Market Quotation will apply.

     (ii)The Second Method will apply.

(g)  "TERMINATION CURRENCY" means United States Dollars.

(h) ADDITIONAL TERMINATION EVENTS. The following Additional Termination Events will apply, in each case with respect to Party B as the sole Affected Party (unless otherwise provided below):

      (i) Party A fails to comply with the Downgrade Provisions as set forth in Part 5(b). For all purposes of this Agreement, Party A shall be the sole Affected Party with respect to the occurrence of a Termination Event described in this Part 1(h)(i).

      (ii) The Trust Fund (as defined in the Pooling and Servicing Agreement, dated as of April 1, 2005 among AMERIQUEST MORTGAGE SECURITIES INC,., as depositor, AMERIQUEST MORTGAGE COMPANY, as master servicer, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as trustee (the POOLING AND SERVICING AGREEMENT)) is terminated pursuant to the Pooling and Servicing Agreement.

      (iii) The Pooling and Servicing Agreement is amended or modified without the prior written consent of Party A, where such consent is required under the terms of the Pooling and Servicing Agreement.

      (iv) Notice of the requisite amount of Class CE Certificateholders', the NIMS Insurer's, or the Master Servicer's intention to exercise its option to purchase the Mortgage Loans pursuant to Section 9.01 of the Pooling and Servicing Agreement is given by the Trustee to Certificateholders pursuant to Section 9.02 of the Pooling and Servicing Agreement.

                                     PART 2

                              TAX REPRESENTATIONS.

(a) PAYER REPRESENTATIONS. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, PROVIDED that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under
     Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

(b) PAYEE REPRESENTATIONS. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below, if any:

     (i) Party A represents that it is a "foreign person" within the meaning of the applicable U.S. Treasury Regulations concerning information reporting and backup withholding tax (as in effect on January 1, 2001), unless Party A provides written notice to Party B that it is no longer a foreign person. In respect of each Transaction it enters into through an office or discretionary agent in the United States or which otherwise is allocated for United States federal income tax purposes to such United States trade or business, each payment received or to be received by it under such Transaction will be effectively connected with its conduct of a trade or business in the United States.

     (ii) Party B represents that it is the Trustee, not in its Individual Capacity, but solely as Trustee for Ameriquest Mortgage Securities, Inc., Assset-Backed Pass -Through Certificates, Series 2005-R3 under the Pooling and Servicing Agreement.

                                     PART 3

                         AGREEMENT TO DELIVER DOCUMENTS.

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a) Tax forms, documents or certificates to be delivered are:

------------------------------------------------------------------------------------------------------
PARTY REQUIRED          FORM/DOCUMENT/CERTIFICATE          DATE BY WHICH TO BE DELIVERED
TO DELIVER
DOCUMENT
------------------------------------------------------------------------------------------------------
Party A and Party B     Any form or document required or   Promptly upon reasonable demand by the
                        reasonably requested to allow      other party.
                        the other party to make payments
                        under the Agreement without any
                        deduction or withholding for or
                        on account of any Tax, or with
                        such deduction or withholding at
                        a reduced rate.
------------------------------------------------------------------------------------------------------


(b) Other documents to be delivered are:


---------------------------------------------------------------------------------------------------------------------------
PARTY REQUIRED                     FORM/DOCUMENT/CERTIFICATE                     DATE BY WHICH TO BE        COVERED BY
  TO DELIVER                                                                          DELIVERED            SECTION 3(D)
   DOCUMENT                                                                                               REPRESENTATION
---------------------------------------------------------------------------------------------------------------------------
Party B          Certified copy of the Board of Directors resolution (or          Concurrently with the     Yes
                 equivalent authorizing documentation) which sets forth the       execution and
                 authority of each signatory to this Agreement and each           delivery of this
                 Credit Support Document (if any) signing on its behalf and       Agreement.
                 the authority of such party to enter into Transactions
                 contemplated and performance of its obligations hereunder.
---------------------------------------------------------------------------------------------------------------------------
Party A and      Incumbency Certificate (or, if available the current             Concurrently with the     Yes
Party B          authorized signature book or equivalent authorizing              execution and
                 documentation) specifying the names, titles, authority and delivery of this specimen signatures of the persons authorized to execute Agreement unless this Agreement which sets forth the specimen signatures of previously delivered each signatory to this Agreement, each Confirmation and each and still in full
                 Credit Support Document (if any) signing on its behalf. force and effect.
---------------------------------------------------------------------------------------------------------------------------
Party A          Opinions of counsel of Party A reasonably satisfactory to        Concurrently with the     No
                 Party B.                                                         execution and
                                                                                  delivery of the
                                                                                  Confirmation.
---------------------------------------------------------------------------------------------------------------------------
Party B          Opinions of counsel of Party B reasonably satisfactory to        Concurrently with the     No
                 Party A.                                                         execution and
                                                                                  delivery of the
                                                                                  Confirmation.
---------------------------------------------------------------------------------------------------------------------------
Party B          An executed copy of the Pooling and Servicing Agreement.         Within 30 days after      No
                                                                                  the date of this
                                                                                  Agreement.
---------------------------------------------------------------------------------------------------------------------------

                                     PART 4.
                                 MISCELLANEOUS.

(a)  ADDRESSES FOR NOTICES. For the purposes of Section 12(a) of this Agreement:
     Party A:

         Addresses for notices to Party A under Sections 5 or 6 (other than notices under Section 5(a)(i)) shall be sent to:

         Deutsche Bank AG, Head Office
         Taunusanlage 12
         60262 Frankfurt
         GERMANY
         Attention:  Legal Department
         Telex No:  411836 or 416731 or 41233
         Answerback:       DBF-D

         All other notices to Party A shall be sent directly to the Office through which Party A is acting for the relevant Transaction, using the address and contact particulars specified in the Confirmation of that Transaction or otherwise notified.

     Party B:              Deutsche Bank National Trust Company
                           1761 East St. Andrew Place
                           Santa Ana, California 92705-4934
                           Attention:  Trust Administrator AQ0502
                           Facsimile No.  (714) 247-6009

     With a copy to        NIMS Insurer
                           Financial Security Assurance Inc.
                           350 Park Avenue
                           New York, New York 10022
                           Attention:  Managing Director - Transaction Oversight
                           Re:  Ameriquest NIM Trust 2005-RN3
                           Telecopy No.:  (212) 239-3518
                           Confirmation:  212-826-0100

        And a copy to      Radian Insurance Inc.
                           1601 Market Street
                           Philadelphia, PA 19103
                           Attention: Portfolio Management and Risk
                                      Analytics-Ameriquest 2005-RN3
                           Re: Ameriquest NIM Trust 2005-RN3

(b) PROCESS AGENT. For the purposes of Section 13(c) of this Agreement:

     Party A appoints as its Process Agent:  Not Applicable.

     Party B appoints as its Process Agent:  Not Applicable.

(c) OFFICES. With respect to Party A, the provisions of Section 10(a) will apply to this Agreement.

(d) MULTIBRANCH PARTY. For the purpose of Section 10(c) of this Agreement:

    Party A is not a Multibranch Party.
    Party B is not a Multibranch Party.

(e) CALCULATION AGENT. The Calculation Agent is Party A.

(f) CREDIT SUPPORT DOCUMENT. Details of any Credit Support Document: the ISDA Credit Support Annex and supplementary "Paragraph 13 - Elections & Variables" in the form appended hereto shall constitute a "Credit Support Document" in relation to Party A with respect to all of the obligations of Party A and for all purposes of this Agreement.

(g) CREDIT SUPPORT PROVIDER.

    Credit Support Provider means in relation to Party A: Not Applicable, unless Party A has a person guarantee its payment obligations under this Agreement in order to remedy a Rating Event, in which event such person shall be a Credit Support Provider.
    Credit Support Provider means in relation to Party B:  Not Applicable.

(h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine other than New York General Obligations Law Sections 5-1401 and 5-1402).

(i) NETTING OF PAYMENTS. Subparagraph (ii) of Section 2(c) of this Agreement will apply to all Transactions (in each case starting from the date of this Agreement).

(j) "AFFILIATE." Each of Party A and Party B shall be deemed to have no Affiliates, including for purposes of Section 6(b)(ii).

(k) JURISDICTION. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting "; and" from the end of subparagraph 1 and inserting "." at the end of such provision, and (iii) deleting the final paragraph thereof.

(l) WAIVER OF JURY TRIAL. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document. Each party certifies (i) that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.

(m) CONSENT TO RECORDING. Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Agreement or any potential transaction and (ii) if applicable, agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it and its Affiliates.

(n) SEVERABILITY. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be illegal, invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the illegal, invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement.

    The parties shall endeavor to engage in good faith negotiations to replace any illegal, invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable term, provision, covenant or condition.

                                     PART 5.

                                OTHER PROVISIONS.

(a)  DEFINITIONS.

     This Agreement, including each Confirmation and each Swap Transaction, is subject to the 2000 ISDA Definitions, as amended, supplemented, updated, and superseded from time to time (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA") and will be governed in all respects by the Definitions (except that references to "Swap Transactions" shall be deemed to be references to "Transactions"). The Definitions are incorporated by reference in, and made part of, this Agreement and each Confirmation as if set forth in full in this Agreement and such Confirmations. In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail (and, in the event of any inconsistency between any Confirmation and the Definitions, the Confirmation will control). Any reference in a Confirmation to any Definitions which are amended or supplemented in this Schedule shall be deemed to be a reference to such Definitions as so amended or supplemented, unless the Confirmation states, by specific reference to any such amendment or supplement, that such amendment or supplement will not apply in respect of the Transaction to which such Confirmation relates. Any capitalized terms used but not otherwise defined in this Agreement shall have the meanings assigned to them (or incorporated by reference) in the Pooling and Servicing Agreement.

(b)  DOWNGRADE PROVISIONS.

     If a Ratings Event (as defined below) occurs with respect to Party A (or any applicable credit support provider), then Party A shall, subject to the Rating Agency Condition (as hereinafter defined) and the consent of the
     Note Insurer and the Backup Note Insurer (each as defined in the Ameriquest NIM Trust 2005-RN3 Indenture, dated as of April 27, 2005), at its own expense (unless, within 30 days of such Ratings Event, each of Standard and Poor's, a Division of McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") and Fitch Ratings ("Fitch") (each a "Rating Agency") has reconfirmed the rating of the Certificates and the Notes, without regard to the Note Policy or the Backup Note Policy, which was in effect immediately prior to such Ratings Event), (i) assign this Transaction hereunder to a third party within (30) days of such Ratings Event that meets or exceeds, or as to which any applicable credit support provider of such third party meets or exceeds, the Approved Ratings Thresholds (as defined below) on terms substantially similar to this Confirmation, which party is approved by the applicable Rating Agency and the Note Insurer and the Backup Note Insurer (ii) deliver collateral satisfactory to each Ratings Agency and the Note Insurer and the Backup
     Note Insurer within (30) days of such Ratings Event, in an amount equal to the Exposure (as defined below), pursuant to an ISDA Credit Support Annex (subject to New York Law) with a form of Paragraph 13 in the form annexed hereto (the "CSA"), (iii) obtain a guaranty of Party A's obligations under this Transaction from a third party that meets or exceeds the Approved Ratings Threshold, in form and substance acceptable to the applicable Rating Agency and the Note Insurer and the Backup Note Insurer or (iv) establish any other arrangement satisfactory to the applicable Rating Agency and the Note Insurer and the Backup Note Insurer which will be sufficient to restore the immediately prior ratings of the Certificates and the Notes, without regard to the Note Policy or the Backup Note Policy. For purposes of this Transaction, a "Ratings Event" shall occur with respect to Party A (or any applicable credit support provider), if its long-term unsecured and unsubordinated debt ceases to be rated at least "A" by S&P and at least "A2" by Moody's and at least A by Fitch (including in connection with a merger, consolidation or other similar transaction by Party A or any applicable credit support provider) such ratings being referred to herein as the "Approved Ratings Thresholds." "Rating Agency Condition" means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with any of the Rating Agencies then providing a rating of the Certificates and the Notes and receive from the Rating Agencies a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of the Certificates and the Notes, without regard to the Note Policy or the Backup Note Policy.
     Only with respect to such Ratings Event, "Exposure" shall mean, if satisfactory to the Rating Agencies, the greater of the following: (i) Exposure (as such terms in defined in Paragraph 12 of the CSA); (ii) the amount of the next payment due under the Transaction and (iii) one percent of the Notional Amount for the then-current Calculation Period. For the avoidance of doubt, both parties agree that Party A shall only be required to post collateral pursuant to the terms of the CSA for the period (the "Collateral Requirement Period") during which Party A's Rating Event is continuing or until a replacement or guarantor, meeting the requirements set forth above, is in place. Once the Collateral Requirement Period has ended, Counterparty's Custodian shall return any such Eligible Collateral to Party A as soon as reasonably practicable and to the extent such Collateral has not already been applied in accordance with this Agreement, including the Credit Support Annex.


(c) Section 3(a) of this Agreement is hereby amended to include the following additional representations after paragraph 3(a)(v):

     (vi) ELIGIBLE CONTRACT PARTICIPANT. It is an "eligible contract participant" as defined in section 1a(12) of the U.S. Commodity Exchange Act.

     (vii) INDIVIDUAL NEGOTIATION. This Agreement and each Transaction hereunder is subject to individual negotiation by the parties.

     (viii) RELATIONSHIP BETWEEN PARTY A AND PARTY B. Subject as provided in
     Part 5(g), each of Party A and Party B will be deemed to represent to the other on the date on which it enters into a Transaction or an amendment thereof that (absent a written agreement between Party A and Party B that expressly imposes affirmative obligations to the contrary for that Transaction):

         (1) PRINCIPAL. It is acting as principal and not as agent when entering into this Agreement and each Transaction.

         (2) NON-RELIANCE. It is acting for its own account and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

         (3) EVALUATION AND UNDERSTANDING. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement and each Transaction hereunder. It is also capable of assuming, and assumes, all financial and other risks of this Agreement and each Transaction hereunder.

         (4) STATUS OF PARTIES. The other party is not acting as a fiduciary or an advisor for it in respect of that Transaction.

(d) Section 4 is hereby amended by adding the following new agreement:

         (f) ACTIONS AFFECTING REPRESENTATIONS. Party B agrees not to take any action during the term of this Agreement or any Transaction hereunder that renders or could render any of the representations and warranties in this Agreement untrue, incorrect, or incomplete, and if any event or condition occurs that renders or could render any such representation untrue, incorrect, or incomplete, Party B will immediately give written notice thereof to Party A.

(e) SECTION 1(C). For purposes of Section 1(c) of the Agreement, this Transaction shall be the sole Transaction under the Agreement.

(f) TRANSFER. Section 7 is hereby amended to read in its entirety as follows:

         Neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under this Agreement or any Transaction without the prior written consent of the other party; PROVIDED, HOWEVER, that (i) Party A may make such a transfer or assignment of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of substantially all of its assets to, another entity, or an incorporation, reincorporation or reconstitution, and (ii) Party A may transfer or assign this Agreement to any Person, including, without limitation, another of Party A's offices, branches or affiliates (any such Person, office, branch or affiliate, a "Transferee") on at least five Business Days' prior written notice to Party B and the Trustee; PROVIDED that, with respect to clause (ii), (A) as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of such Tax (B) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer; (C) such notice is accompanied by a written instrument pursuant to which the Transferee acquires and assumes the rights and obligations of Party A so transferred; and (D) Party A will be responsible for any costs or expenses incurred in connection with such transfer. Party B will execute such documentation as is reasonably deemed necessary by Party A for the effectuation of any such transfer. Notwithstanding the foregoing, no such transfer shall be made unless the transferring party (i) obtains a written acknowledgment from each of the Rating Agencies that, notwithstanding such transfer, the then-current ratings of the Certificates and the Notes (without regard to the Note Policy or the Backup Note Policy) will not be reduced or withdrawn and (ii) obtains the written consent of the Note Insurer and the Backup Note Insurer, such consent not to be unreasonably withheld.

         Except as specified otherwise in the documentation evidencing a transfer or assignment, a transfer or assignment of all the obligations of Party A made in compliance with this Section 7 will constitute an acceptance and assumption of such obligations (and any related interests so transferred) by the Transferee, a novation of the transferee in place of Party A with respect to such obligations (and any related interests so transferred), and a release and discharge by Party B of Party A from, and an agreement by Party B not to make any claim for payment, liability, or otherwise against Party A with respect to, such obligations from and after the effective date of the transfer.

(g) TRUSTEE CAPACITY. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by DEUTSCHE BANK NATIONAL TRUST COMPANY, not individually or personally but solely as trustee of AMERIQUEST MORTGAGE SECURITIES, INC., Asset-Backed Pass-Through Certificates, Series 2005-R3, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of AMERIQUEST MORTGAGE SECURITIES, INC., Asset-Backed Pass-Through Certificates, Series 2005-R3 is made and intended not as personal representations, undertakings and agreements by DEUTSCHE BANK NATIONAL TRUST COMPANY but is made and intended for the purpose of binding only AMERIQUEST MORTGAGE SECURITIES, INC., Asset-Backed Pass-Through Certificates, Series 2005-R3, (iii) nothing herein contained shall be construed as creating any liability on the part of DEUTSCHE BANK NATIONAL TRUST COMPANY, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall DEUTSCHE BANK NATIONAL TRUST COMPANY be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Agreement or any other related documents.

     Party B represents that:

         (i) Status. DEUTSCHE BANK NATIONAL TRUST COMPANY (the "Trustee") is trustee of the Trust whose appointment is valid and effective both under the laws of the State of New York and under the Pooling and Servicing Agreement, and the Trustee has the power to own assets in its capacity as trustee of the Trust.

         (ii) Powers. In its capacity as trustee of the Trust, the Trustee has power under the Pooling and Servicing Agreement to execute this Agreement and any other documentation relating to this Agreement to which the Trustee is party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations (on behalf of the Trust) under this Agreement and any obligations (on behalf of the Trust) it has under any Credit Support Document to which the Trustee is party and has taken all necessary action to authorise such execution, delivery and performance;

         (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to the Trustee or the Trust, any provision of the Pooling and Servicing Agreement, any order or judgment of any court or other agency of government applicable to the Trustee, the Trust or any assets of the Trust, or any contractual restriction binding on or affecting the Trustee, the Trust or any assets of the Trust;

         (iv) Consents. All governmental and other consents that are required have been obtained by the Trustee with respect to this Agreement or any Credit Support Document to which the Trustee is party have been obtained and are in full force and effect and all conditions of such consents have been complied with; and

          (v) Obligations Binding. The obligation of the Trustee under this Agreement and any Credit Support Document to which the Trustee is party constitute legal, valid and binding obligations of the Trustee in its capacity as trustee of the Trust, enforceable against the Trust in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or law)) and no circumstances are known to the Trustee which would or might prevent the Trustee from having recourse to the assets of the Trust for the purposes of meeting such obligations.

(h) PROCEEDINGS. Without impairing any right afforded to it under the Pooling and Servicing Agreement as a third party beneficiary, Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against Depositor or Trust Fund (each as defined in the Pooling and Servicing Agreement), any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day, or if longer the applicable preference period then in effect, following indefeasible payment in full of the Certificates and the Notes and the Note Insurer and the Backup Note Insurer under the Indenture. Nothing shall preclude, or be deemed to stop, Party A (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than Party A, or (ii) from commencing against Party B or any of the Collateral any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding.

(i) CHANGE OF ACCOUNT. Section 2(b) of this Agreement is hereby amended by the addition of the following after the word "delivery" in the first line thereof:-

     "to another account in the same legal and tax jurisdiction as the original account"

(j)  POOLING AND SERVICING AGREEMENT.

     (1) Capitalized terms used in this Agreement that are not defined herein and are defined in the Pooling and Servicing Agreement shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

     (2) Notwithstanding any of the other provisions of Section 11.01 of the Pooling and Servicing Agreement, Party B shall not enter into any amendment to Section 3.05(c)(i), 4.01, 4.09 or Section 11.10 of the Pooling and Servicing Agreement without the prior written consent of the Party A.

(k) SET-OFF. Notwithstanding any provision of this Agreement or any other existing or future agreements, each of Party A and Party B irrevocably waives as to itself any and all contractual rights it may have to set off, net, recoup or otherwise withhold or suspend or condition its payment or performance of any obligation to the other party under this Agreement against any obligation of one party hereto to the other party hereto arising outside of this Agreement (which Agreement includes without limitation, the Master Agreement to which this Schedule is attached, this Schedule and the Confirmation). The provisions for set-off set forth in
     Section 6(e) of this Agreement shall not apply for purposes of this Transaction.

(l) NOTICE OF CERTAIN EVENTS OR CIRCUMSTANCES. Each party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other party notice of such event or condition (or, in lieu of giving notice of such event or condition in the case of an event or condition that with the giving of notice or passage of time or both would constitute an Event of Default or Termination Event with respect to the party, to cause such event or condition to cease to exist before becoming an Event of Default or Termination Event); PROVIDED that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m) REGARDING PARTY A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the Counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information contained in any offering circular for the Certificates, the Pooling and Servicing Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates; (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B's existence.

(n) AMENDMENTS. This Agreement will not be amended unless Party B shall have received (i) prior written confirmation from each of the Rating Agencies that such amendment will not cause S&P, Moody's or Fitch to downgrade or withdraw its then-current ratings of any outstanding Certificates and the Notes (without regard to the Note Policy or the Backup Note Policy) and
     (ii) prior written consent of the Note Insurer and the Backup Note Insurer.

(o) GROSS-UP. Section 2(d)(i)(4) shall only apply in the event Party A is "X" and Party B is "Y" thereunder.

(p) THIRDPARTY BENEFICIARY. Party A and Party B hereby acknowledge and agree that the Note Insurer and the Backup Note Insurer shall be third party beneficiaries under this Agreement, any Transaction and any Credit Support Document of Party A, entitled to enforce Party B rights thereunder.

(q)  PAYMENT DATES. Notwithstanding anything to the contrary in the Agreement,
     (i) Party B will not be required to make any payment specified in a Confirmation until the next scheduled Distribution Date (as defined in the Pooling & Servicing Agreement) and (ii) if an amount is calculated as being due in respect of any Early Termination Date under 6(e) from Party B to Party A, the payment will be due on the next subsequent Distribution Date or if such Early Termination Date is the final Distribution Date, on such final Distribution Date

(r) The parties acknowledge that Deutsche Bank National Trust Company has been appointed as "Swap Administrator" under the Swap Administration Agreement, dated as of April 27, 2005 among the Swap Administrator, Party B and Ameriquest Mortgage Company (the "Swap Administration Agreement") to receive all Net Swap Payments (as defined in the Pooling and Servicing Agreement) to be made by Party A under this Agreement. Party A agrees that it will make Net Swap Payments to the Swap Account (as defined in the Pooling and Servicing Agreement) established by the Swap Administrator..

(s) Section 2(b) of the Master Agreement is amended by adding the following text: "Notwithstanding the foregoing sentence, no change by party B shall be effective unless the Note Insurer and the Backup Note insurer have consented in writing to such change, such consent not to be unreasonably withheld."

(t) Party A has been informed that Party B has granted for the benefit of the Indenture Trustee a security interest in this Agreement and all its rights and interests thereunder and Party A consents to the granting of such security interest and acknowledges that the granting of such security interest is a permitted transfer that does not violate Section 7 of the Agreement.

(u) NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, THE OBLIGATIONS OF PARTY B UNDER THIS AGREEMENT ARE LIMITED-RECOURSE OBLIGATIONS OF PARTY B. SUCH OBLIGATIONS ARE NON-RECOURSE TO PARTY B, ITS ASSETS AND ITS PROPERTY OTHER THAN THE ASSETS OF TRUST FUND, AND FOLLOWING REALIZATION OF SUCH ASSETS, ANY CLAIMS OF PARTY A SHALL BE EXTINGUISHED AND SHALL NOT THEREAFTER BE REINSTATED. NO RECOURSE SHALL BE HAD AGAINST ANY PRINCIPAL, DIRECTOR, OFFICER, EMPLOYEE, BENEFICIARY, SHAREHOLDER, PARTNER, MEMBER, TRUSTEE, AGENT OR AFFILIATE OF PARTY B OR ANY PERSON OWNING, DIRECTLY OR INDIRECTLY, ANY LEGAL OR BENEFICIAL INTEREST IN PARTY B, OR ANY SUCCESSORS OR ASSIGNS OF ANY OF THE FOREGOING (THE "EXCULPATED PARTIES") FOR THE PAYMENT OF ANY AMOUNT PAYABLE UNDER THIS AGREEMENT. PARTY A SHALL NOT ENFORCE THE LIABILITY AND OBLIGATIONS OF PARTY B TO PERFORM AND OBSERVE THE OBLIGATIONS CONTAINED IN THIS AGREEMENT BY ANY ACTION OR PROCEEDING WHEREIN A MONEY JUDGEMENT ESTABLISHING ANY PERSONAL LIABILITY SHALL BE SOUGHT AGAINST PARTY B, SUBJECT TO THE FOLLOWING SENTENCE, OR THE EXCULPATED PARTIES. THE AGREEMENTS IN THIS PARAGRAPH SHALL SURVIVE TERMINATION OF THIS AGREEMENT AND THE PERFORMANCE OF ALL OBLIGATIONS HEREUNDER.

(V) PARTY B SHALL PROVIDE A COPY TO THE NOTE INSURER AND THE BACKUP NOTE INSURER OF EACH NOTICE OR OTHER COMMUNICATION GIVEN TO PARTY A OR RECEIVED FROM PARTY A UNDER THE AGREEMENT.

     IN WITNESS WHEREOF, the parties have executed this document by their duly authorized officers with effect from the date so specified on the first page hereof.


DEUTSCHE BANK AG, NEW YORK BRANCH                       DEUTSCHE BANK NATIONAL TRUST COMPANY, NOT IN ITS
                                                        INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE FOR
                                                        AMERIQUEST MORTGAGE SECURITIES, INC., ASSET-BACKED
                                                        PASS-THROUGH CERTIFICATES, SERIES 2005-R3
                     ("Party A")                                            ("Party B")


By:_________________________________        By:_________________________________
Name:                                       Name:
Title:                                      Title:


By:_________________________________
Name:
Title:

Annex


PARAGRAPH 13.      ELECTIONS AND VARIABLES

(a) SECURITY INTEREST FOR "OBLIGATIONS". The term "OBLIGATIONS" as used in this Annex includes the following additional obligations: Not applicable.

(b)      CREDIT SUPPORT OBLIGATIONS.

         (i)      DELIVERY AMOUNT, RETURN AMOUNT AND CREDIT SUPPORT AMOUNT.

              (A) "DELIVERY AMOUNT" has the meaning specified in Paragraph 3(a).

              (B) "RETURN AMOUNT" has the meaning specified in Paragraph 3(b).

              (C) "CREDIT SUPPORT AMOUNT" has the meaning specified in Paragraph
                  3.

         (ii) ELIGIBLE COLLATERAL. The following items will qualify as "ELIGIBLE COLLATERAL":

                                                                                                  VALUATION
                                                                                                  PERCENTAGE
                (A)      Cash 100%

                (B)      negotiable debt obligations issued by the U.S. Treasury                     98%
                         Department having a remaining maturity of less than one year
                         ("Treasury Bills")

                (C)      negotiable debt obligations issued by the U.S. Treasury                     95%
                         Department having a remaining maturity of 1-10 years
                         ("Treasury Notes")

                (D)      negotiable debt obligations issued by the U.S. Treasury                     90%
                         Department having a remaining maturity of more than 10 years
                         ("Treasury Bonds")


         (iii) OTHER ELIGIBLE SUPPORT. The following items will qualify as "OTHER ELIGIBLE SUPPORT" for the party specified: Inapplicable.

         (iv)     THRESHOLDS.

                  (A) "INDEPENDENT AMOUNT" means with respect to Part A:
                      Inapplicable

                      "INDEPENDENT AMOUNT" means with respect to Party B:
                      Inapplicable

                  (B) "THRESHOLD" means with respect to Party A, if a Ratings
                      Event has occurred and is continuing, ZERO, and if a Ratings Event has either not occurred or is not continuing, INFINITY.


                      "THRESHOLD" means with respect to Party B: Infinity.

                  (D) ROUNDING. The Delivery Amount and the Return Amount will be rounded up and down respectively to the nearest integral multiple of $50,000.

(c)      VALUATION AND TIMING.

         (i) "VALUATION AGENT" means: Party A

         (ii) "VALUATION DATE" means: Any Local Business Day.

         (iii) "VALUATION TIME" means:

                  [ ] the close of business in the city of the Valuation Agent on the Valuation Date or date of calculation, as applicable;

                  [X] the close of business on the Local Business Day before the Valuation Date or date of calculation, as applicable;

                  PROVIDED that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

         (iv) "NOTIFICATION TIME" means 1:00pm, New York time, on a Local Business Day.

(d) CONDITIONS PRECEDENT AND SECURED PARTY'S RIGHTS AND REMEDIES. Each Termination Event specified below with respect to a party will be a "SPECIFIED CONDITION" for that party (the specified party being the Affected Party if a Termination Event or Additional Termination Event occurs with respect to that party): Illegality, Credit Event Upon Merger and Additional Termination Event.

(e)      SUBSTITUTION.

         (i) "SUBSTITUTION DATE" has the meaning specified in Paragraph
         4(d)(ii).

         (ii) CONSENT. If specified here as applicable, then the Pledgor must obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d): Inapplicable

(f)      DISPUTE RESOLUTION.

         (i) "RESOLUTION TIME" means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

         (ii) VALUE. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support will be calculated as follows: as set forth for other purposes in Paragraph 12.

         (iii) ALTERNATIVE. The provisions of Paragraph 5 will apply, except to the following extent: (A) pending the resolution of a dispute, Transfer of the undisputed Value of Eligible Credit Support or Posted Credit Support involved in the relevant demand will be due as provided in Paragraph 5 if the demand is given by the Notification Time, but will be due on the second Local Business Day after the demand if the demand is given after the Notification Time; and (B) the Disputing Party need not comply with the provisions of Paragraph 5(II)(2) if the amount to be Transferred does not exceed the Disputing Party's Minimum Transfer Amount.

(g)      HOLDING AND USING POSTED COLLATERAL.

         (i) ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIANS. Counterparty and its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); PROVIDED that the following conditions applicable to it are satisfied:

              (A)        Counterparty is not a Defaulting Party.

              (B) Posted Collateral may be held only in the following jurisdictions: Posted Collateral consisting of certificated securities must be held in New York.

              (C) In the event that the Custodian holds Posted Collateral, the long-term unsubordinated unsecured debt of the Custodian is rated at least A by Standard & Poors, a division of The McGraw-Hill Companies, Inc. (or any successor thereto) and at least A2 by Moody's Investors Service, Inc. (or any successor thereto) and at least A by Fitch Rating.

         Initially, the CUSTODIAN for Counterparty is: to be provided in writing by Counterparty to Party A.

         (ii) USE OF POSTED COLLATERAL. The provisions of Paragraph 6(c) will apply.

(h)      DISTRIBUTIONS AND INTEREST AMOUNT.

         (i) INTEREST RATE. The "INTEREST RATE" will be with respect to Eligible Collateral in the form of Cash, for any day, the rate opposite the caption "Federal Funds (Effective)" for such day as published for such day in Federal Reserve Publication H.15(519) or any successor publication as published by the Board of Governors of the Federal Reserve System.

         (ii) TRANSFER OF INTEREST AMOUNT. The Transfer of the Interest Amount will be made on the first Local Business Day of each calendar month.

         (iii) ALTERNATIVE TO INTEREST AMOUNT. The provisions of Paragraph 6(d)(ii) will apply.

(i)      OTHER ELIGIBLE SUPPORT AND OTHER POSTED SUPPORT.

         (i) "VALUE" with respect to Other Eligible Support and Other Posted Support means: Inapplicable

         (ii) "TRANSFER" with respect to Other Eligible Support and Other Posted Support means: Inapplicable

(j) DEMANDS AND NOTICES. All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

         Party A:          Deutsche Bank AG
                           60 Wall Street
                           New York, NY  10005
                           Attention:   Collateral Management and Valuations

(k)      ADDRESSES FOR TRANSFERS

         Party A: For Cash: DBAG NY, ABA: 026003780, Ref: A / C# [to be provided]

                           For Eligible Collateral:

                                    FED ELIGIBLE SETTLEMENTS:
                                    Bk of NYC/Cust/604000
                                    Acct: Deutsche Bank AG CMV Group

                                    DTC ELIGIBLE SETTLEMENTS:
                                    DTC# 901
                                    A/c# 604000
                                    Acct: Deutsche Bank AG CMV Group

                                    EUROCLEAR SETTLEMENTS:
                                    Euroclear # 10104
                                    Ref: Acct: Deutsche Bank AG CMV Group 604000

                                    CANADIAN SETTLEMENTS:
                                    Royal Bank of Canada
                                    BIC Code: ROYCCAT2
                                    Acct: Bank of New York, Brussels
                                    Ref: Acct: Deutsche Bank AG CMV Group 604000

         Counterparty:              To be provided by Counterparty to Party A.

(l) AGREEMENT AS TO SINGLE SECURED PARTY AND PLEDGOR. Party A and Party B agree that, notwithstanding anything to the contrary in this Annex, (a) the term "SECURED PARTY" as used in this Annex means only Party B, (b) the term "PLEDGOR" as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgment in the final sentence of Paragraph 8(a) and the representations in Paragraph 9, (d) only Party A will be required to make Transfers of Eligible Credit Support hereunder and (e) Paragraph 7 shall apply to Party A only and shall not apply to Party B.

(MULTICURRENCY - CROSS BORDER)

                                     ISDA(R)
              International Swaps and Derivatives Association, Inc.

                                MASTER AGREEMENT
                           dated as of April 27, 2005
                                       and

                                                      DEUTSCHE BANK NATIONAL TRUST COMPANY, NOT IN ITS
                                                       INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE FOR
    DEUTSCHE BANK AG, NEW YORK BRANCH                AMERIQUEST MORTGAGE SECURITIES, INC., ASSET-BACKED
                                                         PASS-THROUGH CERTIFICATES, SERIES 2005-R-3
_________________________________________                _________________________________________
               ("Party A")                                              ("Party B")

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: -

1. INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement'), and the parties would not otherwise enter into any Transactions.

2. OBLIGATIONS

(a) GENERAL CONDITIONS.

         (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

         (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

         (iii) Each obligation of each party under Section 2(a)(i) is subject to
         (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

                                            DEUTSCHE BANK NATIONAL TRUST
                                            COMPANY, NOT IN ITS INDIVIDUAL
                                            CAPACITY, BUT SOLELY AS TRUSTEE FOR
                                            AMERIQUEST MORTGAGE SECURITIES,
DEUTSCHE BANK AG, NEW YORK                  INC., ASSET-BACKED PASS-THROUGH
BRANCH                                      CERTIFICATES, SERIES 2005-R3


BY:__________________________________       BY:_________________________________

Name:                                       Name:

Title:                                      Title:

Date:                                       Date:



BY:__________________________________

Name:

Title:

Date:

                                    EXHIBIT I

                           LOSS MITIGATION ACTION PLAN


------------------------------------------------------------------------------------------------------------------------------------
DEFAULT MITIGATION ACTION                                            SUPPORTING STANDARDS
------------------------------------------------------------------------------------------------------------------------------------
Forbearance Workout                                                  Borrower documents a temporary financial hardship resulting in
Defer any of the following:                                          request for a forbearance
1.accrued interest                                                   Borrower documents financial ability to pay under the proposed
2.past due principal                                                 forbearance terms
3.escrow advances                                                    Borrower expresses a willingness to perform.
4.corporate advances                                                 Current monthly payments are scheduled to be made prior to late
5.ancillary fees                                                     charge date during the forbearance term
6.any combination of the above

------------------------------------------------------------------------------------------------------------------------------------
Loan Modification Workout                                            Borrower documents a non-temporary financial hardship resulting
Any of the following:                                                 in the request for a loan modification
1.waive accrued interest                                             Borrower documents financial ability to pay under the proposed
2.waive past due principal                                           loan modification terms
3.waive corporate advances                                           Borrower does not have the ability to pay under the original
4.waive ancillary fees                                                loan terms
5.reduce principal                                                   Borrower expresses a willingness to perform
6.reduce interest rate                                               No waiver of escrow advances (taxes and insurance) is allowed
7.any combination of the above items
8.any combination with the Forbearance items
------------------------------------------------------------------------------------------------------------------------------------
Short Sale Disposal                                                  Sale to a third party
Waive or negotiate a reduced amount of any of the following:         Independent appraisal supports sale price
1.accrued interest                                                   No cash to seller (borrower), excluding costs necessary to
2.principal                                                          close
3.escrow advances                                                    Borrower does not have the ability and/or willingness to pay
4.corporate advances                                                 Borrower no longer wants property
5.ancillary fees
6.prepayment charges
7.any combination of the above items
------------------------------------------------------------------------------------------------------------------------------------
Short pay-off Disposal                                               Refinance by independent third party Lender
Waive or negotiate a reduced amount of any of the following:         Independent appraisal supports new loan amount
1.accrued interest                                                   New loan is no cash out (i.e. no cash to borrower excluding
2.principal                                                          costs necessary to close)
3.escrow advances                                                    Borrower has expressed his/her unwillingness to pay
4.corporate advances                                                 Anticipated refinance time frame is less than anticipated
5.ancillary fees                                                     foreclosure time frame
6.prepayment charges
7.any combination of the above items
------------------------------------------------------------------------------------------------------------------------------------
DEED-IN-LIEU DISPOSAL                                                Borrower has already or will abandon the property or is willing to vacate the property (in a broom sweep condition) on a
                                                                     mutually agreeable date Borrower does not have the ability and/or willingness to pay Independent appraisal confirms
                                                                     property has a value Title is clean Property appears to be resalable based on condition and value shown in independent appraisal Property does not appear to have any environmental or hazardous conditions (or such conditions appear to be curable)

------------------------------------------------------------------------------------------------------------------------------------
FORECLOSURE DISPOSAL                                                 Borrower has already or will abandon the property (which may be by an eviction proceeding or mutual agreement) Borrower does not have the ability and/or willingness to pay Independent appraisal confirms property has a value Property appears to be resalable based on condition and value shown in independent appraisal Property does not appear to have any environmental or hazardous conditions (or such conditions appear to be curable)
------------------------------------------------------------------------------------------------------------------------------------

         Workouts in the form of either a Forbearance or Loan Modification require that the Borrower document the existence of a financial hardship leading to the payment delinquency and document the ability to make the payments required under the proposed Forbearance or Loan Modification. If the Borrower fails to meet both of these conditions or the Borrower is uncooperative, a Disposal Loss Mitigation Action will be employed to liquidate the delinquent loan, assuming the Borrower does not otherwise cure the existing default. Each of the Default Mitigation Actions and Supporting Standards may not be applicable to each and every loan subject to a default in its monthly payments and in those cases where a Default Mitigation Action or Supporting Standard may be applicable, each is subject to amendment and/or waiver on an individual basis pursuant to applicable federal, state and local laws, decisional authorities, court orders, instructions of regulatory and/or other governmental authorities, the advice of legal counsel, instructions from the Trustee and changes in the loan servicing standards.

                                   EXHIBIT J-1

       FORM CERTIFICATION TO BE PROVIDED BY THE DEPOSITOR WITH FORM 10-K

                  Re:      Ameriquest Mortgage Securities Inc.,
                           Asset-backed Certificates, Series 2005-R3
                           -----------------------------------------

                  I, [identify the certifying individual], certify that:

                  1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of Ameriquest Mortgage Securities Inc., Asset-Backed Certificates, Series 2005-R3;

                  2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

                  3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports;

                  4. Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing, or similar, agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under the servicing agreement; and

                  5. The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.

                  In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Deutsche Bank National Trust Company.

                                            AMERIQUEST MORTGAGE SECURITIES INC.

                                            Date: __________________

                                            _______________________
                                            [Signature]
                                            [Title]

                                   EXHIBIT J-2

                            FORM CERTIFICATION TO BE

                      PROVIDED TO DEPOSITOR BY THE TRUSTEE

                  Re:      Ameriquest Mortgage Securities Inc.,
                           Asset-backed Certificates, Series 2005-R3
                           -----------------------------------------

                  I, [identify the certifying individual], a [title] of Deutsche Bank National Trust Company, as Trustee, hereby certify to Ameriquest Mortgage Securities Inc. (the "Depositor"), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

                  1. I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the above-referenced trust;

                  2. Based on my knowledge, the information in these distribution reports prepared by the Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

                  3. Based on my knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in these distribution reports.

                  Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated April 1, 2005 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee.

                                            DEUTSCHE BANK NATIONAL TRUST
                                            COMPANY, as Trustee



                                            By:_________________________________
                                            Name:
                                            Title:
                                            Date:

                                    EXHIBIT K


                                   [Reserved]

                                    EXHIBIT L

                                   [Reserved]

                                    EXHIBIT M

             ANNUAL STATEMENT OF COMPLIANCE PURSUANT TO SECTION 3.19

                             Available Upon Request

                                   SCHEDULE 1

                             MORTGAGE LOAN SCHEDULE

                                 Filed By Paper

                                   SCHEDULE 2

                           PREPAYMENT CHARGE SCHEDULE

                             Available Upon Request